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Proxy Statement/Prospectus Table of Contents
PERFICIENT, INC. INDEX TO FINANCIAL STATEMENTS
Appendix A Table of Contents
Appendix B Table of Contents

As filed with the Securities and Exchange Commission on November 15, 2001

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	7371	74-2853258
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7600-B North Capital of Texas Highway
Austin, Texas 78731
(512) 531-6000
(Address and telephone number of registrant's principal executive offices)

John T. McDonald
7600-B North Capital of Texas Highway
Austin, Texas 78731
(512) 531-6000
(Name, address, and telephone number of agent for service)

Copies to:

Jeffrey A. Baumel, Esq. McCarter & English, LLP Four Gateway Center 100 Mulberry Street Newark, New Jersey 07101-0652 (973) 622-4444	A.J. Chivetta, Esq. Armstrong Teasdale LLP One Metropolitan Square, Suite 2600 211 N. Broadway St. Louis, Missouri 63102 (314) 621-5070	Michael J. Kolar, Esq. Oppenheimer Wolff &Donnelly, LLP Plaza VII, Suite 3400 45 South 7th Street Minneapolis, Minnesota 55402 (612) 607-7205

   Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this Registration Statement, the proposed merger of Primary Webworks, Inc., d/b/a Vertecon, Inc., with and into Perficient Vertecon, Inc., a wholly-owned subsidiary of the Registrant, and the proposed merger of Javelin Solutions, Inc. with and into Perficient Javelin, Inc., a wholly-owned subsidiary of the Registrant, become effective, as described herein.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 par value	4,912,420(1)	$2.15(2)	$10,561,703	$2,640

(1)
Includes the maximum number of shares of Common Stock that may be issued in connection with the proposed mergers of wholly-owned subsidiaries of the Registrant with Primary Webworks, Inc., d/b/a Vertecon, Inc. and Javelin Solutions, Inc. In each instance, the number of shares that may in fact be issued is subject to reduction under certain circumstances.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) of Rule 457 under the Securities Act of 1933, and based on the average high and low price of the Common Stock on the Nasdaq SmallCap Market on November 12, 2001.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PERFICIENT, INC.
7600-B North Capital of Texas Highway
Austin, Texas 78731

    [      ]  , 2001

Dear Fellow Stockholder:

    On behalf of the Board of Directors of Perficient, Inc. ("Perficient"), I cordially invite you to attend a Special Meeting of Stockholders (the "Special Meeting") of Perficient, Inc. The Special Meeting will be held at            on [            ]       , 2002 at 10:00 a.m. Central Standard Time. The formal notice of the Special Meeting appears on the next page. During the Special Meeting, stockholders who are present will have the opportunity to meet and ask questions of our senior management team.

    THE PROPOSALS. At the Special Meeting, you will be asked to consider the following proposals:

  (1)
  the issuance of up to 2,696,165 shares of Perficient common stock, par value $.001, to the stockholders of Primary Webworks, Inc. d/b/a Vertecon, Inc. ("Vertecon") in a merger under which Vertecon will become a wholly-owned subsidiary of Perficient;
  (2)
  the issuance of up to 2,216,255 shares of Perficient common stock, par value $.001, to the stockholders of Javelin Solutions, Inc. ("Javelin") in a merger under which Javelin will become a wholly-owned subsidiary of Perficient; and
  (3)
  an amendment to Perficient's 1999 Stock Option/Stock Issuance Plan to increase the number of shares authorized under the plan from 3,229,000 to 3,843,000.

    THE STOCK ISSUANCE IN CONNECTION WITH THE VERTECON MERGER. At the Perficient Special Meeting, you will be asked to consider and approve a proposal to authorize the issuance of up to 2,696,165 (and a minimum of 1,100,000) shares of common stock of Perficient, par value $.001 per share, to the stockholders of Vertecon. The shares will be issued in a merger between a wholly-owned subsidiary of Perficient and Vertecon. Vertecon is an eBusiness solutions provider that employs over 45 professionals at its St. Louis, Missouri headquarters.

    Under the Vertecon Merger Agreement, shares of Vertecon common stock will be converted in the aggregate into rights to receive up to 2,696,165 shares of Perficient common stock (plus cash to be paid in lieu of fractional shares) and up to $250,000 in cash. In addition, options to purchase up to 1,197,074 shares of Vertecon common stock will be converted into options to purchase up to approximately 213,308 shares of common stock of Perficient. The shares of Perficient common stock held by Perficient stockholders immediately prior to the Vertecon Merger will remain unchanged by the merger. If the Vertecon Merger is completed, former Vertecon stockholders will hold a significant number of shares of Perficient common stock and several Vertecon officers will assume management positions with Perficient.

    The Vertecon Merger is subject to several conditions, including approval of the Vertecon Stock Issuance by Perficient stockholders. A summary of the basic terms and conditions of the Vertecon Merger, as well as certain financial and other information relating to Perficient and Vertecon, is set forth in the accompanying proxy statement. A copy of the Vertecon Merger Agreement is attached to the proxy statement as Appendix A. If the approval of the stockholders of Perficient is received, the Vertecon Merger is expected to be concluded shortly thereafter.

    Our Board of Directors unanimously approved the Vertecon Merger Agreement, the Vertecon Merger and the Vertecon Stock Issuance and recommends that you vote FOR the Vertecon Stock Issuance in connection with the Vertecon Merger.

    THE STOCK ISSUANCE IN CONNECTION WITH THE JAVELIN MERGER. At the Perficient Special Meeting, you will be asked to consider and approve a proposal to authorize the issuance of up to 2,216,255 shares of common stock of Perficient, par value $.001 per share, to the stockholders of Javelin. The shares will be issued in a merger between a wholly-owned subsidiary of

Perficient and Javelin. Javelin is an eBusiness consulting services provider that employs approximately 48 professionals at its Minneapolis, Minnesota headquarters.

    Under the Javelin Merger Agreement, Javelin shareholders will receive promissory notes of Perficient in the aggregate principal amount of up to $1,500,000 and the right to receive up to 2,216,255 shares of Perficient common stock (subject to reduction under certain limited circumstances) in exchange for their Javelin common stock. In addition, options to purchase up to 1,206,250 shares of Javelin common stock will be converted into options to purchase up to approximately 451,717 shares of common stock of Perficient. The shares of Perficient common stock held by Perficient stockholders immediately prior to the merger will remain unchanged by the Javelin Merger. If the Javelin Merger is completed, former Javelin stockholders will hold a significant number of shares of Perficient common stock and several Javelin officers will assume management positions with Perficient.

    The Javelin Merger is subject to several conditions, including approval of the Javelin Stock Issuance by Perficient stockholders. A summary of the basic terms and conditions of the merger, as well as certain financial and other information relating to Perficient and Javelin, are set forth in the accompanying proxy statement. A copy of the Javelin Merger Agreement is attached to the proxy statement as Appendix B. If the approval of the stockholders of Perficient is received, the Javelin Merger is expected to be concluded shortly thereafter.

    Our Board of Directors unanimously approved the Javelin Merger Agreement, the Javelin Merger and the Javelin Stock Issuance and recommends that you vote FOR the Javelin Stock Issuance in connection with the Javelin Merger.

    THE PERFICIENT OPTION PLAN AMENDMENT. At the Perficient Special Meeting, you will also be asked to consider a proposed amendment to the Perficient 1999 Stock Option/Stock Issuance Plan (the "Perficient Option Plan") to increase the number of shares authorized under the plan from 3,229,000 to 3,843,000. This increase is in addition to the automatic yearly increase of 8% of total shares outstanding that will happen on January 1, 2002. With our recent acquisitions and the proposed mergers, our number of employees has grown or may grow significantly, and in order to grant options to employees to serve as an incentive for superior performance, we need additional shares to be authorized for issuance under the plan. The mergers are not conditioned upon the approval by you of this proposed amendment. Our Board of Directors has approved the proposed amendment to the Perficient Option Plan and recommends that you vote FOR its approval.

    THE SPECIAL MEETING. All stockholders are invited to attend the Special Meeting in person. The stock issuance in connection with the Vertecon Merger, the stock issuance in connection with the Javelin Merger and the amendment to the Perficient Option Plan each require the affirmative vote of a majority of shares of Perficient common stock cast in person or by proxy at the Perficient Special Meeting. Officers, directors and stockholders of Perficient, owning in the aggregate more than 50% of the issued and outstanding shares of Perficient common stock, have agreed to vote their shares in favor of the Vertecon Stock Issuance, the Javelin Stock Issuance and the Option Plan Amendment. Accordingly, the approval of these matters is assured.

    Whether or not you expect to attend the Perficient Special Meeting in person, please complete, sign and promptly return the enclosed proxy card in the enclosed envelope, which does not require postage if mailed in the United States, to assure representation of your shares. You may revoke your proxy at any time before it has been voted, and if you attend the meeting you may vote in person even if you have previously returned you proxy card.

    Stockholders are urged to review carefully the information contained in the accompanying proxy statement. We believe that interaction between stockholders and management is important and hope that you will be able to attend the Special Meeting. Your interest and support in the affairs of Perficient are appreciated.

                      Sincerely,

                      John T. McDonald
                       Chairman of the Board and
                      Chief Executive Officer

PERFICIENT, INC.
7600-B North Capital of Texas Highway
Austin, Texas 78731

Notice Of Special Meeting Of Stockholders
To Be Held [  ]  , 2002

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Perficient, Inc. ("Perficient") will be held at            on [            ]      , 2002 at 10:00 a.m., Central Standard Time for the following purposes:

  (1)
  To approve the issuance of up to 2,696,165 shares of Perficient common stock in connection with the acquisition of Primary Webworks, Inc. d/b/a Vertecon, Inc. ("Vertecon") through a merger (the "Vertecon Merger") of Vertecon with and into Perficient Vertecon, Inc., a subsidiary of Perficient ("Vertecon Merger Sub"), under an Agreement and Plan of Merger, dated as of September 30, 2001, by and among Perficient, Vertecon Merger Sub, Vertecon and certain shareholders of Vertecon (the "Vertecon Merger Agreement");

  (2)
  To approve the issuance of up to 2,216,255 shares of Perficient common stock in connection with the acquisition of Javelin Solutions, Inc. ("Javelin") through a merger (the "Javelin Merger") of Javelin with and into Perficient Javelin, Inc., a subsidiary of Perficient ("Javelin Merger Sub"), under an Agreement and Plan of Merger, dated as of October 26, 2001, by and among Perficient, Javelin Merger Sub, Javelin and the shareholders of Javelin (the "Javelin Merger Agreement");

  (3)
  To approve an amendment to the Perficient 1999 Stock Option/Stock Issuance Plan (the "Perficient Option Plan") to increase the number of shares of Perficient common stock underlying the plan to 3,843,000 shares; and

  (4)
  To approve such other matters that come before the Special Meeting, or any adjournment thereof, that are required to be approved by the stockholders of Perficient.

The Board of Directors of Perficient has fixed the close of business on [  ], 2001, as the record date for the determination of stockholders of Perficient entitled to notice of, and to vote at, the Special Meeting. Only holders of record of Perficient common stock at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. The stock issuances in connection with the proposed mergers, the Perficient Option Plan amendment and other related matters are more fully described in the accompanying proxy statement and the Appendices thereto, which form a part of this notice and should be read carefully by all stockholders.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

All stockholders are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States.

                      By Order of the Board of Directors

                      Matthew Clark
                      Secretary

[            ]      , 2001
Austin, Texas

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS/PROXY STATEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER AND SALE IS PROHIBITED.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2001

PERFICIENT, INC.
Proxy Statement/Prospectus

    This proxy statement/prospectus is furnished by the Board of Directors of Perficient, Inc., a Delaware corporation, in connection with the solicitation of proxies to be used at the Special Meeting of Stockholders to be held on            , 2002 at                        at 10:00 a.m., Central Standard Time, and at any adjournment thereof.

    Only stockholders who hold common stock of Perficient at the close of business on            , 2001, the record date, will be entitled to vote at the Special Meeting. At the Special Meeting, Perficient shareholders will be asked to approve:

  •
  the issuance of up to 2,696,165 shares of Perficient common stock in connection with the acquisition of Primary Webworks, Inc. d/b/a Vertecon, Inc. through a merger of Vertecon with and into Perficient Vertecon, Inc., a wholly-owned subsidiary of Perficient;

  •
  the issuance of up to 2,216,255 shares of Perficient common stock in connection with the acquisition of Javelin Solutions, Inc. through a merger of Javelin with and into Perficient Javelin, Inc., a wholly-owned subsidiary of Perficient;

  •
  To approve an amendment to the Perficient 1999 Stock Option/Stock Issuance Plan to increase the number of shares of Perficient common stock authorized for issuance under the plan to 3,843,000 shares; and

  •
  To approve such other matters that come before the Special Meeting, or any adjournment thereof, that are required to be approved by the stockholders of Perficient.

    Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. Your vote is very important.

    This proxy statement/prospectus is also Perficient's offering document or prospectus for the shares of Perficient common stock to be issued in connection with the proposed Vertecon and Javelin mergers. Perficient common stock is listed on the Nasdaq SmallCap Market under the symbol "PRFT."

    We encourage you to read this entire document carefully. IN PARTICULAR, PLEASE CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE [  ] OF THIS PROXY STATEMENT/PROSPECTUS.

    Proxy Statement /Prospectus dated [      ], 2001, and first mailed to stockholders on [      ], 2001.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGERS OR THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED THAT THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Proxy Statement/Prospectus Table of Contents

ii

iii

DOCUMENTS INCORPORATED BY REFERENCE

    This proxy statement/prospectus incorporates important business and financial information about Perficient that is not included in or delivered with this document. This information is available without charge to our stockholders upon written or oral request at the following address and telephone number:

Perficient, Inc.
7600-B North Capital of Texas Highway
Suite 340
Austin, Texas 78731
(512) 531-6000
Attention: Matthew Clark, Secretary

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY            , 2001 IN ORDER TO RECEIVE THEM BEFORE THE PERFICIENT SPECIAL MEETING.

    See "Where You Can Find More Information" (page [  ]).

iv

QUESTIONS AND ANSWERS

Q.	Why am I receiving these materials?
A.
We have entered into an agreement with Vertecon to acquire Vertecon by merger into our subsidiary by exchanging Perficient common stock and cash for all of the outstanding stock of Vertecon. We have also entered into an agreement with Javelin to acquire Javelin by merger into our subsidiary by exchanging Perficient common stock and promissory notes for all of the outstanding stock of Javelin. Each of Perficient's and Vertecon's respective boards of directors have approved the Vertecon Merger Agreement and key shareholders of Vertecon have agreed to vote in favor of the Vertecon Merger. Each of Perficient's and Javelin's respective boards of directors and Javelin's stockholders have approved the Javelin Merger Agreement To accomplish each of the Vertecon Merger and the Javelin Merger, we will be issuing in excess of 20% of the outstanding shares Perficient common stock. Under the rules of the Nasdaq, current Perficient stockholders must approve of the issuance of these additional shares. We are sending you these materials to help you decide whether to approve the Vertecon Stock Issuance and the Javelin Stock Issuance. Additionally, we are requesting approval of an amendment to our current option plan.
Q.	When is the Special Meeting?
A.	The Special Meeting will take place on [ ] , 2002 at 10:00 a.m. Central Standard Time.
Q.	What will Vertecon stockholders receive in the Vertecon Merger?
A.
As part of the merger of Vertecon into a wholly-owned subsidiary of Perficient, Vertecon stockholders will receive in the aggregate, up to $250,000 in cash and up to a maximum of 2,696,165 (and a minimum of 1,100,000) shares of Perficient common stock. On a per share basis, each Vertecon shareholder will receive a maximum of approximately $0.0165 cash per share and a minimum of no cash per share and the right to receive a maximum of 0.18 (and a minimum of 0.07) shares of Perficient common stock in exchange for each share of Vertecon common stock he/she owns.

Example:

  •
  If a person currently owns 100,000 shares of Vertecon common stock, then after the Vertecon Merger he will receive a maximum of approximately $1,653 (and a minimum of $0.00) in cash and a maximum of 17,819 (and a minimum of 7,270) shares of Perficient common stock. The value of the Perficient common stock that a Vertecon stockholder will receive depends on the market price of Perficient common stock immediately following the Vertecon Merger.

  •
  On October 31, 2001 the closing price of Perficient common stock on the Nasdaq SmallCap Market was $1.75. Applying the exchange ratio, on that date, each holder of Vertecon common stock, assuming Vertecon receives the maximum number of shares, would be entitled to receive Perficient common stock with a market value of approximately $0.31 for each share of Vertecon common stock. However, the market price for Perficient common stock is likely to change between now and the date of the consummation of the Vertecon Merger. You are urged to obtain current price quotes for Perficient common stock.

  Perficient will not issue fractional shares. Instead, holders of Vertecon common stock will receive cash for any fractional shares of Perficient common stock owed to them based on the average closing price of Perficient common stock for the twenty trading days prior to the closing of the Vertecon Merger.

Q.	What will Javelin stockholders receive in the Javelin Merger?
A.
As part of the merger of Javelin with and into a wholly-owned subsidiary of Perficient, Javelin stockholders will receive in the aggregate, promissory notes with an aggregate principal amount equal to up to $1,500,000 and up to 2,216,255 shares of Perficient common stock. On a per share basis, each Javelin shareholder will receive approximately a promissory note in the principal amount of up to $0.18 and the right to receive up to 0.27 shares of Perficient common stock in exchange for each share of Javelin common stock they own.

Example:

  •
  If a person currently owns 100,000 shares of Javelin common stock, then after the merger he will receive a promissory note in the amount of up to $18,277 and up to 27,004 shares of Perficient common stock. The value of the Perficient common stock that a Javelin stockholder will receive depends on the price of Perficient common stock immediately after the Javelin Merger.

  •
  On October 31, 2001 the closing price of Perficient common stock on the Nasdaq SmallCap Market was $1.75. Applying the exchange ratio, on that date, each holder of Javelin common stock would be entitled to receive Perficient common stock with a market value of approximately $0.47 for each share of Javelin common stock. However, the market price for Perficient common stock is likely to change between now and the date of the consummation of the Javelin Merger. You are urged to obtain current price quotes for Perficient common stock.

    The consideration paid to the Javelin shareholders may be reduced according to a formula depending upon the value of certain of Javelin's assets on the closing date of the merger. Perficient will not issue fractional shares. Instead, holders of Javelin common stock will receive cash for any fractional shares of Perficient common stock owed to them based on the average closing price of Perficient common stock for the twenty trading days prior to the closing of the Javelin Merger.

Q.	When do you expect the mergers to be completed?
A.	We are working toward completing the Vertecon Merger and Javelin Merger as quickly as possible. We hope to complete both mergers by March 31, 2002.
Q.	Does the Perficient Board of Directors recommend voting in favor of the Vertecon Stock Issuance and the Javelin Stock Issuance?
A.
Our board of directors has unanimously determined that each of the Vertecon Stock Issuance and the Javelin Stock Issuance is fair to, and in the best interests of, the Perficient stockholders, and unanimously recommends that stockholders vote FOR the approval of the Vertecon Stock Issuance and the Javelin Stock Issuance and the transactions contemplated thereby.
Q.	How will the Vertecon Stock Issuance and the Javelin Stock Issuance affect my ownership of Perficient?
A.
You will have the same number of shares of Perficient common stock you presently have, with substantially all of the rights you now hold. However, your shares will represent a significantly smaller percentage of the total shares that will be outstanding after all of the shares are issued pursuant to the Vertecon Stock Issuance and the Javelin Stock Issuance, as compared to your current percentage ownership in Perficient. After the Vertecon Merger and the Javelin Merger, however, Perficient should have significantly more resources than does the current Perficient, including additional revenue, additional customer contracts and relationships, more technical and sales professionals, additional senior management expertise, delivery methodologies, and an extended geographic reach.

Q.	Who can vote on the Vertecon Stock Issuance, the Javelin Stock Issuance and the amendment to the Perficient Option plan?
A.
Holders of Perficient common stock at the close of business on [ ], 2001, the Record Date relating to the Special Meeting, may vote on the Vertecon Stock Issuance, the Javelin Stock Issuance and the amendment of the Perficient Option Plan.
Q.	What do I need to do now?
A.
Read this Proxy Statement. Then, if you choose to vote by proxy, complete your proxy card and indicate how you want to vote. Sign and mail the proxy card in the enclosed return envelope as soon as possible. You should complete, sign and return your proxy card even if you currently expect to attend the Special Meeting and vote in person. Mailing in a proxy card now will not prevent you from later canceling or "revoking" your proxy right up to the day of the Special Meeting, and you will ensure that your shares get voted if you later find you are unable to attend. If you sign and send in the proxy card and do not indicate how you want to vote, your proxy will be voted FOR the Vertecon Stock Issuance, FOR the Javelin Stock Issuance and FOR the Option Plan Amendment.
Q.	Can I change my vote after I have mailed my signed proxy card?
A.
Yes. You can change your vote at any time before the vote is taken at the Special Meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of Perficient at 7600-B North Capital of Texas Highway, Suite 340, Austin, Texas 78731. We must receive the notice or new proxy card before the vote is taken at the Special Meeting. Third, you can attend the Special Meeting and vote in person. Simply attending the Special Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.
Q.	If my broker holds my shares in "street name," will my broker vote my shares for me?
A.
YOUR BROKER WILL VOTE YOUR SHARES ONLY IF YOU TELL THE BROKER HOW TO VOTE. TO DO SO, FOLLOW THE DIRECTIONS YOUR BROKER PROVIDES. WITHOUT INSTRUCTIONS, YOUR BROKER WILL NOT VOTE YOUR SHARES AND THE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE VERTECON STOCK ISSUANCE, A VOTE AGAINST THE JAVELIN STOCK ISSUANCE AND A VOTE AGAINST THE OPTION PLAN AMENDMENT.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have more questions about the Special Meeting or the Vertecon Stock Issuance, the Javelin Stock Issuance or the Option Plan Amendment you should contact:

Perficient
7600-B North Capital of Texas Highway
Suite 340
Austin, Texas 78731
Attention: Matthew Clark, Secretary
(512) 531-6000

SUMMARY

    The following is a brief summary of certain information contained elsewhere in this proxy statement/prospectus. This summary is not intended to be a complete description and is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this proxy statement/prospectus and the documents incorporated herein by reference. This proxy statement/prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in those forward-looking statements as a result of the factors described under the heading "Risk Factors" and elsewhere in this prospectus. All references to "we," "us," and/or "our" in this proxy statement/prospectus refer to Perficient, Inc. and its direct and indirect subsidiaries.

The Special Meeting (page [  ])

    The Special Meeting will be held at 10:00 a.m. Central Standard Time on [      ], 2002. At the Special Meeting, Perficient stockholders will be asked to approve the following:

  •
  The issuance of up to a maximum of 2,696,165 (and a minimum of 1,100,000) shares of Perficient common stock in connection with the acquisition of Vertecon through a merger of Vertecon with and into a wholly-owned subsidiary of Perficient;

  •
  The issuance of up to 2,216,255 shares of Perficient common stock (subject to reduction under certain limited circumstances) in connection with the acquisition of Javelin through a merger of Javelin with and into a wholly-owned subsidiary of Perficient;

  •
  An amendment to the Perficient 1999 Stock Option/Stock Issuance Plan to increase the number of shares of Perficient common stock underlying the plan to 3,843,000 shares; and

  •
  Such other matters that come before the Special Meeting, or any adjournment thereof, that are required to be approved by the stockholders of Perficient.

    The Special Meeting will be held at            . You can vote, or submit a proxy to vote, at the Special Meeting if you were a record holder of Perficient common stock at the close of business on [            ], 2001. You can vote your shares by attending the meeting and voting in person or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy at any time before it has been voted.

Record Date and Voting (page [  ])

    Our Board of Directors has fixed [      ], 2001 as the record date for determination of holders of Perficient common stock entitled to notice of, and to vote at, the Special Meeting. Only holders of record of Perficient common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

    Approval of each of the Vertecon Stock Issuance, the Javelin Stock Issuance and Option Plan Amendment requires the affirmative vote of the majority of the total votes cast regarding each proposal.

PROPOSAL 1—THE VERTECON STOCK ISSUANCE

General (page [  ])

    If the Vertecon Stock Issuance is approved and the Vertecon Merger is consummated, Vertecon will merge with and into a wholly-owned subsidiary of Perficient. As consideration for the merger, the outstanding shares of Vertecon common stock will be converted into the right to receive an aggregate of up to a maximum of 2,696,165 (and a minimum of 1,100,000) shares of Perficient common stock and the right, under some circumstances, to receive an aggregate of up to $250,000 in cash (as more fully described below in the paragraphs labeled "Cash Price" and "Stock Price"). The Vertecon Merger Agreement provides that Perficient will withhold and deposit in escrow one-half of the shares of Perficient common stock issued to certain key employees of Vertecon and one-quarter of the shares of Perficient common stock issued to certain non-employee stockholders of Vertecon in connection with the merger subject to forfeiture under certain conditions relating to the retention of employees and indemnification for breaches of representations, warranties and covenants under the merger agreement.

    Cash Price.  The cash price is only payable if the revenues of Vertecon for the three months ending December 31, 2001 are greater than or equal to $1,750,000. In the event that Vertecon's revenues are greater than this target, the cash price will be equal to the amount by which revenues are greater than $1,750,000 plus 50% of the amount of cash collected under certain accounts receivable. In no event, however, will the cash price be greater than $250,000.

    Stock Price.  The number of Perficient shares issuable to Vertecon shareholders in connection with the merger will be equal to 6,261,233 (the number of shares of Perficient common stock outstanding as of the date of the Vertecon Merger Agreement) multiplied by a fraction, the numerator of which will be the revenues of Vertecon for the three months ending December 31, 2001 and the denominator of which will be revenues of Perficient for the three months ending December 31, 2001. That number will be reduced by 10% if the revenues of Vertecon for the three months ending December 31, 2001 are less than $1,750,000 and will also be reduced by the number of Perficient shares having a value equal to the cash price described above, if any. In no event, however, will the number of Perficient shares issued in connection with the Vertecon Merger be less than 1,100,000 or greater than 2,696,165.

Risks Related To The Vertecon Stock Issuance And The Vertecon Merger (page [  ])

    Risks related to the Vertecon Stock Issuance and the Vertecon Merger include, among others:

  •
  immediate and substantial dilution of Perficient stockholders' percentage equity and voting interest;

  •
  ability of the Vertecon stockholders to influence Perficient following the Vertecon Merger;

  •
  possible inability of Perficient to successfully integrate Vertecon into its operations;

  •
  possible loss of contracts with customers and other third parties;

  •
  possible inability of Perficient to satisfy Vertecon's liabilities absorb Vertecon's net working capital deficit; and

  •
  possible inability of Perficient and Vertecon to successfully close Vertecon's pipeline of new business.

Description of the Vertecon Merger

  The Vertecon Merger Agreement (page [  ])

    The Vertecon Merger Agreement is included as Appendix A to this Proxy Statement. It is the legal document that governs the Vertecon Merger and is incorporated herein by reference.

  Structure of the Vertecon Merger (page [  ])

    The Vertecon Merger Agreement provides that Perficient will acquire Vertecon by merger, with Vertecon being merged into a wholly-owned subsidiary of Perficient. We hope to complete the merger as soon as possible following the Special Meeting.

  What We Will Issue In the Vertecon Merger—The Vertecon Stock Issuance (page [  ])

    Upon consummation of the Vertecon Merger, all shares of Vertecon common stock outstanding will be converted into the right to receive, among other things, an aggregate of up to 2,696,165 shares of Perficient common stock. The shares of Perficient common stock to be issued in connection with the merger will be allocated among the Vertecon stockholders in proportion to the number of shares of Vertecon that each holds. Perficient will pay cash in lieu of any fractional shares. We will also issue options to purchase common stock of Perficient to holders of options to purchase common stock of Vertecon in connection with our assumption of Vertecon's option plan.

  Some Vertecon Directors and Officers Will Become Executive Officers of Perficient (page [  ])

    If we complete the Merger, a number of Vertecon officers will become directors and/or members of management of Perficient. Our Board of Directors will elect Charles Windsor, the former President and Chief Executive Officer of Vertecon, as a member of the Board of Directors of Perficient, Jeffrey Davis, the Vice President of Operations of Vertecon, as Chief Operating Officer of Perficient and Timothy Thompson, the Chief Business Development Officer of Vertecon, as Chief Business Development Officer of Perficient.

  Indemnification (page [  ])

    We will make various customary representations and warranties to Vertecon stockholders and Vertecon and certain stockholders of Vertecon will make various customary representations and warranties to us. The shares deposited into escrow issued by us in the merger will be held in escrow for up to 15 months subject to claims by us.

  Registration Statement/Restrictions on Resale of the Perficient Stock Issued in the Vertecon Merger (page [  ])

    The Vertecon Stock Issuance will be registered under the Securities Act of 1933 on Form S-4. Each Vertecon stockholder, however, will agree not to sell the Perficient stock received in the Vertecon Merger for a period of one year after the date of the consummation of the Vertecon Merger. In addition, for the period between the first anniversary of the merger and the second anniversary of the merger, sales of Perficient common stock by former holders of Vertecon stock are limited to 1% of the outstanding stock of Perficient during any 90 day period.

The Companies (page [  ])

Perficient, Inc.
7600-B North Capital of Texas Highway
Suite 340
Austin, Texas 78731
Telephone No.: (512) 531-6000

    Perficient is a leading eBusiness solutions and technology services provider to Global 2000 and major midsize companies. Perficient enables its clients and partners to optimize profitability and strengthen customer relationships by providing deep technical expertise around middleware, portals and content management and by providing reliable, quick-to-market eBusiness solutions. Perficient employs more than 120 professionals in five offices in the United States, Canada and Europe. Perficient's partners are leading eBusiness technology and services providers including IBM, Vignette, Stellant, and Interwoven.

Primary Webworks, Inc. d/b/a Vertecon, Inc.
622 Emerson Road, Suite 400

Creve Coeur, Missouri 63141
(314) 995-8800

    Vertecon is a St. Louis based eBusiness Solutions provider which uses advanced technology solutions to create competitive business advantages for their clients. Vertecon provides its customers with comprehensive solutions across the e-Business life cycle, including strategy, architecture, design, development and implementation services. Vertecon has worked with over 100 clients, including Deutsche Financial Services, Enterprise Rent-A-Car, MasterCard, Paragon Life, Met Life, Bridge, Express Scripts, Ralston Purina, Emerson Electric, Sprint, Barry-Wehmiller and XTRA Lease Corporation. Vertecon employs more than 45 professionals in its St. Louis office. Its partners include IBM, Microsoft, DIGEX, Stellant, Oracle and Sun.

Our Reasons for the Merger (page [  ])

    Our Board of Directors considered a variety of factors in approving the Vertecon Merger Agreement and decided that it would recommend that Perficient stockholders approve the Vertecon Stock Issuance. We expect the addition of Vertecon to provide us with the following:

  •
  a significant increase in revenues;

  •
  significant and longstanding customer relationships;

  •
  geographic expansion into the St. Louis market;

  •
  an increase in qualified information technology consultants;

  •
  diversification of the sources of Perficient's revenues;

  •
  the addition of experienced members of management;

  •
  significant eBusiness solution selling and implementation expertise;

  •
  an established and proven eBusiness solution methodology; and

  •
  other advantages discussed below.

What Perficient Stockholders Will Hold After the Vertecon Merger (page [  ])

    Perficient stockholders will continue to own their existing shares after the acquisition of Vertecon. There will be no change to the corporate structure of Perficient. Perficient stockholders should not send in their stock certificates in connection with the merger.

What Vertecon Stockholders Will Receive as Part of the Vertecon Merger (page [  ])

    As part of the merger, Vertecon stockholders will be entitled to receive up to an aggregate of 2,696,165 shares of Perficient common stock and up to $250,000 cash in exchange for their Vertecon common stock.

Ownership of Perficient After the Vertecon Merger (page [  ])

    We will issue up to a maximum of 2,696,165 shares (and a minimum of 1,100,000 shares) of Perficient common stock to Vertecon stockholders as part of the consideration to be paid in connection with the merger. If the maximum number of shares are issued in connection with the Vertecon Merger, then Vertecon stockholders will own approximately 30% of the outstanding shares of Perficient common stock after the merger without giving effect to the Javelin Merger and approximately 24% of the outstanding shares of Perficient common stock after giving effect to the Javelin Merger. If the minimum number of shares are issued in connection with the Vertecon Merger, then Vertecon stockholders will own approximately 15% of the outstanding shares of Perficient common stock after the merger without giving effect to the Javelin Merger and approximately 12% of the outstanding shares of Perficient common stock after giving effect to the Javelin Merger. This information is based on the number of shares of Perficient common stock outstanding on October 31, 2001.

Interests of Officers and Directors in the Vertecon Merger (page [  ])

    The directors and executive officers of Perficient do not have any substantial interest, direct or indirect, by security holdings or otherwise, in Vertecon.

Conditions to the Vertecon Merger (page [  ])

    The Vertecon Merger will be completed if certain conditions, including the following, are met:

  •
  receipt of all required consents and approvals from government and other agencies;

  •
  the approval of the stockholders of Perficient of the Vertecon Stock Issuance sought by this proxy statement;

  •
  the consent of our lender;

  •
  the election of Charles Windsor to the Board of Directors of Perficient and its wholly-owned acquisition subsidiary at or prior to the effective time; and

  •
  fulfillment of other customary contractual conditions set forth in the merger agreement.

    If legally permitted, Perficient or Vertecon may each waive conditions for the benefit of their respective companies and stockholders and complete the Vertecon Merger even though one or more of these conditions has not been met. We cannot assure you that the conditions will be satisfied or waived or that the Vertecon Merger will occur.

Termination of the Vertecon Merger Agreement (page [  ])

    The Vertecon Merger Agreement may be terminated and the Vertecon Merger abandoned at any time prior to the completion of such merger under the following conditions:

  •
  by mutual consent of Perficient and Vertecon upon the vote of a majority of the members of each company's Board of Directors;

  •
  by either Perficient or Vertecon if the other party has materially breached any of the representations, warranties, covenants or agreements set forth in the merger agreement; or

  •
  by Vertecon if the merger is not completed by March 31, 2002, subject to our right to extend such deadline by up to 30 days under certain limited circumstances.

Termination Fees and Expenses (page [  ])

    If either party terminates the merger agreement and abandons the merger solely because the other party has materially breached a representation, warranty, covenant or agreement in the merger agreement, the breaching party is obligated to pay the non-breaching party a $500,000 termination fee within ten business days of such termination. If the merger is not consummated as a result of our failure to close the merger, we will reimburse Vertecon for up to $25,000 in legal fees, provided the merger is not consummated for reason other than a breach of the agreement by Vertecon. If the Vertecon Merger is consummated, we have agreed to pay up to $60,000 in legal and auditing fees of Vertecon. If the legal and auditing fees incurred by Vertecon are greater than $60,000, we will pay the excess fees and reduce the shares of stock issued to Vertecon stockholders by a number of shares having a value equal to the excess fees.

Regulatory Approvals (page [  ])

    Other than the declaration of the effectiveness of the Registration Statement of which this proxy statement/prospectus is a part by the Securities & Exchange Commission and any state securities administrators in connection with the registration of up to 2,696,165 shares to be issued in connection with the Vertecon Merger, there are no federal or state regulatory requirements applicable to the merger.

Accounting Treatment (page [  ])

    The merger of Vertecon with and into a wholly-owned subsidiary will be accounted for by the purchase method of accounting for financial reporting purposes.

Certain Federal Income Tax Consequences (page [  ])

    The Vertecon Merger will not result in any federal income tax consequences to Perficient stockholders. The Vertecon Merger will result in federal income tax consequences to Vertecon stockholders to the extent that the cash proceeds received as part of the Vertecon Merger will be taxed at the same rate as capital gains.

No Appraisal Right to stockholder of Perficient (page [  ])

    While Section 262 of the Delaware General Corporation Law provides appraisal rights (sometimes referred to as "dissenters' rights") to stockholders of a Delaware corporation in certain situations, these appraisal rights are not available to the stockholders of Perficient in connection with the proposed acquisition of Vertecon.

    After considering these factors, our Board of Directors concluded that the Vertecon Merger is in the best interests of Perficient and its stockholders. Our Board of Directors has unanimously approved the issuance of shares of Perficient's common stock pursuant to the Vertecon Merger Agreement and has directed that such issuance be submitted to the stockholders of Perficient. The Board of Directors unanimously recommends that you vote FOR the Vertecon Stock Issuance.

PROPOSAL 2—THE JAVELIN STOCK ISSUANCE

General (page [  ])

    If the Javelin Stock Issuance is approved and the Javelin Merger is consummated, Javelin will merge with and into a wholly-owned subsidiary of Perficient. As consideration for the Javelin Merger, the outstanding shares of Javelin common stock will be converted into the right to receive an aggregate of up to 2,216,255 shares of Perficient common stock (subject to reduction under certain limited circumstances) and the right to receive promissory notes of Perficient in the aggregate principal amount of up to $1,500,000. Cash will be paid in lieu of fractional shares. The Javelin Merger Agreement provides that Perficient will withhold and deposit in escrow approximately one-half of the shares of Perficient common stock to be issued in connection with the merger and notes having the aggregate principal value of $500,000 to cover the indemnification obligations of the Javelin stockholders under the Javelin Merger Agreement.

Risks Related To The Javelin Stock Issuance And The Javelin Merger (page [  ])

    Risks related to the Javelin Stock Issuance and the Javelin Merger include, among others:

  •
  immediate and substantial dilution of Perficient stockholders' percentage equity and voting interest;

  •
  ability of the Javelin stockholders to influence Perficient following the Javelin Merger;

  •
  possible inability of Perficient to successfully integrate Javelin into its operations;

  •
  incurred indebtedness of $1,500,000 in connection with promissory notes;

  •
  possible inability to complete a financing transaction between $1,100,000 and $1,500,000

  •
  possible loss of contracts with customers and other third parties; and

  •
  possible inability of Perficient and Javelin to successfully close Javelin's pipeline of business prospects.

Description of the Javelin Merger

  The Javelin Merger Agreement (page [  ])

    The Javelin Merger Agreement is included as Appendix B to this Proxy Statement. It is the legal document that governs the Javelin Merger and is incorporated herein by reference.

  Structure of the Javelin Merger (page [  ])

    The Javelin Merger Agreement provides that Perficient will acquire Javelin by merger, with Javelin being merged into a wholly-owned subsidiary of Perficient. We hope to complete the Javelin Merger as soon as possible following the Special Meeting.

  What We Will Issue In the Javelin Merger—The Javelin Stock Issuance (page [  ])

    Upon consummation of the Javelin Merger, all shares of Javelin common stock outstanding will be converted into the right to receive, among other things, an aggregate of up to 2,216,255 shares of Perficient common stock, one-half of which will be held in escrow subject to the retention of employees and to indemnify us under certain circumstances. The shares of Perficient common stock issued in connection with the merger will be allocated among the Javelin stockholders in proportion to the number of shares of Javelin that each holds. Perficient will pay cash in lieu of any fractional shares. We will also issue options to purchase common stock of Perficient to holders of options to purchase the common stock of Javelin in connection with our assumption of Javelin's option plan.

  Some Javelin Directors and Officers Will Become Executive Officers of Perficient (page [  ])

    If we complete the Javelin Merger, one of the employee shareholders of Javelin, as selected by the Javelin shareholders, will become a director of Perficient. Dale Klein, the Chairman of the Board and Chief Executive Officer of Javelin, will be employed by us as our Chief Corporate Development Officer pursuant to a two-year employment agreement that will become effective on the Closing Date of the merger.

  Indemnification (page [  ])

    We will make various customary representations and warranties to Javelin stockholders, and the Javelin stockholders will make various customary representations and warranties to us. The stock and notes deposited into escrow in connection with the Javelin Merger will be held in escrow for up to one year subject to claims by us.

  Resale Restrictions on Resale of the Perficient Stock Issued in the Javelin Merger (page [  ])

    The Javelin Stock Issuance will be registered under the Securities Act of 1933 on Form S-4. Each Javelin stockholder, however, will agree not to sell the Perficient stock received in the Javelin Merger for a period of one year after the date of the consummation of the Javelin Merger. In addition, for the period between the first anniversary of the merger and the second anniversary of the merger, sales of

Perficient common stock by former holders of Javelin stock are limited to 1% of the outstanding stock of Perficient during any 90 day period.

Javelin (page [  ])

Javelin Solutions, Inc.
100 North 6th Street, Suite 935C
Minneapolis, Minnesota 55403

    Javelin Solutions, Inc. is a Minneapolis-based professional services firm providing eBusiness strategy consulting, application design, implementation and integration services to Global 1000 companies. Javelin helps its clients define eBusiness strategies to improve their competitive position and business efficiency and then designs, develops and implements solutions to execute those strategies. Javelin has the expertise to solve complex eBusiness challenges and create solutions that provide its clients with significant competitive advantages. Javelin offers a full range of integrated services consisting of strategic consulting, design of information architectures and the creation, customization and implementation of software applications. Javelin also provides consulting services to help clients address security issues and web hosting decisions. As part of these services, Javelin provides application management services for its clients. Javelin employs more than 45 professionals from its Minnesota facilities. Its partners include IBM, ATG, and BEA.

Our Reasons for the Merger (page [  ])

    Our Board of Directors considered a variety of factors in approving the Javelin Merger Agreement and decided that it would recommend that Perficient stockholders approve the Javelin Stock Issuance. We expect the addition of Javelin to provide us with the following:

  •
  a significant increase in revenues;

  •
  significant and longstanding customer relationships;

  •
  geographic expansion into the Minnesota market;

  •
  an increase in qualified information technology consultants;

  •
  diversification of the sources of Perficient's revenues;

  •
  the addition of experienced members of management;

  •
  significant eBusiness solution selling and implementation expertise;

  •
  an established and proven eBusiness solution methodology; and

  •
  other advantages discussed below.

What Perficient Stockholders Will Hold After the Javelin Merger (page [  ])

    Perficient stockholders will continue to own their existing shares after the acquisition of Javelin. There will be no change to the corporate structure of Perficient. Perficient stockholders should not send in their stock certificates in connection with the merger.

What Javelin Stockholders Will Receive as Part of the Merger (page [  ])

    As part of the Javelin Merger, Javelin stockholders will receive promissory notes of Perficient in the aggregate principal amount of up to $1,500,000 and the right to receive up to 2,216,255 shares of Perficient common stock in exchange for their Javelin common stock. The amount of the notes that Javelin's stockholders will receive may be reduced if, among other things, Javelin's net working capital at the closing of the merger is below certain thresholds.

Ownership of Perficient After the Javelin Merger (page [  ])

    We will issue up to 2,216,255 shares of Perficient common stock (subject to reduction under certain limited circumstances) to Javelin stockholders as part of the consideration to be paid in connection with the merger. Javelin stockholders will own approximately 26% of the outstanding shares of Perficient common stock after the merger without giving effect to the Vertecon Merger and approximately 20% (assuming the maximum stock issuance in the Vertecon Merger) or approximately 23% (assuming the minimum stock issuance in the Vertecon merger) of the outstanding shares of Perficient common stock after giving effect to the Vertecon Merger. This information is based on the number of shares of Perficient common stock outstanding on October 31, 2001.

Interests of Officers and Directors in the Javelin Merger (page [  ])

    The directors and executive officers of Perficient do not have any substantial interest, direct or indirect, by security holdings or otherwise in Javelin.

Conditions to the Javelin Merger (page [  ])

    The Javelin Merger will be completed if certain conditions, including the following, are met:

  •
  receipt of all required consents and approvals from government and other agencies;

  •
  the approval of the stockholders of Perficient of the Javelin Stock Issuance sought by this proxy statement;

  •
  the election of an employee shareholder of Javelin to the Board of Directors of Perficient at or prior to the effective time;

  •
  the completion by Perficient of a financing transaction under which it receives gross proceeds of $1,500,000 (subject to a reduction of up to $400,000 under certain circumstances);

  •
  fulfillment of other customary contractual conditions set forth in the Javelin merger agreement; and

  •
  consent of lending institutions.

If legally permitted, Perficient or Javelin may each waive conditions for the benefit of their respective companies and stockholders and complete the Javelin Merger even though one or more of these conditions has not been met. We cannot assure you that the conditions will be satisfied or waived or that the Javelin Merger will occur.

Termination of the Javelin Merger Agreement (page [  ])

    The Javelin Merger Agreement may be terminated and the Javelin Merger abandoned at any time prior to the completion of such merger under the following conditions:

  •
  by mutual consent of Perficient and Javelin upon the vote of a majority of the members of each company's Board of Directors;

  •
  by either Perficient or Javelin if the other party has materially breached any of the representations, warranties, covenants or agreements set forth in the merger agreement; or

  •
  by either Perficient or Javelin if the Javelin Merger is not completed by March 31, 2002 (or January 31, 2002 under certain circumstances), subject to our right to extend such deadline by up to 30 days under certain limited circumstances.

Termination Fees and Expenses (page [  ])

    If the transactions contemplated by the Javelin Merger Agreement are not consummated, each party will pay its own costs and expenses incurred in connection with the merger agreement. Upon closing of the Javelin Merger, Perficient will reimburse Javelin for up to $50,000 in fees and expenses.

    Under some circumstances either Perficient or Javelin may be entitled to a break-up fee of $500,000 in the event that the merger is not consummated.

Regulatory Approvals (page [  ])

    Other than the declaration of the effectiveness of the Registration Statement of which this proxy statement/prospectus is a part by the Securities & Exchange Commission and any state securities administrators in connection with the registration of up to 2,216,255 shares to be issued in connection with the Javelin Merger, there are no federal or state regulatory requirements applicable to the Javelin Merger.

Accounting Treatment (page [  ])

    The merger of Javelin with and into a wholly-owned subsidiary of Perficient will be accounted for by the purchase method of accounting for financial reporting purposes.

Certain Federal Income Tax Consequences (page [  ])

    The Javelin Merger will not result in any federal income tax consequences to Perficient stockholders. The Javelin Merger will result in federal income tax consequences to Javelin stockholders to the extent that the cash proceeds received from the notes as part of the merger will be taxed at the same rate as capital gains.

No Appraisal Rights for shareholders of Perficient (page 19)

    While Section 262 of the Delaware General Corporation Law provides appraisal rights (sometimes referred to as "dissenters' rights") to stockholders of a Delaware corporation in certain situations, these appraisal rights are not available to the stockholders of Perficient in connection with the proposed acquisition of Javelin.

    After considering these factors, our Board of Directors concluded that the Javelin Merger is in the best interests of Perficient and its stockholders. Our Board of Directors has unanimously approved the issuance of shares of Perficient's common stock pursuant to the Javelin Merger Agreement and has directed that such issuance be submitted to the stockholders of Perficient. The Board of Directors unanimously recommends that you vote FOR the Javelin Stock Issuance.

PROPOSAL 3—THE PERFICIENT OPTION PLAN AMENDMENT (page [  ])

    Perficient stockholders are being asked to approve an amendment to our 1999 Stock Option/Stock Issuance Plan to increase the number of shares authorized under the plan from 3,229,000 to 3,843,000 shares of Perficient common stock. This increase will be needed to have options available for grants made to Vertecon employees and shareholders, Javelin employees and shareholders and employees of other companies that may be acquired by us in the future. With our recent acquisitions and the proposed mergers, our number of employees has grown or may grow significantly, and in order to grant options to employees to serve as an incentive for superior performance, we need additional shares to be authorized for issuance under the plan.

Our Board of Directors believes that the Option Plan Amendment is in the best interests of Perficient and its stockholders, and unanimously recommends that you vote FOR the Option Plan Amendment.

COMPARATIVE PER SHARE DATA

    The following table reflects the historical net income (loss) and book value per share of Perficient common stock, Vertecon common stock and Javelin common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to Perficient's proposed merger with Vertecon and Javelin and the equivalent historical net income (loss) and book value per share attributable to the shares of Perficient common stock which will be received for each share of Vertecon and Javelin.

    The historical book value per share is computed by dividing common stockholders' equity as of December 31, 2000 and September 30, 2001, respectively, by the actual common shares outstanding. The pro forma net loss per share is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding, assuming the acquisitions of Vertecon, Javelin and at the beginning of the earliest period presented. The pro forma combined book value per share is computed by dividing total pro forma stockholders' equity by the pro forma number of common shares outstanding at September 30, 2001, assuming the acquisitions had occurred on that date. The Vertecon and Javelin equivalent pro forma per share amounts are calculated by multiplying the Perficient pro forma combined per share amounts by the assumed common stock exchange ratio of for 0.137 Vertecon and 0.270 for Javelin.

    The following information should be read in conjunction with (a) the separate historical financial statements and related notes of Perficient, Vertecon and Javelin, and the unaudited condensed interim financial statements of Perficient, Vertecon and Javelin included in this filing, and the unaudited pro forma combined condensed financial information and related notes of Perficient. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions had been consummated as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operation results or financial position of the combined companies.

	Nine Months Ended September 30, 2001
	Perficient	Vertecon	Javelin
Historical
Basic net income (loss) per share	$(7.48)	$(0.03)	$(0.13)
Diluted net income (loss) per share	$(7.48)	$(0.03)	$(0.13)
Book value per share at the end of the period	$1.20	$(0.01)	$0.15
	Year Ended December 31, 2000
	Perficient	Vertecon	Javelin
Historical
Basic net income (loss) per share	$(2.96)	$(0.06)	$0.17
Diluted net income (loss) per share	$(2.96)	$(0.06)	$0.16
Book value per share at the end of the period	$7.99	$0.03	$0.27

	Nine Months Ended September 30, 2001	Year Ended December 31, 2000
Pro Forma—Combined
Basic and diluted net loss per share	$(5.45)	$(2.66)
Book value per share at the end of the period	1.83	—
Pro Forma Equivalent
Basic and diluted net loss per share—Vertecon	$(0.75)	$(0.37)
Basic and diluted net loss per share—Javelin	$(1.47)	$(0.72)
Book value per share at the end of the period—Vertecon	0.25	—
Book value per share at the end of the period—Javelin	0.49	—

RISK FACTORS

Risks Particular to the Acquisition of Vertecon

We may have difficulty integrating the business of Vertecon into our existing operations.

    The acquisition of Vertecon will involve the integration into Perficient of a company that has previously operated independently, with a focus on different geographical markets and software products utilizing different personnel. We cannot assure you that we will be able to integrate the operations of Vertecon without encountering difficulties or experiencing the loss of key Vertecon employees, customers or suppliers, or that the benefits expected from such integration will be realized. In addition, we cannot assure you that the management teams of Perficient and Vertecon will be able to satisfactorily work with one another.

You will suffer immediate and substantial dilution of your percentage equity and voting interest.

    We will issue up to 2,696,165 shares of common stock in connection with the Vertecon Merger, of which up to approximately 746,000 of the shares of common stock issued will be reserved and withheld in escrow to cover possible indemnification obligations. We will also convert existing Vertecon options into options to purchase a maximum of approximately 213,308 shares of Perficient's common stock. The 2,696,165 shares (the maximum that can be issued in connection with the merger) would represent approximately 24% of the number of shares of our common stock outstanding on a fully-diluted basis as of October 31, 2001 after giving effect to the Vertecon Merger and the Javelin Merger (assuming the maximum number of shares is issued in connection with each of the mergers). Accordingly, the merger will have the effect of substantially reducing the percentage equity and voting interest held by each of our stockholders.

The Vertecon stockholders may be able to significantly influence us following the Stock Issuance.

    The substantial ownership of our common stock by Vertecon's current stockholders after the Vertecon Merger will provide them with the ability to exercise substantial influence in the election of directors and other matters submitted for approval by Perficient's stockholders. Following the closing of the Vertecon Merger and Javelin Merger, the ownership of our common stock by the Vertecon stockholders will represent up to 24% of the outstanding shares of Perficient. This concentration of ownership of our common stock may make it difficult for other Perficient stockholders to successfully approve or defeat matters which may be submitted for action by our stockholders. It may also have the effect of delaying, deterring or preventing a change in control of Perficient without the consent of the Vertecon stockholders. In addition, sales of our common stock by the Vertecon stockholders to a third party may result in a change of control of Perficient.

We may lose rights under contracts with customers and other third parties as a result of the Vertecon Merger.

    Perficient and Vertecon each have contracts with suppliers, customers, licensors, licensees and other business partners. The Stock Issuance may trigger requirements under some of these contracts to obtain the consent, waiver or approval of the other parties. If we cannot do so, we may lose some of these contracts or have to renegotiate the contracts on terms that may be less favorable. In addition, many of these contracts are for a short term or can be terminated following a short notice period. A loss of any of these contracts would reduce our revenues and may, in the case of some contracts, affect rights that are important to the operation of our business.

Inability of Perficient to satisfy Vertecon's liabilities absorb Vertecon's net working capital deficit.

    As of September 30, 2001, Vertecon had current liabilities in excess of its current assets. The absorption of this net working capital deficit by Perficient as a result of the Vertecon Merger, could put a strain on Perficient's capital resources, and there is no guarantee that Perficient will be able to generate the capital to continue to operate as it has historically following the assumption of this net working capital deficit.

Inability of Perficient and Vertecon to successfully close Vertecon's pipeline of new business.

    The success of Vertecon's business model relies on the continuing sale of its services to both new and existing customers. While Vertecon's existing backlog of customer contracts and pipeline of business prospects appears to be consistent with historical levels, there can be no guarantee that after the merger Perficient will be as successful in closing new business as Vertecon has been in the past. Any failure by Perficient to close business at historical rates could have a significant impact on revenues and lead to significant losses.

Vertecon will face many of the same risk factors as we do.

    Because Vertecon's business is very similar to ours, it faces many of the same risks as we do. Our investment in Vertecon is subject to, among others, the following risk factors:

  •
  Vertecon's limited operating history makes evaluating its business difficult;

  •
  Vertecon's customers are not obligated to use its services;

  •
  Vertecon's success will depend upon retaining its management team;

  •
  Vertecon's quarterly operating results will be volatile and may cause our stock price to fluctuate; and

  •
  Vertecon focuses solely on the Internet professional services industry and could be damaged by any downturn in this industry.

Risks Particular to the Acquisition of Javelin

We may have difficulty integrating the business of Javelin into our existing operations.

    The acquisition of Javelin will involve the integration into Perficient of a company that has previously operated independently, with focuses on different geographical markets and software products utilizing different personnel. We cannot assure you that we will be able to integrate the operations of Javelin without encountering difficulties or experiencing the loss of key Javelin employees, customers or suppliers, or that the benefits expected from such integration will be realized. In addition, we cannot assure you that the management teams of Perficient and Javelin will be able to satisfactorily work with one another.

You will suffer immediate and substantial dilution of your percentage equity and voting interest.

    We will issue up to 2,216,255 shares of common stock in connection with the Merger, of which approximately 1,108,127 of the shares of common stock issued will be reserved and withheld in escrow to cover possible indemnification obligations. We will also convert existing Javelin options into options to purchase approximately 451,717 shares of Perficient's common stock. The 2,216,255 shares would represent approximately 20% of the number of shares of our common stock outstanding on a fully-diluted basis as of October 31, 2001 after giving effect to the Vertecon Merger and the Javelin Merger (assuming the maximum number of shares is issued under each of the mergers). Accordingly, the

Javelin Merger will have the effect of substantially reducing the percentage equity and voting interest held by each of our stockholders.

We will incur $1,500,000 of additional indebtedness.

    We will issue or assume an aggregate of $1,500,000 of promissory notes to the stockholders of Javelin at the Closing of the Javelin Merger. As a result our liabilities will be increased.

The Javelin stockholders may be able to influence us significantly following the Stock Issuance.

    The substantial ownership of our common stock by Javelin's current stockholders after the Javelin Merger will provide them with the ability to exercise substantial influence in the election of directors and other matters submitted for approval by Perficient's stockholders. Following the closing of the Javelin Merger and the Vertecon Merger, the ownership of our common stock by Javelin's stockholders will represent up to 20% of the outstanding shares of Perficient. This concentration of ownership of our common stock may make it difficult for other Perficient stockholders to successfully approve or defeat matters which may be submitted for action by our stockholders. It may also have the effect of delaying, deterring or preventing a change in control of Perficient without the consent of the Javelin stockholders. In addition, sales of our common stock by the Javelin stockholders to a third party may result in a change of control of Perficient.

We may lose rights under contracts with customers and other third parties as a result of the Javelin Merger.

    Perficient and Javelin each have contracts with suppliers, customers, licensors, licensees and other business partners. The Stock Issuance may trigger requirements under some of these contracts to obtain the consent, waiver or approval of the other parties. If we cannot do so, we may lose some of these contracts or have to renegotiate the contracts on terms that may be less favorable. In addition, many of these contracts are for a short term or can be terminated following a short notice period. A loss of any of these contracts would reduce our revenues and may, in the case of some contracts, affect rights that are important to the operation of our business.

Inability of Perficient and Javelin to successfully close Javelin's pipeline of new business.

    The success of Javelin's business model relies on the continuing sale of its services to both new and existing customers. While Javelin's existing backlog of customer contracts and pipeline of business prospects appears consistent with historical levels, there can be no guarantee that after the merger, Perficient will be as successful in closing new business as Javelin has been in the past. Any failure by Perficient to close business at historical rates could have a significant impact on revenues and lead to significant losses.

Javelin will face many of the same risk factors as we do.

    Because Javelin's business is very similar to ours, it faces many of the same risks as we do. Our investment in Javelin is subject to, among others, the following risk factors:

  •
  Javelin's limited operating history makes evaluating its business difficult;

  •
  Javelin's customers are not obligated to use its services;

  •
  Javelin's success will depend upon retaining its management team;

  •
  Javelin's quarterly operating results will be volatile and may cause our stock price to fluctuate; and

  •
  Javelin focuses solely on the Internet professional services industry and could be damaged by any downturn in this industry.

Risks Specific to Our Business

We have incurred losses during most of the quarters during which we have been in business and we expect to incur losses in the future.

    We have incurred operating losses in most of the quarters during which we have been in business and as a result, we have a retained deficit of $58,076,000 as of September 30, 2001. As a result of the acquisitions that we recently completed, we recorded a substantial amount of goodwill. During the quarter ended September 30, 2001, we recorded an approximate $27 million impairment charge to write down the carrying value of our goodwill, as a result of factors including, but not limited to, the general decline in the valuation of service companies and the decline in demand for Information Technology services. We expect to amortize in excess of $600,000 in goodwill per quarter through the remainder of fiscal 2001. We cannot assure you of any operating results. In future quarters, our operating results may not meet public market analysts' and investors' expectations. If that happens, the price of our common stock will likely fall.

    In addition to the recent cost reduction initiatives taken during 2001, we will also need to generate significant revenues to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. You should not view our historical growth rates as indicative of our future revenues.

We have a limited number of customers. The loss of sales to IBM would materially harm our business.

    We have arrangements with a limited number of customers. IBM accounted for 32% of our revenue during the three months ended September 30, 2001. Any termination of our relationship with, or significant reduction or modification of the services we perform for, IBM would have a material adverse effect on our business, operating results and financial condition. In accordance with our previously announced plans to drive more direct revenue, our revenue from Plumtree declined to 5% of our revenue in the third quarter of 2001 and is expected to be insignificant beyond the third quarter of 2001.

IBM may terminate its agreement with us or reduce substantially its obligations to use our services.

    IBM has the right to reduce by up to one-third the minimum amount of our services contemplated by our agreement over any 60-day period. In addition, IBM may terminate the agreement on four month's notice. Any termination of our agreement with IBM or a reduction of the services performed pursuant to this agreement would have an adverse effect on our business, operating results and financial condition.

Our customers may not be obligated to use our services.

    Our contracts with some of our customers do not obligate them to use our services. A customer may choose at any time to use another consulting firm or to perform the services we provide through internal resources. Termination of a relationship with certain customers, or the decision of such customers to employ other consulting firms or perform services in-house, could materially harm our business.

Our quarterly operating results will be volatile and may cause our stock price to fluctuate.

    A high percentage of our operating expenses, particularly personnel and rent, are fixed in advance of any particular quarter. As a result, if we experience unanticipated changes in the number or nature of our projects or in our employee utilization rates, we could experience large variations in quarterly operating results and losses in any particular quarter. Due to these factors, we believe you should not compare our quarter-to-quarter operating results to predict our future performance.

    Our quarterly revenue, expenses and operating results have varied significantly in the past and are likely to vary significantly in the future. These quarterly fluctuations have been and will continue to be affected by a number of factors, including:

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  the loss of a significant customer or project;

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  the number and types of projects that we undertake;

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  our ability to attract, train and retain skilled management and technology professionals;

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  seasonal variations in spending patterns;

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  our employee utilization rates, including our ability to transition our technology professionals from one project to another;

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  changes in our pricing policies;

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  our ability to manage costs; and

  •
  costs related to acquisitions of other businesses.

    In addition, many factors affecting our operating results are outside of our control, such as:

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  demand for Internet software;

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  end-user customer budget cycles;

  •
  changes in end-user customers' desire for our partners' products and our services;

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  pricing changes in our industry;

  •
  government regulation and legal developments regarding the use of the Internet; and

  •
  general economic conditions.

    Although we have limited historical financial data, we expect that we will experience seasonal fluctuations in revenues. We expect that revenues in the quarter ending December 31 will typically be lower than in other quarters because there are fewer billable days in this quarter as a result of vacations and holidays. This seasonal trend may materially affect our quarter-to-quarter operating results.

We may not be able to attract and retain technology professionals, which could affect our ability to compete effectively.

    Our business is labor intensive. Accordingly, our success depends in large part upon our ability to attract, train, retain, motivate, manage and utilize highly skilled technology professionals. Additionally, our technology professionals are at-will employees with no restrictions on their ability to work for our competitors. Any inability to attract, train and retain highly skilled technology professionals would impair our ability to adequately manage, staff and utilize our existing projects and to bid for or obtain new projects, which in turn would adversely affect our operating results.

Our limited operating history makes evaluating our business difficult.

    We began our business in September 1997. We only began providing services on any significant basis in mid-1998. As a result, we have a limited operating history upon which you may evaluate our business and prospects. Companies in an early stage of development frequently encounter greater risks and unexpected expenses and difficulties.

    These risks are further amplified because we are operating in the new and rapidly evolving Internet services market. These risks and uncertainties include the following:

  •
  our business model and strategy have evolved and are continually being renewed;

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  we may not be able to successfully implement our business model and strategy; and

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  our management has not worked together for very long.

Our gross margins are subject to fluctuations as a result of variances in utilization rates.

    Our gross margins are affected by trends in the utilization rate of our professionals, defined as the percentage of: our professionals' time billed to customers divided by the total available hours in a period. Our operating expenses, including employee salaries, rent and administrative expenses are relatively fixed and cannot be reduced on short notice to compensate for unanticipated variations in the number or size of projects in process. If a project ends earlier than scheduled, we may need to redeploy our project personnel. Any resulting non-billable time may adversely affect our gross margins. The absence of long-term contracts and the need for new partners and business create an uncertain revenue stream, which could negatively affect our financial condition.

Our success will depend on retaining our senior management team and key technical personnel.

    We believe that our success will depend on retaining our senior management team, key technical personnel and our Chief Executive Officer, John T. McDonald. This dependence is particularly important in our business, because personal relationships are a critical element of obtaining and maintaining our partners. If any of these people stop working for us, our level of management, technical, marketing and sales expertise could significantly diminish. These people would be difficult to replace, and losing them could seriously harm our business.

    We may not be able to prevent key personnel, who may leave our employ in the future, from disclosing or using our technical knowledge, practices or procedures. One or more of our key personnel may resign and join a competitor or form a competing company. As a result, we might lose existing or potential clients.

We may not grow, or we may be unable to manage our growth.

    Our success will depend on our ability to increase the number of our partners, end-user customers and our teams of technology professionals. However, we may not grow as planned or at all. Many of our competitors have longer operating histories, more established reputations and potential partner and end-user customer relationships and greater financial, technical and marketing resources than we do. If we continue to grow, our growth will place significant strains on our management, personnel and other resources. For example, it will be difficult to manage technology professionals who will be widely dispersed around the country. Additionally, our success may depend on the effective integration of acquired businesses. This integration, even if successful, may be expensive and time-consuming and could strain our resources. If we are unable to manage our growth effectively, this inability will adversely affect the quality of our services and our ability to retain key personnel, and could materially harm our business.

Our operations in Europe expose us to certain risks related to international operations.

    In 1999, we opened an office in London. During the year ended December 31, 2000, on a pro forma basis including the results of significant acquisitions, our London operations accounted for 7% of our revenue and during the nine months ended September 30, 2001 accounted for 6% of our revenue. Risks inherent in our international business activities include the fluctuation of currency exchange rates, recessions in foreign economies, political and economic instability, reductions in business activity during the summer months in Europe, various and changing regulatory requirements, increased sales and marketing expenses, difficulty in staffing and managing foreign operations, potentially adverse taxes, complex foreign laws and treaties and the possibility of difficulty in accounts receivable collections. Further, we have only minimal experience in managing international offices and only limited experience in marketing services to international clients. Revenues from our international offices may prove inadequate to cover the expenses of such offices and marketing to international clients. There can be no assurance that any of these factors will not have a material adverse effect on our business, financial condition and results of operations.

We face risks associated with finding and integrating acquisitions.

    We have made three acquisitions during 2000 and we have also signed definitive merger agreements with Vertecon and Javelin. These acquisitions are expected to close in the first quarter of 2002. We may continue to expand our technological expertise and geographical presence through selective acquisitions. Any acquisitions or investments we make in the future will involve risks. We may not be able to make acquisitions or investments on commercially acceptable terms. If we do buy a company, we could have difficulty retaining and assimilating that company's personnel. In addition, we could have difficulty assimilating acquired products, services or technologies into our operations and retaining the customers of that company. Our operating results may be adversely affected by increased intangibles amortization, stock compensation expense and increased compensation expense attributable to newly hired employees. Furthermore, our management's attention may be diverted from other aspects of our business and our reputation may be harmed if an acquired company performs poorly. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and materially and adversely affect our results of operations. Furthermore, we may incur debt or issue equity securities to pay for any future acquisitions. If we issue equity securities, your ownership share of our common stock could be reduced.

Risks Relating to Our Industry

The Internet services market demand is subject to uncertainty.

    The market for Internet services is relatively new and is evolving rapidly. Our future growth is dependent upon our ability to provide strategic Internet services that are accepted by our end-user customers. Demand and market acceptance for recently introduced services are subject to a high level of uncertainty. The level of demand and acceptance of strategic Internet services is dependent upon a number of factors, including:

  •
  the growth in consumer access to and acceptance of new interactive technologies such as the Internet;

  •
  companies adopting Internet-based business models; and

  •
  the development of technologies that facilitate two-way communication between companies and targeted audiences.

    Significant issues concerning the commercial use of these technologies include security, reliability, cost, ease of use and quality of service. These issues remain unresolved and may inhibit the growth of Internet business solutions that utilize these technologies.

Our business will suffer if we do not keep up with rapid technological change, evolving industry standards or changing partner requirements.

    Rapidly changing technology, evolving industry standards and changing partner needs are common in the Internet professional services market. Accordingly, our success will depend, in part, on our ability to:

  •
  continue to develop our technology expertise;

  •
  enhance our current services;

  •
  develop new services that meet changing partner and end-user customer needs;

  •
  advertise and market our services; and

  •
  influence and respond to emerging industry standards and other technological changes.

    We must accomplish all of these tasks in a timely and cost-effective manner. We might not succeed in effectively doing any of these tasks, and our failure to succeed could have a material and adverse effect on our business, financial condition or results of operations.

    We may also incur substantial costs to keep up with changes surrounding the Internet. Unresolved critical issues concerning the commercial use and government regulation of the Internet include the following:

  •
  security;

  •
  cost and ease of Internet access;

  •
  intellectual property ownership;

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  privacy;

  •
  taxation; and

  •
  liability issues.

    Any costs we incur because of these factors could materially and adversely affect our business, financial condition and results of operations.

Our market is highly competitive and has low barriers to entry.

    The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. In addition, there are relatively low barriers to entry into this market. Because of the rapid changes to, and volatility in, the Internet software and service industry, many well-capitalized companies that may have chosen sectors of the industry that are not competitive with our business including our partners, may refocus their activities and resources. As a result, they could deploy their resources and enter a business that is competitive with ours. In addition, with consolidation in the Internet software and service industry, many software developers that may have become our partners could acquire or develop the capabilities of performing our services for themselves or merge with our competitors.

    Our current competitors include:

  •
  in-house information technology and professional services and support departments of software companies;

  •
  systems integrators, such as Cambridge Technology Partners, Cysive Inc., Proxicom, Inc., Sapient Corporation, Scient Corporation, CBridge, Viant Corporation;

  •
  large consulting firms, such as Accenture and the consulting arms of the large accounting firms; and

  •
  information technology staffing firms, such as Keane, Inc. and Renaissance Worldwide.

    Many of our current and potential competitors have longer operating histories, more established reputations and potential partner relationships and greater financial, technical, industry and marketing resources than we do. This may place us at a disadvantage to our competitors.

Risks Relating to Ownership of Our Stock

    We are, and will continue to be, controlled by our officers and directors, which could result in us taking actions that other stockholders do not approve.

    Our executive officers, directors and existing 5% and greater stockholders beneficially own or control greater than 40% of the voting power of our common stock. This concentration of ownership of our common stock may make it difficult for other Perficient stockholders to successfully approve or defeat matters which may be submitted for action by our stockholders. It may also have the effect of delaying, deterring or preventing a change in control of our company. In addition, sales of our common stock by the former Compete stockholders, and if the mergers are consummated, the former Vertecon and Javelin stockholders, to a third party may result in a change of control of our company.

It may be difficult for another company to acquire us, and this could depress our stock price.

    Provisions of our certificate of incorporation, by-laws and Delaware law could make it difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. In addition, under our agreement with IBM, we have granted IBM a right of first refusal with respect to any transaction with a company that has a substantial portion of its business in the web application server product and services market, other than a systems integrator or professional services firm. As a result, a potential acquirer may be discouraged from making an offer to buy us.

We may need additional capital in the future, which may not be available to us. The raising of any additional capital may dilute your ownership in us.

    We may need to raise additional funds through public or private debt or equity financing in order to:

  •
  take advantage of opportunities, including more rapid expansion or acquisitions of, or investments in, businesses or technologies;

  •
  develop new services; or

  •
  respond to competitive pressures.

    Any additional capital raised through the sale of equity may dilute your ownership percentage in our stock. Furthermore, we cannot assure you that any additional financing we may need will be available on terms favorable to us, or at all. In such case, our business results would suffer. In addition, as part of the Javelin merger agreement, we are required to raise $1,500,000 (subject to downward adjustment by up to $400,000). Due to current financial market conditions, it is likely this money will be expensive to raise and could substantially dilute current stockholders.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

    Some of the statements contained in or considered a part of this proxy statement/prospectus discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the headings Risks Particular to the Acquisition of Vertecon, Risks Particular to the Acquisition of Javelin and Risks Specific to Our Business in this proxy statement/prospectus.

THE SPECIAL MEETING

    This proxy statement is first being mailed or delivered by Perficient to its stockholders on or about            , and is accompanied by the notice of the Special Meeting and a form of proxy that is solicited by the Perficient Board of Directors for use at the Special Meeting and at any adjournments or postponements thereof.

Date, Time And Place; Matters To Be Considered

    The Special Meeting is scheduled to be held on [  ], 2002, at 10:00 a.m. Central Standard Time at             . At the Special Meeting, Perficient stockholders will be asked to consider and approve:

  •
  the Vertecon Stock Issuance;

  •
  the Javelin Stock Issuance;

  •
  the Perficient Option Plan Amendment; and

  •
  such other matters as may properly be submitted to a vote at the Special Meeting.

Record Date And Voting

    Our Board of Directors has fixed [            ], 2001 as the record date for determination of holders of Perficient common stock entitled to notice of, and to vote at, the Special Meeting. Only holders of record of our common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. On [            ], 2001, there were issued and outstanding, and entitled to vote, [6,261,233] shares of Perficient common stock.

    Each holder of our common stock of record on such date will be entitled to one vote on all matters to be voted upon at the Special Meeting. Holders of a majority of the common stock represented at the Special Meeting may approve all of the proposals submitted to the stockholders.

    A quorum consists of a majority of our outstanding common stock represented in person or by proxy and entitled to vote at the Special Meeting. Any stockholder present in person or by proxy who abstains from voting on any particular matter will be counted in determining whether or not a quorum is present. For purposes of voting on the matters described in this proxy statement at any meeting of stockholders at which a quorum is present, the required vote is as follows:

  •
  the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Special Meeting is required to approve the Vertecon Stock Issuance, the Javelin Stock Issuance and the Perficient Option Plan Amendment and in each case, the aggregate number of votes cast by all stockholders present in person or by proxy will be used to determine whether a motion will carry.

    If the enclosed proxy card is executed properly and received by Perficient by [            ], 2002 in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED PROXIES WITH NO INSTRUCTIONS INDICATED THEREON WILL BE VOTED "FOR" THE VERTECON STOCK ISSUANCE, THE JAVELIN STOCK ISSUANCE AND THE PERFICIENT OPTION PLAN AMENDMENT.

    Our Board of Directors is not aware of any matters other than the Vertecon Stock Issuance, the Javelin Stock Issuance and the Perficient Option Plan Amendment that may be properly brought before the Special Meeting. If any other matters properly come before the Special Meeting or any adjournments or postponements of the Special Meeting and are voted on, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of Perficient.

Share Ownership of Management and Certain Stockholders

    On October 31, 2001, Perficient directors, executive officers and their affiliates owned and were entitled to vote 2,337,027 shares of Perficient common stock, or approximately 37% of the shares of Perficient common stock outstanding on that date.

    The officers and directors of Perficient and      other stockholders, owning in the aggregate in excess of 50% of the Perficient common stock have entered into voting agreements in which they have agreed to vote in favor of the matters before the Special Meeting. Therefore, the approval of the Vertecon Stock Issuance, the Javelin Stock Issuance and the Option Plan Amendment is assured.

Revocability Of Proxies

    The accompanying form of proxy is for use at the meeting if a holder of Perficient common stock is unable to attend in person. The presence of a stockholder at the Special Meeting will not automatically revoke such stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

  •
  delivering to Matthew Clark, Secretary, Perficient, Inc., 7600-B North Capital of Texas Highway, Suite 340, Austin, Texas, 78731, a written notice of revocation prior to the Special Meeting or a duly executed proxy bearing a later date; or

  •
  attending the Special Meeting and voting in person.

    All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are voted, will be voted in the manner specified therein.

No Appraisal Rights

    Under the Delaware general corporation law, the stockholders of Perficient are not entitled to appraisal rights with respect to the issuance of shares of Perficient in connection with the Vertecon Stock Issuance, the Javelin Stock Issuance or any other matters addressed herein.

Solicitation Of Proxies

    The costs of soliciting proxies in the form enclosed herewith will be borne entirely by Perficient. In addition to the solicitation of proxies by mail, proxies may be solicited by our officers and directors and our regular employees, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock and normal handling charges may be paid for such forwarding services.

PROPOSAL 1. APPROVAL OF ISSUANCE OF SHARES OF PERFICIENT COMMON STOCK IN THE VERTECON MERGER

General

    The Vertecon Merger Agreement provides that, at the effective time, Vertecon will merge with and into a wholly-owned subsidiary of Perficient and Vertecon's common stock will be converted into the right to receive up to a maximum of 2,696,165 (and a minimum of 1,100,000) shares of Perficient common stock and up to $250,000 in cash. Cash will be paid in lieu of fractional shares.

    If the maximum number of shares are issued in connection with the Vertecon Merger, then Vertecon stockholders will own approximately 30% of the outstanding shares of Perficient common stock after the merger without giving effect to the Javelin Merger and approximately 24% of the outstanding shares of Perficient common stock after giving effect to the Javelin Merger. If the minimum number of shares are issued in connection with the Vertecon Merger, then Vertecon stockholders will own approximately 15% of the outstanding shares of Perficient common stock after the merger without giving effect to the Javelin Merger and approximately 12% of the outstanding shares of Perficient common stock after giving effect to the Javelin Merger. This information is based on the number of shares of Perficient common stock outstanding on October 31, 2001.

Nasdaq Requirement For Stockholder Approval

    Nasdaq regulations require that we obtain approval from our stockholders in connection with a transaction, other than a public offering, involving the sale or issuance by us of common stock (or securities convertible into, or exercisable for, common stock) equal to 20% or more of our common stock, or 20% or more of the voting power of our securities, which were outstanding before the issuance of the common stock in connection with such transaction. We will issue up to 2,696,165 shares of Perficient common stock in connection with the Vertecon Merger which would represent approximately 24% of the number of shares of our common stock outstanding on a fully-diluted basis as of October 31, 2001 after giving effect to the Vertecon Merger and the Javelin Merger (assuming the maximum number of shares is issued in connection with each of the mergers). As a result, even though the Vertecon Stock Issuance is not required to be approved by Perficient's stockholders under the terms of the Delaware General Corporation Law, such stockholder approval is required under the regulations of Nasdaq to which Perficient is subject. A majority of the total votes cast in person or by proxy at the Special Meeting is required to approve the Vertecon Stock Issuance.

Background Of The Merger

    On March 6, 2001, we retained WWC Securities, Inc. to assist us in identifying potential acquisition candidates that complement our business model and fit our stated acquisition plan.

    On July 25, 2001, WWC Securities identified Vertecon as a potential acquisition candidate for us.

    On July 27, 2001, Matt Clark and Jack McDonald contacted Charles Windsor, the President and CEO of Vertecon, to discuss the possibility of a Vertecon and Perficient merger. Subsequent to that call, Mr. Windsor sent preliminary financial information about Vertecon to Mr. Clark and Mr. McDonald.

    On July 30, 2001, Mr. Clark, Mr. McDonald, Andy Sweet, John Hinners and Sam Fatigato met, in Austin, with members of management of Vertecon, including Jeff Davis, the COO of Vertecon and Mr. Windsor. At the meeting, the two management teams discussed the results of operations of their respective companies, their projected performance, their business models and how and if the two companies could fit together.

    Between July 30, 2001 and September 30, 2001, the parties had numerous telephone conversations that outlined a detailed framework of how the two companies could fit together structurally, including functional areas of responsibility.

    On August 9, 2001, Mr. McDonald, Mr. Fatigato, Mr. Sweet and John Jenkins of Perficient met with Mr. Davis and Tim Thompson, the Chief Business Development Officer of Vertecon, in St. Louis to get a detailed understanding of Vertecon's organizational structure.

    On August 11, 2001, the first draft of a term sheet, which outlined proposed terms of a merger, was delivered by Mr. McDonald to Mr. Windsor, and the parties commenced more detailed reviews of each other's operations, businesses and finances.

    On August 11, 2001, Mr. McDonald contacted the members of our Board of Directors to notify them of the discussions that were taking place with respect to Vertecon.

    On August 17, 2001, the final form of a term sheet was agreed to by both parties.

    On August 17, 2001, our Board of Directors received from Mr. McDonald a package containing financial and other information with respect to Vertecon.

    On August 21, 2001, Mr. McDonald, Mr. Fatigato and Mr. Clark had a dinner meeting with Mr. Davis and Mr. Thompson in Austin to further discuss the proposed merger, roles and responsibility in the new organization and the terms of the merger.

    On August 22, 2001, Mr. Thompson and Mr. Davis met with various members of Perficient's management team, including Mr. McDonald, Mr. Fatigato, Mr. Sweet, Eric Simone, and Mr. Clark to discuss a combined organization.

    On September 5, 2001, our Board of Directors met to discuss the proposed transaction with Vertecon. At the meeting, Mr. McDonald presented to the Board a description of the business of Vertecon, including a description of the members of management and their qualifications, the locations of Vertecon's offices and the partners and business relationships of Vertecon. Mr. McDonald reviewed the financial statements and the results of operations of Vertecon with our Board. Mr. McDonald reviewed with the Board the proposed terms of the Vertecon Merger as outlined in the term sheet. Finally, Mr. McDonald reviewed with the Board the rationale for, and potential benefits from, the proposed merger.

    On September 5 and September 7, 2001, Mr. McDonald, Mr. Fatigato, and Mr. Clark held conference calls with Mr. Davis, Mr. Thompson and Michael Martin, Vertecon's head of marketing, to discuss communication regarding the potential merger.

    From August 17, 2001 through the date that the Vertecon Merger Agreement was signed, there were numerous meetings held between representatives of Perficient and Vertecon to negotiate the merger agreement and the related documents. In addition, during such time we completed our due diligence investigation into the business and affairs of Vertecon.

    During the period from August 17, 2001 through the date the Vertecon Merger Agreement was signed, representatives of Perficient and Vertecon, including their counsel and accountants, had several meetings, in person or by telephone, to discuss the merger and to prepare and negotiate a definitive merger agreement. These meetings also included discussions of:

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  the structure of the transaction;

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  tax and accounting treatment;

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  preparation of the requisite financial statements; and

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  similar matters.

    As of September 30, 2001, Vertecon Merger Agreement was executed by Perficient Vertecon.

    On October 3, 2001, a press release announcing the Vertecon Merger was issued.

    We filed this proxy statement on November [            ], 2001 on a preliminary basis and on [            ], 2001 on a definitive basis.

Recommendation of the Perficient Board of Directors And Reasons For The Vertecon Merger And The Vertecon Stock Issuance.

    On September 5, 2001, our Board of Directors concluded unanimously that the Vertecon Merger was in the best interests of Perficient and our stockholders, authorized and approved the Vertecon Merger, the Vertecon Merger Agreement and the issuance of shares of Perficient common stock in connection with the Vertecon Merger, and recommended that our stockholders approve the stock issuance in connection with the Vertecon Merger.

    The decision of our Board of Directors was based upon potential benefits of the Vertecon Merger, including the following:

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  an increased revenue base;

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  Vertecon's significant and longstanding customer relationships;

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  geographic expansion into the St. Louis market;

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  an increase in qualified information technology consultants;

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  diversification of the sources of Perficient's revenues;

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  the addition of experienced members of management;

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  significant eBusiness solution selling and implementation expertise; and

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  an established and proven eBusiness solution methodology.

    In its evaluation of the Vertecon Merger, our Board reviewed several factors, including the following:

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  historical information concerning the respective businesses of Perficient and Vertecon including, financial performance and condition and operations and management;

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  the status and quality of Vertecon's relationship with its largest customers, including Paragon Life, XTRA Lease and Express Scripts;

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  Vertecon's backlog and pipeline of business;

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  our management's view of the financial condition, results of operations and businesses of Perficient and Vertecon before and after giving effect to the Vertecon Merger and information regarding the merger's effect on stockholder value;

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  reports from management and accounting advisors as to the results of the due diligence investigation of Vertecon;

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  the potential impact of the merger on our clients, employees, suppliers, licensors, licensees and other business partners; and

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  the potential impact of the merger on our business, including economies of scale, compatibility of networks and management and consolidation of operating centers.

    In its deliberations concerning the Vertecon Merger, our Board also considered various additional risks and uncertainties, including:

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    the risk of immediate and substantial dilution of the percentage equity and voting interest of Perficient;

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    the risk that the Vertecon stockholders may be able to significantly influence Perficient following the Vertecon Stock Issuance;

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    the risk that we may not be able to successfully integrate Vertecon into our operations; and

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    liquidity risks surrounding the liabilities of Vertecon and the cash impact of the acquisition.

    These risks are described in more detail under "Risks Particular to the Acquisition of Vertecon" beginning on page [  ]. Our Board concluded that the potential benefits of the Vertecon Merger and Vertecon Stock Issuance to us and our stockholders outweigh the risks associated with the Vertecon Merger and Vertecon Stock Issuance. This discussion of the information and factors considered by our Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Vertecon Merger and the Vertecon Stock Issuance, our Board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. After careful consideration, our Board of Directors has unanimously determined that the Vertecon Merger Agreement, the Vertecon Merger and the Vertecon Stock Issuance are in the best interests of Perficient and its stockholders.

Vertecon's Reasons for the Merger; Approval by Vertecon Shareholders

    The Vertecon Board of Directors believes that the terms of the merger are in the best interests of Vertecon and its stockholders. Accordingly, the Vertecon Board of Directors has unanimously approved the Vertecon Merger Agreement. The Vertecon Board of Directors believes that the merger represents a strategic opportunity for Vertecon and its stockholders. Vertecon believes that it will obtain the necessary approval of the merger by the holders of a majority of its outstanding common stock.

    The Vertecon Board of Directors believes that the merger is advantageous to the Vertecon stockholders because by merging with Perficient, Vertecon will be better able to expand and maintain its operations.

    The terms of the Vertecon Merger Agreement, including the merger consideration, were the result of arm's-length negotiations between Vertecon and Perficient. In fixing the consideration consisting mainly of Perficient common stock, Vertecon management considered the relative values of the two companies. The Vertecon Board of Directors consulted with its financial advisor and legal advisors and management of Vertecon and after careful review and consideration, the Vertecon Board of Directors determined that the merger is a desirable transaction from the standpoint of holders of Vertecon common stock.

    In reaching its decision to approve the Vertecon Merger Agreement, in addition to the factors described above, the Vertecon Board of Directors considered the following factors:

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  the strategic benefits of joining with Perficient;

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  improved financial base;

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  the lack of liquidity for the Vertecon common stock and current and historical market prices of the Perficient common stock;

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  the effects of the merger on Vertecon's stockholders; and

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  the terms of the merger agreement.

    In determining that the Vertecon Merger is in the best interests of Vertecon's stockholders, the Vertecon Board of Directors considered the above factors as a whole and did not assign specific or relative weights to them. In the view of the Vertecon Board of Directors, each of the factors listed above reinforced its belief that the transaction was in the best interests of Vertecon and its stockholders.

Accounting Treatment

    The merger of Vertecon with and into our wholly-owned subsidiary shall be accounted for as a "purchase." Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the value of the net assets acquired is classified as goodwill on the unaudited pro forma combined condensed balance sheet included in this proxy statement/prospectus. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments.

Federal Income Tax Consequences

    The Vertecon Merger will not result in any federal income tax consequences to Perficient stockholders. The merger is intended to qualify as a tax free reorganization. However, the merger will result in federal income tax consequences to Vertecon stockholders to the extent that the cash proceeds received as part of the merger will be taxed at the same rate as capital gains.

Regulatory Matters

    Other than the declaration of the effectiveness of the Registration Statement of which this proxy statement/prospectus is a part by the Securities & Exchange Commission and any state securities administrators in connection with the registration of up to 2,696,165 shares to be issued in connection with the Vertecon Merger, there are no federal or state regulatory requirements applicable to the merger.

No Appraisal Rights

    While Section 262 of the Delaware General Corporation Law provides appraisal rights (sometimes referred to as "dissenters' rights") to stockholders of Delaware corporations in certain situations, these appraisal rights are not available to the stockholders of Perficient in connection with the proposed Vertecon Merger. Such appraisal rights will be available to the stockholders of Vertecon. Under Missouri law, Vertecon stockholders who dissent from the merger and who perfect their appraisal rights, must be paid "fair value" for their Vertecon shares.

Securities Law Consequences; Resale of Merger Shares

    Although the Vertecon stockholders receiving shares in the Vertecon Merger will be subject to the contractual restrictions on resale discussed below, the Perficient common stock issued in the Vertecon Merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except that shares issued to any Vertecon stockholder who may be deemed to be an "affiliate" of Vertecon for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act will be subject to the resale restrictions contained in Rule 145 and shares issued to persons who become affiliates of Perficient after the Vertecon Merger will be subject to the resale restrictions contained in Rule 144 under the Securities Act. An affiliate of a person is any individual or entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such person. It is expected that each affiliate of Vertecon will agree not to transfer any Perficient common stock received in the Vertecon Merger except in compliance with the resale provisions of Rule 145 under the Securities Act and will make no disposition of any Perficient stock received in connection with the Vertecon Merger unless such disposition has been registered under the Securities Act, or in the opinion of counsel reasonably acceptable to Perficient, the disposition is otherwise exempt from registration under the Securities Act.

    Each Vertecon stockholder will agree for a one-year period beginning on the closing date of the Vertecon Merger to refrain from (a) selling, offering to sell, contracting to sell, or granting any option to sell, any shares of Perficient common stock received in connection with the merger or securities convertible into or exchangeable for shares of Perficient common stock; (b) proposing, or publicly disclosing an intent to propose, any of the foregoing; or (c) assisting or advising any other persons or entities in connection with the foregoing. The foregoing prohibition, however, does not apply to private sales by the estate of any Vertecon stockholder upon the death of such stockholder to the extent of estate tax liability related to the transfer of the shares upon the death of the stockholder.

    Each Vertecon stockholder will further agree, during the period beginning one year following the closing date of the Vertecon Merger and ending two years following the closing date of the Vertecon Merger, not to sell, pledge, transfer, hypothecate or otherwise dispose of, a number of shares of Perficient common stock in any 90 day period equal to more than 1% of Perficient's outstanding common stock at the time of any such disposition.

    The prohibition on sales during the first year following the Vertecon Merger and the limitation on sales during the second year following the Vertecon Merger will terminate upon the "Corporate Sale" of Perficient. This includes the sale of all or substantially all of Perficient's assets, the sale of more than 51% of Perficient's common stock in a single transaction, the termination of business and liquidation of Perficient and a merger or consolidation to which Perficient is not the surviving entity.

    Under the Vertecon Merger Agreement, at the effective time of the Vertecon Merger, Perficient will assume the stock option plan of Vertecon and all stock options granted under the plan. Each stock option outstanding under the plan at the effective time will be converted into a stock option to acquire Perficient common stock on substantially the same terms and conditions as applied to the Vertecon stock option, except that the number and exercise price of shares subject to each option will be adjusted as described below, under the caption "Vertecon Stock Options." Upon consummation of the merger, options to purchase up to 1,197,074 shares of Vertecon common stock will be converted into options to purchase up to a maximum of approximately 213,308 (and a minimum of approximately 87,027) shares of common stock of Perficient.

    Perficient has agreed to prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the sale of the shares of Perficient common stock subject to the assumed Vertecon stock options.

    Perficient has also agreed to provide certain former shareholders of Vertecon with "piggy-back" registration rights in the event that Perficient, within five years from the closing date of the merger, files a registration statement covering any equity securities held by shareholders of Perficient. These former Vertecon shareholders will be afforded the opportunity to sell up to a specified percentage of the shares to be included under any registration statement.

Fee to WWC Securities, Inc.

    In connection with this transaction, we have agreed to pay to WWC Securities, Inc. a fee for their services rendered in identifying Vertecon as an acquisition candidate. The fee is equal to 2.5% of the aggregate consideration to be paid to Vertecon in connection with this transaction.

THE VERTECON MERGER AGREEMENT

Structure: Effective Time

    The Vertecon Merger Agreement contemplates the merger of Vertecon with and into a wholly-owned subsidiary of Perficient, with our subsidiary surviving the merger and continuing its corporate existence under the laws of the State of Delaware. Upon consummation of the merger, the separate corporate existence of Vertecon will terminate. The merger will become effective on the date of filing of certificates of merger with the Secretary of State of Delaware and the Secretary of State of Missouri (or at such later date as is specified in the certificates of merger), which is expected to occur as promptly as possible, but in no event later than the third business day after all of the conditions precedent to the merger have been satisfied or waived.

Merger Consideration

    Perficient intends to acquire all of the outstanding shares of Vertecon common stock through a merger of Vertecon with and into a wholly-owned subsidiary of Perficient.

    The total consideration to be paid by Perficient in connection with the merger consists of up to $250,000 in cash and up to 2,696,165 shares of Perficient common stock.

    Cash Price.  The cash price is only payable if the revenues of Vertecon for the three months ending December 31, 2001 are greater than or equal to $1,750,000. In the event that Vertecon's revenues are greater than this target, the cash price will be equal to the amount by which revenues are greater than $1,750,000 plus 50% of the amount of cash collected under certain accounts receivable. In no event, however, will the cash price be greater than $250,000.

    Stock Price.  The number of shares payable to Vertecon shareholders in connection with the merger will be equal to 6,261,233 multiplied by a fraction, the numerator of which will be the revenues of Vertecon for the three months ending December 31, 2001 and the denominator of which will be revenues of Perficient for the three months ending December 31, 2001. The number of Perficient shares issued in connection with the merger will be reduced by 10% if the revenues of Vertecon for the three months ending December 31, 2001 are less than $1,750,000 and will also be reduced by the number of Perficient shares having a value equal to the cash price described above, if any. In no event, however, will the number of Perficient shares issued in connection with the Vertecon Merger be less than 1,100,000 or greater than 2,696,165.

    On a per share basis, one share of Vertecon common stock is convertible into a maximum of up to $0.02 (and a minimum of $0.00) in cash and a maximum of up to 0.18 (and a minimum of 0.07) shares of Perficient common stock.

    One-half of the shares of Perficient common stock being issued in connection with the merger to key employee shareholders of Vertecon and one-quarter of the shares of Perficient common stock being issued in connection with the Vertecon Merger to certain non-employee shareholders of Vertecon are subject to forfeiture under certain conditions more fully described in the merger agreement relating to the continued employment of Vertecon's employees and indemnification for breaches of representations, warranties and covenants under the merger agreement.

    The number of shares of Perficient common stock being issued in connection with the Vertecon Merger will be adjusted in the event of any reclassification, recapitalization or exchange of shares or if a stock split, combination, stock dividend, stock rights or dividend is declared by our Board of Directors prior to the closing of the Vertecon Merger.

    In addition, no fractional shares of Perficient common stock will be issued in connection with the acquisition of Vertecon. Instead, Vertecon stockholders that would otherwise be entitled to receive fractional shares will receive cash for any fractional share of Perficient common stock based on the average closing price of Perficient common stock on the Nasdaq SmallCap Market for the twenty (20) consecutive trading days ending on the trading day immediately before the closing date.

Vertecon Stock Options

    At the effective time of the merger, Perficient will assume the stock option plan of Vertecon and all stock options granted under the plan. Each stock option outstanding under the plan at the effective time will be converted into a stock option to acquire Perficient common stock on substantially the same terms and conditions as applied to the Vertecon stock option. The number of shares of Perficient common stock subject to any assumed option will be determined by multiplying the number of shares of Vertecon common stock subject to that Vertecon option by the ratio of the number of shares of Perficient common stock issued in connection with the merger (plus the number of shares having a value equal to the cash price, if any) versus the number of shares of Perficient common stock outstanding at the time of the merger. The exercise price per share of Perficient common stock under any assumed option will be equal to the exercise price per share of Vertecon common stock divided by the ratio described in the preceding sentence. Upon consummation of the merger, options to purchase up to 1,197,074 shares of Vertecon common stock will be converted into options to purchase up to a maximum of approximately 213,308 (and a minimum of approximately 87,027) shares of common stock of Perficient.

Certain Covenants

    Interim Operations of Vertecon.  From the date of execution of the Vertecon Merger Agreement until the effective time of the merger, Vertecon is required to conduct its business in the ordinary course consistent with past practice and to use its reasonable best efforts to preserve intact its business organization and relationships with customers and to keep available the services of its employees. In particular, during this period, Vertecon, without the express written consent of Perficient, may not:

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  declare or pay dividends or make any distribution in respect of its capital stock;

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  make any payment or dispose any funds;

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  enter into any commitment, obligation or understanding;

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  split, reclassify, or combine, repurchase or redeem its shares;

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  issue any securities other than upon the exercise of outstanding stock options;

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  amend its organizational documents;

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  make any capital expenditures;

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  enter into any new line of business;

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  enter into any merger or consolidation;

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  acquire any assets;

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  take any action that would make any representation or warranty of Vertecon under the merger agreement untrue as of the date of the agreement or result in the breach of a covenant or failure of a condition under the merger agreement;

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  change its methods of accounting in effect as of December 31, 2000;

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  enter into any arrangement with a current or former director, officer or employee or increase any compensation to any director, officer or employee;

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  incur any indebtedness;

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  sell any assets;

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  make any tax election;

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  pay or discharge any claim or obligation;

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  enter into any lease, contract, agreement or commitment;

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  waive any right; or

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  agree or commit to take any of the actions described above.

    Registration Statement on Form S-4.  We have agreed that we will prepare and file with the SEC the registration statement on Form S-4 of which this proxy statement/prospectus is a part, in connection with the issuance of shares of Perficient common stock to Vertecon shareholders. We have agreed to file this registration statement within 45 days of the date of the merger agreement.

    Special Meeting; Proxy Material.  We have agreed under the Vertecon Merger Agreement to cause a meeting to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of the merger agreement and the related stock issuance. In connection with the meeting, we have agreed that we will (i) promptly prepare and file with the SEC, use our best efforts to have cleared by the SEC, and thereafter mail to our stockholders as promptly as practicable, a proxy statement for the meeting and all other proxy materials for such meeting, (ii) hold the meeting as promptly as practicable, (iii) recommend to our stockholders the approval of each of the matters through our Board of Directors, and (iv) obtain the necessary approval from our stockholders of the Vertecon Merger Agreement and the transactions contemplated thereby.

    No Solicitation.  Vertecon has agreed in the merger agreement that it will not, and that it will cause its subsidiaries and the directors, officers, employees, representatives, agents and financial and legal advisors of Vertecon not to, directly or indirectly take any action to solicit or hold discussions or negotiations with, or assist or provide any information to, any person, entity or group concerning (i) any merger, consolidation, business combination, share exchange, or other similar transaction involving Vertecon; (ii) any sale, lease, exchange, mortgage, pledge, license transfer or other disposition of any shares of Vertecon common stock or significant assets of Vertecon; or (iii) the issuance of any new shares of capital stock of Vertecon or any options, warrants or other rights to acquire shares of capital stock of Vertecon. Vertecon has agreed to notify us of the terms of any proposal, discussion, negotiation or inquiry relating to a merger or a disposition of a significant portion of its capital stock or assets or similar transaction involving Vertecon and the identity of the party making such proposal or inquiry.

    Vertecon's Covenant to Retain Employees.  Vertecon and its stockholders have agreed to immediately notify us if they have any knowledge of the intention of an employee of Vertecon to terminate his employment with Vertecon. In addition, Vertecon and its stockholders have agreed that from the date of the Vertecon Merger Agreement and continuing to the effective time of the merger, they will not take any action or fail to take any action that will result in the termination of an employee of Vertecon without first consulting with us and providing us with an opportunity to provide advice with respect to any such action or inaction.

    Employment Agreements.  Pursuant to the Vertecon Merger Agreement, we agreed to enter into employment agreements with Jeffrey Davis and Timothy Thompson for employment terms beginning on the closing date of the Vertecon Merger. Mr. Davis will serve as our Chief Operating Officer and will be employed for an initial term of two years. He will be paid an annual salary of $205,000 and will be granted a non-qualified option under our option plan to purchase 110,810 shares of our common stock and another non-qualified stock option in satisfaction of certain accrued bonus payments owed to him by Vertecon. Mr. Davis was advanced a $15,625 bonus in satisfaction of certain accrued bonus payments owed to him by Vertecon which is subject to forfeiture if the merger is not consummated. Mr. Davis is also eligible to receive an annual bonus equal to up to 30% of his salary. Mr. Thompson will be our Chief Business Development Officer and will be employed for an initial term of two years. Mr. Thompson will be paid an annual salary of $160,000 and advanced a $66,875 bonus in satisfaction of certain accrued bonus payments owed to him by Vertecon which is subject to forfeiture if the merger is not consummated. Each year, Mr. Thompson will be eligible to receive a bonus based on our direct sales. We will also grant Mr. Thompson a non-qualified option to purchase 110,810 shares of our common stock under our stock option plan.

    Severance Agreements.  In connection with the Vertecon Merger Agreement, we have agreed, effective on the Closing Date, to guarantee the payment of certain obligations of Vertecon under Separation and Release Agreements with Charles E. Windsor, Jr., the former President and Chief Executive Officer of Vertecon, and Dan Sills, the former Chief Financial Officer of Vertecon. Mr. Windsor has resigned from his position as President and CEO of Vertecon as of September 30, 2001 and will resign as a Vertecon employee on the effective date of the merger. Vertecon has agreed to pay Mr. Windsor a severance payment equal to $160,000 and has agreed to continue providing certain benefits for a period of up to one year following the effective date of the merger. Mr. Windsor has agreed to release Vertecon and Perficient from any claims he may have against them arising before September 30, 2001. Mr. Windsor has also agreed not to compete with our business for one year and not to solicit our customers or employees for two years.

    Perficient Shareholder Voting Agreement.  Certain Perficient shareholders, holding more than 51% of our outstanding stock, have executed letter agreements agreeing to vote all of their shares in favor of the share issuance pursuant to the Vertecon Merger.

    Assumption of Line of Credit/Letter of Credit.  We have agreed to repay the outstanding balance (not to exceed $800,000) under Vertecon's line of credit at the closing. We have also agreed to replace certain letters of credit of Vertecon and a shareholder of Vertecon after the closing.

    Certain Other Covenants.  The Vertecon Merger Agreement contains certain mutual covenants of the parties, including covenants relating to: actions to be taken so as not to jeopardize the intended tax or accounting treatment of the merger; public announcements; notification of certain matters; access to information; disclosure supplements; no inconsistent actions; further assurances; cooperation in connection with certain governmental filings and in obtaining consents and approvals; and confidential treatment of non-public information.

Certain Representations and Warranties

    The Vertecon Merger Agreement contains, subject to certain exceptions, representations and warranties made by Vertecon and certain of its stockholders as to, among other things: due organization and good standing; corporate authorization to enter into the contemplated transactions; governmental approvals required in connection with the contemplated transactions; absence of any breach of organizational documents and certain material agreements as a result of the contemplated transactions; capitalization; ownership of subsidiaries; financial statements; absence of certain material adverse changes since July 31, 2001; absence of undisclosed material liabilities; agreements with regulatory agencies; compliance with laws and court orders; litigation; finders' fees; tax matters; employee matters; material contracts; environmental matters; ownership and use of real property; insurance matters; labor issues; and intellectual property rights.

    The Vertecon Merger Agreement contains, subject to certain exceptions, representations and warranties made by Perficient and our wholly-owned subsidiary as to, among other things: due organization and good standing; corporate authorization to enter into the contemplated transactions; governmental approvals required in connection with the contemplated transactions; absence of any breach of organizational documents as a result of the contemplated transactions; capitalization; ownership of subsidiaries; finders' fees; SEC reports; voting requirements regarding the merger; no prior activities; labor matters; financial statements; absence of undisclosed liabilities and absence of material adverse changes since June 30, 2001.

    Generally, the representations and warranties in the Vertecon Merger Agreement survive the effective time of the Merger for one year except for the representations and warranties made by Vertecon and the stockholders that are a party to the Vertecon Merger Agreement with respect to tax matters and environmental matters, which survive indefinitely.

Conditions to the Merger

    Conditions to Each Party's Obligations to Effect the Merger.  The obligations of Perficient, our wholly-owned subsidiary, Vertecon and the stockholders of Vertecon to consummate the Vertecon Merger are subject to the satisfaction of the following conditions:

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  receipt and continued effectiveness of all regulatory approvals; and

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  no applicable law or regulation, judgment, injunction, order or decree prohibits or enjoins the consummation of the merger or the transactions contemplated thereby.

    Conditions to the Obligations of Perficient and the Vertecon Merger Sub to Effect the Merger.  The obligations of Perficient and our wholly-owned subsidiary to effect the Vertecon Merger are further subject to the satisfaction of the following conditions:

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  the approval by the stockholders of Perficient to the Vertecon Merger and related matters;

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  the representations and warranties of Vertecon and its shareholders contained in the merger agreement being true in all material respects as of the date of the merger agreement;

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  the performance by Vertecon and its shareholders, in all material respects, of all its obligations, agreements and covenants under the merger agreement at or prior to the effective time of the merger;

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  Vertecon having received all consents and approvals from third parties required to be obtained by it at or prior to the effective date of the merger;

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  Vertecon's delivery to Perficient of a list of Vertecon's employees as of a date that is 10 days before the effective date;

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  Vertecon's delivery to Perficient of a list of its optionholders;

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  dissenters', appraisal or similar rights have not been exercised by more than 2% of the holders of Vertecon common stock;

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  Perficient's receipt of legal opinions regarding the merger from counsel to Vertecon and counsel to CDM Ventures, a shareholder of Vertecon; and

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  the continued effectiveness and execution by an escrow agent of two escrow agreements that govern the forfeiture of Perficient shares held in escrow under the merger agreement to secure obligations of Vertecon and its shareholders that have executed the merger agreement related to employee retention and breaches of representation and warranties.

    Conditions to the Obligations of Vertecon to Effect the Merger.  The obligations of Vertecon to effect the merger is subject to the satisfaction of the following conditions:

  •
  the representations and warranties of Perficient and our wholly-owned subsidiary contained in the merger agreement being true as of the date of the merger agreement;

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  the performance by Perficient and our wholly-owned subsidiary of our obligations under the merger agreement at or prior to the effective time;

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  Charles Windsor having been elected to the Board of Directors of Perficient and our wholly-owned subsidiary;

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  Vertecon's receipt of a legal opinion from counsel to Perficient and our wholly-owned subsidiary regarding the merger;

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  the non-escrowed shares of Perficient common stock issued in connection with the merger have been delivered to Vertecon and the escrowed shares issued in connection with the merger have been delivered to the escrow agent;

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  the stockholders of Vertecon having approved the merger and the related transactions on or prior to the effective time;

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  the execution by Perficient of employment agreements with Jeffrey Davis and Timothy Thompson and severance agreements with Charles Windsor and Dan Sills;

  •
  confirmation from Vertecon's counsel that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

  •
  the continued effectiveness and execution by an escrow agent of two escrow agreements that govern the forfeiture of Perficient shares held in escrow under the merger agreement to secure obligations Vertecon and its shareholders that have executed the merger agreement related to employee retention and breaches of representation and warranties;

  •
  our payment of Vertecon's obligations under a certain line of credit and letter of credit; and

  •
  the receipt, to the extent necessary to consummate the merger, of all consents and approvals required to be obtained from third parties in connection with the merger.

Termination of the Vertecon Merger Agreement

    Right to Terminate:  The Vertecon Merger Agreement may be terminated and the acquisition of Vertecon abandoned at any time prior to the effective time as follows:

  (a)
  by mutual consent of Perficient and Vertecon in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

  (b)
  by either Perficient or Vertecon (provided, however, that the right to terminate the merger agreement is not available to any party whose failure to fulfill any of its obligations under the merger agreement has been the cause of or resulted in the failure of the closing to occur) if there is a material breach of any of the representations, warranties, covenants or agreements set forth in the merger agreement on the part of the other party; or

  (c)
  by Vertecon if the merger is not consummated by March 31, 2002 (which date may be extended by an additional 30 days at the request of Perficient, if the closing is delayed solely because any governmental approval or approval by the shareholders of Perficient has not been obtained due to issues relating to information in this proxy statement and Perficient is diligently undertaking to obtain such approval).

    In the event that the Vertecon Merger Agreement is validly terminated by either Perficient or Vertecon as provided above, the merger agreement will become void and have no effect except that the provisions of the merger agreement relating to "nondisclosure of confidential information," "payment of expenses" and "break-up fees" survive the termination of the merger agreement. Upon valid termination, there will be no further obligation on the part of Perficient, Vertecon Merger Sub or

Vertecon, or their respective officers or directors or the stockholders of Vertecon except for the obligations under the provisions listed above. However, no party is relieved or released from any liabilities or damages arising out of its intentional breach of any provision of the merger agreement.

    Fees and Expenses.  We have agreed to pay up to $25,000 to reimburse Vertecon for legal fees incurred by it if the merger is not consummated as a result of our failure to close the merger (other than as a result of breach of the merger agreement by Vertecon or other failure of a condition precedent). In the event that the merger is consummated, we have agreed to reimburse Vertecon for up to $60,000 in auditing, accounting review and legal fees incurred by Vertecon in connection with the merger. If the legal and auditing fees incurred by Vertecon are greater than $60,000, Perficient will pay the excess fees and reduce the shares of stock issued in connection with the merger by an amount of shares having a value equal to such excess fees.

    Break-up fees.

    If either Perficient or Vertecon terminates the merger agreement for the reasons set forth below, then a $500,000 termination fee, payable ten days following the delivery of the notice of termination, will be paid as follows:

  •
  the termination fee will be paid by Vertecon to Perficient, if the merger agreement is terminated by Perficient as a result of a material breach of a representation, warranty, covenant or agreement by Vertecon;

  •
  the termination fee will be paid by Perficient to Vertecon, if the merger agreement is terminated by Vertecon as a result of a material breach of a representation, warranty, covenant or agreement by Perficient; and

  •
  the termination fee will be paid by Perficient to Vertecon, if the merger agreement is terminated by Vertecon after April 30, 2002 (other than a termination as a result of a material breach of a representation, warranty, covenant or agreement by Vertecon or our inability to satisfy all of the requirements of the Securities and Exchange Commission regarding the registration of the securities issued in the merger, if we are diligently undertaking efforts to satisfy such requirements).

Amendments; Extension; Waiver

    Subject to compliance with applicable law, the merger agreement may be amended by the parties by action taken or authorized by their respective Boards of Directors. Non-material amendments to the merger agreement may be made without the authorization of the respective Boards of Directors of the parties. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    At any time prior to the effective time of the merger, the parties to the merger agreement, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the Vertecon Merger Agreement and (c) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver is valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Interests Of Certain Persons In The Vertecon Merger And Related Matters

    The directors and executive officers of Perficient do not have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon at the Special Meeting.

Rights Of Perficient Stockholders

    The rights of our stockholders are currently governed by the Delaware General Corporation Law and by our certificate of incorporation and bylaws. The rights of Vertecon stockholders are currently governed by the General and Business Corporation Law of Missouri and Vertecon's certificate of incorporation and bylaws. Upon consummation of the merger, the rights of our stockholders and of Vertecon stockholders who become Perficient stockholders in the Vertecon Merger will be governed by Delaware corporate law and Perficient's certificate of incorporation and bylaws. Our certificate of incorporation and bylaws are not being amended in connection with the merger and therefore the rights of our existing stockholders will be unaffected by the merger.

PROPOSAL 2.  APPROVAL OF ISSUANCE OF SHARES OF PERFICIENT COMMON STOCK IN THE JAVELIN MERGER

General

    The Javelin Merger Agreement provides that, at the effective time, Javelin will merge with and into a wholly-owned subsidiary of Perficient and Javelin's common stock will be converted into the right to receive up to 2,216,255 shares of Perficient common stock and issue or assume notes in an aggregate principal amount of up to $1.5 million. Cash will be paid in lieu of fractional shares.

    Javelin stockholders will own approximately 26% of the outstanding shares of Perficient common stock after the merger without giving effect to the Vertecon Merger and approximately 20% (assuming the maximum stock issuance in the Vertecon Merger) or approximately 23% (assuming the minimum stock issuance in the Vertecon Merger) of the outstanding shares of Perficient common stock after giving effect to the Vertecon Merger. This information is based on the number of shares of Perficient common stock outstanding on October 31, 2001.

Nasdaq Requirement For Stockholder Approval

    The Nasdaq SmallCap Market regulations require that we obtain approval from our stockholders in connection with a transaction, other than a public offering, involving the sale or issuance by us of common stock (or securities convertible into, or exercisable for, common stock) equal to 20% or more of the common stock, or 20% or more of the voting power of our securities, which were outstanding before the issuance of the common stock in connection with such transaction. We will issue up to 2,216,255 shares of Perficient common stock in connection with the Javelin Merger which would represent approximately 20% of the number of shares of our common stock outstanding on a fully-diluted basis as of October 31, 2001 after giving effect to the Vertecon Merger and the Javelin Merger (assuming the maximum number of shares is issued in connection with each of the mergers). As a result, even though the Javelin Stock Issuance is not required to be approved by Perficient's stockholders under the terms of the Delaware General Corporation Law, such stockholder approval is required under the regulations of Nasdaq to which Perficient is subject. A majority of the total votes cast in person or by proxy at the Special Meeting is required to approve the Javelin Stock Issuance.

Background Of The Merger

    On March 6, 2001, we retained WWC Securities, Inc. to assist us in identifying potential acquisition candidates that complement our business model and fit our stated acquisition plan.

    On August 8, 2001, WWC Securities identified Javelin as a potential acquisition candidate for us.

    On August 10, 2001, Matt Clark and Jack McDonald had a conference call with Dale Klein, the CEO and Treasurer of Javelin, to discuss the possibility of a Javelin and Perficient merger.

    Between August 10, 2001 and August 21, 2001, Mr. Clark and Mr. Klein exchanged basic financial and organizational data, including backlog, pipeline and revenue by customer, about their respective companies.

    On August 30, 2001, Sam Fatigato, COO of Perficient, Jeff Davis, COO of Vertecon and Mr. McDonald met in Minnesota with Mr. Klein, and Javelin's other founders, Ken Faanes, Warren Golla, Jon Waddell and Tim Huenemann. At the meeting, the two management teams discussed the results of operations of their respective companies, their projected performance, their business models and how and if the two companies could fit together.

    Between September 1, 2001 and October 26, 2001, the parties had numerous telephone conversations that outlined a detailed framework of how the two companies could fit together structurally, including functional areas of responsibility and terms of the proposed merger.

    Between September 1, 2001 and October 19, 2001, Mr. Davis and Tim Thompson of Vertecon and Mr. Fatigato of Perficient had numerous telephone conversations with Mr. Golla and Mr. Faanes of Javelin that outlined a detailed framework for building a national commodities market practice led by Mr. Golla.

    On September 7, 2001, the first draft of a term sheet, which outlined proposed terms of a merger, was delivered by Mr. McDonald to Mr. Klein and both parties commenced more detailed reviews of each other's operations, businesses and finances.

    On September 10, 2001, Mr. McDonald contacted the members of our Board of Directors to notify them of the discussions that were taking place with respect to Javelin.

    On September 17, 2001, the final form of a term sheet was agreed to by both parties.

    On October 8, 2001, our Board of Directors received a package from Mr. McDonald that contained financial and other information with respect to Javelin.

    On October 9, 2001, Mr. McDonald, Mr. Fatigato, Mr. Clark and Andy Sweet of Perficient, Mr. Thompson and Mr. Davis of Vertecon and Mr. Klein of Javelin met in St. Louis to further clarify roles and organizational structure of Perficient following the proposed mergers.

    On October 11, 2001, our Board of Directors met to discuss the proposed transaction with Javelin. At the meeting, Mr. McDonald presented a description of the business of Javelin, including a description of the members of Javelin's management and their qualifications, the locations of Javelin's offices and the partners and business relationships of Javelin. Mr. McDonald also presented to the Board a review of the financial statements and the results of operations of Javelin. Mr. McDonald outlined the proposed terms of the Javelin Merger Agreement and reviewed a copy of the proposed term sheet. Finally, Mr. McDonald explained the rationale and potential benefits to Perficient of the proposed merger.

    From September 17, 2001 through the date that the Javelin Merger Agreement was signed, there were numerous meetings held between representatives of Perficient and Javelin to negotiate the merger agreement and the related documents. In addition, during this period we completed our due diligence review of the business affairs of Javelin.

    During the period from September 17, 2001 through October 26, 2001, representatives of Perficient and Javelin, including their counsel and accountants, had several meetings, in person or by telephone, to discuss the merger and to prepare and negotiate a definitive merger agreement. These meetings also included discussions of:

  •
  the structure of the transaction;

  •
  tax and accounting treatment;

  •
  preparation of the requisite financial statements; and

  •
  similar matters.

    On October 26, 2001, after the market closed, Perficient and Javelin executed the Javelin Merger Agreement.

    On October 29, 2001, before the market opened, a press release announcing the Javelin Merger was released.

    We filed this proxy statement on November [  ], 2001 on a preliminary basis and on [  ], 2001 on a definitive basis.

Recommendation of the Perficient Board of Directors And Reasons For The Javelin Merger And The Javelin Stock Issuance.

    On October 11, 2001, our Board of Directors concluded unanimously that the Javelin Merger was in the best interests of Perficient and our stockholders, authorized and approved the Javelin Merger, the Javelin Merger Agreement and the issuance of shares of Perficient common stock in connection with the Javelin Merger and recommended that our stockholders approve the stock issuance in connection with the Javelin Merger.

    The decision of our Board of Directors was based upon potential benefits of the Javelin Merger, including the following:

  •
  an increased revenue base;

  •
  significant and longstanding customer relationships;

  •
  geographic expansion into the Minneapolis market;

  •
  an increase in qualified information technology consultants;

  •
  diversification of the sources of Perficient's revenues;

  •
  the addition of experienced members of management;

  •
  significant eBusiness solution selling and implementation expertise;

  •
  an established and proven eBusiness solution methodology;

  •
  established industry expertise around the Agribusiness and Financial industries; and

  •
  other advantages discussed below.

    In its evaluation of the Javelin Merger, our Board considered several factors, including the following:

  •
  historical information concerning the respective businesses of Perficient and Javelin including, financial performance and condition, operations and management;

  •
  the status and quality of Javelin's relationship with its largest customers including, Louis Dreyfus, Cargill and Union Bank of California;

  •
  Javelin's backlog and pipeline of services business;

  •
  our management's view of the financial condition, results of operations and businesses of Perficient and Javelin before and after giving effect to the Javelin Merger and information regarding the merger's effect on stockholder value;

  •
  reports from our management and accounting advisors as to the results of the due diligence investigation of Javelin;

  •
  the potential impact of the merger on our clients, employees, suppliers, licensors, licensees and other business partners; and

  •
  the potential impact of the merger on our business, including economies of scale, compatibility of the networks and management and consolidation of operating centers.

    In its deliberations concerning the Javelin Merger, our Board of Directors also considered various additional risks and uncertainties, including:

  •
  the risk on Perficient of increased indebtedness;

  •
  the risk of immediate and substantial dilution of the percentage equity and voting interest of Perficient;

  •
  the risk that the Javelin stockholders may be able to significantly influence Perficient following the Javelin Stock Issuance;

  •
  the risk that we may not be able to successfully integrate Javelin into our operations; and

  •
  the risk that Perficient and Javelin may not be able to capitalize on Javelin's backlog and pipeline of business.

These risks are described in more detail under Risks Particular to the Acquisition of Javelin beginning on page [  ]. Our Board concluded that the potential benefits of the Javelin Merger and Javelin Stock Issuance to us and our stockholders outweigh the risks associated with the Javelin Merger and Javelin Stock Issuance. The discussion of the information and factors considered by our Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Javelin Merger and the Javelin Stock Issuance, our Board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. After careful consideration, our Board of Directors has unanimously determined that the Javelin Merger Agreement, the Javelin Merger and the Javelin Stock Issuance are in the best interests of Perficient and its stockholders.

Javelin's Reasons for the Merger; Approval by Javelin Shareholders

    The Javelin Board of Directors believes that the terms of the merger are in the best interests of Javelin and its stockholders. Accordingly, the Javelin Board of Directors has unanimously approved the Javelin Merger Agreement. The Javelin Board of Directors believes that the merger represents a strategic opportunity for Javelin and its stockholders.

    The Javelin Board of Directors believes that the merger is advantageous to the Javelin stockholders because the merger will achieve greater liquidity for its stockholders, since Perficient's common stock is traded on the Nasdaq SmallCap Market.

    The terms of the Javelin Merger Agreement, including the merger consideration, were the result of arm's-length negotiations between Javelin and Perficient. In fixing the consideration consisting mainly of Perficient common stock, Javelin management considered the relative values of the two companies. The Javelin Board of Directors consulted with its financial advisor and legal advisors and management of Javelin and after careful review and consideration, the Javelin Board of Directors determined that the merger is a desirable transaction from the standpoint of holders of Javelin common stock.

    In reaching its decision to approve the Javelin Merger Agreement, in addition to the factors described above, the Javelin Board of Directors considered the following factors:

  •
  the lack of liquidity for the Javelin common stock and the current and historical market prices of the Perficient common stock;

  •
  the effects of the merger on Javelin's stockholders; and

  •
  the terms of the merger agreement.

    In determining that the Javelin Merger is in the best interests of Javelin's stockholders, the Javelin Board of Directors considered the above factors as a whole and did not assign specific or relative weights to them. In the view of the Javelin Board of Directors, each of the factors listed above reinforced its belief that the transaction was in the best interests of Javelin and its stockholders.

Accounting Treatment

    The merger of Javelin with and into our wholly-owned subsidiary shall be accounted for as a "purchase." Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the value of the net assets acquired is classified as goodwill on the unaudited pro forma combined condensed balance sheet included in this proxy statement/prospectus. The estimated fair values of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments.

Federal Income Tax Consequences

    The Javelin Merger will not result in any federal income tax consequences to Perficient stockholders. The merger is intended to qualify as a tax free reorganization. However, the merger will result in federal income tax consequences to Javelin stockholders to the extent that the cash proceeds from the notes received as part of the merger will be taxed at the same rate as capital gains. Perficient will assume the tax liability for the conversion of Javelin from the cash basis to the accrual basis of accounting for tax purposes. Javelin and Perficient have also agreed that Javelin's shareholders will remain individually responsible for the income tax liabilities incurred, as shareholders of the S-corporation, until the day of the Javelin Merger. Javelin's shareholders will be permitted to take tax distributions to offset these tax liabilities, if certain financial targets of Javelin are met.

Regulatory Matters

    Other than the declaration of the effectiveness of the Registration Statement of which this proxy statement/prospectus is a part by the Securities & Exchange Commission and any state securities administrators in connection with the registration of up to 2,216,255 shares to be issued in connection with the Javelin Merger, there are no federal or state regulatory requirements applicable to the Javelin Merger.

No Appraisal Rights

    While Section 262 of the Delaware General Corporation Law provides appraisal rights (sometimes referred to as "dissenters' rights") to stockholders of Delaware corporations in certain situations, these appraisal rights are not available to the stockholders of Perficient in connection with the proposed Javelin Merger. Section 302A.471 of the Minnesota Business Corporations Act provides dissenters' rights to shareholders of a corporation in certain situations, including a merger in which such corporation is a constituent organization. However, because all of the Javelin shareholders have consented to the merger, these dissenters' rights do not apply.

Securities Law Consequences; Resale of Merger Shares

    Although the Javelin stockholders receiving shares in the Javelin Merger will be subject to the contractual restrictions on resale discussed below, the Perficient common stock issued in the Javelin Merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except that shares issued to any Javelin stockholder who may be deemed to be an "affiliate" of Javelin for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act will be subject to the resale restrictions contained in Rule 145 and shares issued to persons who become affiliates of Perficient after the Javelin Merger will be subject to the resale restrictions contained in Rule 144 under the Securities Act. An affiliate of a person is any individual or entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such person.

    Each Javelin stockholder has agreed for a one-year period beginning on the closing date of the Javelin Merger to refrain from selling any shares of Perficient common stock received in connection with the merger.

    Each Javelin stockholder has further agreed, during the period beginning one year following the closing date of the Javelin Merger and ending two years following the closing date of the Javelin Merger, not to sell, pledge, transfer, hypothecate or otherwise dispose of, a number of shares of Perficient common stock in any 90 day period equal to more than 1% of Perficient's outstanding common stock at the time of any such disposition.

    Under the Javelin Merger Agreement, at the effective time of the Javelin Merger, Perficient will assume the stock option plan of Javelin and all stock options granted under the plan. Each stock option outstanding under the plan at the effective time will be converted into a stock option to acquire Perficient common stock on substantially the same terms and conditions as applied to the Javelin stock option, except that the number and exercise price of shares subject to each option will be adjusted as described below, under the caption "Javelin Stock Options." Upon consummation of the merger, options to purchase up to 1,206,250 shares of Javelin common stock will be converted into options to purchase up to approximately 451,717 shares of common stock of Perficient (assuming an exchange price of $1.70).

    Perficient has agreed to prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the sale of the shares of Perficient common stock subject to the assumed Javelin stock options.

    Perficient has also agreed to provide former shareholders of Javelin with "piggy-back" registration rights in the event that Perficient files a registration statement covering any equity securities held by shareholders of Perficient. These former Javelin shareholders will be afforded the opportunity to sell up to a specified percentage of the shares to be included under the registration statement.

Fee to WWC Securities, Inc.

    In connection with this transaction, we have agreed to pay to WWC Securities, Inc. a fee for their services rendered in identifying Javelin as an acquisition candidate. The fee is equal to 2.5% of the aggregate consideration of the transaction.

THE JAVELIN MERGER AGREEMENT

Structure: Effective Time

    The Javelin Merger Agreement contemplates the merger of Javelin with and into a wholly-owned subsidiary of Perficient, with the subsidiary surviving the merger and continuing its corporate existence under the laws of the State of Delaware. Upon consummation of the merger, the separate corporate existence of Javelin will terminate. The merger will become effective on the date of filing of certificates of merger with the Secretary of State of Delaware and the Secretary of State of Minnesota (or at such later date as is specified in the certificates of merger).

Merger Consideration

    Perficient intends to acquire all of the outstanding shares of Javelin common stock through a merger of Javelin with and into a wholly-owned subsidiary of Perficient.

    The total consideration to be paid by Perficient in connection with the merger consists of up to $1.5 million in issued or assumed notes and up to 2,216,255 shares of Perficient common stock.

    Note Price.  Pursuant to the Javelin Merger Agreement, Perficient will issue the following to the shareholders of Javelin:

  •
  non-interest bearing promissory notes in an aggregate principal amount equal to $1 million less the aggregate final principal amount of certain notes of Javelin for which Perficient will become the guarantor (which aggregate principal amount will be further reduced on a dollar-for-dollar basis for every dollar that Javelin's net working capital, as calculated under the rules provided in the merger agreement, is less than $300,000 at closing); and

  •
  non-interest bearing promissory notes in the aggregate principal amount of $500,000 (all unpaid installments of these notes issued to certain employee shareholders are subject to forfeiture upon the termination of such employee shareholder for any reason during the two year period following the closing of the Javelin Merger Agreement).

    Stock Price.  The number of shares payable to Javelin shareholders in connection with the merger will be equal to 2,216,255 shares of Perficient common stock (subject to a share for share reduction in the event that Javelin issues any options to purchase the stock of Javelin after September 15, 2001 without the prior approval of Perficient).

    Escrowed Consideration.  A portion of the notes having an aggregate principal value of $500,000 and one half of the shares payable to Javelin shareholders in connection with the merger will be placed in escrow subject to forfeiture under certain conditions more fully described in the merger agreement relating to the continued employment of Javelin's employees and indemnification for breaches of representations, warranties and covenants under the merger agreement.

    On a per share basis, one share of Javelin common stock is convertible into up to $0.18 in notes and 0.27 shares of Perficient common stock.

    The number of shares of Perficient common stock being issued in connection with the Javelin Merger will be adjusted in the event of any reclassification, recapitalization or exchange of shares or if a stock split, combination, stock dividend, stock rights or dividend is declared by our Board of Directors prior to the closing of the Javelin Merger.

    In addition, no fractional shares of Perficient common stock will be issued in connection with the acquisition of Javelin. Instead, Javelin stockholders that would otherwise be entitled to receive fractional shares will receive cash for any fractional share of Perficient common stock owed them based on the average closing price of Perficient common stock on the Nasdaq SmallCap Market for the twenty (20) consecutive trading days ending on the trading day immediately before the closing date.

Javelin Stock Options

    At the effective time of the merger, Perficient will assume the stock option plan of Javelin and all stock options granted under the plan. Each stock option outstanding under the plan at the effective time will be converted into a stock option to acquire Perficient common stock on substantially the same terms and conditions as applied to the Javelin stock option. The number of shares of Perficient common stock subject to any assumed option will be determined by multiplying the number of shares of Javelin common stock subject to that Javelin option by the ratio of the number of shares of Perficient common stock issued in connection with the merger (plus the number of shares having a value equal to the notes issued in connection with the merger and certain assumed notes) versus the number of shares of Perficient common stock outstanding at the time of the merger. The exercise price per share of Perficient common stock under any assumed option will be equal to the exercise price per share of Javelin common stock divided by the ratio described in the preceding sentence. Upon consummation of the merger, options to purchase up to 1,206,250 shares of Javelin common stock will be converted into options to purchase up to approximately 451,717 shares of common stock of Perficient (assuming an exchange price of $1.70).

Certain Covenants

    Interim Operations of Javelin.  From the date of execution of the Javelin Merger Agreement until the effective time of the merger, Javelin is required to conduct its business in the ordinary course consistent with past practice and to use its reasonable best efforts to preserve intact its business organization and relationships with customers and to keep available the services of its employees. In particular, during this period, Javelin, without the express written consent of Perficient, has agreed not to:

  •
  declare or pay dividends or make any distribution in respect of its capital stock (except for certain tax distributions);

  •
  split, reclassify, or combine, repurchase or redeem its shares;

  •
  issue any securities;

  •
  amend its organizational documents;

  •
  make any capital expenditures in excess of $25,000;

  •
  enter into any new line of business;

  •
  enter into any merger or consolidation;

  •
  acquire any assets outside of the ordinary course of business;

  •
  change its methods of accounting in effect as of December 31, 2000;

  •
  enter into any arrangement with a current or former director, officer or employee or increase any compensation to any director, officer or employee;

  •
  incur any indebtedness other than in the ordinary course of business;

  •
  sell, lease or encumber any assets;

  •
  make any tax election;

  •
  pay or discharge any claim or obligation;

  •
  enter into any lease, contract, agreement or commitment outside of the ordinary course of business in an individual amount over $20,000 or over $100,000 in the aggregate;

  •
  waive any right, whether in equity or at law; or

  •
  agree or commit to take any of the actions described above.

    Interim Operations of Perficient and the Javelin Merger Sub.  From the date of execution of the Javelin Merger Agreement until the effective time of the merger, Perficient and Javelin Merger Sub have agreed not to:

  •
  declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

  •
  split, reclassify or combine, repurchase or redeem its shares;

  •
  issue, deliver or sell any of its capital stock other than pursuant to Perficient's employee benefit plans;

  •
  amend its organizational documents;

  •
  change its methods of accounting in effect as of December 31, 2001;

  •
  except for the equity or convertible debt financing contemplated in the Javelin Merger Agreement or under Perficient's credit facility or any equipment or capital lease facilities, incur any indebtedness except in the ordinary course of business and except for indebtedness in an amount less than $100,000; or

  •
  agree or commit to take any of the actions described above.

    Registration Statement on Form S-4.  We have agreed that we will prepare and file with the SEC the registration statement on Form S-4 of which this proxy statement/prospectus is a part in connection with the issuance of shares of Perficient common stock to Javelin shareholders.

    Special Meeting; Proxy Material.  We have agreed under the Javelin Merger Agreement to cause a meeting to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of the merger agreement. In connection with the meeting, we have agreed that we will (i) promptly prepare and file with the SEC, use our reasonable best efforts to file with the SEC and thereafter mail to our stockholders as promptly as practicable a proxy statement for the meeting and all other proxy materials for such meeting, (ii) hold the meeting as promptly as practicable, (iii) recommend to our stockholders the approval of each of the matters through our Board of Directors, and (iv) use our reasonable best efforts to obtain the necessary approval from our stockholders of the Javelin Merger Agreement and the transactions contemplated thereby.

    No Solicitation.  Javelin has agreed in the merger agreement that it will not, and that it will cause its subsidiaries and the directors, officers, employees, representatives, agents and financial and legal advisors not to, directly or indirectly take any action to solicit or hold discussions or negotiations with, or assist or provide any information to, any person, entity or group concerning (i) any merger, consolidation, business combination, share exchange, or other similar transaction involving Javelin; (ii) any sale, lease, exchange, mortgage, pledge, license transfer or other disposition of any shares of Javelin common stock or significant assets of Javelin; or (iii) the issuance of any new shares of capital stock of Javelin or any options, warrants or other rights to acquire shares of capital stock of Javelin. Javelin has agreed to notify us of the terms of any proposal, discussion, negotiation or inquiry relating to a merger or a disposition of a significant portion of its capital stock or assets or similar transaction involving Javelin and the identity of the party making such proposal or inquiry.

    Employment Agreements.  Pursuant to the Javelin Merger Agreement, we have agreed to enter into two-year employment agreements with Dale Klein, Warren Golla, Ken Faanes, Jon Waddell and Tim Huenemann on employment terms beginning on the effective date of the merger.

    Perficient Shareholder Voting Agreement.  Certain Perficient shareholders, holding more than 51% of our outstanding stock, have executed letter agreements agreeing to vote all of their shares in favor of the share issuance pursuant to the Javelin Merger.

    Certain Other Covenants.  The Javelin Merger Agreement contains certain mutual covenants of the parties, including covenants relating to: actions to be taken so as not to jeopardize the intended tax or accounting treatment of the merger; public announcements; notification of certain matters; access to information; further assurances; cooperation in connection with certain governmental filings and in obtaining consents and approvals; assumption of personal guarantees; disclosure supplements; no inconsistent actions; employee benefits; establishment of a national commodities marketplace practice; subordination agreement; and confidential treatment of non-public information.

Certain Representations and Warranties

    The Javelin Merger Agreement contains, subject to certain exceptions, representations and warranties made by Javelin and its stockholders as to, among other things: due organization and good standing; corporate authorization to enter into the contemplated transactions; governmental approvals required in connection with the contemplated transactions; absence of any breach of organizational documents and certain material agreements as a result of the contemplated transactions; capitalization; ownership of subsidiaries; financial statements; absence of certain material adverse changes since September 30, 2001; absence of undisclosed material liabilities; compliance with laws and court orders; litigation; finders' fees; tax matters; employee matters; material contracts; environmental matters; ownership and use of real property; insurance matters; labor issues; and intellectual property rights.

    The Javelin Merger Agreement contains, subject to certain exceptions, representations and warranties made by Perficient and our wholly-owned subsidiary as to, among other things: due organization and good standing; corporate authorization to enter into the contemplated transactions; governmental approvals required in connection with the contemplated transactions; absence of any breach of organizational documents as a result of the contemplated transactions; capitalization; ownership of subsidiaries; broker's fees; SEC reports; voting requirements; no prior activities; labor matters; financial statements; legal proceedings; the registration statement of which this proxy statement/prospectus is a part; and continued listing of stock.

    Generally, the representations and warranties in the Javelin Merger Agreement survive the effective time of the Merger for fifteen months except for the representations and warranties made by Javelin and its stockholders with respect to tax matters and environmental matters, which survive for a period equal to the applicable statute of limitations on any claim relating thereto.

Conditions to the Merger

    Conditions to Each Party's Obligations to Effect the Merger.  The obligations of Perficient, our wholly-owned subsidiary, Javelin and the stockholders of Javelin to consummate the Javelin Merger are subject to the satisfaction of the following conditions:

  •
  receipt and continued effectiveness of all regulatory approvals; and

  •
  no applicable law or regulation, judgment, injunction, order or decree prohibits or enjoins the consummation of the merger or the transactions contemplated thereby.

    Conditions to the Obligations of Perficient and the Javelin Merger Sub to Effect the Merger.  The obligations of Perficient and our wholly-owned subsidiary to effect the Javelin Merger are subject to the satisfaction of the following conditions:

  •
  the approval by the stockholders of Perficient to the Javelin Merger and related matters;

  •
  the representations and warranties of Javelin and its shareholders contained in the merger agreement being true in all material respects as of the date of the merger agreement;

  •
  the performance by Javelin and its shareholders, in all material respects, of all their respective obligations, agreements and covenants under the merger agreement at or prior to the effective time of the merger;

  •
  Javelin having received all consents and approvals from third parties required to be obtained by it at or prior to the effective date of the merger;

  •
  Javelin's delivery to Perficient of a list of Javelin's employees who will become employees of Perficient or our wholly-owned subsidiary immediately following the effective date of the merger;

  •
  Perficient entering into employment agreements with each of Dale Klein, Warren Golla, Ken Faanes, Jon Waddell and Tim Huenemann;

  •
  the shareholders of Javelin do not have any right to exercise dissenters', appraisal or similar rights by virtue of the Javelin Merger;

  •
  Perficient's receipt of legal opinions regarding the merger from counsel to Javelin and Javelin's shareholders;

  •
  Javelin is licensed, qualified or authorized to conduct business in all necessary jurisdictions;

  •
  Javelin and its shareholders have entered into a termination agreement terminating the Shareholder's Agreement, dated June 5, 1997 and all amendments thereto;

  •
  Javelin, its shareholders, Perficient, our wholly-owned subsidiary and the escrow agent shall each have executed an escrow agreement, which shall govern the distribution of the escrowed notes and escrowed stock;

  •
  no material adverse change to Javelin shall have occurred and no event that would be reasonably likely to cause a material adverse change to Javelin shall have occurred; and

  •
  Javelin shall have delivered to Perficient audited financial statements for no less than the last two fiscal years, prepared in accordance with generally accepted accounting principles.

    Conditions to the Obligations of Javelin to Effect the Merger.  The obligations of Javelin to effect the merger are subject to the satisfaction of the following conditions:

  •
  the representations and warranties of Perficient and our wholly-owned subsidiary contained in the merger agreement being true as of the date of the merger agreement;

  •
  the performance by Perficient and our wholly-owned subsidiary of our obligations under the merger agreement at or prior to the effective time;

  •
  the person selected by the shareholders of Javelin having been elected to the Board of Directors of Perficient;

  •
  Javelin's receipt of a legal opinion from counsel to Perficient and the our wholly-owned subsidiary regarding the merger;

  •
  the non-escrowed shares of Perficient common stock and non-escrowed notes issued in connection with the merger have been delivered to Javelin's shareholders and the escrowed stock and escrowed notes issued in connection with the merger have been delivered to the escrow agent;

  •
  the stockholders of Javelin having approved the merger and the related transactions on, or prior to, the closing date of the merger;

  •
  the execution by Perficient of employment agreements with Dale Klein, Warren Golla, Ken Faanes, Jon Waddell and Tim Huenemann;

  •
  Perficient's completion of a financing transaction pursuant to which it will receive gross proceeds of $1.5 million (subject to a reduction of up to $400,000 under certain circumstances);

  •
  Perficient, our wholly-owned subsidiary, Javelin, Javelin's shareholders and the escrow agent shall have executed the Escrow Agreement;

  •
  no material adverse change to Perficient or our wholly-owned subsidiary shall have occurred and no event that would be reasonably likely to cause a material adverse change to Perficient or our wholly-owned subsidiary shall have occurred;

  •
  the Vertecon Merger Agreement shall be in full force and effect and no facts or circumstances shall exist which would lead, or be reasonably likely to lead to termination of, or entitle a party thereto to any right to terminate, such agreement; and

  •
  Perficient shall have caused the personal guarantees of the shareholders of Javelin to be fully released and discharged by the beneficiaries thereof and Perficient shall have guaranteed certain notes issued by Javelin to its shareholders.

Termination of the Javelin Merger Agreement

    Right to Terminate:  The Javelin Merger Agreement may be terminated and the acquisition of Javelin abandoned at any time prior to the effective time as follows:

  •
  by mutual consent of Perficient and Javelin in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

  •
  by either Perficient or Javelin (provided, however, that the right to terminate the merger agreement is not available to any party whose failure to fulfill any of its obligations under the merger agreement has been the cause of or resulted in the failure of the closing to occur) if there shall have been a breach of any of the representations, warranties, covenants or agreements set forth in the merger agreement on the part of the other party and such breach has not been cured within ten days after notice thereof to the breaching party; or

  •
  by either Perficient or Javelin if the merger is not consummated by (i) March 31, 2002 if this proxy statement/prospectus is subject to review by the Securities and Exchange Commission or (ii) January 31, 2002 if this proxy statement/prospectus is not subject to SEC review (which deadlines may be extended by an additional 30 days at the request of Perficient, if the closing is delayed solely because any governmental approval or approval by the shareholders of Perficient has not been obtained and Perficient is diligently undertaking to obtain such approval).

    In the event that the Javelin Merger Agreement is validly terminated by either Perficient or Javelin as provided above, the merger agreement shall become void and have no effect except that the provisions of the merger agreement relating to "nondisclosure of confidential information" and "break-up fees" survive the termination of the merger agreement. Upon valid termination, there will be no further obligation on the part of Perficient, the Javelin Merger Sub or Javelin, or their respective officers or directors or the stockholders of Javelin except for the obligations under the provisions listed above. However, no party is relieved or released from any liabilities or damages arising out of its intentional breach of any provision of the merger agreement.

    Fees and Expenses.  In the event that the merger is consummated, we have agreed to reimburse Javelin for up to $50,000 of Javelin's costs in connection with the merger, less any amount previously paid and added to the cash balance on Javelin's final closing date balance sheet.

  Break-up fees.

    If either Perficient or Javelin terminates the merger agreement for the reasons set forth below, then a $500,000 termination fee, payable within ten days of notice of termination, will be paid as follows:

  •
  the termination fee will be paid by Javelin to Perficient, if:

  •
  except as provided below, the merger agreement is terminated by Javelin for any reason other than as a result of a material breach of a representation, warranty, covenant or agreement by Perficient or if the merger is not consummated by March 31, 2002 if this proxy statement/prospectus is subject to review by the SEC or January 31, 2002 if this proxy statement/prospectus is not subject to SEC review (which deadlines may be extended by an additional 30 days at the request of Perficient if the closing is delayed solely because any governmental approval or approval by the shareholders of Perficient has not been obtained and Perficient is working diligently to obtain such approval);

    •
    Perficient terminates the merger agreement due to a majority of the Employee Shareholders failing to execute the employment agreements at the closing due to reasons other than death or disability of Employee Shareholders;

    •
    Perficient terminates the merger agreement due to the shareholders of Javelin having the right to exercise dissenters', appraisal or similar rights by virtue of the merger;

    •
    Perficient terminates the merger agreement because Javelin has failed to terminate the Shareholders Agreement, dated June 5, 1997, by the closing; or

    •
    Javelin terminates the merger agreement as a result of its failure to obtain the approval of its shareholders for the transactions contemplated by the Javelin Merger Agreement.

  •
  the termination fee will be paid by Perficient to Javelin, if:

  •
  the merger agreement is terminated by Perficient other than (i) as a result of a material breach of a representation, warranty, covenant or agreement by Javelin or (ii) if the merger is not consummated by March 31, 2002 if this proxy statement/prospectus is subject to SEC review or January 31, 2002 if this proxy statement/prospectus is not subject to SEC review (which deadlines may be extended by an additional 30 days at the request of Perficient if the closing is delayed solely because any governmental approval or approval by the shareholders of Perficient has not been obtained and Perficient is working diligently to obtain such approval);

  •
  the merger agreement is terminated by Javelin as a result of Perficient's failure to deliver the non-escrowed notes and Perficient common stock at the closing;

  •
  the merger agreement is terminated by Javelin as a result of Perficient's failure to execute the employment agreements with the employee shareholders by the closing date;

  •
  the merger agreement is terminated by Javelin as a result of Perficient's failure to have a shareholder nominee elected to Perficient's board of directors by the closing date; or

  •
  the merger agreement is terminated by Perficient due to Perficient's failure to obtain the approval of its shareholders for the transactions contemplated by the Javelin Merger Agreement (but only if such failure is due to a default by a Perficient shareholder under his/her agreement to approve the merger).

Amendments; Extension; Waiver

    Subject to compliance with applicable law, the merger agreement may be amended by the parties thereof, by action taken or authorized by their respective Boards of Directors. Notwithstanding the foregoing, non-material amendments to the merger agreement may be made without the authorization of the respective Boards of Directors of the parties thereof. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereof.

    At any time prior to the effective time of the merger, the parties to the merger agreement, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (b) waive any inaccuracies in the representations and warranties contained in the Javelin Merger Agreement in any document delivered pursuant to the Javelin Merger Agreement, and (c) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver is valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Interests Of Certain Persons In The Javelin Merger And Related Matters

    The directors and executive officers of Perficient do not have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon at the Special Meeting.

Rights Of Perficient Stockholders

    The rights of our stockholders are currently governed by the Delaware General Corporation Law and by our certificate of incorporation and bylaws. The rights of Javelin stockholders are currently governed by the Minnesota Business Corporations Act and Javelin's certificate of incorporation and bylaws. Accordingly, upon consummation of the merger, the rights of our stockholders and of Javelin stockholders who become Perficient stockholders in the Javelin Merger will be governed by Delaware corporate law and Perficient's articles of incorporation and bylaws. Our certificate of incorporation and bylaws are not being amended in connection with the merger and therefore the rights of our existing stockholders will be unaffected by the merger.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements give effect to the proposed acquisitions of Primary Webworks, Inc. d/b/a Vertecon, Inc. and Javelin Solutions, Inc. and the completed acquisition of Compete, Inc., all accounted for as purchase business combinations. The pro forma combined condensed statements of operations assume each of the acquisitions occurred as of January 1, 2000.

    On September 30, 2001, Perficient entered into a merger agreement with Vertecon for consideration preliminarily valued at $3.4 million, estimated to be 2,079,833 shares of Perficient common stock, the assumption of options to purchase an estimated 165,000 shares of Perficient common stock and direct acquisition costs. The actual number of shares of Perficient common stock to be issued and options to purchase shares of Perficient common stock will be determined according to a formula based on the relative revenues of Perficient and Vertecon for the three months ended December 31, 2001. The cash consideration to be paid to Vertecon will be determined based on its revenues for the three months ended December 31, 2001 and was estimated to be zero. On October 26, 2001, Perficient entered into a merger agreement with Javelin for consideration preliminarily valued at $6.1 million, consisting of 2,216,255 shares of Perficient common stock, the assumption of options to purchase approximately 452,000 shares of Perficient common stock, the issuance of non-interest bearing notes in principal amounts totaling $1,500,000 and direct acquisition costs.

    The unaudited pro forma combined condensed balance sheet combines the unaudited historical condensed balance sheets of Perficient, Vertecon and Javelin as of September 30, 2001.

    The unaudited pro forma combined condensed statements of operations give effect to (1) the proposed merger between Perficient and Vertecon, (2) the proposed merger between Perficient and Javelin, and (3) the completed merger between Perficient and Compete as if they occurred on January 1, 2000. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2001 combines the unaudited historical financial statements of operations of Perficient, Vertecon and Javelin for the nine months ended September 30, 2001. The unaudited pro forma combined statement of operations for the year ended December 31, 2000 combines the audited historical statements of operations of Perficient, Vertecon and Javelin for the year ended December 31, 2000 and the unaudited historical statement of operations for Compete for the period from January 1, 2000 to April 30, 2000.

    The unaudited pro forma combined condensed financial statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings that may result from the mergers.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement/prospectus. The pro forma information should be read in conjunction with the accompanying notes thereto, Perficient's historical financial statements, Vertecon's historical financial statements and Javelin's historical financial statements and related notes included elsewhere in this filing.

Unaudited Pro Forma Combined Condensed Balance Sheet
September 30, 2001

	Historical Perficient	Historical Vertecon	Historical Javelin	Pro Forma Adjustments Note (2)		Pro Forma Combined
Assets
Cash	$526,304	$103,918	$205,878	$(250,000	)(a)	$
				1,100,000	(b)		1,686,100
Accounts receivable, net	3,633,391	706,576	1,589,134	(161,270	)(k)		5,767,831
Other current assets	52,484	154,995	35,554	(110,000	)(d)		133,033

Total current assets	4,212,179	965,489	1,830,566	578,730			7,586,964
Property and equipment, net	601,146	754,397	826,965	—			2,182,508
Intangibles, net	4,151,991	—	—	9,568,547	(c)		13,720,538
Other noncurrent assets	256,298	339,200	—	(39,000	)(d)		556,498

Total assets	$9,221,614	$2,059,086	$2,657,531	$10,108,277			$24,046,508

Liabilities and stockholders' equity
Accounts payable	$262,325	$315,914	$21,200	$—			$599,439
Line of credit	—	806,092	100,000	—			906,092
Current portion of note payable	3,171	—	—	472,000	(e)		475,171
Current portion of capital lease obligation	56,389	123,152	157,301	—			336,842
Stock repurchase payable	—	58,397	—	—			58,397
Other current liabilities	1,369,541	719,592	797,217	474,000	(d)
				62,000	(f)
				191,000	(g)		3,613,350

Total current liabilities	1,691,426	2,023,147	1,075,718	1,199,000			5,989,291
Note payable, less current portion	4,492	—	—	826,000	(e)		830,492
Other liabilities				548,000	(g)		548,000
Capital lease obligation, less current portion	5,776	119,257	375,772	—			500,805

Total liabilities	1,701,694	2,142,404	1,451,490	2,573,000			7,868,588
Stockholders' equity:
Common stock	6,261	160,624	82,071	(242,695	)(h)
				2,080	(i)
				2,216	(j)		10,557
Additional paid-in capital	65,873,197	1,494,181	514,354	(2,008,535	)(h)
				2,992,920	(i)
				3,765,784	(j)
				1,165,000	(j)
				36,000	(i)
				1,100,000	(b)		74,932,901
Unearned stock compensation	(230,466)	—	(109,407)	109,407	(h)
				(406,000	)(j)		(636,466)
Accumulated other comprehensive loss	(52,940)		—	—			(52,940)
Treasury stock	—	(167,022)	—	167,022	(h)		—
Retained deficit	(58,076,132)	(1,571,101)	719,023	852,078	(h)		(58,076,132)

Total stockholders' equity	7,519,920	(83,318)	1,206,041	7,535,277			16,177,920

Total liabilities and stockholders' equity	$9,221,614	$2,059,086	$2,657,531	$10,108,277			$24,046,508

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended December 31, 2000

	Historical Perficient	Historical Vertecon	Historical Javelin	Historical Compete	Pro Forma Adjustments Note (3)		Combined Pro Forma
Revenue	$19,963,759	$5,927,238	$13,418,123	$3,146,819	$—		$42,455,939
Cost of revenue	9,931,064	2,420,891	6,892,075	1,490,307	—		20,734,337

Gross margin	10,032,695	3,506,347	6,526,048	1,656,512	—		21,721,602
Selling, general and administrative	10,579,652	4,287,613	4,951,211	1,049,013	—		20,867,489
Stock compensation	76,000	—	100,688	114,163	(214,851	)(a)
					174,000	(b)	250,000
Intangibles amortization	12,941,570	—	—	10,000	6,045,000	(c)
					1,000,000	(d)
					(10,000	)(e)	19,986,570

Income (loss) from operations	(13,564,527)	(781,266)	1,474,149	483,336	(6,994,149)		(19,382,457)
Acquisition related expenses	—	—	—	(248,277)	—		(248,277)
Interest income (expense)	112,177	(65,084)	(66,884)	(17,938)	(91,187	)(f)	(128,916)
Other income (expense)	—	(12,901)	(43,116)	—	—		(56,017)

Income (loss) before income taxes	(13,452,350)	(859,251)	1,364,149	217,121	(7,085,336)		(19,815,667)
Provision (benefit) for income taxes	175,000	—	—	—	—		175,000

Net income (loss)	$(13,627,350)	$(859,251)	$1,364,149	$217,121	$(7,085,336)		$(19,990,667)

Beneficial conversion for preferred stock							825,000	(h)
Dividend payable on preferred stock							73,262	(h)

Net income available to common stockholders							$(20,888,929)

Net loss per share:
Basic and diluted	$(2.96)						$(2.77	)(g)

Shares used in computing net loss per share	4,606,283						7,552,645	(g)

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Statement of Operations
Nine Months Ended September 30, 2001

	Historical Perficient	Historical Vertecon	Historical Javelin	Pro Forma Adjustments Note (3)		Pro Forma Combined
Revenue	$16,570,584	$6,291,447	$5,844,403	$—		$28,706,434
Cost of revenue	9,682,358	3,046,208	4,145,231	—		16,873,797

Gross margin	6,888,226	3,245,239	1,699,172	—		11,832,637
Selling, general and administrative	7,121,391	3,515,480	2,527,227	—		13,164,098
Stock compensation	519,876	—	53,830	(53,830)	(a)
				176,000	(b)	695,876
Intangibles amortization	14,703,818	—	—	750,000	(d)	15,453,818
Impairment charge	26,798,178	—	—	—		26,798,178
Postponed offering costs	123,354	—	—	—		123,354
Restructuring	643,123	—	146,349	—		789,472

Income (loss) from operations	(43,021,514)	(270,241)	(1,028,234)	(872,170)		(45,192,159)
Acquisition related expenses	—	(216,473)	—	—		(216,473)
Interest income (expense)	(92,725)	(100,329)	(21,537)	(69,944)	(f)	(284,535)
Other income (expense)	—	74,790	(14,439)	—		60,351

Income (loss) before income taxes	(43,114,239)	(512,253)	(1,064,210)	(942,114)		(45,632,816)
Provision (benefit) for income taxes	(42,261)	—	—	—		(42,261)

Net income (loss)	$(43,071,978)	$(512,253)	$(1,064,210)	$(942,114)		$(45,590,555)

Dividend payable on preferred stock						58,131	(h)

Net income available to common shareholders						$(45,648,686)

Net loss per share:
Basic and diluted	$(7.48)					$(5.45)	(g)

Shares used in computing net loss per share	5,758,166					8,370,550	(g)

    See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. General

    Perficient will account for the acquisitions of Primary Webworks, Inc. d/b/a Vertecon, Inc. and Javelin Solutions, Inc. as purchase business combinations. The accompanying unaudited pro forma combined condensed financial statements reflect estimated aggregate purchase prices of approximately $3.4 million for Vertecon and $6.1 million for Javelin.

    The aggregate purchase price of Vertecon is estimated to consist of the fair value of 2,079,833 shares of Perficient common stock ($2,995,000), the assumption of options to purchase an estimated 165,000 shares of Perficient common stock ($36,000) and direct acquisition costs ($327,000). The aggregate purchase price of Javelin is estimated to consist of 2,216,255 shares of Perficient common stock ($3,768,000), the assumption of options to purchase approximately 452,000 shares of Perficient common stock ($759,000), the issuance of non-interest bearing notes totaling $1,500,000 ($1,298,000) and direct acquisition costs ($296,000).

2. Unaudited Pro Forma Combined Condensed Balance Sheet

    The accompanying unaudited pro forma condensed balance sheet has been prepared as if the acquisitions were consummated on September 30, 2001. Pro forma adjustments were made:

  (a)
  To record the shareholder distribution to be made by Javelin as of the consummation date.

  (b)
  To record estimated proceeds from this issuance of preferred stock and associated warrants and beneficial conversion feature.

  (c)
  To record the allocation of estimated purchase price to intangible assets.

  (d)
  To reclassify prepaid acquisition costs to intangible assets and accrue remaining acquisition costs.

  (e)
  To record the net present value of notes issued to Javelin shareholders.

  (f)
  To record the severance costs for employees of acquired business terminated in connection with the acquisitions.

  (g)
  To record lease liability for excess office space.

  (h)
  To eliminate the historical equity of Vertecon and Javelin.

  (i)
  To record the value of stock and options issued in the Vertecon acquisition.

  (j)
  To record the value of stock and options issued in the Javelin acquisition.

  (k)
  To record investments held by Javelin at estimated fair value.

    The above represents the preliminary allocation of the purchase price of Vertecon and Javelin as of September 30, 2001, and is for illustrative purposes only. The actual purchase price allocation will be based on fair values of the acquired assets and assumed liabilities as of the actual acquisition date. The pro forma financials include the presentation of a financing event as a condition of the Javelin merger agreement. Perficient is currently in negotiations to obtain this financing, however, the actual terms of such financing or the ability to obtain such financing are uncertain.

3. Unaudited Pro Forma Combined Condensed Statements of Operations

    The accompanying unaudited pro forma condensed statements of operations have been prepared as if the acquisition was consummated as of January 1, 2000. Pro forma adjustments were made to reflect the following:

  (a)
  Represents the elimination of historical stock compensation expense for Compete and Javelin.

  (b)
  Represents the recognition of stock compensation expense associated with the options assumed in the Javelin acquisition.

  (c)
  Represents the goodwill amortization associated with the Compete acquisition, with an amortization period of 3 years.

  (d)
  Represents the amortization of identifiable intangible assets from the Vertecon and Javelin acquisitions, with an amortization period of 2 years.

  (e)
  Represents the elimination of historical goodwill amortization expense for Compete, Inc.

  (f)
  Represents the imputed interest expense on the note payable to Javelin shareholders using an assumed incremental borrowing rate of 7.5%.

  (g)
  Represents the effect of the issuance of shares of Perficient common stock for the acquisitions of Compete, Vertecon and Javelin as if the transactions had occurred on January 1, 2000. The pro forma basic earnings per share calculation exclude contingent shares of Perficient common stock issued in connection with the Compete, Vertecon and Javelin acquisitions.

  (h)
  Represents estimated beneficial conversion charge and dividends associated with the issuance of preferred stock to obtain financing contemplated by the Javelin merger agreement.

BUSINESS OF PERFICIENT

    The statements contained in this proxy statement/prospectus that are not purely historical statements are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. These forward-looking statements include, among other things, references to the market potential for Internet implementation, our competitive advantage over systems integrators and technology professionals, potential demand for our services, and the benefits and advantages of our business model and involve substantial risks and uncertainties. Actual results may differ materially from those indicated in such forward-looking statements. Please see "Risk Factors," "Special Cautionary Note Regarding Forward-Looking Statements" and the factors and risks discussed in the reports we file from time to time with the Securities and Exchange Commission.

Overview

    Perficient is an eBusiness solutions provider to Global 2000 and major midsize companies and leading Internet software vendors. We enable our clients and partners to optimize profitability and strengthen customer relationships through reliable, quick-to-market eBusiness solutions. We provide a broad range of end-to-end business and technology solutions with a focus on serving the financial services, healthcare, technology and energy industries.  Over the last three years, we have provided eBusiness solutions services to over 250 of the Global 2000, including American Express, Chase Manhattan, Citibank, Kemper, Merrill Lynch, MetLife, Paragon Life Insurance, Merck, Bristol-Meyers Squibb, Express Scripts, BP Amoco, Chevron, Duke Energy and Texaco.

    Our business is structured around two relationship models, each based on providing cost-effective eBusiness solutions:

  •
  eBusiness Solutions Services. These are comprised of a broad array of end-to-end eBusiness solutions that we market and provide directly to Global 2000 and major midsize companies, primarily in the Midwestern United States. Our solutions include electronic customer relationship management (eCRM), second-generation eCommerce platforms, enterprise portals, middleware and enterprise application integration (EAI) and business intelligence. Customer leads are generated by our sales and marketing organization as well as through recommendations from partners and customers.

  •
  Virtual Services Organizations (VSOs). These are comprised of teams of technology professionals that we provide to leading software vendors which desire to outsource all or a portion of the professional services required to support their customers. This enables software vendors to focus on their core business of developing and marketing software without the need to make a significant capital and management investment to build and properly manage an internal professional services organization. Under these arrangements, customer engagements are sourced through the software vendor's sales and marketing organization. In 2000, we signed a VSO outsourcing agreement with IBM Corporation under which we may provide up to $73.5 Million in services to IBM and its enterprise customers over the next three years, including deployment, integration and training services for IBM's WebSphere™ customers. IBM may terminate this agreement on four month's notice.

    Perficient employs more than 120 professionals in 5 offices in the United States, Canada and Europe.

Industry Overview

    In the early stages of commercial use of the Internet, companies viewed the Internet primarily as a means of advertising their business. Accordingly, many established a web presence consisting primarily of static promotional web pages. In order to develop and deploy these relatively simple front-end web projects, these companies used internal technology personnel or hired online advertising agencies and web design firms.

    In the late 1990s, as web usage grew, companies sought to more fully harness the potential of the Internet to transform and enhance additional business initiatives, such as building on-line relationships with customers, suppliers and business partners, creating new revenue opportunities, improving operating efficiencies and improving internal and external communications. These companies have determined that critical business information needed for these business initiatives is primarily contained within their pre-existing applications, commonly referred to as legacy applications, that were not designed to be used with the Internet. In order to successfully align their business and e-commerce strategies, companies increasingly needed to find a way to integrate their back-end legacy applications with their more sophisticated Internet projects.

    In response to these dynamics, software companies began to offer packaged software applications and middleware software platforms for enabling e-commerce initiatives and integrating them with back-end systems. Packaged software is a pre-built application designed to automate key business functions such as transaction processing or to enable new functionality such as content management. Middleware platforms function as a messaging layer, either enabling legacy applications to effectively communicate with web-based packaged applications or assisting users to create their own custom developed business applications. These new Internet software applications utilize enabling technologies such as JAVA and XML to facilitate the integration of disparate platforms, applications and data sources necessary to web-enable enterprise systems. By using either packaged or custom developed software applications and middleware software platforms, organizations can create sophisticated web-based e-commerce applications that are completely integrated with their existing business processes and legacy systems.

    Substantial customization is required to integrate Internet software with each business user's own unique business processes, infrastructure and system requirements. Due to the complexity and strategic importance of these projects, there is increasing demand for Internet and implementation services to integrate legacy and back-end systems with web sites. International Data Corporation projects that the demand for Internet implementation services in the United States will grow from $6.3 billion in 1999 to $29.9 billion in 2004, representing a compound annual growth rate of approximately 36.3%. These Internet implementation services include project management, configuration services, custom software development, staging and prototyping, installation and migration services.

Our Solutions

    eBusiness Solutions Services. Our target market for eBusiness solutions services is Global 2000 and major midsize corporations, principally in the Midwestern United States. We believe that these businesses invest in technology products and related services for four principal reasons:

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  to reach new markets and increase revenues;

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  to strengthen customer relationships;

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  to reduce operating costs and increase productivity; and

  •
  to empower their workers.

    In addition, we believe that these companies require, as a predicate to making such investment, a demonstrable positive return-on-investment potential, and an eBusiness solutions partner with proven experience in delivering similar projects and familiarity with the issues and concerns specific to the industry in which they operate.

    Accordingly, we focus on a targeted number of industries for which we have developed domain expertise and provide solutions that we believe can generate a meaningful positive return-on-investment for our customers. Our primary eBusiness solutions offerings are described below:

  •
  eCRM. Customer Relationship Management (CRM)—eCRM provides businesses with a 360-degree view of their customer. Perficient integrates data from disparate information sources to provide continuous, interactive and multi-platform customer interaction and value exchange. Perficient can deliver CRM components including: personalization, point of sale, telesales, Web-based selling, data mining, online advertising, call/contact center information and systems integration, field service dispatch, lead tracking, geocoding, and multiple front and back-office applications.

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  Second-generation eCommerce Platforms. We develop eCommerce applications and further enhance existing sites to introduce new technology that will allow companies to scale up to better serve eBusiness needs. Perficient designs systems that manage the "back-end" order fulfillment process of business-to-consumer and business-to-business Web sites. Perficient offers clients packaged or custom electronic bill presentation and implementation solutions based on an individual company's needs.

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  Middleware and EAI. Middleware and Enterprise Application Integration software are two key components to developing enterprise-class, second-generation eCommerce platforms for Global 2000 and mid-size companies. Perficient designs and implements complex website-to-legacy system integration that significantly reduce round-trip transaction times for these enterprise-class websites. Additionally, new standards-based technologies are beginning to emerge that will dramatically improve EAI and middleware. This umbrella of technologies is commonly called Web Services. To maximize our value to customers, Perficient has partnered with leading Web Services firms such as IBM, BEA, and Microsoft.

  •
  Enterprise Portals. Communication is the basis of success for any organization. We design, build and deploy "self-service" and collaborative solutions for Intranet implementation. With an Intranet system, employees can communicate and enable workflow efficiencies by exchanging data and information in a cost-efficient, effective manner.

  •
  Supply Chain Web Enablement. In the manufacturing and service industries, the implementation of a portal, business hub, Net exchange or extranet system enables established companies to build new models, alliances, partnerships and relationships around eBusiness. Each company and industry has unique design and build requirements to support purchasing, distribution and sales. Perficient helps companies develop the strategies and build the solutions they need to facilitate the exchange of information and transactions at critical points along the supply-chain.

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  Business Intelligence. Business Intelligence is the technology that allows organizations to access, analyze, and share information in order to drive more informed business decisions. The core benefit of business intelligence is that it helps turn information into knowledge into profit. This benefit can be further refined as: 1) reduced cost by providing organizations with a clear understanding of their business processes; 2) increased revenues by differentiating their offerings from the competition by providing information-based services to their customers; and 3) improved customer satisfaction by enabling self-service access to information.

    Virtual Services Organizations (VSOs). Our target market for VSOs is leading Internet software vendors focused on Global 2000 enterprise customers. By outsourcing through a VSO all or a portion of the professional services required to support their customers, a software vendor can better focus on their core business of developing and marketing software. They can also reduce the otherwise significant capital and management investment necessary to build and properly manage an internal professional services organization.

    We believe that as Internet software companies look to manage costs and increase market share, they will look to establish relationships with solutions integration partners that have specific expertise in their applications. We believe our VSO model offers our partners and their end-user customers the following advantages:

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  Deep Technology Expertise. We develop technology expertise around a targeted set of core Internet and legacy products and technologies through focused VSO partnerships with leading Internet software companies. Leveraging our technology expertise, our consultants can rapidly and successfully integrate our partners' products and efficiently satisfy the specific needs of end-users. In addition, we assist partners' engineering and development teams with certain aspects of new product development as well as provide training and education services for their internal services organizations and third-party service providers.

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  Focus on Core Business/Reduced Costs. By leveraging our technology experts, our partners can focus on their core business of researching, developing and marketing software applications without the investment and diversion of management and capital resources necessary to properly manage a professional services organization. In addition, for end-user customers, shorter implementation times reduce their costs and risks associated with Internet software projects.

Our Strategy

    Our objective is to be a leading eBusiness solutions provider to Global 2000 and major midsize companies and leading Internet software vendors. To achieve our goal, our strategy is to:

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  target for expansion vital but underserved markets in the Midwestern and Southwestern United States (including, in addition to Minneapolis, Chicago and St. Louis where we will have offices, Kansas City, Milwaukee, Cincinnati, Columbus, Indianapolis, Ames, Omaha, Tulsa, Dallas and Houston);

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  use acquisitions to supplement organic growth and achieve critical mass;

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  continue to grow our IBM partnership and seek VSO arrangements with other major software vendors;

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  provide our customers end-to-end solutions that generate a demonstrable positive return on investment;

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  continue to invest in the professional development of our consulting staff and provide them entrepreneurial opportunities within Perficient; and

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  retain and strengthen a culture built on teamwork, a passion for technology and client service and a focus on cost control and the bottom line.

Our Services

    Perficient helps its clients use Internet-based technologies to reach new markets and increase revenues, strengthen customer relationships, reduce operating costs and increase productivity and empower their workers. We employ a broad-based approach, grounded in a thorough understanding of our clients' overall business strategy and competitive environment in order to develop new customer value propositions and new business opportunities by taking advantage of existing distribution channels, customer service networks and information systems.

    For our project engagements, we perform any or all of the following services:

      •
      analyze end-user customer business goals and requirements;

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      define the scope of the implementation project;

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      design a project plan; and

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      custom develop solutions as well as install, configure, and integrate our partners' Internet software products.

    Our goal is to reduce significantly the time required to implement an effective eBusiness solution. This enables our customers to quickly realize the benefits associated with our partners' software products and allows our partners to more rapidly expand their market share.

    The following examples help illustrate the scope of the services that we have provided using software from our partners.

    Hewlett Packard is one of the leading manufacturers of hardware and software solutions in the world. With hundreds of thousands of end users of Hewlett Packard (HP) products and technologies, HP has a tremendous amount of information that it must make available to both the general public as well as corporate clients. HP required a content management solution that would let it disseminate information to end users from their disparate back end legacy systems in the most efficient manner. HP chose Vignette's Story Server platform, a major undertaking for HP in the Enterprise Web arena. Faced with the challenge and uncertainty of planning and implementing this program, HP retained Perficient to architect and engineer their entire solution. The project called for a level of technical expertise in several key areas, including systems design (hardware, software, networking), training (on Story Server development and administration), customization of processes, as well as the phased implementation processes required to ensure flawless deployments to their "live" production site.

    MCI WorldCom, with operations in more than 65 countries, is a premier provider of facilities-based and fully integrated local, long distance, international telephone and Internet services. Perficient implemented an IBM WebSphere-based solution for multiple Web sites for MCI WorldCom. These sites were designed to leverage enterprise JavaBeans and Java Servlets to allow flexibility and ease-of-use in harnessing multiple sources of data from all parts of MCI WorldCom's business domain. The ease-of-use and flexibility of Visual Age for Java and WebSphere provided the developers with the tools to quickly make changes and adapt to new site requirements on the fly. Perficient helped reduce the delivery cycle for a typical site from over three months to six to eight weeks. All sites developed are 24x7 production sites aimed at more than 25,000 MCI WorldCom employees, including their entire worldwide sales force. Perficient has been involved in multiple development efforts at MCI WorldCom for more than two years.

    SBC Communications Inc., through its subsidiaries, Southwestern Bell, Ameritech, Pacific Bell, SBC Telecom, Nevada Bell, SNET and Cellular One, provides local and long-distance phone service, wireless and data communications, paging, high-speed Internet access and messaging, cable and satellite television, security services and telecommunications equipment, as well as directory advertising and publishing. SBC sought to improve customer service and reduce costs by enabling customers of all of its United States holding companies to manage their telecommunications service options (such as three-way calling, call forwarding and caller ID) over the web. SBC was faced with the burden of developing a method for numerous divergent company systems using distinct hardware and software to have access to a common processing center. Using Vignette's StoryServer™ for personalization and management and IBM's WebSphere™ products for legacy integration, we developed a system that supports the provisioning needs for over 60 million access lines that currently processes over 30,000 orders per week.

Our Partners

    Perficient's partners are leading eBusiness technology and services providers including IBM, Vignette, Stellent, and Autonomy. These partners are key vendors in middleware and application servers, enterprise application integration (EAI), content management, and Web services. We believe these partnerships enable us to leverage our core competencies, extend our service offerings, reach new clients and decrease costs/time-to-market for Perficient and our customers.

    In October 2000, we entered into a new services agreement with IBM under which we will provide deployment, integration and training services to IBM's WebSphere™ customers. The agreement provides for us to render services over a three-year period not to exceed $73.5 million in total value. Under the agreement with IBM, we are paid for services rendered, subject to a guaranteed minimum utilization by IBM of a specified number of hours per consultant per year. The agreement may be terminated at any time by IBM on four month's notice.

Technology Leadership Council

    Our technology leadership council, led by our chief technology officer, performs a critical role in maintaining our technology leadership. Assisted by a technology team consisting of key members from each of our practice areas, the council frames our new partner strategies, conducts regular conferences on the Internet with our technology professionals on specific partner and general technology issues and trends, conducts promotional activities, such as white paper publication and speaking engagements by our professionals, identifies services opportunities between and among our partners' products, oversees our quality assurance programs and assists in acquisition-related technology due diligence.

Sales and Marketing

    eBusiness Solutions Services. Our business development approach is market-focused with specific and tailored strategies for the industry vertical markets we serve. We target companies with annual revenues between $250 million and $5 billion, specifically focused in financial services (insurance, banking and brokerage), healthcare (pharmacy benefit managers and pharmaceutical manufacturers) and commodity (agribusiness and energy) markets. We also pursue opportunities in other industries where we can leverage our horizontal solutions expertise. We utilize a direct sales force that consists of 10 consultative sales professionals and a "solutions" selling process that has proven effective in the consulting services industries.

    Virtual Services Organizations (VSOs). Our VSO service engagements are generated through our partners. As a result, our principal sales and marketing activity consists of establishing VSO relationships with Internet software companies and continuing to market our services with our partners' organizations after a relationship is established. We have a business development group that works with our technology leadership council to identify partner prospects and to engage those partners to develop a VSO partnership. We also market our services by establishing informal relationships with venture capital firms and other service providers that work with emerging Internet software companies. These relationships help us identify and form partner relationships with emerging companies. Once a partnership is established, a managing director is responsible for coordinating projects and stimulating additional demand from that partner.

Technology Professionals

    Recruiting.  Our most valuable assets are our technology professionals. We are dedicated to hiring, developing and retaining technology professionals who combine a depth of understanding of current Internet and legacy technologies with the ability to implement complex solutions.

    Our recruiting efforts are an important element of our growth. We generally target technology professionals with extensive experience and demonstrated expertise. After initially identifying qualified candidates, we conduct an extensive screening process.

    To attract technology professionals, we use a broad range of sources including internal referrals, other technology companies and technical associations, the Internet and advertising in technical periodicals.

    We believe that our focus on a target set of core Internet technologies and our commitment to continuing training and advancement opportunities makes us an attractive career choice for experienced professionals. Because our partners are current and emerging market leaders, our technology professionals have an opportunity to work with cutting-edge information technology. We foster professional development by training our technology professionals in the skills critical to successful consulting engagements such as implementation methodology and project management.

    Training.  To ensure continued development of our technical staff, we place a high priority on training. We offer extensive training for our professionals around industry-leading technologies. We have an intensive three-week Java immersion "boot camp" for our newly hired technology professionals and a modified, refresher program for our existing professionals. Boot camp curriculum includes J2EE and JSP modules and offers integration strategies and technologies among our partners' products and technologies. In addition, we have established an on-line, Internet-based education and training program that offers over 200 topics, including CORBA, EJB architecture, HTML, J2EE, Linux, Network Security and XML fundamentals. This web-based education system is offered to all of our technology professionals to facilitate their ongoing professional development and increase their technical expertise.

    The Perficient Promise.  We continue to build our corporate culture around a common set of values based on expertise, honesty and teamwork. We hold annual, off-site company meetings to foster training, teamwork and the Perficient culture.

    We have codified our commitments to each other in The Perficient Promise, which consist of the following seven simple commitments our management and technology professionals make to each other:

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      we work with cutting-edge technologies and leading-edge clients;

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      we maintain an informal team culture;

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      we provide our technology professionals with high-quality infrastructure support services;

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      we offer rapid advancement opportunities;

      •
      we provide competitive incentives including equity ownership;

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      we reinvest in continuing training and education; and

      •
      we treat each other with respect.

    We take these commitments extremely seriously, because we believe that we can succeed only if The Perficient Promise is kept.

    MyPerficient.com—The Corporate Portal.  To ensure ubiquitous access to a wide range of information and tools, we have created a corporate portal, MyPerficient.com. It is a secure, centralized communications tool implemented using IBM's Websphere Portal Server product. It allows each of our technology professionals unlimited access to information, productivity tools, time and expense entry, benefits administration and quality management information directories and documentation.

Employees

    As of September 30, 2001, we employed approximately 121 full-time employees. Of our total employees, 92 were technology professionals and 29 were involved in sales, general administration and marketing. Our employees are not represented by any collective bargaining unit, and we have never experienced a work stoppage.

Competition

    We compete in the Internet professional services market, which is relatively new and intensely competitive. We expect competition to intensify as the market further develops and evolves. We believe that our competitors fall into several categories, including:

  •
  in-house information technology and professional services and support departments of software companies;

  •
  systems integrators, such as Cambridge Technology Partners, Cysive Inc., Proxicom, Inc., Sapient Corporation, Scient Corporation, Cbridge and Viant Corporation;

  •
  large consulting firms, such as Accenture and the consulting arms of the large accounting firms; and

  •
  information technology staffing firms, such as Keane, Inc. and Renaissance Worldwide.

    We believe that the principal competitive factors affecting our market, and on which we focus our efforts, include experience of personnel, number of customers, the breadth and depth of a given solution, service quality and performance, core technologies, product scalability, reliability and product features and the ability to implement solutions quickly and respond timely to customer needs. In addition, there are relatively low barriers to entry into this market and we expect to face additional competition from new entrants.

    Most of our competitors have longer operating histories, larger client bases, greater name recognition and possess significantly greater financial, technical and marketing resources than we do. As a result, our competitors may be better able to attract Internet software companies to which we market our services and adapt more quickly to new technologies or evolving customer or industry requirements. Many competitive factors are outside of our control, such as the ability of our competitors to hire, retain and motivate qualified technology professionals.

Properties

    We lease approximately 5,900 square feet of office space in Austin, Texas from HUB Properties Trust. The initial term of the lease is three years from April 2000 with the right to extend the lease for two additional periods of three years each. Annual fixed rent is $10,314 per month in the first year of the initial term, $10,560 per month in the second year of the initial term, and $10,805 per month in the third year. We are also obligated to pay 5.77% of our landlord's taxes and operating costs associated with the building as additional rent, resulting in a total monthly rental payment of approximately $15,000. During November 2000, we began subleasing approximately 2,900 square feet of office space in Austin, Texas from Powershift Ventures, LLC, under an agreement, as revised in March 2001, that terminates on the earlier of December 31, 2001 or the termination of Powershift Ventures, LLC's underlying lease. The rent is approximately $2,900 per month. Steven G. Papermaster, a member of our Board of Directors, is the president and a beneficial owner of Powershift Ventures, LLC. Mr. Papermaster also controls Powershift Ventures, L.P., one of our principal stockholders.

    We lease approximately 1,100 square feet of office space in New London, Connecticut under an agreement with Columbus Park, which terminates on October 31, 2002. Annual rent is $1,243 per month during the first year and $1,280 per month during the second year of the lease. We lease approximately 4,320 square feet of office space in Lisle, Illinois from Ronald L. Berns and Vincent A. Solano, Jr. under a lease expiring on September 14, 2003. The rent is approximately $6,900 per month. We began leasing office space in London, England under a lease that expires in November 2001 for approximately $8,400 per month. We previously leased office space in Maidenhead, England under a lease that expired in March 2001 for approximately $3,200 per month and a subsequent lease that expired in August 2001 for approximately $9,500 per month. We lease approximately 2,400 square fee of office space in London, Ontario under an agreement that expires March 2004, for approximately $3,200 per month.

Legal Proceedings

    We are not currently a party to any material legal proceedings.

    We received a demand letter from a company claiming that our Web Site induces patent infringement by others and requesting that we enter into a license agreement with the company that could require us to pay up to $150,000. We believe the claim is without merit and intend to vigorously defend the claim.

THE BUSINESS OF VERTECON

Overview

    Vertecon is a St. Louis based eBusiness Solutions provider that uses advanced technology solutions to create competitive business advantages for its clients. Vertecon provides its customers with comprehensive solutions across the e-Business life cycle, including strategy, architecture, design, development and implementation services. Vertecon has worked with over 100 clients, including Deutsche Financial Services, Enterprise Rent-A-Car, MasterCard, Paragon Life, Met Life, Bridge, Express Scripts, Ralston Purina, Emerson Electric, Sprint, Barry-Wehmiller and XTRA Lease Corporation. Vertecon employs approximately 45 professionals from its St. Louis office. Its partners include IBM, Microsoft, DIGEX, Stellant, Oracle and Sun.

    Originally an activity of Primary Network (now Mpower Communications), Vertecon was established as an independent company in March 1999, under the name Primary WebWorks (but has been known as Vertecon since October 2000) to conduct consulting activities.

Vertecon's Consulting Services

    Vertecon endeavors to help its clients understand the impact of the Internet on their core business models and define new business strategies for the digital economy. Vertecon employs a broad-based approach, grounded in a thorough understanding of its clients' overall business strategy and competitive environment, in order to develop new customer value propositions and new business opportunities by taking advantage of existing distribution channels, customer service networks and information systems.

Vertecon's Strategy

    Vertecon's model is based on several key strategies, primarily focused upon assisting with their clients' efforts in Customer Relationship Management (CRM) and Supply Chain Management (SCM), these strategies include:

  •
  developing target industry specific solutions that utilize a combination of services, software and hardware;

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  developing eBusiness strategy through design, development, implementation and application management and hosting support;

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  leveraging its experience in eBusiness processes—supply chain and customer relationship management in particular;

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  establishing relationships with targeted clients and geographic locations which are underserved;

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  developing recurring revenue relationships with its clients based on multi-phase projects and long term managed application evolution and hosting support;

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  retaining employees that understand the business processes and technologies along the CRM and SCM value chain; and

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  employing target recruiting and retention, re-tooling and continual education of employees to emphasize a rapid immersion in eBusiness fundamentals and the appropriate technologies.

    User Centered Design (UCD).  Vertecon incorporates a User-Centered Design approach to its business activities. User-centered design is a process for creating successful user experiences and a set of interface design and user feedback techniques employed iteratively within the design/development process. The basic tenets of this approach include:

    •
    putting the user at the center of the design;

    •
    placing an early focus on users and their tasks;

    •
    measuring usability empirically; and

    •
    designing iteratively, whereby a product is designed, modified, and tested with "real" users repeatedly in quick iterations.

    A user-centered design approach incorporates user feedback into the design of the solution early and often throughout the design/development cycle by involving typical users of the solution in a variety of user-feedback activities. Vertecon believes that its UCD approach will result in higher end-user satisfaction and conversion rates, increasing the return-on-investment for its customers' technology initiatives.

    Enable Methodology.  Vertecon uses the eNable methodology of software development. The eNable methodology is its process map for gathering requirements, designing and implementing web applications. Its eNable methodology addresses not only the design and development of the web applications, but the branding and user experience aspects of the required effort as well.

The following is a summary of Vertecon's primary areas of service:

eBusiness Strategy: Vertecon assists companies with eBusiness model analysis and design. Vertecon focuses on developing business models that enable competitive advantages and profitability.

Application Development and Integration: Vertecon supports both custom Java & Microsoft based development in or around a selected packaged software application.

eMarketplaces and Supply Chain: Vertecon enables the implementation of Internet based exchanges that facilitate transactions over the Web. Typically these exchanges link a business with their customers, suppliers or partners.

Customer Relationship Management: Vertecon focuses on key Web-based customer relationship components including customer self-service, eStores, eEnrollment and Data Warehousing.

Ecommerce: Vertecon designs systems that manage the front and back-end order fulfillment process of business-to-consumer and business-to-business Web sites.

User-centered Design: Vertecon's user-focused, outside-in approach to systems enhances the user's experience and usability within any web application.

Architectural Assessments: Vertecon can supply technical architecture analysis and design, package software selection and content management solutions.

Implementation Operations and Support: Vertecon provides application integration and use case testing, infrastructure selection and set-up, training and change management and performance testing and tuning.

Web-Hosting, Site Management & Maintenance: In addition to assisting in the development of customer Web sites, Vertecon also hosts Web sites on its secure servers or through a strategic partnership with Digex.

Competition

    Competition in the eBusiness services market is intense and Vertecon expects the competition in this market to intensify for the foreseeable future. The principal competitive factors in this market include quality of service, speed of implementation, price and reputation. Vertecon's competitors fall into several categories, including:

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  systems integrators, such as Sapient Corporation, Scient Corporation, Divine Ventures and Viant Corporation;

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  large consulting firms, such as Accenture and the consulting arms of the large accounting firms;

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  outsourcing firms, such as Computer Sciences Corporation, Electronic Data Systems and Perot Systems;

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  information technology staffing firms, such as Keane, Inc. and Renaissance Worldwide;

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  in-house information technology and professional services and support departments of current and potential Vertecon Customers; and

  •
  regional technology services firms.

    Because relatively low barriers to entry characterize Vertecon's market, Vertecon also expects other companies to enter its market.

    Most of Vertecon's competitors have longer operating histories, larger client bases, greater name recognition and possess significantly greater financial, technical and marketing resources than Vertecon. As a result, its competitors may be able to better attract companies to which Vertecon markets its services and adapt more quickly to new technologies or evolving customer requirements. Many competitive factors are outside of Vertecon's control, such as the ability of its competitors to hire, retain and motivate qualified information technology professionals.

Employees

    Vertecon's business is labor intensive. In addition, there are limited persons with the experience, technological background and know-how who are able to provide the services necessary to Vertecon's end-user customers. Accordingly, Vertecon's future success depends in large part upon its ability to attract, train, retain, motivate and manage highly skilled information technology professionals. Furthermore, there is a high rate of attrition among such personnel. Any inability to attract, train and retain highly skilled information technology professionals would impair Vertecon's ability to adequately manage and staff its existing projects and to bid for or obtain new projects, which in turn would adversely affect its operating results.

    As of November 15, 2001, Vertecon had 48 full-time employees. Of its total employees, 36 are information technology professionals, and 12 are involved in sales, general administration, and marketing. Vertecon employees are not represented by any collective bargaining unit, and it has never experienced a work stoppage. Vertecon believes employee relations are good.

Properties

    Vertecon leases approximately 25,952 square feet of office space in the St. Louis, Missouri area from Creve Coeur Development LLC under a lease expiring on October 31, 2005.

Legal Proceedings

    Vertecon is currently a defendant in a lawsuit brought by Beyond Your Maintenance. The litigation is ongoing, and the eventual outcome is uncertain. From time to time, Vertecon is also party to other legal proceedings.

BUSINESS OF JAVELIN

Overview

    Javelin Solutions, Inc. is a Minneapolis-based professional services firm providing eBusiness strategy consulting, application design, implementation and integration services to Global 1000 companies. Javelin helps its clients define eBusiness strategies to improve their competitive position and business efficiency and then designs, architects, develops and implements solutions to execute those strategies. Javelin seeks to solve complex eBusiness challenges and create solutions that provide its clients with significant competitive advantages. Javelin offers a full range of integrated services consisting of strategic consulting, design of information architectures, and the creation, customization and implementation of software applications. Javelin also provides consulting services to help clients address security issues and web hosting decisions. As part of these services, Javelin provides application management services for its clients. Javelin employs approximately 48 professionals from its Minnesota facilities. Its partners include IBM, Art Technology Group and BEA Systems, Inc.

    Javelin's client base includes such leading companies as Cargill, Louis Dreyfus, Cenex Harvest States, Blue Cross Blue Shield, Union Bank of California, Minnesota Mining and Manufacturing Company ("3M"), Musicland Stores Corporation and U.S. Bancorp.

    Javelin was founded in 1996 as Javelin Technology Corporation. Its five founders, all former MCI Systemhouse project leaders and systems architects, sought to create a project-based solutions company that provides clients end-to-end solutions, with a strong underlying technology focus. In 1997, Javelin began to provide off-site internet development of sophisticated e-business applications. Some of Javelin's first clients were large coastal banks. In 1998, Javelin launched their Creative Services group. In 1999, Javelin expanded its services by opening a hosting center and forming a Managed Services group. Early in 2000, Javelin began to offer business strategy and branding services.

Javelin's Consulting Services

    Javelin seeks to develop technology-based strategies that set its clients' eBusiness initiatives apart from the competition in a cost-effective manner. Javelin creates eBusiness systems that utilize sophisticated architectures and are extensible, scalable, secure, and based on open industry standards. Javelin is focused on providing technologies to its clients that enable them to fully benefit from the potential of eBusiness and is experienced in the provision of large-scale, enterprise-wide business modeling and development engagements. Javelin has dedicated a portion of its technology professionals to continually review market trends and evaluate new products and technologies.

    Javelin has developed and adopted a Solutions Center model for delivering its services. In this model, the Javelin project team can be based at Javelin's headquarters location during an engagement, rather than at the clients' offices. This approach has the desirable result of reducing employee travel responsibilities, a leading cause of turnover at other firms. This model also results in benefits to the client by enabling more rapid and efficient solution delivery. Javelin has developed a number of proprietary processes, methodologies and enabling technologies that allow for the successful implementation of this delivery model. Even though Javelin's engagements are fulfilled primarily from its Solutions Center, Javelin has and will continue to deliver solutions from client locations at the client's request, and Javelin consultants are prepared to travel to on-site client projects.

    Javelin offers the following consulting services:

Technology Services: Javelin's technology professionals specialize in enterprise solutions, including custom application development, system architecture, third-party package implementations, enterprise application integration and external workflow automation. Areas of focus include supply chain integration and enterprise resource planning.

e-Business Strategy: Javelin's eBusiness strategies focus on business-process analysis and transactional efficiencies. Javelin's eBusiness strategies are designed to be synchronized with their other service offerings throughout the development process.

Interactive Marketing, Branding, and Creative Services: Javelin provides a tailored marketing solution including situation, competitive and audience assessments. Together these deliverables form a strategy for integrating marketing and technology. Javelin creates user interfaces by combining information architecture, navigation, content management and graphic design for maximum usability.

Managed Services: Javelin has the capabilities to manage the technical operations of an e-Business. Javelin's suite of managed services includes security, hosting, networking, infrastructure development, monitoring, optimization, software license management and web management.

    Javelin has substantial experience in the Agribusiness and Financial Services industries. Important clients have included Cargill, Louis Dreyfus, Cenex Harvest States, Union Bank of California and U.S. Bancorp. Javelin intends to leverage its experience in the development of customized, repeatable solutions to attract new customers in these industries.

Competition

    Competition in the eBusiness services market is intense and Javelin expects the competition in this market to intensify for the foreseeable future. The principal competitive factors in its market include quality of service, speed of implementation, price and reputation. Javelin's competitors fall into several categories, including:

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  systems integrators, such as Sapient Corporation, Scient Corporation, Divine Ventures and Viant Corporation;

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  large consulting firms, such as Accenture and the consulting arms of the large accounting firms;

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  outsourcing firms, such as Computer Sciences Corporation, Electronic Data Systems and Perot Systems;

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  information technology staffing firms, such as Keane, Inc. and Renaissance Worldwide;

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  in-house information technology and professional services and support departments of current and potential Javelin Customers; and

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  regional technology services firms.

    Because relatively low barriers to entry characterize Javelin's market, Javelin also expects other companies to enter its market.

    Most of Javelin's competitors have longer operating histories, larger client bases, greater name recognition and possess significantly greater financial, technical and marketing resources than Javelin does. As a result, its competitors may be able to better attract companies to which Javelin markets its services and adapt more quickly to new technologies or evolving customer requirements. Many competitive factors are outside of Javelin's control, such as the ability of its competitors to hire, retain and motivate qualified information technology professionals.

Employees

    Javelin's business is labor intensive. In addition, there are limited persons with the experience, technological background and know-how who are able to provide the services necessary to Javelin's end-user customers. Accordingly, Javelin's future success depends in large part upon its ability to attract, train, retain, motivate and manage highly skilled information technology professionals. Furthermore, there is a high rate of attrition among such personnel. Any inability to attract, train and retain highly skilled information technology professionals would impair Javelin's ability to adequately manage and staff its existing projects and to bid for or obtain new projects, which in turn would adversely affect its operating results.

    As of October 31, 2001, Javelin had 48 full-time employees. Of its total employees, 39 are information technology professionals and 9 are involved in sales, general administration and marketing. Javelin employees are not represented by any collective bargaining unit, and it has never experienced a work stoppage. Javelin believes its employee relations are good.

Properties

    Javelin leases approximately 18,889 square feet of office space in Minneapolis, Minnesota at Butler Square, in the heart of the city's historic warehouse district, from Butler Properties, LLC under a lease expiring on September 30, 2006.

Legal Proceedings

    Javelin is not currently a party to any material legal proceedings.

MARKET PRICE AND DIVIDEND INFORMATION

    Our common stock is traded on the Nasdaq SmallCap Market under the symbol "PRFT." Public trading of our common stock commenced on July 29, 1999. Prior to that, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low closing price per share of our common stock on the Nasdaq SmallCap Market.

	High	Low
Year Ended December 31, 1999:
Third Quarter (from July 29, 1999)	$12.00	$6.25
Fourth Quarter	17.88	6.50
Year Ended December 31, 2000:
First Quarter	$27.13	$10.06
Second Quarter	21.00	11.00
Third Quarter	18.13	8.94
Fourth Quarter	19.38	5.00
Year Ended December 31, 2001:
First Quarter	$8.00	$2.44
Second Quarter	4.82	2.50
Third Quarter	3.55	1.20
Fourth Quarter (through November 9, 2001)	1.35	2.40

    On October 2, 2001, the last full trading day prior to the public announcement of the Vertecon Merger, the closing price on the Nasdaq SmallCap Market was $1.50 per share of Perficient common stock after a high of $1.55 and low of $1.50 during the course of trading that day. On October 26, 2001, the last full trading day prior to the public announcement of the Javelin Merger, the closing price on the Nasdaq SmallCap Market was $1.70 per share of Perficient common stock after a high of $1.70 and low of $1.55 during the course of trading that day. On November 9, 2001, the closing price on the Nasdaq SmallCap Market was $2.26 per share of Perficient common stock. Under the terms of the Vertecon Merger Agreement, Vertecon Stockholders may receive up to 2,696,165 shares of Perficient common stock and under the terms of the Javelin Merger Agreement, Javelin stockholders may receive up to 2,216,255 shares of Perficient common stock regardless of the value of Perficient common stock on any particular date.

    We have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying cash dividends in the foreseeable future. Our line of credit currently prohibits the payment of cash dividends.

Vertecon

    Vertecon's common stock is not traded in any public market. Vertecon has never paid any cash dividends and does not contemplate the payment of cash dividends in the foreseeable future. As of October 31, 2001, there were approximately 84 holders of record of Vertecon common stock.

Javelin

    Javelin's common stock is not traded in any public market. Javelin has never paid any cash dividends and does not contemplate the payment of cash dividends in the foreseeable future. As of October 31, 2001, there were 6 holders of record of Javelin common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Perficient

    The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and notes thereto and the other financial information included elsewhere in this filing. In addition to historical information, this management's discussion and analysis of financial condition and results of operations and other parts of this filing contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those indicated in such forward-looking information as a result of certain factors, including but not limited to, those set forth under Risk Factors and elsewhere in this filing.

    We were incorporated in September 1997 and began generating revenue in February 1998. We generate revenues from professional services performed for our end-user customers, software company partners and their end-user customers.

    In October 2000 we entered into a new services agreement with IBM under which we provide deployment, integration and training services to IBM's WebSphere™ customers. The agreement provides for us to render services over a three-year period which began in October 2000 for potential total revenue to us not to exceed $73.5 million in total value. Revenue from IBM was approximately 32% of total revenue for the three months ended September 30, 2001. Accordingly, any deterioration in our relationship with IBM could have a material adverse affect on our consulting revenue. Our agreement with IBM provides generally that we receive four month's notice of any termination. Our agreements generally do not obligate our partners to use our services for any minimum amount or at all, and our partners may use the services of our competitors.

    We derive our revenue from professional services that are provided primarily on a time and materials basis. Revenue is recognized and billed monthly by multiplying the number of hours expended by our professionals in the performance of the contract by the established billing rates. We are reimbursed for direct expenses allocated to a project such as airfare, lodging and meals. Consequently, these direct reimbursements are excluded from revenue.

    Our revenue and operating results are subject to substantial variations based on our partners' sales and our end-user customers' expenditures and the frequency with which we are chosen to perform services for their end-user customers. Revenue from any given customer will vary from period to period. We expect, however, that significant customer concentration will continue for the foreseeable future. To the extent that any significant customer uses less of our services or terminates its relationship with us, our revenue could decline substantially.

    Our gross margins are affected by trends in the utilization rate of our professionals, defined as the percentage of our professionals' time billed to customers, divided by the total available hours in a period. If a project ends earlier than scheduled, or, as has been the case, we retain professionals in advance of receiving project assignments, our utilization rate will decline and adversely affect our gross margins.

    On May 1, 2000, we acquired all the outstanding shares and assumed all outstanding options of Compete, Inc. The acquisition was accounted for as a purchase business combination. Accordingly, the results of operations of Compete have been included with ours for the periods subsequent to the acquisition date.

    During the first through third quarters of 2001, we implemented certain cost reduction initiatives and workforce reductions resulting in charges of approximately $289,000, $143,000 and $211,000, respectively, during these periods consisting mostly of severance costs to former employees and the remaining commitment under an office space lease the Company no longer utilizes as a result of the workforce reductions. The workforce reductions during the third quarter of 2001 also include actions taken in connection with the integration plan and elimination of duplicate roles in anticipation of the merger with Vertecon. As part of this restructuring, we reduced our workforce by a total of 83 employees, of which 65 were technology professionals and 18 were involved in selling, general administration and marketing. As of September 30, 2001, approximately $215,000 of restructuring costs is included in other current liabilities, which we expect to pay prior to December 31, 2001. We also expensed, during the first quarter of 2001, $123,000 of costs associated with a proposed offering of shares of our common stock that was contemplated during 2000 but was not pursued.

Results Of Operations

Three Months Ended September 30, 2000 Compared to Three Months Ended September 30, 2001

    Revenue.  Revenue decreased from $6,720,000 for the three months ended September 30, 2000 to $4,810,000 for the three months ended September 30, 2001. The decrease in revenue reflected the decrease in the number of projects performed and in the number of technology professionals performing services. During the three month period ended September 30, 2001, 32% of our revenue was derived from IBM.

    Cost of Revenue.  Cost of revenue, consisting of direct costs, primarily salaries and benefits for technology professionals assigned to projects, and of project related expenses, decreased from $3,352,000 for the three months ended September 30, 2000 to $2,975,000 for the three months ended September 30, 2001. The decrease in cost of revenue is attributable to a reduction in the number of technology professionals who performed services for the Company over the related periods. The number of consultants who perform services for the Company decreased from 163 at September 30, 2000 to 92 at September 30, 2001. Certain of the workforce reductions were made near the end of the current quarter and the cost reductions are not yet reflected in the results.

    Gross Margin.  Gross margin decreased from $3,368,000 for the three months ended September 30, 2000 to $1,835,000 for the three months ended September 30, 2001. Gross margin as a percentage of revenue was 50% for the three months ended September 30, 2000 and 38% for the three months ended September 30, 2001. The decrease in gross margin as a percentage of revenue is primarily due to the lower effective utilization rates during the period. The future direction for gross margin is uncertain due to many factors including our ability to successfully manage the utilization rates of our consultants.

    Selling, General and Administrative.  Selling, general and administrative expenses consist primarily of salaries and benefits for sales, executive and administrative employees, training, marketing activities and non-reimbursable travel costs and expenses. Selling, general and administrative expenses decreased from $3,074,000 for the three months ended September 30, 2000 to $2,051,000 for the three months ended September 30, 2001. Selling, general and administrative expenses as a percentage of revenue were 46% for the three months ended September 30, 2000 and 43% for the three months ended September 30, 2001. The decrease in selling, general and administrative expenses was related to workforce reductions and a decrease in travel and related expenses, and other cost reduction initiatives implemented during 2001.

    Stock Compensation.  Stock compensation expense consists of non-cash compensation arising from certain option grants to employees with exercise prices below fair market value at the date of grant, option grants made to outside consultants during 2001, and compensation expense recognized as a result of certain modifications made to outstanding options. Stock compensation expense increased from $19,000 during the three months ended September 30, 2000 to $282,000 during the three months ended September 30, 2001 mainly as a result of option grants to employees at below fair market value and the granting of options to certain non-employee consultants during 2001.

    Intangibles Amortization and Impairment Charge.  Intangibles amortization expense consists of amortization of goodwill arising from our acquisitions of LoreData, Inc. in January 2000, Compete, Inc. in May 2000 and Core Objective, Inc. in November 2000. We are amortizing the goodwill associated with these acquisitions over a three-year period. During the quarter, we recognized an impairment charge of approximately $27 million to write down the carrying value of our goodwill for the amount by which the carrying value of goodwill exceeded fair value based on undiscounted cash flows.

    Interest Income (Expense).  Interest income for the three months ended September 30, 2000 was $38,000 compared to interest income of $4,000 for the three months ended September 30, 2001. Interest income during 2000 was higher than 2001 due to the higher cash balance in 2000 resulting from our July 1999 initial public offering and our February 2000 private placement. Interest expense was approximately $67,000 during the three months ended September 30, 2000 compared to $16,000 in 2001. The decrease in interest expense is due to a decrease in total borrowings outstanding during 2001 compared to 2000 combined with a decline in the interest rate during 2001 on outstanding borrowings.

Nine Months Ended September 30, 2000 Compared to Nine Months Ended September 30, 2001

    Revenue.  Revenue increased from $13,218,000 for the nine months ended September 30, 2000 to $16,571,000 for the nine months ended September 30, 2001. The increase in revenue is mainly the result of the acquisition of Compete on May 1, 2000. On a pro forma basis, including the results of the acquisition of Compete, revenue remained relatively steady from $16,364,000 for the nine months ended September 30, 2000 to $16,571,000 for the nine months ended September 30, 2001. During the nine month period ended September 30, 2001, 37% of our revenue was derived from IBM and 10% was derived from Plumtree. We no longer perform any services derived from Plumtree.

    Cost of Revenue.  Cost of revenue, consisting of direct costs, primarily salaries and benefits for technology professionals assigned to projects, and of project related expenses, increased from $6,632,000 for the nine months ended September 30, 2000 to $9,682,000 for the nine months ended September 30, 2001. The increase in cost of revenue is partly attributable to the increase in the number of technology professionals who performed services for us over the related periods. On a pro forma basis, including the results of the acquisition of Compete, cost of revenue increased from $8,122,000 for the nine months ended September 30, 2000 to $9,682,000 for the nine months ended September 30, 2001. The increase is due in part to the implementation of a bonus plan that was in place during the entire period of 2001 and only a portion of the period in 2000. The number of consultants who perform services for us decreased from 163 at September 30, 2000 to 92 at September 30, 2001. Certain of the workforce reductions were made near the end of the current period and the cost reductions are not yet reflected in the results.

    Gross Margin.  Gross margin increased from $6,586,000 for the nine months ended September 30, 2000 to $6,888,000 for the nine months ended September 30, 2001. Gross margin as a percentage of revenue was 50% for the nine months ended September 30, 2000 and 42% for the nine months ended September 30, 2001. The decrease in gross margin as a percentage of revenue is primarily due to the lower effective utilization rates during the period. The future direction for gross margin is uncertain due to many factors including our ability to successfully manage the utilization rates of our consultants.

    Selling, General and Administrative.  Selling, general and administrative expenses consist primarily of salaries and benefits for sales, executive and administrative employees, training, marketing activities and non-reimbursable travel costs and expenses. Selling, general and administrative expenses decreased from $7,333,000 for the nine months ended September 30, 2000 to $7,121,000 for the nine months ended September 30, 2001. Selling, general and administrative expenses as a percentage of revenue were 55% for the nine months ended September 30, 2000 and 43% for the nine months ended September 30, 2001. The decrease in selling, general and administrative expenses was related to workforce reductions and a decrease in travel and related expenses, and other cost reduction initiatives implemented during 2001. On a pro forma basis, including the results of operations of Compete, our selling, general and administrative expenses decreased from $8,382,000 for the nine months ended September 30, 2000 compared to $7,121,000 for the same period in 2001. This decrease is also a result of workforce reductions and other cost reduction initiatives implemented during 2001.

    Stock Compensation.  Stock compensation expense consists of non-cash compensation arising from certain option grants to employees with exercise prices below fair market value at the date of grant, option grants made to outside consultants during 2001, and compensation expense recognized as a result of certain modifications made to outstanding options. Stock compensation expense increased from $57,000 during 2000 to $520,000 in 2001 mainly as a result of option grants to employees at below fair market value and the granting of options to certain non-employee consultants.

    Intangibles Amortization and Impairment Charge.  Intangibles amortization expense consists of amortization of goodwill arising from our acquisitions of LoreData, Inc. in January 2000, Compete, Inc. in May 2000 and Core Objective, Inc. in November 2000. We are amortizing the goodwill associated with these acquisitions over a three-year period. The increase in amortization expense during 2001 compared to 2000 is due to a full nine months of amortization expense being recognized during 2001 whereas 2000 includes amortization subsequent to the respective acquisition dates. During the quarter, we recognized an impairment charge of approximately $27 million to write down the carrying value of our goodwill for the amount by which the carrying value of goodwill exceeded fair value based on undiscounted cash flows.

    Interest Income (Expense).  Interest income for the nine months ended September 30, 2000 was $238,000 compared to interest income of $20,000 for the nine months ended September 30, 2001. Interest income during 2000 was higher than 2001 due to the higher cash balance in 2000 resulting from our July 1999 initial public offering and our February 2000 private placement. Interest expense was approximately $107,000 during the nine months ended September 30, 2000 compared to $113,000 during 2001. The increase in interest expense is due to an increase in average total borrowings outstanding during 2001 compared to 2000.

Fiscal Year Ended December 31, 1999 Compared To December 31, 2000

    Consulting Revenues.  Revenues increased from $2,648,000 in 1999 to $19,964,000 in 2000. The increase in revenues reflected the increase in the number of partners, projects performed and in the number of technology professionals performing services. The acquisition of Compete on May 1, 2000 also contributed to the increase in revenues for 2000. On a pro forma basis, including the results of the acquisitions of Compete and Lore Data, revenues increased from $9,711,000 in 1999 to $23,111,000 in 2000. During 2000, 30% of our revenues was derived from Vignette and 25% from IBM (on a pro forma basis including the results of operations of Compete, Vignette accounted for 26% of total pro forma revenues and IBM accounted for 25% of total pro forma revenues).

    Cost of Consulting Revenues.  Cost of revenues, consisting of direct costs, primarily salaries and benefits for technology professionals assigned to projects, and of project related expenses, increased from $1,034,000 in 1999 to $9,931,000 in 2000. The increase in cost of consulting revenue is directly attributable to the increase in the number of technology professionals employed by us. The number of consultants employed by us increased from 43 at December 31, 1999 to approximately 150 at December 31, 2000.

    Gross Margin.  Gross margin increased from $1,614,000 in 1999 to $10,033,000 in 2000. Gross margin as a percentage of consulting revenues was 61% for 1999 and 50% for 2000. The decrease in gross margin as a percentage of consulting revenues is primarily due to the increased number of consultants during the period in anticipation of future projects, resulting in lower effective utilization rates during the period.

    Selling, General and Administrative.  Selling, general and administrative expenses consist primarily of marketing activities to solicit partners, salaries and benefits and non-reimbursable travel costs and expenses. Selling, general and administrative expenses increased from $2,197,000 in 1999 to $10,580,000 in 2000. Selling, general and administrative expenses as a percentage of consulting revenues was 83% for 1999 and 53% for 2000. The increase in selling, general and administrative expenses and such expenses was related to our increased overhead, including recruiting, administrative activities and marketing to support the development of existing or new partnerships and the resulting growth in our workforce. We expect these expenses to increase in absolute dollar amounts in connection with our planned expansion.

    Stock Compensation.  Stock compensation expense consists of non-cash compensation arising from certain sales of stock and option grants to officers, directors or other affiliated persons. We have recognized $880,000 in non-cash compensation in connection with the sale of stock that occurred in January 1999. In addition, we have recorded in stockholders' equity on our balance sheet aggregate deferred stock compensation totaling $228,000 in connection with stock options that were granted in January 1999. Quarterly stock compensation expense of approximately $19,000 will be recognized over the three-year vesting period ending January 2002. We have recognized approximately $152,000 in non-cash compensation expense during 1999 and 2000 relating to the vesting of these options.

    Intangibles Amortization.  Intangibles amortization expense consists of amortization of goodwill arising from our acquisitions of LoreData, Inc. in January 2000, Compete, Inc. in May 2000, and Core Objective, Inc. in November 2000. We are amortizing the goodwill associated with these acquisitions over a three-year period. Total intangibles amortization expense for 2000 was $12,942,000. Goodwill net of accumulated amortization represented approximately 83% and 91% of total assets and stockholders' equity, respectively, at December 31, 2000.

    Interest Income (Expense).  Interest income (expense) consists of interest income of $263,000 on cash and investments, imputed interest expense of $108,000 associated with the non-interest bearing note issued in connection with the acquisition of Compete, and interest expense of $43,000, mainly associated with borrowings under our line of credit. The increase in interest income for 2000 was due to interest income from cash and investment balances on hand as a result of our initial public offering in July 1999 and our private placement in February 2000. The increase in interest expense in 2000 is due to the $2.5 million note payable related to the Compete acquisition and the borrowings under our line of credit during 2000.

Liquidity And Capital Resources

    We have a line of credit facility with Silicon Valley Bank, which provides for us to borrow up to $6,000,000, subject to certain borrowing base calculations as defined. Borrowings under this agreement, which expires June 29, 2002, bear interest at the bank's prime rate plus 0.85%. As of September 30, 2001, there were no borrowings outstanding under this loan agreement.

    Cash provided by operations for the nine months ended September 30, 2001 was $1,787,000. As of September 30, 2001, we had $526,000 in cash and working capital of $2,521,000.

    During October 2001, we loaned $200,000 to Vertecon to fund Vertecon's short-term working capital requirements. The promissory note bears interest at prime plus 1/2 percent and matures at the earlier of March 31, 2002, the closing of the merger of us and Vertecon, or termination of the merger agreement. The promissory note is subordinate to Vertecon's line of credit with The PrivateBank, and repayment cannot occur without the prior written consent of The PrivateBank or at such time that all amounts due The PrivateBank have been paid in full. We borrowed $200,000 under our line of credit facility in October 2001 to fund this advance.

    We expect to fund our operations during 2001 from cash generated from operations and short-term borrowings as necessary from our line of credit facility. If our capital is insufficient to fund our activities in either the short or long term, we may need to raise additional funds. If we raise additional funds through the issuance of equity securities, our existing stockholders' percentage ownership will be diluted. These equity securities may also have rights superior to our common stock. Additional debt or equity financing may not be available when needed or on satisfactory terms. If adequate funds are not available on acceptable terms, we may be unable to expand our services, respond to competition, pursue acquisition opportunities or continue our operations.

    As a result of the Vertecon merger, we expect to borrow under our existing line of credit facility to fund the costs of the merger and to fund the payment of certain of Vertecon's outstanding obligations. The amount of borrowings available to us is based on a percentage of our receivables. In the event our working capital needs subsequent to the merger exceed our borrowing capacity, we may need to obtain additional financing to continue our operations. Additional debt or equity financing may not be available when needed or on satisfactory terms.

Recent Accounting Pronouncements

    In June 2001, the Financial Accounting Standards Board issued Statements of Financial Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for our fiscal year beginning January 1, 2002. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

    We will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. During 2002, we will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002. Management does not expect the adoption of these Statements to have a material affect on the Company's consolidated financial position or results of operations due to the impairment charge recorded during the quarter ended September 30, 2001 in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which reduced the recorded intangibles to current estimated fair value.

PRIMARY Webworks, Inc., d/b/a VERTECON, INC.

    The following discussion and analysis of Vertecon's financial condition and results of operations should be read in conjunction with its financial statements and notes thereto and the other financial information included elsewhere in this filing. In addition to historical information, this management's discussion and analysis of financial condition and results of operations and other parts of this filing contain forward-looking information that involve risks and uncertainties. Vertecon's actual results could differ materially from those anticipated by such forward-looking information as a result of certain factors, including but not limited to, those set forth under Risk Factors and elsewhere in this filing.

    Vertecon was incorporated in March 1999 and began generating revenue in the same month. Vertecon's primary revenue is derived from professional services performed for clients based on a time and materials basis. This revenue is recognized and billed monthly by multiplying the number of hours expended by Vertecon's professionals in the performance of the contract by the established billing rates. Vertecon is reimbursed for direct expenses allocated to a project such as airfare, lodging and meals. Consequently, these direct reimbursements are excluded from revenues. Vertecon also generates revenue from certain maintenance service and web-hosting agreements which is recognize ratably over the terms of the agreements. Billing is established at the beginning of these contracts and is typically billed and collected on a monthly basis.

    Revenues are typically derived from a small number of clients at any given time. This concentration of revenue from a small number of clients creates results that are subject to substantial variations based on the client's expenditures. Revenues from any given customer will vary from period to period. Vertecon expects, however, that this significant client concentration comprising 65% of revenue for the year ended December 31, 2000 will continue for the foreseeable future. To the extent that any significant client uses less of Vertecon's services or terminates its relationship with Vertecon, revenues could decline substantially.

    Gross margins are affected by trends in the utilization rate of Vertecon's professionals, defined as the percentage of their professionals' time billed to customers, divided by the total available hours in a period. If a project ends earlier than scheduled or, as has been the case, Vertecon retains professionals in advance of receiving project assignments, the utilization rate will decline and adversely affect the gross margins.

    As of September 30, 2001, Vertecon entered into a merger agreement that allowed for the Company to be acquired by Perficient, Inc. As part of this acquisition, Vertecon incurred certain related charges that included $105,000 for legal and accounting fees, additional legal fees totaling approximately $15,000 for renegotiating leases and debt arrangements, $160,000 in severance for the departing CEO and approximately $5,000 for additional travel and miscellaneous expenses associated with the merger. As of September 30, 2001, $105,000 of the acquisition related costs to be reimbursed by Perficient after the merger closes are included in other assets and $177,000 of acquisition related costs are included in other current liabilities.

Results Of Operations

Nine Months Ended September 30, 2000 Compared to Nine Months Ended September 30, 2001

    Consulting Revenues.  Revenues increased from $3,807,000 for the nine months ended September 30, 2000 to $6,291,000 for the nine months ended September 30, 2001. The increase in revenues reflected the increase in the number of projects performed and in the number of professionals performing services.

    Professional Expenses.  Professional expenses, consisting of direct costs, primarily salaries and benefits for technology professionals assigned to projects, and project related expenses, increased from $1,676,000 for the nine months ended September 30, 2000 to $3,046,000 for the nine months ended

September 30, 2001. The increase in professional expenses is partly attributable to the increase in the number of professionals who performed services for the Company over the related periods and the salary costs of those consultants. The number of consultants performing services for the Company increased from 48 at September 30, 2000 to a high of 58 in March 2001 to 42 at September 30, 2001.

    Gross Margin.  Gross margin increased from $2,131,000 for the nine months ended September 30, 2000 to $3,245,000 for the nine months ended September 30, 2001. Gross margin as a percentage of consulting revenues was 56% for the nine months ended September 30, 2000 and 52% for the nine months ended September 30, 2001. The decrease in gross margin as a percentage of consulting revenues is primarily due to the lower effective utilization rates of approximately 5% during the period caused by the lower demand for our services during the nine months ended September 30, 2001. The future direction for gross margin is uncertain due to many factors including Vertecon's ability to successfully manage the utilization rates and rate per hour of its consultants.

    Selling, General and Administrative.  Selling, general, and administrative expenses consist primarily of salaries and benefits for sales, executive and administrative employees, training, marketing activities, office space and the related leasehold improvements depreciation, furniture depreciation and non- reimbursable travel costs and expenses. Selling expenses increased from $645,000 for the nine months ended September 30, 2000 to $681,000 for the nine months ended September 30, 2001. The increase in selling costs is reflective of increases in salaries during the period and the use of external service providers for obtaining market information used in the sales process. General and administrative expenses increased from $2,261,000 for the nine months ended September 30, 2000 to $2,555,000 for the nine months ended September 30, 2001. This increase is general and administrative costs is primarily related to incurring additional office lease expense, hosting and other operating lease expenses, and increases in salaries between periods. Acquisition expenses represent costs incurred in connection with the proposed merger with Perficient, primarily severance costs.

    Interest Expense.  Interest expense increased from $16,000 for the nine months ended September 30, 2000 to $100,000 for the nine months ended September 30, 2001. This increase is due to the increase in the amount outstanding on our note payable, the associated costs due to obtaining letters of credit to secure our office space and furniture, and interest incurred in conjunction with repurchasing treasury shares. The company has experienced an average interest rate (on all such borrowings) of approximately 11.0% and 8.5% for the periods ending September 30, 2000 and 2001, respectively.

    Extraordinary Item.  The Company recorded an extraordinary item due to the recognition of debt forgiveness income of $74,000 during the nine month period ending September 30, 2001.

Ten Month Period Ended December 31, 1999 Compared to Year Ended December 31, 2000

    Consulting Revenues.  Revenues increased from $945,000 for the ten month period ended December 31, 1999 to $5,927,000 for the year ended December 31, 2000. The increase in revenues reflected the increase in the number of projects performed and in the number of technology professionals performing services.

    Professional Expenses.  Professional expenses, consisting of direct costs, primarily salaries and benefits for consulting professionals assigned to projects, and of project related expenses, increased from $841,000 for the ten month period ended December 31, 1999 to $2,421,000 for the year ended December 31, 2000. The increase in cost of consulting revenue is partly attributable to the increase in the number of professionals who performed services for the Company over the related periods and variances in salary. The number of consultants performing services for the Company increased from 15 at December 31, 1999 to 48 at December 31, 2000.

    Gross Margin.  Gross margin increased from $103,000 for the ten month period ended December 31, 1999 to $3,506,000 for the year ended December 31, 2000. Gross margin as a percentage of consulting revenues was 11% for the ten month period ended December 31, 1999 and 59% for the year ended December 31, 2000. The increase in gross margin as a percentage of consulting revenues is primarily due to the higher effective utilization rates during the period caused by the higher demand for our services during the year ended December 31, 2000. In addition, the Company achieved an average rate per hour increase of approximately 10% during the year ended December 31, 2000. The future direction for gross margin is uncertain due to many factors including our ability to successfully manage the utilization rates and rate per hour of our consultants.

    Selling, General and Administrative.  Selling, general, and administrative expenses consist primarily of salaries and benefits for sales, executive and administrative employees, training, marketing activities, office space and the related leasehold improvements depreciation, furniture depreciation and non- reimbursable travel costs and expenses. All categories of selling, general and administrative costs increased due to 2000 being the first full year of operations as compared to the ten months of operations in 1999. The ten-month period ended December 31, 1999, included several months of start-up activity in which expenses were minimal as compared to the operating levels that were achieved in the last quarter of 1999. Specifically, selling expenses increased from $58,000 for the ten-month period ended December 31, 1999 to $809,000 for the year ended December 31, 2000. The increase in selling expenses is due to the following items: increase in staffing resulting in an increase in selling salaries by approximately $450,000, the cost of developing and implementing our marketing campaign for approximately $190,000 and the retention of a public relations firm for approximately $80,000. General and administrative expenses increased from $228,000 for the ten months ended December 31, 1999 to $3,221,000 for the year ended December 31, 2000. General and administrative expenses as a percentage of consulting revenue were 24% for the ten months ended December 31, 1999 and 54% for the year ended December 31, 2000. This increase was primarily due to the following: An increase in non-billable resources salaries of $2,100,000; an increase in general operating expenses including operating lease expense and other office related items of $325,000.

    Interest Expense.  Interest expense increased from $7,800 for the ten months ended December 31, 1999 to $65,000 for the year ended December 31, 2000. This increase is due to the increase in the amount outstanding on our note payable, the associated costs due to obtaining letters of credit to secure our office space and furniture, and interest incurred in conjunction with repurchasing treasury shares. The company has experienced an average interest rate (on all such borrowings) of approximately 12.5% and 9.0% for the periods ending December 31, 1999 and 2000, respectively.

    Other income (expense).  Other income (expense) has changed from income of $6,600 for the ten months ended December 31, 1999 to an expense of $13,000 for the year ended December 31, 2000. This change is primarily due to the retirement certain leasehold improvements that were abandoned upon moving to the Company's new offices.

Liquidity And Capital Resources

    Vertecon has a line of credit facility which provides Vertecon the ability to borrow up to $1,700,000. Borrowings, which expires February 28, 2002, bears interest at the bank's prime rate plus 0.50%. As of September 30, 2001, there was approximately $1,711,000 utilized under this loan agreement, including outstanding letters of credit of approximately $900,000.

    In addition, during the year ended December 31, 2000, Vertecon raised approximately $1,900,000 through the issuance of common stock. Of this amount, $500,000 was invested during the ten months ended December 31, 1999, but payment was received in 2000. The proceeds from these activities were used to fund the operations and the purchase of assets of the Company. Specific uses include purchasing furniture, equipment and leasehold improvements of approximately $750,000 and the balance was used to fund the operations of Vertecon.

    Cash provided by operations for the nine months ended September 30, 2001 was $248,000. As of September 30, 2001, Vertecon had $104,000 in cash and a working capital deficit of $1,170,000.

    During the nine months ended September 30, 2001, Vertecon achieved positive cash flow from operations. However, Vertecon currently has a significant working capital deficit, has generated operating losses and is overdrawn on its line of credit. Vertecon has received a "going concern" opinion from its auditors for the year ended December 31, 2000. Vertecon may need additional financing prior to the merger to meet its current obligations if cash flow from operations is insufficient to meet its obligations. In the event the merger with Perficient is terminated, Vertecon would be required to obtain additional financing in order to continue its operations. Additional debt or equity financing may not be available for Vertecon when needed or on satisfactory terms, and if not available, Vertecon would be unable to continue its operations.

Javelin Solutions, Inc.

    The following discussion and analysis of financial condition and results of operations should be read in conjunction with the financial statements and notes thereto and the other financial information of Javelin included elsewhere in this filing. In addition to historical information, this management's discussion and analysis of financial condition and results of operations and other parts of this filing contain forward-looking information that involves risks and uncertainties. Actual results could differ materially from those indicated in such forward-looking information as a result of certain factors, including but not limited to, those set forth under Risk Factors and elsewhere in this filing.

    Javelin was incorporated in April 1996. Revenues are derived from professional services performed for end-user customers primarily on a time and materials basis. Revenue is recognized and billed monthly by applying the hours expended in the performance of contracted services by the established hourly billing rates. Reimbursement of direct project expenses such as airfare, lodging and meals are excluded from revenue.

    Revenues and operating results are subject to substantial variations based on clients' capital expenditure planning and customer satisfaction of work performed. Revenue from any given client will vary from period to period. Javelin derives much of its revenue from a relatively small concentration of customers. Therefore, revenue could be negatively affected by a termination of the consulting relationship resulting from technology spending cuts or client dissatisfaction.

    Gross margins are affected by billable professional utilization rate trends, defined as the percentage of professionals' billed time, divided by the total available hours in a period. If a project ends earlier than scheduled, or, as has been the case, professionals are retained in advance of receiving project assignments, utilization rates will decline and adversely affect gross margins.

    Over the course of the first three quarters of 2001, Javelin implemented workforce reductions resulting in charges of approximately $100,000 in the first quarter, $25,000 in the second quarter and $21,000 in the third quarter for severance costs to former employees. In addition, the company recorded approximately $26,000 in the second quarter and $90,000 in the third quarter for capital losses resulting from the sale and disposal of property and equipment related to the downsizing and the termination of certain office space leases.

Results Of Operations

Nine Months Ended September 30, 2000 Compared to Nine Months Ended September 30, 2001

    Revenue:  Revenue decreased from $10,250,000 for the nine months ended September 30, 2000 to $5,844,000 for the nine months ended September 30, 2001. Javelin believes that the decrease in revenue is primarily the result of a downturn in technology-related capital spending across the spectrum of the United States economy.

    Cost of Revenue:  Cost of revenue, consisting of direct costs, primarily salaries and benefits for consulting professionals assigned to projects, and of project related expenses, decreased from $4,977,000 for the nine months ended September 30, 2000 to $4,145,000 for the nine months ended September 30, 2001. The cost of revenue decrease is attributable to the decrease in the number of consulting professionals who performed services for the company over the related periods. Javelin's number of professional consultants decreased from 79 at September 30, 2000 to 43 at September 30, 2001. Over the first nine months of 2000, Javelin added professional consultants on a consistent basis, whereas, in 2001, Javelin reduced its professional consultant headcount on a regular basis. Therefore, the relationship of cost of revenues to headcount as of a particular date is not necessarily linear.

    Gross Margin:  Gross margin decreased from $5,273,000 for the nine months ended September 30, 2000 to $1,699,000 for the nine months ended September 30, 2001. Gross margin as a percentage of revenue was 51% for the nine months ended September 30, 2000 and 29% for the nine months ended September 30, 2001. The decrease in gross margin as a percentage of revenue is primarily due to the lower effective utilization rates during the period. Future gross margin performance will remain highly dependent on utilization rates of billable consultants.

    Human Resource, Selling, and Management & Administration:  Human resource, selling, and management & administration expenses consist primarily of employee salaries and benefits for these functions in addition to office space leasing, network communications, marketing, and non-reimbursable travel expenses. Human resource, selling, and management & administration expenses decreased from $3,493,000 for the nine months ended September 30, 2000 to $2,412,000 for the nine months ended September 30, 2001. These expenses as a percentage of revenue were 34% for the nine months ended September 30, 2000 and 41% for the nine months ended September 30, 2001. The decrease in expense was related to workforce reductions and other cost reduction initiatives implemented during 2001.

    Stock Compensation:  Stock compensation expense consists of non-cash compensation arising from certain options granted to employees with exercise prices below fair market value at the date of grant. Stock compensation expense decreased from $76,000 during 2000 to $54,000 in 2001 as a result of the workforce reductions and a hiring freeze implemented in 2001. In addition, the amount of stock options granted are at management's discretion and vary from year to year.

    Interest Income (Expense):  Interest income for the nine months ended September 30, 2000 was $14,000 compared to interest income of $46,000 for the nine months ended September 30, 2001. Interest income during 2001 was higher than 2000 as a result of an increase in customer financing charges being applied to past due accounts receivable balances. Interest expense was $62,000 during the nine months ended September 30, 2000 compared to $67,000 during 2001. The increase in interest expense is primarily a result of capital lease expenses being recognized over the entire period in 2001 for network computer equipment financed through a capital leasing arrangement entered into in August 2000. The increase in capital lease expense in 2001 is offset by the decrease in line of credit and term loan borrowings.

    Other Financing Expenses:  Other financing expenses for the nine months ended September 30, 2000 was $41,000 compared to $500 for the nine months ended September 30, 2001. The decrease in expense was the result of the termination of certain fee-based investment banking contracts in 2000.

    Restructuring and Capital Loss:  Restructuring charges for severance pay to former employees during the first nine months of 2001 was $146,000. There were no such restructuring charges in 2000. The company also recognized $115,000 in capital losses in the first nine months of 2001 related to the sale of excess computer equipment and the write-off of leasehold improvements surrendered as part of an office space termination agreement.

Fiscal Year Ended December 31, 1999 Compared To December 31, 2000

    Consulting Revenues:  Revenues increased from $6,600,000 in 1999 to $13,418,000 in 2000. The revenue increase reflected an increase in demand for Internet and eBusiness related consulting projects in 2000.

    Cost of Consulting Revenue:  Cost of revenues, consisting of direct costs, primarily salaries and benefits for consulting professionals assigned to projects, and of project related expenses, increased from $3,900,000 in 1999 to $6,892,000 in 2000. The increase in cost of consulting revenue is directly attributable to the increase in the number of consulting professionals employed. The professional consultant headcount increased from 47 at December 31, 1999 to 81 at December 31, 2000.

    Gross Margin:  Gross margin increased from $2,700,000 in 1999 to $6,526,000 in 2000. Gross margin as a percentage of consulting revenues was 41% for 1999 and 49% for 2000. The increase in gross margin as a percentage of consulting revenues is primarily due to higher effective utilization rates in conjunction with higher billing rates due to increased demand for the company's services.

    Human Resource, Selling, and Management & Administration:  Human resource, selling, and management & administration expenses consist primarily of employee salaries and benefits for these functions in addition to office space leasing, network communications, marketing, and non-reimbursable travel expenses. These expenses increased from $2,113,000 in 1999 to $4,951,000 in 2000. Human resource, selling, and management & administration expenses as a percentage of revenue were 32% for 1999 and 37% for 2000. The increase from 1999 to 2000 was a result of the organization's growth.

    Stock Compensation:  Stock compensation expense consists of non-cash compensation arising from certain option grants to employees with exercise prices below fair market value at the date of grant. The company recognized $101,000 of stock compensation expense in 2000 related to the adoption of a stock option plan in late 1999 and grants in 2000.

    Interest Income (Expense):  Interest income was $23,000 in 2000 compared to $13,000 in 1999. The increase was a result of the increased cash generation capabilities of the company realized from sales volume increases. Interest expense increased from $19,000 in 1999 to $90,000 in 2000. This increase was the result of increased line of credit borrowings to finance day-to-day company activities in conjunction with increased borrowing rates in 2000.

    Other Financing Expenses:  Other financing expenses increased from $5,000 in 1999 to $42,000 in 2000. The increase was a result of investment banking contracts undertaken in 2000.

Liquidity And Capital Resources

    Javelin Solutions has a line of credit facility with Wells Fargo Bank, which provides for borrowings up to $1,500,000, subject to certain borrowing base calculations as defined. Borrowings under this agreement, which expires November 30, 2001, bear interest at the bank's prime rate plus 0.50%. As of September 30, 2001, $100,000 was outstanding under this arrangement.

    Cash provided by operations for the nine months ended September 30, 2001 was $706,000. As of September 30, 2001, the company had $206,000 in cash and net working capital of $755,000

    The company expects to fund operations during 2001 and beyond from cash generated from operations and short-term borrowings as necessary from the line of credit facility. If this capital is insufficient to fund activities in either the short or long term, additional funding may be required. If additional funds are raised through the issuance of equity securities, existing stockholders' percentage ownership will be diluted. In addition, newly issued equity securities may also have rights superior to the current outstanding common stock. Additional debt or equity financing may not be available when needed or on satisfactory terms. If adequate funds are not available on acceptable terms, the company may be unable to expand services, respond to competition, pursue acquisition opportunities, or continue operations.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 31, 2001 for (i) each person or entity who is known by us to own beneficially more than five percent (5%) of our common stock; (ii) each executive officer listed in the Summary Compensation table below; (iii) each director of Perficient; and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Shares Beneficially Owned	Percent of Class (2)
Powershift Ventures, L.P 7600-B North Capital of Texas Highway Austin, TX 78731	633,750	10.12%
Beekman Ventures, Inc. 47 Pascal Lane Austin, TX 78746	512,892	8.19%
Bryan R. Menell (3)	485,000	7.75%
John T. McDonald (4)	895,953	13.51%
Sam J. Fatigato (5)	704,711	11.16%
John A. Hinners (6) (7)	132,199	2.08%
Steven G. Papermaster (8)	828,450	13.23%
Dr. W. Frank King (9)	30,000	*
Philip J. Rosenbaum (9)	30,000	*
Eric Simone (10)	680,583	10.82%
Robert Anderson (11)	391,427	6.23%
David S. Lundeen (12)	334,735	5.34%
Matthew Clark (13)	69,159	1.09%
Directors and executive officers as a group (8 persons)	3,025,207	43.85%

*
Indicates less than 1% of the outstanding shares of Perficient common stock.

(1)
Unless otherwise indicated, the address of each person or entity is 7600-B North Capital of Texas Highway, Suite 340, Austin, Texas 78731.

(2)
Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(3)
Includes an aggregate of 200,000 shares of Perficient common stock that are subject to options granted by Mr. Menell to certain employees and officers of Perficient.

(4)
Includes 512,892 shares owned by Beekman Ventures, Inc., of which Mr. McDonald is president and sole stockholder. Mr. McDonald is deemed to be the beneficial owner of such shares. Also includes 150,000 shares of Perficient common stock that may be acquired from Mr. Menell upon the exercise of a stock option granted to Mr. McDonald by Mr. Menell and options to purchase 219,211 shares under Perficient's stock option plan. Does not include options to purchase 237,000 shares of Perficient Common Stock that are not exercisable within 60 days of the date hereof.

(5)
Includes options to purchase 52,611 shares exercisable within 60 days of the date hereof. Does not include options to purchase 168,748 shares of Perficient common stock that are not exercisable within 60 days of the date hereof.

(6)
Includes 5,000 shares held in the name of the Aubry Smith Hinners Section 2503(c) Trust.

(7)
Includes options to purchase 71,199 shares of Perficient Common Stock and 10,000 shares of Perficient common stock that may be acquired from Mr. Menell upon the exercise of a stock option granted to Mr. Hinners by Mr. Menell that are exercisable within 60 days of the date hereof.

(8)
Includes 633,750 shares owned by Powershift Ventures, L.P., of which Mr. Papermaster is the sole general partner. Mr. Papermaster is deemed to be the beneficial owner of such shares.

(9)
Includes options to purchase 30,000 shares of Perficient common stock exercisable within 60 days of the date hereof.

(10)
Includes options to purchase 28,483 shares exercisable within 60 days of the date hereof. Does not include options to purchase 19,788 shares of Perficient common stock that are not exercisable within 60 days of the date hereof.

(11)
Includes options to purchase 17,843 shares exercisable within 60 days of the date hereof. Does not include options to purchase 2,824 shares of Perficient common stock that are not exercisable within 60 days of the date hereof.

(12)
Includes options to purchase 5,000 shares of Perficient common stock exercisable within 60 days of the date hereof.

(13)
Includes options to purchase 69,159 shares exercisable within 60 days of the date hereof. Does not include options to purchase 71,111 shares of Perficient common stock that are not exercisable within 60 days of the date hereof.

Vertecon's Share Ownership

    The following table and footnotes sets forth information regarding the beneficial ownership of Vertecon's common stock as of October 31, 2001 and the percentage which such ownership bears to the total number of outstanding shares as of that date by (i) persons known to Vertecon to be beneficial owners of more than 5% of the Vertecon common stock; (ii) each executive officer of Vertecon, (iii) each director of Vertecon and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Shares Beneficially Owned	Percent of Class (2)
Charles Windsor	1,944,780	12.9%
Charles F. Wiegert	1,496,400	9.9%
Carol D Matthews	1,461,600	9.7%
Brian L. Matthews (3)	2,510,970	16.5%
Welton J.L. Brison	1,164,600	7.7%
Jeff Davis	1,004,890	6.6%
Thomas W. Hesterman	825,600	5.5%
CDM Ventures	935,170	6.2%
Tim Thompson	569,230	3.8%
Dan Sills	475,000	3.1%
Directors and executive officers as a group (5 persons)	6,504,870	42.6%

(1)
Unless otherwise indicated, the address for each stockholder in the table is c/o Vertecon, Inc., 622 Emerson Road, Suite 400, Creve Coeur, Missouri, 63141.

(2)
Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholders' name.

(3)
Includes 935,170 shares owned by CDM Ventures, of which Mr. Matthews is deemed to be the beneficial owner of such shares. Also includes options to purchase 125,000 shares of Vertecon common stock. Does not include options to purchase 125,000 shares of Vertecon common stock.

Javelin's Share Ownership

    The following table and footnotes sets forth information regarding the beneficial ownership of Javelin's common stock as of October 31, 2001 and the percentage which such ownership bears to the total number of outstanding shares as of that date by (i) persons known to Javelin to be beneficial owners of more than 5% of the Javelin common stock; (ii) each executive officer of Javelin, (iii) each director of Javelin and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Shares Beneficially Owned	Percent of Class (2)
Dale Klein	1,600,000	19.5%
Ken Faanes	1,600,000	19.5%
Warren Golla	1,600,000	19.5%
Jon Waddell	1,600,000	19.5%
Tim Huenemann	1,600,000	19.5%
Directors and executive officers as a group (5 persons)	8,000,000	97.5%

(1)
Unless otherwise indicated, the address for each stockholder in the table is c/o Javelin Solutions, Inc., 100 North 6th Street, Suite 935C, Minneapolis, Minnesota, 55403.

(2)
Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholders' name.

MANAGEMENT OF PERFICIENT

Executive Officers, Directors and Key Employees

Name	Age	Position with Perficient	Held Position Since
John T. McDonald	38	Chief Executive Officer and Chairman of the Board of Directors	1999
Sam J. Fatigato	40	President, Chief Operating Officer and Director	2000
Matthew Clark	30	Chief Financial Officer	2001
Steven G. Papermaster	43	Director	1998
David S. Lundeen	39	Director	1998
Dr. W. Frank King	61	Director	1999
Philip J. Rosenbaum	51	Director	1999
Andy Sweet	34	Chief Technology Officer	2000
Jeff Davis(1)	37	Proposed Chief Operating Officer	N/A
Tim Thompson(1)	41	Proposed Chief Business Development Officer	N/A
Dale Klein(2)	35	Proposed Chief Corporate Development Officer and Anticipated Nominee for Director	N/A
Charles Windsor(1)(3)	41	Nominee for Director	N/A

(1)
Will assume indicated position upon the closing of the Vertecon Merger.

(2)
Will assume indicated position upon the closing of the Javelin Merger.

(3)
Nominee for Director

Certain Biographical Information Concerning Directors, Executive Officers, and Key Employees

    John T. McDonald joined Perficient in April 1999 as Chief Executive Officer and was elected Chairman of the Board in March 2001. Since October 1998, Mr. McDonald has been the president of Beekman Ventures, Inc., a venture capital firm specializing in private equity investments in technology companies. From April 1996 to October 1998, Mr. McDonald was president of VideoSite, Inc., a multimedia software company that is currently a subsidiary of GTECH Corporation. GTECH acquired VideoSite in October 1997, 18 months after Mr. McDonald became VideoSite's president. From May 1995 to April 1996, Mr. McDonald was a Principal with Zilkha & Co., a New York-based merchant banking firm. From June 1993 to April 1996, Mr. McDonald served in various positions at Blockbuster Entertainment Group, including Director of Corporate Development and Vice President, Strategic Planning and Corporate Development of NewLeaf Entertainment Corporation, a joint venture between Blockbuster and IBM. From 1987 to 1993, Mr. McDonald was an attorney with Skadden, Arps, Slate, Meagher & Flom in New York focusing on mergers and acquisitions and corporate finance. Mr. McDonald received a B.A. in Economics from Fordham University in 1984 and a J.D. from Fordham Law School in 1987.

    Sam J. Fatigato was named President in March 2001 and was appointed to the Board of Directors and has served as Chief Operating Officer since May 1, 2000, upon the acquisition by way of merger of Compete, Inc. From 1996 until May 2000, Mr. Fatigato served as Chief Executive Officer of Compete, Inc. Prior to co-founding Compete, Mr. Fatigato was employed by IBM for 12 years, where he held various technical, sales and operational management positions. Mr. Fatigato received a B.A. from Northwestern University in 1983.

    Matthew P. Clark joined Perficient as Managing Director of Finance in May 2000 and was promoted to the CFO position in August 2001. Prior to Perficient, Matt served as CFO of Compete Incorporated, a Chicago based Internet Services firm. Before joining Compete, Matt worked as a research analyst for Salomon Brothers, covering the Computer Services sector, including companies such as EDS, FDC and ADP. Matt graduated Magna Cum Laude with a B.S. degree in Quantitative Economics from the University of California at San Diego in 1993.

    Steven G. Papermaster joined Perficient in April 1998 as a director and served as Chairman from May 1999 through February 2001. He is also the Chairman of Powershift Group, an Austin-based technology venture development firm, and the general partner of Powershift Ventures, L.P., one of our principal stockholders. Mr. Papermaster is also a co-founder of Agillion, Inc. and served as its Chief Executive Officer through November 2000. He currently serves as a member of the Board of Directors of Vignette Corporation and various privately-held companies. From 1987 to December 1997, Mr. Papermaster was the founder, chairman and Chief Executive Officer of BSG Corporation. Mr. Papermaster received a B.A. in Finance from the University of Texas at Austin in 1981 and began his career as a consultant with Arthur Andersen & Co. in the Management Information Consulting Division.

    David S. Lundeen joined Perficient in April 1998 as a director. Since March 1999, Mr. Lundeen has been a partner with Watershed Capital, a private equity firm based in Mountain View, California. From June 1997 to February 1999, Mr. Lundeen was self-employed, managed his personal investments and acted as a consultant and advisor to various businesses. From June 1995 to June 1997, he served as the Chief Financial Officer and Chief Operating Officer of BSG. From January 1990 until June 1995, Mr. Lundeen served as President of Blockbuster Technology and as Vice President of Finance of Blockbuster Entertainment Corporation. Prior to that time, Mr. Lundeen was an investment banker with Drexel Burnham Lambert in New York City. Mr. Lundeen currently serves as a member of the Board of Directors of Netpliance, Inc. Mr. Lundeen received a B.S. in Engineering from the University of Michigan in 1984 and an M.B.A. from the University of Chicago in 1988.

    Dr. W. Frank King became a member of the Board of Directors in June 1999. He has served as a Director of PSW Technologies, Inc., now known as Concero Inc., a publicly-traded consulting services company, since October 1996. From 1992 to August 1998, Dr. King served as President and Chief Executive Officer of PSW. From 1988 to 1992, Dr. King was Senior Vice President of the Software Business group of Lotus, a software publishing company. Prior to joining Lotus, Dr. King was employed with IBM for 19 years, where his last position was Vice President of Development for the Personal Computing Division. Dr. King currently serves on the boards of directors of Allaire Corp., Aleri, Inc., Eon Communications, Inc. and Natural Microsystems Corporation. Dr. King earned a Ph.D. in electrical engineering from Princeton University, an M.S. in electrical engineering from Stanford University and a B.S. in electrical engineering from the University of Florida.

    Philip J. Rosenbaum became a member of Perficient's Board of Directors in June 1999. Since May 1995, Mr. Rosenbaum has been a self-employed developer of new businesses, investor and consultant. From February 1993 to May 1995, Mr. Rosenbaum was Vice President of International Operations of Unify Corporation, a software development tool supplier. Mr. Rosenbaum also serves on the board of directors of a privately held software company. Mr. Rosenbaum received a B.S. from Rutgers in 1972.

    Andy Sweet joined Perficient in May 2000 as Chief Technology Officer. From November 1998 until joining Perficient, Andy was CTO of Compete, Inc. where he focused on Java and XML technologies. Prior to Compete, Andy co-founded Visual Software Integration, a product and consulting services firm focused on high-volume e-commerce websites. Andy is a frequent speaker on e-commerce architecture and implementation. Andy received a B.S. in Computer Science from Louisiana Tech University.

    Jeff Davis will become Perficient's Chief Operating Officer upon the closing of the Vertecon Merger. He is currently serving the same role at Vertecon prior to its merger with Perficient. Mr. Davis has 13 years of experience in technology management and consulting. Prior to Vertecon, Jeff was a Senior Manager and member of the leadership team in Arthur Andersen's Business Consulting Practice, where he was responsible for defining and managing internal processes, while managing business development and delivery of products, services and solutions to a number of large accounts.

Jeff has an M.B.A. from Washington University and a B.S. degree in Electrical Engineering from the University of Missouri.

    Tim Thompson will become Perficient's Chief Business Development Officer upon the closing of the Vertecon Merger. Tim currently is serving in the same role at Vertecon. Before joining Vertecon, Tim was Director of Business Development for Arthur Andersen's Great Plains Market Circle, a rapidly growing business unit with more than $200 million in annual revenue. Before that, he spent several years in marketing, sales and management with IBM. Tim has an M.B.A. from Washington University and a B.S. in Mathematics from the University of Notre Dame. He is a certified facilitator of Franklin-Covey's Seven Habits of Highly Effective People.

    Dale S. Klein will become the Chief Corporate Development Officer and General Manager of the Minneapolis Region of Perficient following the closing of the Javelin Merger. Mr. Klein is the Chief Executive Officer and a co-founder of Javelin. Prior to his employment with Javelin, Mr. Klein was employed by MCI Systemhouse where he held various technical consulting positions. Mr. Klein received an M.B.A from the University of Dallas and a B.S. from Minnesota State University, Mankato.

    Charles Windsor will become a director of Perficient upon the closing of the Vertecon Merger. Charles was Vertecon's President and Chief Executive Officer. Prior to his experience at Vertecon, Charles was a Senior Manager with Ernst & Young's Consulting Services Practice, where he was a key part of growing the business from $200 million to $2.5 billion in revenues. Earlier, Charles was with Andersen Consulting in their Aerospace and Defense Practice. Charles has an M.B.A. in Finance from Boston University and a B.A. degree from the University of Missouri. He is involved with numerous charitable, civic and community organizations.

Composition and Meetings of the Board of Directors and Committees

    The Board of Directors is currently comprised of six directors. In connection with Perficient's acquisition by way of merger of Compete Inc., Bryan R. Menell resigned his position as a director effective May 1, 2000. As a condition to the acquisition of Compete Inc., we agreed to nominate and recommend Mr. Fatigato as one of our directors so long as he and the other shareholders and accelerated option holders of Compete Inc. and their affiliates own more than ten percent (10%) of the shares of Perficient common stock issued to them in the acquisition transaction. If Mr. Fatigato, however, is not elected to the Board of Directors, he will continue to have the right to attend and observe all meetings of our Board of Directors.

    Gilford Securities Incorporated, the underwriter of Perficient's initial public offering and placement agent in Perficient's private placement, may also designate one person for election to our Board of Directors for the next three years from the date of the agreement. To date, Gilford has not designated any persons to the Board of Directors. In the event Gilford does not elect to designate a nominee to the Board of Directors, Gilford may designate one person to attend meetings of the Board of Directors as an observer during such three year period.

Committees of the Board of Directors

    The Board of Directors has created a Compensation Committee and an Audit Committee. The Board of Directors has not created a Nominating or similar Committee. Both the Compensation Committee and the Audit Committee are comprised of Dr. W. Frank King and Philip J. Rosenbaum, each of whom is an independent director.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The Compensation Committee, which held no meetings and acted 15 times by unanimous written consent during fiscal year 2000, establishes salaries, incentives and other forms of compensation for Perficient's directors, executive officers and key employees and administers its equity incentive plans and other incentive and benefit plans.

Compensation of Directors and Executive Officers

    The following table sets forth information concerning the annual and long-term compensation earned by the individuals who served as Perficient's Chief Executive Officer and certain other executive officers during fiscal year 2000 for services rendered in all capacities during the years presented. John T. McDonald joined Perficient in April 1999 and assumed the duties of Chief Executive Officer. John A. Hinners joined Perficient in April 1999 and resigned in July 2001. Sam J. Fatigato joined Perficient in May 2000.

Summary Compensation Table
		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)	Securities Underlying Options (#)(2)
John T. McDonald, Chief Executive Officer and Chairman of the Board	2000 1999	$154,750 50,000	$	— —	$2,246 —	50,000 —
Sam J. Fatigato, President, Chief Operating Officer and Director	2000 1999	103,750 —		— —	1,388 —	— —
John A. Hinners, Vice President and Chief Financial Officer	2000 1999	141,667 79,618		— —	2,125 —	67,500 60,000

(1)
Amounts represent 401(k) employer match.

(2)
In March 2001, Mr. McDonald was granted options to purchase 250,000 shares of our common stock with an exercise price of $3.75, and in September 2001, Mr. McDonald was granted options to purchase 106,383 shares of our common stock with an exercise price of $0.31 and 37,000 options to purchase our common stock with an exercise price of $1.25. In March, 2001, Mr. Hinners was granted options to purchase 85,000 shares of our common stock with an exercise price of $3.75. In March 2001, Mr. Fatigato was granted options to purchase 100,000 shares of our common stock with an exercise price of $3.75, and in October 2001, Mr. Fatigato was granted options to purchase 100,000 shares of our common stock with an exercise price of $1.35.

Compensation of Directors

    Dr. W. Frank King and Philip J. Rosenbaum receive an annual retainer of $15,000 to serve on the Board of Directors. Other directors receive no cash remuneration for serving on the Board of Directors. Non-employee directors, however, are granted options to purchase 20,000 shares of our common stock in their first year of service and are granted additional options to purchase 5,000 shares of our common stock in each subsequent year of service. All directors are reimbursed for reasonable expenses incurred by them in attending Board and Committee meetings.

Employment Arrangements

    Perficient has a two-year employment agreement with Mr. McDonald that terminates on December 31, 2003. Mr. McDonald's employment agreement provides for the grant of options to purchase 100,000 shares of our common stock that vest over a three year period. In addition, Mr. McDonald may receive a bonus and/or stock option under Perficient's stock option plan as determined by the Board of Directors. Mr. McDonald will receive twelve months severance pay if: (1) Perficient terminates him without cause; (2) he is terminated following a change of control; or (3) Mr. McDonald terminates his employment within twelve months after a change of control of Perficient. Additionally, Mr. McDonald has agreed to refrain from competing with Perficient for a period of two years following the termination of his employment. At the request of our Board of Directors, Mr. McDonald waived a $50,000 accrued cash bonus in consideration of the issuance of options to purchase 100,000 shares in 2002 of our common stock at an exercise price of $0.31 per share.

    Perficient has a two-year employment agreement with Mr. Fatigato that terminates on December 31, 2003. Mr. Fatigato's employment agreement provides for the grant of options to purchase 100,000 shares of our common stock that vest over a three-year period. In addition, Mr. Fatigato may receive a bonus and/or stock options under Perficient's stock plan as determined by our Board of Directors and CEO. Mr. Fatigato will receive 12 months severance pay if Perficient terminates him without cause. Additionally Mr. Fatigato has agreed to refrain himself from competing with Perficient for a period of two years following his employment.

401(k) Profit Sharing Plan

    Perficient has adopted a 401(k) Profit Sharing Plan. The 401(k) plan is available to all employees who have attained age 21. An employee may contribute, on a pre-tax basis, up to 20% of his or her wages, subject to limitations specified under the Internal Revenue Code. Under the terms of our 401(k) plan, we may make a discretionary matching contribution equal to a percentage of the employee's contribution to the 401(k) plan and a discretionary amount determined annually by us and divided among eligible participants based upon an employee's annual compensation in relation to the aggregate annual compensation of all eligible participants. Contributions are allocated to each employee's individual account and are, at the employee's election, invested in one, all or some combination of the investment funds available under the 401(k) plan. Employee contributions are fully vested and non-forfeitable. Any matching or discretionary contributions vest 25% for each year of service. Beginning January 1, 2000, we began matching employee contributions at the rate of 25% of the first 6% of their contributions.

Option Grants in Last Fiscal Year to Named Executive Officers

    The following table sets forth information related to the grant of stock options by us during the year ended December 31, 2000 to the Named Executive Officers.

	Individual Grants				Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options (#) (2)	% of Total Options Granted to Employees in Fiscal 2000 (3)	Exercise or Base Price ($/sh)	Expiration Date	5% ($)	10% ($)
John T. McDonald	50,000	3.22%	14.69	01/16/10	461,923	1,170,604
John A. Hinners	17,500	1.13%	12.13	09/25/10	133,499	338,312
	50,000	3.22%	14.69	01/16/10	461,923	1,170,604

(1)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2)
In March 2001, Mr. McDonald was granted options to purchase 250,000 shares of our common stock with an exercise price of $3.75, and in September 2001, Mr. McDonald was granted options to purchase 106,383 shares of our common stock with an exercise price of $0.31 and 37,000 options to purchase our common stock with an exercise price of $1.25. In March, 2001, Mr. Hinners was granted options to purchase 85,000 shares of our common stock with an exercise price of $3.75. In March 2001, Mr. Fatigato was granted options to purchase 100,000 shares of our common stock with an exercise price of $3.75 and in October 2001, Mr. Fatigato was granted options to purchase 100,000 shares of our common stock with an exercise price of $1.35.

(3)
Based on an aggregate of 1,553,214 options granted during the year ended December 31, 2000.

Option Exercises and Fiscal Year End Values

    The following table sets forth information concerning the fiscal year-end number and value of unexercised options (market price of our common stock less the exercise price with respect to the named executive officers). None of the named executive officers exercised stock options during the fiscal year ended December 31, 2000. No stock appreciation rights were outstanding as of December 31, 2000.

	Number of Securities Underlying Unexercised Options at December 31, 2000 (#)
			Value of Unexercised in-the-Money Options at December 31, 2000 ($) (1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
John T. McDonald	16,667	33,333	—	—
Sam J. Fatigato	2,490	6,652	5,751	15,365
John A. Hinners	56,667	70,833	220,000	110,000

(1)
Based on the fair market value of Perficient's common stock at December 29, 2000 ($6.00 per share), as reported on the NASDAQ SmallCap Market.

Certain Transactions

Sales of Securities

    During the last two years, Perficient made the following sales of its common stock in transactions that were not registered under the Securities Act of 1933:

  •
  On February 7, 2000, Perficient completed an $8.1 million private placement of its common stock. Perficient issued and sold a total of 400,000 shares of common stock resulting in gross proceeds of $5.6 million. John T. McDonald and Bryan R. Menell, each an officer and a director of Perficient at the time of this transaction, and David S. Lundeen, a director, sold the remaining 180,000 shares of common stock in the private placement. The private placement was priced at $14.00 per share. Gilford Securities Incorporated acted as placement agent in connection with the private placement. We granted certain registration rights to the purchasers of the shares.

  •
  On May 1, 2000, Perficient consummated the acquisition by way of merger of Compete Inc., an Illinois corporation, with and into its wholly-owned subsidiary, Perficient Compete, Inc., a Delaware corporation. As part of the merger consideration Perficient issued an aggregate of 1,001,933 shares of common stock, par value $.001 per share, to the shareholders of Compete Inc. at closing, of which 324,550 shares were issued to Sam Fatigato, Compete's Chief Executive Officer. In connection with the Compete transaction, Mr. Fatigato was appointed to the Board of Directors and named our Chief Operating Officer. Additionally, Perficient issued 1,001,933 shares of its common stock that are being held in escrow for disposition by the escrow agent in accordance with the Escrow Agreement dated as of May 1, 2000, of which 324,550 shares are issued in the name of Mr. Fatigato. Perficient granted certain registration rights to the former shareholders of Compete to whom shares of Perficient common stock were issued.

    These sales were conducted in reliance upon exemptions from registration under Section 4(2) of the Securities Act of 1933, as transactions not involving a public offering.

Powershift Sublease

    From April 1998 until March 2000, Perficient subleased office space on a month-to-month basis from Powershift Ventures, LLC, of which Mr. Papermaster is president and a beneficial owner. Since August 1999, Perficient had been paying rent of $4,500 a month, which it believes was consistent with prevailing market rates. The monthly rental amounts were arrived at by arms' length negotiations. Perficient terminated this sublease as of April 8, 2000 but began subleasing the same space under similar terms during November 2000 to fill its increased needs. Perficient's remaining lease commitment with Powershift is rent of $2,900 per month through December 31, 2000.

Vignette Relationship

    Mr. Papermaster, a member of the Board of Directors, has served on the board of directors of Vignette Corporation, since September 1998. During 2000, Vignette accounted for 30% of Perficient's revenue.

Future Transactions

    All future transactions, including loans, if any, between our officers, directors, principal stockholders or their affiliates and Perficient, are required by the Board of Directors to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

DESCRIPTION OF PERFICIENT CAPITAL STOCK

    We are authorized to issue 20,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this proxy statement/prospectus, there are outstanding 6,261,233 shares of common stock owned by approximately 400 holders of record. In July 1999, we completed an initial public offering in which we sold 1,000,000 shares of our common stock for an aggregate offering price of $8 million. In February 2000, we completed an $8.1 million private placement of our common stock for $14 per share in which a total of 400,000 shares were newly issued by us. John T. McDonald and Bryan R. Menell, each at such time an officer and a director of Perficient, and David S. Lundeen, a director of Perficient, sold a total of 180,000 shares of Perficient common stock (out of the 580,000 shares) in the private placement. As part of the Vertecon and Javelin mergers, we will issue up to 4,912,420 shares of Perficient common stock to the stockholders of Vertecon and Javelin, and assume options to purchase up to an additional 665,025 shares of common stock.

Common Stock

    The holders of Perficient common stock are entitled to one vote for each share held of record in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. As a result, the holders of more than 50 percent of the shares voting for the election of directors can elect all of the directors. Holders of common stock are entitled:

  •
  to receive any dividends as may be declared by the board of directors out of funds legally available for such purpose; and

  •
  in the event of our liquidation, dissolution, or winding up, to share ratably in all assets remaining after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.

    All of the outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of Perficient common stock have no preemptive right to subscribe for or purchase additional shares of any class of Perficient capital stock.

Preferred Stock

    Our Board of Directors has the authority, within the limitations stated in the certificate of incorporation, to provide by resolution for the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of Perficient common stock and could adversely affect the voting and other rights of the holders of Perficient common stock.

Warrants

    In July 1999, we issued warrants to purchase up to 100,000 shares of Perficient common stock at an exercise price of $12.00 per share in connection with our underwriting agreement with Gilford Securities Incorporated. In addition, we issued warrants to purchase up to 25,000 shares of common stock at an initial exercise price of $21.00 per share to Gilford in connection with the placement agent agreement between us and Gilford. The exercise price and number of shares of common stock that may be issued under the warrants is subject to adjustment upon the occurrence of stock splits, stock dividends, reclassifications, reorganizations, consolidations or mergers.

    In July 1999, we issued warrants to purchase up to 3,750 shares of Perficient common stock at an exercise price of $8.00 per share in connection with our credit facility provided by Silicon Valley Bank.

Transfer Agent and Registrar

    The transfer agent and registrar for Perficient common stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.

Reports to Stockholders

    As part of our initial public offering, we registered our common stock under the provisions of Section 12(g) of the Securities Exchange Act of 1934. Such registration requires us to comply with periodic reporting, proxy solicitation and certain other requirements of the Securities Exchange Act of 1934.

Shares Eligible for Future Sale

    Assuming no exercise of outstanding options and warrants, we have 6,261,233 shares of common stock outstanding. Of such amount, 1,000,000 shares were offered in connection with our initial public offering and are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate," which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act. An aggregate of 624,901 shares have been included in two registration statements covering the sale by selling stockholders of shares of common stock in the open market from time to time, declared effective by the Securities and Exchange Commission on July 6, 2000 and August 18, 2000, respectively.

    The majority of the remaining shares of common stock currently outstanding are "restricted securities" or owned by "affiliates," as those terms are defined in Rule 144, and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to an exemption from such registration requirement such as the exemption available under Rule 144 under the Securities Act. As of October 31, 2001, there were outstanding options to purchase 3,337,005 shares of Perficient common stock. We intend to file a registration statement on Form S-8 to register the shares of Perficient common stock subject to outstanding stock options and shares that may be issued under our Stock Option Plan, which will permit the resale of these shares in the public market without restriction after any applicable lock-up period expires.

Rule 144

    Generally, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of Perficient or persons whose shares are aggregated with an affiliate, who has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  •
  1% of our then outstanding shares of common stock; or

  •
  the average weekly trading volume of shares of our common stock during the four calendar weeks preceding such sale.

    A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above.

Market for Perficient Common Stock

    Shares of Perficient common stock are listed on the Nasdaq SmallCap market under the symbol "PRFT" and on the Boston Stock Exchange under the symbol "PRF".

Comparative Rights of Holders of Vertecon and Perficient Common Stock

    Perficient is organized under the laws of the State of Delaware. Vertecon is organized under the laws of the State of Missouri. If the merger is completed, holders of Vertecon common stock will become holders of Perficient common stock, and the rights of former Vertecon common stockholders will be governed by the Delaware General Corporation Law and Perficient's certificate of incorporation and bylaws.

    In addition, the Shareholders' Agreement of Vertecon will be terminated upon the consummation of the Vertecon Merger.

    The rights of Vertecon stockholders under Vertecon's certificate of incorporation and bylaws do not differ in any material respects from the rights of Perficient stockholders under Perficient's certificate of incorporation and bylaws.

Comparative Rights of Holders of Javelin and Perficient Common Stock

    Perficient is organized under the laws of the State of Delaware. Javelin is organized under the laws of the State of Minnesota. If the merger is completed, holders of Javelin common stock will become holders of Perficient common stock, and the rights of former Javelin common stockholders will be governed by the Delaware General Corporation Law and Perficient's certificate of incorporation and bylaws.

    In addition, the Shareholders' Agreement of Javelin will be terminated upon the consummation of the Javelin Merger.

    The rights of Javelin stockholders under Javelin's certificate of incorporation and bylaws do not differ in any material respects from the rights of Perficient stockholders under Perficient's certificate of incorporation and bylaws.

Charter and Bylaws Provisions and Delaware Anti-Takeover Statute

    We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations from engaging under certain circumstances, in a "business combination," which includes a merger or sale of more than 10% of the corporation's assets, with any "interested stockholder," or a stockholder who owns 15% or more of the corporation's outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date such stockholder became an "interested stockholder," unless:

  •
  the transaction in which such stockholder became an "interested stockholder" is approved by the board of directors prior to the date the "interested stockholder" attained such status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

  •
  the business combination is approved by the board of directors and authorized at an annual or Special Meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

    Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting, and our bylaws eliminate the right of stockholders to call Special Meetings of stockholders. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in our control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in the control or management of Perficient even if doing so would be beneficial to our stockholders.

Limitation on Director/Officer Liability

    Article 6 of our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

    Article 11 of our bylaws provide that we shall indemnify, to the fullest extent permitted by Delaware law, any and all of our directors and officers, or former directors and officers, or any person who may have served at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

    We have entered into Indemnity Agreements with each of our directors and officers. Under these agreements, we are obligated, to the extent permitted by Delaware Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they served as directors or officers or assumed certain responsibilities at our direction. We have purchased directors and officers liability insurance in order to limit our exposure to liability for indemnification of directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Legal Matters

    Certain legal matters relating to Perficient in connection with the Vertecon Merger and the Javelin Merger, including, among other things, certain legal matters with respect to the validity of the Perficient common stock to be issued in connection with the mergers, will be passed upon for Perficient by McCarter & English LLP.

Experts

    The consolidated financial statements of Perficient, Inc. at December 31, 2000 and 1999 and for the years then ended, included in this proxy statement/prospectus of Perficient, Inc., which is referred to and made part of this proxy statement/prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of Primary WebWorks, Inc. d/b/a Vertecon, Inc. as of and for the year ended December 31, 2000 have been included in this proxy statement/prospectus in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing. Our report dated September 21, 2001 (except for Note 6 which is as of October 4, 2001), contains an explanatory paragraph that states that the Company has experienced losses from operations and deficits in cash flows from operating activities, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    The financial statements of Javelin Solutions, Inc. as of and for the year ended December 31, 2000 have been audited by Wipfli Ullrich Bertelson LLP, independent auditors, and included in this proxy statement/prospectus in reliance upon their report and upon the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

    Perficient files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Perficient files with the SEC at the SEC's public reference rooms at the following locations:

                      Public Reference Room
                      450 Fifth Street, N.W.
                      Room 1024
                      Washington, D.C. 20549

                      Chicago Regional Office
                      Citicorp Center
                      500 West Madison Street
                      Suite 1400
                      Chicago, IL 60661-2511

    Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at "http://www.sec.gov."

PROPOSAL 3. APPROVAL OF AMENDMENT TO 1999 STOCK OPTION/STOCK ISSUANCE PLAN

    At the Special Meeting, our stockholders will be asked to vote upon a proposal to approve an amendment to the 1999 Stock Option/Stock Issuance Plan (the "Perficient Option Plan") to increase by 614,000 the number of shares of Perficient common stock for which options may be granted thereunder from 3,229,000 shares to 3,843,000 shares. The Perficient Option Plan, as proposed to be amended, is attached as Appendix C to this Proxy Statement.

Reasons for the Proposal

    Under the Perficient Option Plan as currently in effect, options for up to 3,229,000 shares of Perficient common stock may be granted. Currently, options for 67,325 shares of Perficient common stock are available to be granted under the plan. Perficient stockholders are being asked to approve an amendment to our 1999 Stock Option/Stock Issuance Plan to increase the number of shares authorized under the plan from 3,229,000 to 3,843,000 shares of Perficient common stock. This increase will be needed to have options available for grants made to Vertecon employees and shareholders, Javelin employees and shareholders and employees of other companies that may be acquired in the future. With our recent acquisitions and the proposed mergers, our number of employees has grown or will grow significantly, and we need additional options to grant to employees to serve as an incentive for superior performance.

Description of the Perficient Option Plan

    The Perficient Option Plan was adopted by our Board of Directors and approved by our stockholders on May 3, 1999. The plan became effective upon its adoption by the Board of Directors.

    At Perficient's annual meeting held on June 14, 2001, Perficient's shareholders voted to raise the number of shares reserved for issuance under the Perficient Option Plan from 1,850,000 to 3,229,000 and to increase to 300,000 the 75,000 share limit on yearly option grants or direct stock issuances. The shareholders also approved a proposal to implement an automatic share increase program whereby the number of shares of common stock available for issuance under the Perficient Option Plan will automatically increase on the first trading day in January each year, beginning with the 2002 calendar year, in an amount equal to 8% of the shares of common stock outstanding on the last trading day in December, up to a maximum annual increase of 1,000,000 shares of common stock.

    The Perficient Option Plan has three separate programs: (i) the discretionary option grant program under which eligible individuals in our employ or service, including officers, non-employee board members and consultants, may be granted options to purchase shares of Perficient common stock, (ii) the stock issuance program under which such individuals may be issued shares of common stock directly, through the purchase of such shares or as a bonus tied to the performance of services, and (iii) the automatic option grant program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members.

    The discretionary option grant and stock issuance programs are administered by the compensation committee of our Board of Directors. This committee determines which eligible individuals are to receive option grants or stock issuances, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the exercise or purchase price for each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. Neither the compensation committee nor the Board exercises any administrative discretion with respect to option grants made under the automatic option grant program for the non-employee Board members.

    The exercise price for the options may be paid in cash or in shares of Perficient common stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the compensation committee may allow a participant to pay the option exercise price or direct issue price, and any associated withholding taxes incurred in connection with the acquisition of shares, with a full-recourse, interest-bearing promissory note.

    In the event that we are acquired, whether by merger or asset sale or Board-approved sale by the stockholders of more than 50% of our voting stock, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation or otherwise continued will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The compensation committee may grant options under the discretionary option grant program which will accelerate in the acquisition even if the options are assumed or which will accelerate if the optionee's service is subsequently terminated. The compensation committee may grant options and issue shares which accelerate in connection with a hostile change in control effected through a successful tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of Board members or the options and shares may accelerate upon a subsequent termination of the individual's service.

    Stock appreciation rights may be issued under the discretionary option grant program which will provide the holders with the election to surrender their outstanding options for an appreciation distribution from us equal to the fair market value of the vested shares subject to the surrendered option less the aggregate exercise price payable for such shares. Such appreciation distribution may be made in cash or in shares of Perficient common stock.

    The compensation committee has the authority to cancel outstanding options under the discretionary option grant in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of Perficient common stock on the new grant date.

    Under the automatic option grant program, each individual who first joins our Board of Directors as a non-employee board member will automatically be granted an option to purchase 20,000 shares of Perficient common stock at the time of his or her commencement of Board service. In addition, on the date of each annual stockholders meeting, each individual who is to continue to serve as a non-employee Board member and was not a member of our Board prior to this offering will receive an option grant to purchase 5,000 shares of Perficient common stock, provided he or she has served on the Board at least six months. Each of these options will be fully-vested upon grant.

    Limited stock appreciation rights will automatically be included as part of each grant made under the automatic option grant program and may be granted to one or more officers as part of their option grants under the discretionary option grant program. Options with such a limited stock appreciation right may be surrendered to us upon the successful completion of a hostile tender offer for more than 50% of Perficient's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from us in an amount per surrendered option share equal to the highest price per share of common stock paid in connection with the tender offer less the exercise price payable for such share.

    Our Board of Directors may amend or modify the Perficient Option Plan at any time, subject to any required stockholder approval. The Perficient Option Plan will terminate no later than May 2, 2009.

Other Stock Option Grants

    As of October 31, 2001, a total of 721,899 options have been granted outside of the Perficient Option Plan, of which 67,125 of these non-plan options have been exercised, and there are non-plan options currently outstanding to purchase 543,274 shares of Perficient common stock at exercise prices ranging from $0.02 to $4.00 per share. Of these non-plan options outstanding, a total of 298,375 options reduce the number of options available to be granted under the Perficient Option Plan. Including the 298,375 options, there are currently outstanding 3,092,106 options to purchase shares of Perficient common stock at exercise prices ranging from $0.10 to $26.00 per share under the Perficient Option Plan.

The Board of Directors recommends a vote FOR the amendment to the stock option plan to increase the number of shares of Perficient common stock underlying the plan to 3,843,000.

PERFICIENT, INC.
INDEX TO FINANCIAL STATEMENTS

Perficient, Inc.
Annual Financial Statements
Report of Independent Auditors	F-2
Consolidated Balance Sheets at December 31, 1999 and 2000	F-3
Consolidated Statements of Operations for the years ended December 31, 1999 and 2000	F-4
Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1999 and 2000	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 2000	F-6
Notes to Consolidated Financial Statements	F-7
Interim Financial Statements
Consolidated Balance sheet at September 30, 2001 (unaudited)	F-20
Consolidated Statements of Operations for the three and nine months ended September 30, 2000 and 2001 (unaudited)	F-21
Consolidated Statements of Cash Flows for the nine months ended September 30, 2000 and 2001 (unaudited)	F-22
Notes to Unaudited Condensed Consolidated Financial Statements	F-23
Primary Webworks, Inc. d/b/a Vertecon, Inc. (An Acquired Business of Perficient, Inc.)
Annual Financial Statements
Report of Independent Auditors	F-27
Balance Sheets at December 31, 1999 (unaudited) and 2000	F-28
Statements of Operations for the period from March 1, 1999 (inception) to December 31, 1999 (unaudited) and the year ended December 31, 2000	F-29
Statements of Changes in Stockholders' Equity for the period from March 1, 1999 (inception) to December 31, 1999 (unaudited) and the year ended December 31, 2000	F-30
Statements of Cash Flows for period from March 1, 1999 (inception) to December 31, 1999 (unaudited) and the year ended December 31,	F-31
Notes to Financial Statements	F-32
Interim Financial Statements
Balance sheet at September 30, 2001 (unaudited)	F-38
Statements of Operations for the nine months ended September 30, 2000 and 2001 (unaudited)	F-39
Statements of Cash Flows for the nine months ended September 30, 2000 and 2001 (unaudited)	F-40
Notes to Unaudited Condensed Financial Statements	F-41
Javelin Solutions, Inc. (An Acquired Business of Perficient, Inc.)
Annual Financial Statements
Report of Independent Auditors	F-43
Balance Sheets at December 31, 1999 (unaudited) and 2000	F-44
Statements of Operations for the years ended December 31, 1999 (unaudited) and 2000	F-45
Statements of Changes in Stockholders' Equity for the years ended December 31, 1999 (unaudited) and 2000	F-46
Statements of Cash Flows for the years ended December 31, 1999 (unaudited) and 2000	F-47
Notes to Financial Statements	F-48
Interim Financial Statements
Balance sheet at September 30, 2001 (unaudited)	F-56
Statements of Operations for the nine months ended September 30, 2000 and 2001 (unaudited)	F-57
Statements of Cash Flows for the nine months ended September 30, 2000 and 2001 (unaudited)	F-58
Notes to Unaudited Condensed Financial Statements	F-59

F–1

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Perficient, Inc. and Subsidiaries

    We have audited the accompanying consolidated balance sheets of Perficient, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Perficient, Inc. and Subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                      /s/ Ernst & Young LLP

Austin, Texas
January 25, 2001

F–2

PERFICIENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	1999	2000
Assets
Current assets:
Cash	$5,818,918	$842,481
Accounts receivable, net of allowance for doubtful accounts of $68,058 in 1999 and $563,357 in 2000	563,334	7,038,794
Income tax receivable	10,916	10,916
Other current assets	142,422	42,400

Total current assets	6,535,590	7,934,591
Property and equipment:
Hardware	69,442	657,648
Furniture and fixtures	3,415	260,738
Leasehold improvements	—	106,688
Software	41,783	119,804
Accumulated depreciation	(33,813)	(340,472)

Net property and equipment	80,827	804,406
Intangible assets:
Excess of cost over fair value of assets	—	58,499,743
Accumulated amortization	—	(12,941,570)

Net intangible assets	—	45,558,173
Other noncurrent assets	—	317,772

Total assets	$6,616,417	$54,614,942

Liabilities and stockholders' equity
Liabilities
Current liabilities:
Accounts payable	$165,176	$358,779
Note payable to related party	—	224,969
Line of credit	—	1,500,000
Current portion of note payable	—	3,338
Current portion of capital lease obligation	—	81,415
Other current liabilities	199,150	2,392,568

Total current liabilities	364,326	4,561,069
Note payable, less current portion	—	7,232
Capital lease obligation, less current portion	—	72,694

Total liabilities	364,326	4,640,995
Commitments and contingencies
Stockholders' equity:
Common Stock, $.001 par value; 20,000,000 shares authorized; 3,503,333 shares in 1999 and 6,252,233 shares in 2000 issued and outstanding	3,503	6,252
Additional paid-in capital	7,777,392	65,049,514
Unearned stock compensation	(152,000)	(76,000)
Accumulated other comprehensive loss	—	(1,665)
Retained deficit	(1,376,804)	(15,004,154)

Total stockholders' equity	6,252,091	49,973,947

Total liabilities and stockholders' equity	$6,616,417	$54,614,942

    See accompanying notes.

F–3

PERFICIENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	1999	2000
Consulting revenue	$2,647,878	$19,963,759
Cost of consulting revenue	1,034,331	9,931,064

Gross margin	1,613,547	10,032,695
Operating expenses:
Selling, general and administrative	2,197,560	10,579,652
Stock compensation	956,000	76,000
Intangibles amortization	—	12,941,570

Total operating expenses	3,153,560	23,597,222

Loss from operations	(1,540,013)	(13,564,527)
Interest income	127,518	263,263
Interest expense	(13,380)	(151,086)

Loss before income taxes	(1,425,875)	(13,452,350)
Provision (benefit) for income taxes	(20,912)	175,000

Net loss	$(1,404,963)	$(13,627,350)

Basic and diluted net loss per share	$(0.47)	$(2.96)

    See accompanying notes.

F–4

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock
					Accumulated Other Comprehensive Loss
			Additional Paid-in Capital	Unearned Stock Compensation		Retained Earnings (Deficit)	Total Stockholders' Equity
	Shares	Amount
Balance at January 1, 1999	2,000,000	$2,000	$148,000	$—	$—	$28,159	$178,159
Issuance of common stock	1,503,333	1,503	7,401,392	—	—	—	7,402,895
Unearned compensation	—	—	228,000	(228,000)	—	—	—
Amortization of unearned compensation	—	—	—	76,000	—	—	76,000
Net loss	—	—	—	—	—	(1,404,963)	(1,404,963)

Balance at December 31, 1999	3,503,333	3,503	7,777,392	(152,000)	—	(1,376,804)	6,252,091
Issuance of common stock, net of issuance costs	400,000	400	5,257,691	—	—	—	5,258,091
Issuance of common stock and options in purchase of businesses	2,285,664	2,286	51,858,024	—	—	—	51,860,310
Stock options exercised	62,736	63	57,025	—	—	—	57,088
Other	500	—	99,382	—	—	—	99,382
Amortization of unearned compensation	—	—	—	76,000	—	—	76,000
Foreign currency translation adjustment	—	—	—	—	(1,665)	—	(1,665)
Net loss	—	—	—	—	—	(13,627,350)	(13,627,350)
Total comprehensive loss							(13,629,015)

Balance at December 31, 2000	6,252,233	$6,252	$65,049,514	$(76,000)	$(1,665)	$(15,004,154)	$49,973,947

See accompanying notes.

F–5

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	1999	2000
Operating Activities
Net loss	$(1,404,963)	$(13,627,350)
Adjustments to reconcile net loss to cash used in operations:
Depreciation	22,950	270,270
Intangibles amortization	—	12,941,570
Non-cash stock compensation	956,000	76,000
Non-cash interest expense	—	107,810
Loss from disposal of fixed assets	—	502
Deferred income taxes	(1,350)	—
Changes in operating assets and liabilities (net of the effect of acquisitions)
Accounts receivable	(398,373)	(3,921,449)
Other assets	(142,422)	(187,890)
Income tax receivable	(10,916)	—
Accounts payable	146,536	152,810
Income tax payable	(19,219)	—
Accrued liabilities	186,511	1,391,286

Net cash used in operating activities	(665,246)	(2,796,441)
Investing activities
Purchase of property and equipment	(61,727)	(610,373)
Purchase of businesses, net of cash acquired	—	(7,841,603)
Proceeds from disposal of fixed assets	—	204,977

Net cash used in investing activities	(61,727)	(8,246,999)
Financing activities
Payments on capital lease obligation	—	(41,866)
Proceeds from short-term borrowings	802,673	1,543,531
Payments on short-term borrowings	(802,673)	(833,658)
Proceeds from stock issuances, net	6,522,895	5,405,560

Net cash provided by financing activities	6,522,895	6,073,567

Effect of exchange rate on cash and cash equivalents	—	(6,564)
Change in cash and cash equivalents	5,795,922	(4,976,437)
Cash and cash equivalents at beginning of year	22,996	5,818,918

Cash and cash equivalents at end of year	$5,818,918	$842,481

Supplemental disclosures:
Interest paid	$13,380	$43,276

Non-cash activities:
Common stock and options issued in purchase of businesses	$—	$51,869,311

Issuance of note payable in purchase of business	$—	$162,215

January 12, 1999 issuance of 500,000 common shares in exchange for shareholder receivable	$250,000	$—

See accompanying notes.

F–6

PERFICIENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2000

1. Business Overview

    Perficient, Inc. (the "Company") is a software services firm that uses emerging technologies to web-enable complex enterprise systems. The Company builds deep expertise around a targeted set of core technologies and products through unique outsourcing partnerships (called "Virtual Services Organizations" or "VSOs") with Internet software companies.

    The Company was incorporated on September 17, 1997 in Texas. The Company began operations in 1997 and is structured as a "C" corporation. On May 3, 1999 the Company reincorporated in Delaware. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

2. Summary of Significant Accounting Policies

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, and such differences could be material to the financial statements.

Revenue Recognition

    Consulting revenues are comprised of revenue from consulting fees recognized on a time and material basis as performed.

Cash Equivalents

    Cash equivalents consist primarily of cash deposits and investments with original maturities of ninety days or less when purchased.

Advertising Expense

    The cost of advertising is expensed as incurred. Advertising cost for the years ended December 31, 1999 and 2000 were not material.

Property and Equipment

    Property and equipment are recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the useful lives of the assets (generally 2 to 5 years). Leasehold improvements are amortized over the shorter of the life of the lease or the estimated useful life of the assets. Amortization of assets recorded under capital leases is computed using the straight-line method over the shorter of the asset's useful life or the term of the lease, and such amortization expense is included with depreciation expense.

F–7

Intangible Assets

    Intangible assets, primarily resulting from purchase business combinations, are being amortized using the straight-line method over a three-year period for excess of cost over fair value of net assets acquired.

Impairment of Long-Lived Assets

    The Company periodically reviews the carrying amounts of property and equipment, identifiable intangible assets and excess of cost over fair value of net assets acquired both purchased in the normal course of business and acquired through acquisition to determine whether current events or circumstances, as defined in Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, warrant adjustments to such carrying amounts by considering, among other things, the future cash inflows expected to result from the use of the asset and its eventual disposition less the future cash outflows expected to be necessary to obtain those inflows. At this time, future cash inflows exceed future cash outflows; thus, no impairment loss has been recognized. Management reviews the valuation and amortization periods of excess of cost over fair value of net assets acquired on a periodic basis, taking into consideration any events and circumstances which might result in diminished fair value or revised useful life. No events or circumstances have occurred to warrant a diminished fair value or reduction in the useful life of excess of cost over fair value of net assets acquired.

Income Taxes

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). This Statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Foreign Currency Transactions

    For the Company's foreign subsidiaries, the functional currency has been determined to be the local currency, and therefore, assets and liabilities are translated at year end or period end exchange rates, and income statement items are translated at average exchange rates prevailing during the year or period. Such translation adjustments are recorded in aggregate as a component of stockholders' equity. Gains and losses from foreign currency denominated transactions are included in other income (expense), and were not material during 1999 and 2000.

Segments

    The Company follows the provisions of the Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. Statement No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision

F–8

maker(s) of an enterprise. Under this definition, the Company operates as a single segment for all periods presented.

Earnings Per Share

    The Company follows the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic earnings per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share includes the weighted average number of common shares outstanding and the number of equivalent shares which would be issued related to stock options, warrants, and contingently issuable common shares using the treasury method, unless such additional equivalent shares is anti-dilutive.

Stock-Based Compensation

    Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by SFAS 123, the Company has elected to account for its employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting For Stock Issued To Employees, ("APB 25").

Fair Value of Financial Instruments

    Cash equivalents, accounts receivable, accounts payable, other accrued liabilities, and debt are stated at cost which approximates fair value due to the short-term maturity of these instruments.

Reclassification

    Certain amounts from prior periods have been reclassified to conform to the current period presentation. Reimbursable expenses of $507,000 during 1999 are included as a component of cost of consulting revenue in the current period presentation.

Recently Issued Accounting Standards

    The Financial Accounting Standards Board issued Statement No. 133, Accounting For Derivative Instruments And Hedging Activities, as amended by Statement No. 137 and Statement No. 138, which is effective for the Company's fiscal year and quarters beginning January 1, 2001. This statement requires companies to record derivatives on the balance sheet as assets or liabilities measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Management believes that this statement will not have a material impact on the Company's financial position or results of operations because of the Company's minimal use of derivative financial instruments.

    In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, Revenue Recognition In Financial Statements ("SAB 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The adoption of SAB 101 did not have a material impact on the Company's financial position or results of operations.

F–9

    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, which further clarifies APB 25. Management believes that this Interpretation will not have a material impact on the Company's financial position or results of operations.

3. Net Income (Loss) Per Share

    Computations of the net loss per share are as follows:

	Year Ended December 31,
	1999	2000
Net loss	$(1,404,963)	$(13,627,350)
Weighted-average shares of common stock outstanding	3,000,556	5,409,353
Less common stock subject to contingency	—	(803,070)

Shares used in computing basic net loss per share	3,000,556	4,606,283

Basic and diluted net loss per share	$(0.47)	$(2.96)

    Diluted net loss per share is the same as basic net loss per share, as the effect of the assumed exercise of stock options and warrants and the issuance of contingently issuable shares issued in business combinations, are antidilutive due to the Company's net loss for all periods presented. Diluted net loss per share excludes common stock equivalents of 251,750 and 1,521,699 for 1999 and 2000, respectively.

4. Concentration of Credit Risk and Significant Customers

    Cash and accounts receivable potentially expose the Company to concentrations of credit risk. Excess cash is placed with highly rated financial institutions. The Company provides credit, in the normal course of business, to its customers. The Company generally does not require collateral or up front payments. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Customers can be denied access to services in the event of non-payment. One customer accounted for approximately 97% and 11% of accounts receivable and 96% and 30% of revenues at December 31, 1999 and 2000, and for the years then ended, respectively. A second customer accounted for approximately 35% of accounts receivable and 25% of revenues at December 31, 2000 and for the year then ended.

5. Employee Benefit Plan

    The Company has a qualified 401(k) profit sharing plan available to full-time employees who meet the plan's eligibility requirements. This defined contribution plan permits employees to make contributions up to maximum limits allowed by the Internal Revenue Code. The Company, at its discretion, matches a portion of the employee's contribution under a predetermined formula based on the level of contribution and years of vesting services. The Company made matching contributions equal to 25% of the first 6% of employee contributions totaling $109,000 during 2000, which vest over a three year period of service. The Company made no contributions to the plan during 1999. The

F–10

Company's related costs for the plan during 2000 were approximately $5,500 and were not significant during 1999.

6. Common Stock and Stock Options

    During July 1999, the Company completed an initial public offering in which the Company sold 1,000,000 shares of common stock for net proceeds to the Company of approximately $6,300,000, after deducting the underwriters' discount and other costs of the offering. The Company granted 100,000 fully exercisable warrants with an exercise price of $12 per share to the underwriter of the initial public offering.

    During February 2000, the Company completed a private placement of 400,000 shares of common stock for net proceeds to the Company of approximately $5,258,000, after deducting costs of the offering. The Company received approximately $90,000 of insider proceeds from certain selling shareholders participating in the private placement. The Company granted 25,000 fully exercisable warrants with an exercise price of $21 per share to the underwriter of this private placement.

    In May 1999, the Company's Board of Directors and stockholders approved the 1999 Stock Option/Stock Issuance Plan (the "1999 Plan"). The 1999 Plan contains programs for (i) the discretionary granting of stock options to employees, non-employee board members and consultants for the purchase of shares of the Company's commons stock, (ii) the discretionary issuance of common stock directly to eligible individuals, and (iii) the automatic issuance of stock options to non-employee board members. The Compensation Committee of the Board of Directors administers the 1999 Plan, and determines the exercise price and vesting period for each grant. Options granted under the 1999 Plan have a maximum term of 10 years.

    The Company has granted stock options to various employees under the terms of the respective employee agreements. The stock options generally vest over three years. The term of each option is ten years from the date of grant.

    The Company recorded $880,000 in non-cash compensation in connection with the sale of stock that occurred in January 1999. In addition, the Company has recorded deferred stock compensation totaling $228,000 in connection with stock options that were granted in January 1999, representing the difference between the exercise price and the fair value of common stock on the date of grant. Amortization of stock compensation expense related to these options will be recognized on a straight-line basis in the amount of approximately $19,000 per quarter over the three year vesting period ending January 2002 for the related options. Stock compensation expense of $956,000 and $76,000 has been recorded during the years ended December 31, 1999 and 2000, respectively.

F–11

    A summary of changes in common stock options during 1999 and 2000 is as follows:

	Shares	Range of Exercise Prices	Weighted-Average Exercise Price
Options outstanding at January 1, 1999	272,334	$0.05-$0.60	$0.40
Options granted	272,000	$0.05-$8.12	$4.25
Options exercised	(3,333)	$0.20	$0.20
Options canceled	(42,667)	$0.20-$8.12	$3.74

Options outstanding at December 31, 1999	498,334	$0.05-$8.12	$2.22
Options granted	1,553,214	$0.02-$26.00	$10.17
Options exercised	(62,736)	$0.05- $8.13	$0.91
Options canceled	(211,383)	$0.05-$16.94	$11.03

Options outstanding at December 31, 2000	1,777,429	$0.02-$26.00	$8.16

Options vested, December 31, 1999	197,667	$0.05-$8.12	$1.95

Options vested, December 31, 2000	602,715	$0.02-$14.69	$3.94

    The following is additional information related to stock options outstanding at December 31, 2000:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Options	Weighted Average Exercise Price
$0.02-$0.50	345,074	$0.37	7.94	266,866	$0.35
$3.36-$4.00	430,229	$3.40	9.29	199,182	$3.39
$7.50-$12.97	565,574	$10.84	9.44	75,000	$9.33
$13.25-$26.00	436,552	$15.55	9.20	61,667	$14.69

$0.02-$26.00	1,777,429	$8.16	9.06	602,715	$3.94

    Pro forma information regarding net income is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options granted under the fair value method prescribed by SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions:

	Year Ended December 31,
	1999	2000
Risk-free interest rate	6.00%	6.00%
Dividend yield	0.00%	0.00%
Weighted-average expected life of options	5 years	5 years
Expected volatility	0.622	0.870

F–12

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

	Year Ended December 31,
	1999	2000
Pro forma compensation expense	$63,748	$1,098,153
Pro forma net loss	$(1,468,711)	$(14,725,503)
Pro forma net loss per share—basic and diluted	$(0.49)	$(3.20)

    At December 31, 1999 and 2000, the weighted-average remaining contractual life of outstanding options was 8.92 and 9.06 years, respectively. The weighted-average grant-date fair value of options granted during 1999 and 2000 at market prices was approximately $1.60 and $9.13, respectively, and at below market prices was approximately $5.40 during 1999.

    At December 31, 1999 and 2000, 2,150,000 and 2,051,197 shares of common stock were reserved for future issuance (at December 31, 2000 1,922,447 shares were reserved for options and 128,750 shares were reserved for warrants) and 1,651,666 and 145,018 options were available for future grants, respectively.

7. Line of Credit and Long Term Debt

    The Company has a line of credit facility providing up to $6,000,000, subject to certain borrowing base calculations as defined. Borrowings under this agreement, which expires June 29, 2001, bear interest at the bank's prime rate plus 0.85%. (10.35% at December 31, 2000). The Company is required to maintain certain financial covenants under this agreement. The line of credit is collateralized by substantially all the assets of the Company. Commencing on December 31, 2000, the Company must pay a fee equal to .07% of the unused portion of the committed line of credit.

    The Company amended the line of credit facility in December 2000 to provide for a $750,000 maximum available equipment line of credit, subject to financial covenants and borrowing base calculations as defined. Draws on the equipment line of credit bear interest at prime rate plus 1.5%, and advances are payable in 36 equal monthly installments of principal plus accrued interest. No amounts had been borrowed under the equipment line of credit as of December 31, 2000.

    On July 1, 1999, the Company had entered into an agreement with a bank to borrow up to $1,000,000 against qualified accounts receivables with full recourse. Under the contract, the bank would purchase the accounts receivable under the following terms: 80% of the balance is remitted at the sale date, the rest is remitted upon receipt of the balance due from the customer less finance and administrative fees charged by the bank. The agreement had a one-year term and borrowings under the agreement bore interest at the bank's prime rate. In connection with this agreement, the Company issued warrants to the bank to purchase 3,750 shares at the initial public offering price of $8 per share. As the effect of the warrants is not material to the financial statements, the Company has not discounted the line of credit to separately account for the warrants. This agreement expired in June 2000.

    Notes payable to related party consists of: a $162,000 non interest bearing note payable to the shareholders of Core Objective, Inc. ("Core Objective") representing the note payable portion of the

F–13

purchase consideration in the acquisition of Core Objective and is payable in May 2001; and $63,000 of notes payable to certain shareholders of Core Objective, Inc. assumed in the purchase of Core Objective, which were paid in February 2001.

    Notes payable consists of term debt with a bank for the purchase of equipment, assumed in the purchase of Core Objective. This note bears interest at the bank's prime rate plus 1.5%. The note is payable in monthly principal installments of approximately $280 plus interest. The future annual principal payments are as follows: $3,338 in 2001, $3,338 in 2002, $3,338 in 2003, and $556 in 2004.

8. Income Taxes

    As of December 31, 2000, the Company had tax net operating loss carry forwards of approximately $571,000 that will begin to expire in 2019 if not utilized.

    Utilization of net operating losses may be subject to an annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses before utilization.

    Significant components of the provision for income taxes attributable to continuing operations are as follows:

	1999	2000
Current:
Federal	$(17,661)	$—
Foreign	—	175,000
State	(1,558)	—

Total current	(19,219)	175,000

Deferred:
Federal	(1,583)	—
Foreign	—	—
State	(110)	—

Total deferred	(1,693)	—

	$(20,912)	$175,000

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax

F–14

purposes. Significant components of the Company's deferred taxes as of December 31, 1999 and 2000 are as follows:

	1999	2000
Deferred tax liabilities:
Deferred income	$—	$(265,845)
Depreciable assets	(9,985)	—

Total deferred tax liabilities	(9,985)	(265,845)

Deferred tax assets:
Depreciable assets	—	3,595
Tax carryforwards	101,265	211,125
Bad debt	25,181	215,475
Stock compensation	28,121	56,242
Accrued liabilities and other	17,364	49,404

Total deferred tax assets	171,931	535,841
Valuation allowance for deferred tax assets	(161,946)	(269,996)

Net deferred tax assets	9,985	265,845

Net deferred taxes	$—	$—

    The Company has established a valuation allowance equal to the net deferred tax assets due to uncertainties regarding the realization of deferred tax assets based on the Company's lack of earnings history. The valuation allowance increased by approximately $162,000 and $108,000 during 1999 and 2000, respectively. As of December 31, 2000, approximately $175,000 of the valuation allowance relates to tax benefits for stock option deductions included in the net operating loss carryforward, which when realized, will be allocated directly to contributed capital to the extent the benefits exceed amounts attributable to deferred compensation expense.

    Undistributed earnings of the Company's foreign subsidiary are considered to be permanently reinvested and, accordingly, no provision for US federal and/or state income taxes has been provided thereon.

F–15

    The Company's provision for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as a result of the following:

	1999	2000
Tax at statutory rate of 34%	$(472,897)	$(4,573,803)
State taxes, net of federal benefit	(14,798)	(21,676)
Goodwill	—	4,400,134
Effect of foreign operations	—	63,659
Stock based compensation	299,200	—
Permanent items	5,638	39,352
Change in deferred items	161,945	287,481
Other	—	(20,147)

	$(20,912)	$175,000

9. Commitments And Contingencies

    The Company leases its office facilities and equipment under various operating and capital lease agreements. The Company has the option to extend the term of certain of its office facilities leases. Future minimum commitments under these lease agreements are as follows:

	Capital Leases	Operating Leases
2001	$115,214	$852,780
2002	44,347	465,359
2003	5,219	182,293
2004	—	10,473

Total minimum lease payments	$164,780	$1,510,905

Less amount representing interest	(10,671)

Present value of minimum lease payments	154,109
Less current portion	81,415

Long-term capital lease obligation	$72,694

    Rent expense for the years ended December 31, 1999 and 2000 was $88,666 and $798,000, respectively.

    In addition, the Company has entered into a sublease with a related party for office rent. The lease agreement with the related party was on a month-to-month basis during 1999 and through March 2000, and in November 2000 a new agreement was entered into for a three period. During the years ended December 31, 1999 and 2000, the Company recorded combined rent expense of $88,666 and $24,000, respectively, under these agreements.

F–16

10. Business Combinations

    On January 3, 2000, the Company acquired LoreData, Inc. ("LoreData"). The Company acquired LoreData for an aggregate purchase price of approximately $2.4 million, subject to certain post-closing adjustments. The aggregate purchase price of $2.4 million consisted of: (1) $385,000 in cash that was paid at closing, (2) 30,005 shares of our common stock, also paid at closing, and (3) 131,709 shares of common stock that were held in escrow until January 2001. The acquisition was accounted for as a purchase business combination. The excess of purchase price over fair value of the net assets was recorded as goodwill ($2.3 million), and is being amortized using the straight-line method over the estimated useful life of three years. As of December 31, 2000, accumulated amortization of goodwill related to the LoreData acquisition was approximately $792,000.

    On May 1, 2000, the Company acquired all the outstanding shares and assumed all outstanding options of Compete, Inc. ("Compete"). Compete provided specialized consulting services for IBM's WebSphere and Visual Age product lines. The aggregate purchase price of Compete consisted of (1) $3,425,000 in cash, (2) $2,527,500 in non interest bearing promissory notes to be repaid within six months following the closing, (3) 2,003,866 shares of common stock, of which 1,001,933 shares are subject to adjustment or forfeiture and which are being held in escrow, and (4) the assumption of Compete's outstanding employee options. The total cost of the acquisition, including the assumption of outstanding options and transaction costs, is as follows (in thousands):

Cash	$3,425
Note (less imputed interest of $107.5)	2,420
Common stock	40,077
Assumption of existing option plan	8,278
Transaction broker fees	694
Transaction costs	325

Total purchase price	$55,219

    The acquisition was accounted for as a purchase business combination. Accordingly, the results of operations of Compete have been included with those of the Company for periods subsequent to the date of acquisition. The excess of purchase price over fair value of the net assets was recorded as goodwill ($54.4 million), and is being amortized using the straight-line method over the estimated useful life of three years. As of December 31, 2000, accumulated amortization of goodwill related to the Compete acquisition was approximately $12,054,000.

F–17

    The unaudited pro forma combined results of operations of Perficient, LoreData, and Compete for the years ended December 31, 1999 and 2000 after giving effect to certain pro forma adjustments as if the transaction had occurred at the beginning of each period are as follows:

	For the year ended December 31,
	1999	2000
Revenues	$9,710,818	$23,110,578
Operating loss	$(20,008,666)	$(18,996,278)
Net loss	$(20,045,520)	$(19,325,316)
Basic and diluted pro forma net loss per share	$(4.97)	$(3.91)

    The unaudited pro forma results are not necessarily indicative of the actual results of operations that would have occurred had the acquisitions of Compete and LoreData occurred on January 1, 1999 or of future results.

    On November 17, 2000, the Company acquired Core Objective, Inc. ("Core Objective"), a Canadian corporation. Core Objective was a consulting firm specializing in object oriented design and development of software for Fortune 2000 companies. The Company acquired Core Objective for an aggregate purchase price of approximately $1,940,000, consisting of cash, a note payable due six months from the purchase date, 107,526 shares of common stock (of which 53,763 are being held in escrow for a one year period) and the assumption of outstanding options. The acquisition was accounted for as a purchase business combination. Accordingly, the results of operations of Core Objective have been included with those of the Company for periods subsequent to the date of acquisition. The excess of purchase price over fair value of the net assets was recorded as goodwill ($1,820,000), and is being amortized using the straight-line method over the estimated useful life of three years. As of December 31, 2000, accumulated amortization of goodwill related to the Compete acquisition was approximately $96,000.

F–18

11. Segments of Business and Geographic Area Information

    The Company considers its business activities to constitute a single segment of business. A summary of the Company's operations by geographic area follows:

	Year ended December 31,
	1999	2000
Revenue:
United States	$2,647,878	$18,225,081
Canada	—	139,889
United Kingdom	—	1,598,789

Total revenue	$2,647,878	$19,963,759

Net income (loss):
United States	$(1,404,963)	$(13,655,040)
Canada	—	30,808
United Kingdom	—	(3,118)

Total net income (loss)	$(1,404,963)	$(13,627,350)

Identifiable assets:
United States	$6,616,417	$53,225,351
Canada	—	339,760
United Kingdom	—	1,049,831

Total identifiable assets	$6,616,417	$54,614,942

F–19

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2000	September 30, 2001
		(unaudited)
Assets
Current assets:
Cash	$842,481	$526,304
Accounts receivable, net	7,038,794	3,633,391
Income tax receivable	10,916	—
Other current assets	42,400	52,484

Total current assets	7,934,591	4,212,179
Property and equipment, net	804,406	601,146
Goodwill, net	45,558,173	4,151,991
Other noncurrent assets	317,772	256,298

Total assets	$54,614,942	$9,221,614

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$358,779	$262,325
Note payable to related party	224,969	—
Line of credit	1,500,000	—
Current portion of note payable	3,338	3,171
Current portion of capital lease obligation	81,415	56,389
Other current liabilities	2,392,568	1,369,541

Total current liabilities	4,561,069	1,691,426
Note payable, less current portion	7,232	4,492
Capital lease obligation, less current portion	72,694	5,776

Total liabilities	4,640,995	1,701,694
Stockholders' equity:
Common stock	6,252	6,261
Additional paid-in capital	65,049,514	65,873,197
Unearned stock compensation	(76,000)	(230,466)
Accumulated other comprehensive loss	(1,665)	(52,940)
Retained deficit	(15,004,154)	(58,076,132)

Total stockholders' equity	49,973,947	7,519,920

Total liabilities and stockholders' equity	$54,614,942	$9,221,614

See accompanying notes to interim consolidated financial statements.

F–20

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2000	2001	2000	2001
Revenue	$6,719,622	$4,809,838	$13,217,614	$16,570,584
Cost of revenue	3,351,953	2,974,607	6,631,876	9,682,358

Gross margin	3,367,669	1,835,231	6,585,738	6,888,226
Selling, general and administrative	3,074,206	2,050,945	7,332,607	7,121,391
Stock compensation	19,000	281,623	57,000	519,876
Intangibles amortization	4,730,444	4,911,019	8,140,167	14,703,818
Impairment charge	—	26,798,178	—	26,798,178
Restructuring	—	211,327	—	643,123
Postponed offering costs	—	—	—	123,354

Loss from operations	(4,455,981)	(32,417,861)	(8,944,036)	(43,021,514)
Interest income (expense), net	(29,256)	(12,493)	131,173	(92,725)

Loss before income taxes	(4,485,237)	(32,430,354)	(8,812,863)	(43,114,239)
Benefit for income taxes	—	(50,000)	—	(42,261)

Net loss	$(4,485,237)	$(32,380,354)	$(8,812,863)	$(43,071,978)

Basic and diluted net loss per share	$(0.90)	$(5.22)	$(1.98)	$(7.48)

See accompanying notes to interim consolidated financial statements.

F–21

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2000	2001
Operating Activities
Net loss	$(8,812,863)	$(43,071,978)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	170,309	392,004
Intangibles amortization	8,140,167	14,703,818
Impairment charge	—	26,798,178
Non-cash stock compensation	57,000	519,876
Other non-cash expense	—	39,000
Non-cash interest expense	89,514	—
Loss from disposal of fixed assets	502	—
Changes in operating assets and liabilities (net of the effect of acquisitions)
Accounts receivable	(2,683,180)	3,319,488
Other assets	(57,916)	60,632
Accounts payable	129,485	(95,544)
Other liabilities	1,164,648	(877,986)

Net cash provided (used) in operating activities	(1,802,334)	1,787,488
Investing activities
Purchase of property and equipment	(443,178)	(191,240)
Purchase of businesses, net of cash acquired	(4,837,854)	(278,347)
Proceeds from disposal of fixed assets	204,977	—

Net cash used in investing activities	(5,076,055)	(469,587)
Financing activities
Payments on capital lease obligation	(40,864)	(91,723)
Proceeds from short-term borrowings	43,531	3,800,000
Payments on short-term borrowings	(833,385)	(5,300,000)
Payments on long-term debt	—	(2,440)
Proceeds from stock issuances, net	5,381,230	350

Net cash provided (used) by financing activities	4,550,512	(1,593,813)

Effect of exchange rate on cash and cash equivalents	(3,419)	(40,265)
Decrease in cash and cash equivalents	(2,331,296)	(316,177)
Cash and cash equivalents at beginning of period	5,818,918	842,481

Cash and cash equivalents at end of period	$3,487,622	$526,304

See accompanying notes to interim consolidated financial statements.

F–22

PERFICIENT, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2001

1.  Basis of Presentation

    The accompanying unaudited financial statements of Perficient, Inc. (the "Company"), have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2001 may not be indicative of the results for the full fiscal year ending December 31, 2001. These unaudited financial statements should be read in conjunction with the Company's financial statements filed with the United States Securities and Exchange Commission in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

2.  Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  Segment Information

    The Company follows the provisions of Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. Statement No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company operates as a single segment for all periods presented.

4.  Net Earnings (Loss) Per Share

    The Company follows the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic earnings per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share includes the weighted average number of common shares outstanding and the number of equivalent shares which would be issued related to stock options, warrants, and contingently issuable common shares using the treasury method, unless such additional equivalent shares are anti-dilutive.

F–23

    The computations of net loss per share are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2000	2001	2000	2001
Net loss	$(4,485,237)	$(32,380,354)	$(8,812,863)	$(43,071,978)
Weighted-average shares of common stock outstanding	6,111,262	6,261,233	5,147,561	6,257,233
Less common stock subject to contingency	(1,131,642)	(53,763)	(686,338)	(499,067)

Shares used in computing basic net loss per share	4,979,620	6,207,470	4,461,223	5,758,166

Basic and diluted net loss per share	$(0.90)	$(5.22)	$(1.98)	$(7.48)

    Diluted net loss per share is the same as basic net loss per share, as the effect of the assumed exercise of stock options and warrants and the issuance of contingently issuable shares issued in business combinations, are antidilutive due to the Company's net loss for all periods presented. Diluted net loss per share for the three months ended September 30 excludes common stock equivalents of 1,880,114 and 551,143 for 2000 and 2001, respectively, and for the nine months ended September 30 excludes common stock equivalents of 1,390,469 and 1,097,432 for 2000 and 2001, respectively.

5.  Recent Accounting Pronouncements

    In June 2001, the Financial Accounting Standards Board issued Statements of Financial Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for the Company's fiscal year beginning January 1, 2002. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

    The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. During 2002, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002. Management does not expect the adoption of these Statements to have a material affect on the Company's consolidated financial position or results of operations due to the impairment charge recorded during the quarter ended September 30, 2001 in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which reduced the recorded intangibles to current estimated fair value.

F–24

6.  Balance Sheet Components

	December 31, 2000	September 30, 2001
		(unaudited)
Accounts receivable:
Accounts receivable	$5,936,186	$3,752,246
Unbilled revenue	1,665,965	448,445
Allowance for doubtful accounts	(563,357)	(567,300)

	$7,038,794	$3,633,391

Other current liabilities:
Accrued bonus	$723,072	$326,706
Accrued vacation	336,602	187,865
Other payroll liabilities	326,022	21,966
Sales and use taxes	64,961	60,806
Other accrued expenses	730,505	615,774
Accrued medical claims	—	111,553
Deferred revenue	—	44,871
Accrued broker fee—Compete acquisition	211,406	—

	$2,392,568	$1,369,541

7.  Comprehensive Loss

    The components of comprehensive loss are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2000	2001	2000	2001
Net loss	$(4,485,237)	$(32,380,354)	$(8,812,863)	$(43,071,978)
Foreign currency translation adjustments	(18,108)	(2,753)	(21,113)	(51,275)

Total comprehensive net loss	$(4,503,345)	$(32,383,107)	$(8,833,976)	$(43,123,253)

8.  Goodwill and Intangible Assets

    The Company, as part of its review of financial results for the three months ended September 30, 2001, performed an assessment of the carrying value of the Company's long-lived assets to be held and used including significant amounts of goodwill and other intangible assets recorded in connection with the acquisitions of Lore Data, Inc. in January 2000 and Compete, Inc. in May 2000. The goodwill from these acquisitions was recorded at the fair value of the common stock at the time the merger agreements were executed and announced. The assessment was performed pursuant to Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, because of the recent appearance of several impairment indicators including:

  •
  the significant decline over a sustained period of time in the Company's stock price;

F–25

  •
  the significant deficit in the Company's net book value compared to its current market capitalization;

  •
  the reduced demand for our services and corresponding reduction in revenues in light of the current economic recession and general softness in demand for IT services; and

  •
  a history of operating losses; and

    The conclusion of management's analysis was that the acquired assets were permanently impaired, and accordingly, an impairment charge of approximately $27 million was recorded in the third quarter of 2001 based on the amount by which the carrying value of the goodwill exceeded its estimated fair market value. Fair value was determined based on undiscounted cash flows.

9.  Business Combinations

    Effective September 30, 2001, the Company executed a definitive merger agreement with Primary Webworks, Inc. d/b/a Vertecon, Inc. ("Vertecon") to acquire all of the outstanding shares and assume all assets and liabilities of Vertecon. The acquisition is pending shareholder approval among other approvals and is expected to close in the first quarter of 2002. The merger agreement provides for the issuance of up to 2,696,165 shares of Perficient common stock and the payment of up to $250,000 cash if specified criteria are met during the fourth quarter of 2001.

    Effective October 26, 2001, the Company executed a definitive merger agreement with Javelin Solutions, Inc. ("Javelin") to acquire all of the outstanding shares and assume all assets and liabilities of Javelin. The acquisition is pending shareholder approval among other approvals and conditions and is expected to close simultaneously with the Vertecon acquisition in the first quarter of 2002. The merger agreement provides for the issuance of up to 2,216,255 shares of Perficient common stock and the issuance of up to $1,500,000 of promissory notes payable, with $500,000 of promissory notes payable in equal quarterly installments over a two year period and $1,000,000 of promissory notes payable in equal annual installments over a four year period.

10. Restructuring

    During the first through third quarters of 2001, the Company has implemented certain cost reduction initiatives and workforce reductions resulting in a charges of approximately $289,000, $143,000 and $211,000 during these periods consisting mostly of severance costs to former employees and the remaining commitment under an office space lease the Company no longer utilizes as a result of the workforce reductions. The workforce reductions during the third quarter of 2001 also include actions taken in connection with the integration plan and elimination of duplicate roles in anticipation of the merger with Vertecon. As part of this restructuring, the Company reduced its workforce by a total of 65 technology professionals and 18 administrative personnel, or a total of 83 employees. Accrued restructuring costs as of September 30, 2001 totaled approximately $215,000. The Company expects to pay the majority of these costs prior to December 31, 2001.

F–26

Independent Auditors' Report

The Board of Directors
Primary WebWorks, Inc. d/b/a Vertecon, Inc.

    We have audited the accompanying balance sheet of Primary WebWorks, Inc. d/b/a Vertecon, Inc. (the Company) as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Primary WebWorks, Inc. d/b/a Vertecon, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has experienced losses from operations and deficits in cash flows from operating activities, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                      /s/ KPMG LLP

St. Louis, Missouri
September 21, 2001, except for note 6
    which is as of October 4, 2001

F–27

PRIMARY WEBWORKS, INC. D/B/A VERTECON, INC.
BALANCE SHEETS

	December 31,
	1999	2000
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$60,379	$246,530
Accounts receivable, net of allowance of $8,619 and $166,000, at December 31, 1999 and 2000, respectively	596,956	1,083,720
Employee subscription receivable	—	25,685
Prepaid expenses	—	30,088

Total current assets	657,335	1,386,023
Property and equipment, net	67,757	889,234
Investments	—	264,278
Deposits and other assets	9,201	73,614

Total assets	$734,293	$2,613,149

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$122,740	$499,630
Accrued expenses	131,600	166,554
Stock repurchase payable	—	44,864
Current installments of capital lease obligation	—	130,036
Line of credit	—	863,462
Due to related party	166,295	74,386
Deferred revenue	—	104,657

Total current liabilities	420,635	1,883,589
Long-term capital lease obligation, less current installments	—	208,245

Total liabilities	420,635	2,091,834

Stockholders' equity:
Common stock, $.01 par value, 30,000,000 shares authorized; 14,066,770 and 16,062,490 shares issued and outstanding at December 31, 1999 and 2000, respectively	140,667	160,624
Additional paid in capital	372,587	1,494,181
Accumulated deficit	(199,596)	(1,058,847)

	313,658	595,958
Less cost of 731,570 shares of common stock in treasury at December 31, 2000	—	(74,643)

Total stockholders' equity	313,658	521,315

Total liabilities and stockholders' equity	$734,293	$2,613,149

See accompanying notes.

F–28

PRIMARY WEBWORKS, INC. D/B/A VERTECON, INC.
STATEMENTS OF OPERATIONS
Period from March 1, 1999 (inception) to December 31, 1999 (unaudited)
and the Year Ended December 31, 2000

	1999	2000
	(unaudited)
Revenues	$944,522	$5,927,238
Professional expenses	841,391	2,420,891

Gross profit	103,131	3,506,347
Sales and marketing	58,083	808,832
General and administrative	228,184	3,220,559
Depreciation and amortization	15,276	258,222

Loss from operations	(198,412)	(781,266)

Other income (expense):
Interest expense	(7,809)	(65,084)
Other, net	6,625	(12,901)

Total other expense	(1,184)	(77,985)

Net loss	$(199,596)	$(859,251)

Net loss per share, basic and diluted	$(0.02)	$(0.06)

Shares used in computing basic and diluted net loss per share	8,507,621	14,478,925

See accompanying notes.

F–29

PRIMARY WEBWORKS, INC. D/B/A VERTECON, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
Period from March 1, 1999 (inception) to December 31, 1999 (unaudited)
and the Year Ended December 31, 2000

	Common Stock
	Shares	Par Value	Additional Paid in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders' Equity
Balance, March 1, 1999 (unaudited)	—	$—	$—	$—	$—	$—
Issuance of common stock (unaudited)	14,066,770	140,667	372,587	—	—	513,254
Net loss (unaudited)	—	—	—	(199,596)	—	(199,596)

Balance, December 31, 1999 (unaudited)	14,066,770	140,667	372,587	(199,596)	—	313,658
Issuance of common stock	1,995,720	19,957	1,121,594	—	—	1,141,551
Purchase of treasury stock	—	—	—	—	(74,643)	(74,643)
Net loss	—	—	—	(859,251)	—	(859,251)

Balance, December 31, 2000	16,062,490	$160,624	$1,494,181	$(1,058,847)	$(74,643)	$521,315

See accompanying notes.

F–30

PRIMARY WEBWORKS, INC. D/B/A VERTECON, INC.
STATEMENTS OF CASH FLOWS
Period from March 1, 1999 (inception) to December 31, 1999 (unaudited)
and the Year Ended December 31, 2000

	1999	2000
	(unaudited)
Cash flows from operating activities:
Net loss	$(199,596)	$(859,251)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,276	258,222
Loss on disposal of property and equipment	—	13,913
Changes in operating assets and liabilities:
Accounts receivable	(596,956)	(751,042)
Prepaid expenses	—	(30,088)
Deposits and other assets	(1,178)	(74,501)
Accounts payable	122,740	376,890
Accrued expenses	131,600	34,954
Due to related party	166,295	(91,909)
Deferred revenue	—	104,657

Net cash used in operating activities	(361,819)	(1,018,155)

Cash flows from investing activities—
purchase of property, and equipment	(91,056)	(745,243)

Cash flows from financing activities:
Net borrowings on line of credit	—	863,462
Purchase of treasury stock	—	(29,779)
Proceeds from the issuance of common stock	513,254	1,115,866

Net cash provided by financing activities	513,254	1,949,549

Increase in cash and cash equivalents	60,379	186,151
Cash and cash equivalents at beginning of year	—	60,379

Cash and cash equivalents at end of year	$60,379	$246,530

Supplemental disclosure of cash flow information—
cash paid during the year for interest	$—	$65,084

Supplemental disclosure of noncash activities:
Investments received in settlement of accounts receivable	$—	$264,278
Increase in capital lease obligations	—	338,281

See accompanying notes.

F–31

PRIMARY WEBWORKS, INC. D/B/A VERTECON, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2000

(All information as of and for the period ended December 31, 1999 is unaudited)

(1) Nature of Business

  Primary WebWorks, Inc. d/b/a Vertecon, Inc. ("WebWorks," "Vertecon," or the "Company") is an innovative provider of integrated eBusiness services, Internet commerce solutions, and systems implementation services. Using a methodology designed to ensure on-budget and on-time delivery, Vertecon offers a variety of integrated services to help clients rapidly achieve their critical business objectives. The Company, incorporated in 1999 as a Missouri corporation, had approximately 65 employees in its St. Louis headquarters as of December 31, 2000.

(2) Summary of Significant Accounting Policies

    (a) Basis of Presentation

    The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

    (b) Cash and Cash Equivalents

    All highly liquid investments with original maturities of three months or less are considered cash equivalents. Cash and cash equivalent balances consist of deposits and repurchase agreements with a large U.S. commercial bank.

    (c) Investment Securities

    Investments consist of non-marketable equity securities. Investments in these companies comprise less than 20% ownership and are accounted for on the cost method.

    (d) Property and Equipment

    Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight line method over the estimated useful lives of the related assets, which range from three to eight years.

    (e) Stock Split

    On January 25, 2000, the Board of Directors declared a sixty-for-one stock split of the Company's outstanding common stock. On October 18, 2000, the Board of Directors declared a ten-for-one stock split of the Company's common stock. As a result of these actions, incremental shares were issued to shareholders of record as of the dates of the declared splits. All references to the number of common shares and per common share amounts have been restated to give retroactive effect to the stock splits for the periods presented.

    (f) Revenue Recognition

F–32

    Revenues pursuant to time and material contracts are recognized as services are provided. Revenues from maintenance agreements are recognized ratably over the terms of the agreements. Revenues pursuant to fixed-fee contracts are recognized as services are rendered on the percentage-of-completion method of accounting (based on the ratio of costs incurred to total estimated costs).

    Provisions for estimated losses on uncompleted contracts are made on a contract-by-contract basis and are recognized in the period in which such losses are determined. Unbilled revenues on contracts are comprised of costs, plus earnings on certain contracts in excess of contractual billings on such contracts. Billings in excess of costs plus earnings are classified as deferred revenues.

    (g) Income Taxes

    Vertecon records income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, operating loss, and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established, if necessary, to reduce deferred tax assets to an amount that will more likely than not be realized.

    (h) Research and Development Costs

    Research and development expenditures are charged to expense as incurred. To date, substantially all research and development activities of Vertecon have been pursuant to customer contracts and, accordingly, have been expensed as project costs. Management believes that approximately 75% of all project costs are related to research and development activities. Approximately $635,000 and $1,800,000 were expensed in 1999 and 2000, respectively.

(3) Continuing Operations

  Since its inception, the Company has incurred net operating losses and has an accumulated deficit totaling approximately $1,100,000 million at December 31, 2000. In addition, the Company used cash in operating activities totaling approximately $1,000,000 during 2000. Cash requirements during 2000 were met by proceeds from the issuance of common stock.

  Management believes its continued execution of the Company's business plan, coupled with raising additional capital through the issuance of common stock and extension of its debt agreements (see note 6), will provide the Company with the necessary funds to continue as a going concern and meet operating cash needs. However, no assurances can be given that the Company will be successful in improving profitability and cash flow of its operations or in obtaining additional

F–33

  financing. If the Company is not successful with these plans or is unable to obtain additional capital funding or financing, management will be required to further modify its current operations and future business strategies.

(4) Property and Equipment

    Property and equipment consist of the following at December 31,:

	1999	2000
	unaudited
Computer software	$37,029	$223,442
Furniture and fixtures	4,135	415,505
Computer equipment	32,732	302,166
Leasehold improvements	—	203,510

	73,896	1,144,623
Less accumulated depreciation	6,139	255,389

Property and equipment, net	$67,757	$889,234

  During the period ended December 31, 1999 and the year ended December 31, 2000, depreciation expense totaled approximately $7,000 and $250,000, respectively.

(5) Significant Customers

  Vertecon engages in business activities in one operating segment, which provides integrated management consulting services, Internet commerce solutions, and systems implementation services on a time and materials basis. Three customers accounted for approximately 65% of total revenues in 2000. In addition, three customers comprised approximately 67% of total accounts receivable at December 31, 2000. In 1999, the Company's five largest clients accounted for approximately 78% of revenue and 75% of accounts receivable.

(6) Line of Credit

  The Company had a $1,700,000 bank line of credit arrangement that expired on May 31, 2001 and was subsequently extended through February 28, 2002. The borrowings under this arrangement are guaranteed by a shareholder. During 2000, interest was payable for the line of credit monthly at the average daily Fed Fund rate plus 0.50%, which totaled 10.00% at December 31, 2000. As of December 31, 2000, the Company had $863,462 outstanding under this arrangement.

  The Company had two letters of credit outstanding which aggregated approximately $900,000. The outstanding letters of credit utilized the remaining balance available under the line of credit. During 1999, the Company did not have a line of credit in place.

F–34

(7) Benefit Plan

  The Company maintains an employee benefit plan for all eligible employees of the Company under the provisions of the Internal Revenue Code Section 401(k). The Vertecon, Inc. 401(k) Plan allows employees to contribute up to 15% of compensation and the Company matches 25% of employee contributions up to 6% of total compensation. Since this plan was established in 2000, there was no expense in 1999. A total of $4,500 was charged to operations for the Company's matching contributions in 2000.

(8) Leases

  The Company leases certain facilities and office equipment under various non-cancelable operating and capital lease agreements. Rent expense under operating leases was approximately $120,000 and $15,000 for the year ended December 31, 2000 and for the period ended December 31, 1999, respectively.

  Future minimum lease payments under non-cancelable capital and operating leases with initial lease terms in excess of one year as of December 31, 2000 are as follows (in thousands):

Twelve months ending December 31,	Capital leases	Operating leases
2001	$162,349	799,540
2002	137,352	761,105
2003	91,566	676,884
2004	—	551,480

	391,267	$2,789,009

Less interest portion of capital lease payments (at rates ranging from 10% to 24%)	52,986

Present value of net minimum capital lease payments	338,281

Current installments	130,036

Capital lease obligation, less current installments	$208,245

(9) Income Taxes

  The Company has generated tax losses since its inception. Accordingly, no income tax expense (benefit) has been recognized. The primary reconciling differences between income tax expense (benefit) and the amount of tax expense (benefit) that would be expected to result by applying the

F–35

  U.S. Federal corporate income tax rate of 34% to the book income (loss) before income taxes is as follows:

	1999	2000
	unaudited
Expected Federal income tax benefit	$(68,000)	$(292,000)
State income taxes, net of Federal benefit	(6,800)	(28,000)
Increase in valuation allowance	74,800	320,000

Income tax benefit	$—	$—

  The tax effects of the temporary differences that give rise to deferred tax assets is primarily the allowance for doubtful accounts and the net operating loss carryforwards of the Company, which are offset by a valuation allowance. As of December 31, 1999 and 2000, the Company had net operating loss carryforwards of approximately $200,000 and $823,000, respectively, which, if not used to offset taxable income, will expire between 2019 and 2020.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those deferred tax assets become realizable. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable losses since inception, management does not believe it can project beyond a reasonable doubt the realization of the benefits of these deferred tax assets. Accordingly, a valuation allowance has been established for the deferred tax assets.

(10) Certain Relationships and Related Transactions

  Prior to March, 1999, of the business activities of Vertecon were conducted within Primary Network, Inc. ("Primary"). In March, 1999, Vertecon was established as a separate operating company by the Primary shareholders. Vertecon was related to CDM Properties, Inc. ("CDM"), CDM Investment, Inc. ("Invest"), and CBC Distribution and Marketing, Inc. ("CBC"). CBC is the parent of Primary. During 1999, Vertecon performed professional services for Primary and was compensated for its time and materials, consistent with other Vertecon clients. For the year ended December 31, 2000, Vertecon had revenues of approximately $349,000 from Primary. Vertecon was provided approximately $27,000 of internet services (DSL, ISP, and T-1) from Primary in 2000. At the beginning of 2000, the payroll costs related to four Primary employees were paid by Vertecon. The companies have an arrangement where Primary reimburses Vertecon for the actual cost of the Primary employees payroll and employment taxes. This arrangement was terminated in March 2000. At December 31, 2000, Primary owed Vertecon no amounts related to this arrangement. During 2000, Primary was sold to Mpower Communications. Mpower Communications has no ownership in Vertecon, therefore transactions between Vertecon and Mpower are not related party transactions.

F–36

  During 2000, Vertecon performed professional services for CDM, which reduced amounts owed CDM. For the year ended December 31, 2000, Vertecon had revenues from CDM of approximately $46,000 and outstanding payables at December 31, 2000 of approximately $74,000 due to CDM.

(11) Subsequent Events (unaudited)

  Subsequent to December 31, 2000, the Company wrote-off approximately $200,000 of accounts receivable balances which were outstanding at year end. These balances became uncollectible based on events that occurred subsequent to year end. In addition, during 2001, accounts payable balances of $74,000 due to CDM were forgiven.

  On February 21, 2001, the Company's Board of Directors approved the Primary WebWorks Stock Option Plan. On June 29, 2001, the Company issued approximately 1,300,000 options at fair value to employees and directors under these plans.

  On October 3, 2001, the Company announced the signing of a definitive merger agreement. Under the terms of the agreement, the Company will be acquired by Perficient, Inc. in a stock-for-stock transaction. The transaction is subject to various conditions including the approval of Perficient's shareholders.

F–37

PRIMARY WEBWORKS, INC. D/B/A VERTECON, INC.

BALANCE SHEET

(unaudited)

September 30, 2001
Assets
Current assets:
Cash and cash equivalents	$103,918
Accounts receivable, net	706,576
Prepaid expenses	154,995

Total current assets	965,489
Property and equipment, net	754,397
Investments	264,279
Deposits and other assets	74,921

Total assets	$2,059,086

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$315,914
Accrued expenses	703,042
Stock repurchase payable	58,397
Current portion of capital lease obligation	123,152
Line of credit	806,092
Deferred revenue	16,550

Total current liabilities	2,023,147
Capital lease obligation, less current portion	119,257

Total liabilities	2,142,404

Stockholders' deficit:
Common stock, $.01 par value, 30,000,000 shares authorized; 16,062,490 shares issued and outstanding	160,624
Additional paid in capital	1,494,181
Accumulated deficit	(1,571,101)

83,704
Less cost of 931,740 shares of common stock in treasury	(167,022)

Total stockholders' deficit	(83,318)

Total liabilities and stockholders' deficit	$2,059,086

    See accompanying notes to interim consolidated financial statements.

F–38

PRIMARY WEBWORKS, INC. D/B/A VERTECON, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended September 30,
	2000	2001
Revenues	$3,806,903	$6,291,447
Professional expenses	1,675,551	3,046,208

Gross profit	2,131,352	3,245,239
Sales and marketing	644,494	681,461
General and administrative	2,261,964	2,554,475
Depreciation and amortization	133,668	279,544
Acquisition expenses	—	216,473

Loss from operations	(908,774)	(486,714)

Other income (expense):
Interest expense	(16,320)	(100,329)
Other, net	738	790

Total other expense	(15,582)	(99,539)

Net loss before extraordinary item	(924,536)	(586,253)
Extraordinary item—forgiveness of indebtedness	—	74,000

Net loss	$(924,356)	$(512,253)

Basic and diluted net loss per share	$(0.06)	$(0.03)
Shares used in computing basic and diluted net loss per share	14,249,334	15,130,750

See accompanying notes to interim consolidated financial statements.

F–39

PRIMARY WEBWORKS, INC. D/B/A VERTECON, INC.
STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2000	2001
Cash flows from operating activities:
Net loss	$(924,356)	$(512,253)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	133,668	279,544
Changes in operating assets and liabilities:
Accounts receivable	(421,924)	402,829
Prepaid expenses	14,221	(124,907)
Deposits and other assets	(212,998)	(1,307)
Accounts payable	439,063	(183,716)
Accrued expenses	120,221	550,019
Due to related party	91,909	(74,386)
Deferred revenue	(122,455)	(88,107)

Net cash provided by (used in) operating activities	(882,651)	247,716

Cash flows from investing activities—
Purchase of property, and equipment	(655,690)	(144,707)

Cash flows from financing activities:
Net borrowings on line of credit	863,462	(57,370)
Payments on capital lease obligation	—	(95,872)
Purchase of treasury stock	(17,526)	(92,379)
Proceeds from the issuance of common stock	987,780	—

Net cash provided by (used in) financing activities	1,833,716	(245,621)

Increase (decrease) in cash and cash equivalents	295,375	(142,612)
Cash and cash equivalents at beginning of period	60,379	246,530

Cash and cash equivalents at end of period	$355,754	$103,918

Supplemental disclosure of cash flow information—
Cash paid during the period for interest	$16,320	$91,913

Supplemental disclosure of noncash activities:
Investments received in settlement of accounts receivable	$183,332	$—

See accompanying notes to interim consolidated financial statements.

F–40

PRIMARY WEBWORKS, INC. D/B/A VERTECON, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
September 30, 2001

1. Basis of Presentation

    The accompanying unaudited financial statements of Vertecon, Inc. (the "Company"), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2001 may not be indicative of the results for the full fiscal year ending December 31, 2001. These unaudited financial statements should be read in conjunction with the Company's financial statements for the year ended December 31, 2000.

2. Continuing Operations

    For the period ending September 30, 2001, the Company has incurred net operating losses and has an accumulated deficit totaling approximately $550,000 and $1,600,000, respectively. If the Company is unable to obtain additional capital funding or financing, management will be required to further modify its current operations and future business strategies. However, there can be no assurances that management's efforts to improve profitability and cash flow from operations or obtain additional financing will be successful. During 2001, management has entered into a transaction to sell the Company as discussed further in Note 6.

3. Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4. Stock Option Plans

    On February 21, 2001, the Company's Board of Directors approved the Primary WebWorks Stock Option Plan. On June 20, 2001, the Company issued approximately 1,300,000 options to purchase common stock at an exercise price of $0.58 per share to employees and directors under these plans.

5. Recent Accounting Pronouncements

    In June 2001, the Financial Accounting Standards Board issued Statements of Financial Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for our fiscal year beginning January 1, 2002. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. At September 30, 2001 Vertecon has no intangible costs affected by this pronouncement.

    In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations, effective for our fiscal year beginning January 1, 2003. This standard applies to obligations associated with the retirement of tangible long-lived assets that result from acquisitions, construction, or development or the normal operation of long-

F–41

lived assets. The Company's management believes that the adoption of this standard will not have a material impact on the Company's financial position or results of operations.

    In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective for our fiscal year beginning January 1, 2002. This standard supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. However, as SFAS 144 retains the fundamental provisions of SFAS 121, the Company's management believes that the adoption of this standard will not have a material impact on the Company's financial position or results of operations.

6. Subsequent Events

    On October 3, 2001, the Company announced the signing of a definite merger agreement. Under the terms of the agreement, the Company will be acquired by Perficient, Inc. in a stock-for-stock transaction. This transaction is subject to various conditions including the approval of Perficient's shareholders.

F–42

Independent Auditor's Report

The Board of Directors and Stockholders
Javelin Solutions, Inc.

    We have audited the accompanying balance sheet of Javelin Solutions, Inc. as of December 31, 2000, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Javelin Solutions, Inc. at December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

    The December 31, 1999 financial statements were compiled by us in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

    A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying 1999 financial statements and additional information and, accordingly, do not express an opinion or any other form of assurance on them.

/s/ Wipfli Ullrich Bertelson LLP

October 10, 2001
St. Paul, Minnesota

F–43

JAVELIN SOLUTIONS, INC.

BALANCE SHEETS

December 31, 2000 and 1999

	2000 (Audited)	1999 (Unaudited)
Assets
Current assets:
Cash	$18,513	$119,157
Accounts receivable:
Trade	3,213,319	1,706,499
Employees	30,781	28,191
Prepaid expenses and other current assets	97,393	25,913

Total current assets	3,360,006	1,879,760

Property and equipment:
Computer equipment	1,744,292	291,108
Office furniture and equipment	45,401	21,490

Totals	1,789,693	312,598
Less—Accumulated depreciation	500,994	134,158

Net property and equipment	1,288,699	178,440

Other assets—Deposits	—	104,675

TOTAL ASSETS	$4,648,705	$2,162,875

Liabilities and Stockholders' Equity
Current liabilities:
Note payable—Bank	$350,000	$150,000
Current maturities of long-term debt	100,000	100,000
Current maturities of capital lease obligations	153,601	21,108
Accounts payable	116,555	16,233
Accrued and other liabilities	1,227,043	752,558

Total current liabilities	1,947,199	1,039,899

Long-term liabilities:
Long-term debt	25,007	125,003
Capital lease obligations	493,362	28,819

Total long-term liabilities	518,369	153,822

Stockholders' equity:
Common stock—$0.01 par value:
Authorized—50,000,000
Issued and outstanding—8,000,000	80,000	80,000
Additional paid in capital	195,820	2,500
Unearned stock compensation	(92,632)	—
Retained earnings	1,999,949	886,654

Total stockholders' equity	2,183,137	969,154

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,648,705	$2,162,875

See accompanying notes to financial statements.

F–44

JAVELIN SOLUTIONS, INC.

STATEMENTS OF INCOME

Years Ended December 31, 2000 and 1999

	2000 (Audited)	1999 (Unaudited)
Consulting revenues	$13,418,123	$6,599,658
Costs of consulting revenues	6,892,075	3,900,065

Gross margin on consulting revenues	6,526,048	2,699,593

Operating expenses:
Human resource	465,966	323,365
Selling	1,067,532	585,594
Management and administrative	3,417,713	1,203,873
Stock compensation	100,688	—

Total operating expenses	5,051,899	2,112,832

Profit from operations	1,474,149	586,761

Other income (expense):
Interest income	23,055	13,346
Interest expense	(89,939)	(19,037)
Other financing expenses	(41,836)	(5,217)
Other expenses	(1,280)	(445)

Total other income (expense)	(110,000)	(11,353)

Net income	$1,364,149	$575,408

Basic net income per share	$0.17	$0.07

Diluted net income per share	$0.16	$0.07

    See accompanying notes to financial statements.

F–45

JAVELIN SOLUTIONS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Years Ended December 31, 2000 and 1999

	Common Stock and Additional Paid-In Capital
			Unearned Stock Compensation	Retained Earnings
	Shares	Amount			Total
Balance—December 31, 1998 (Unaudited)	50	$2,500	$—	$728,746	$731,246

Stock dividends	7,999,950	80,000	—	(80,000)	—
Stockholder distributions	—	—	—	(337,500)	(337,500)
Net income	—	—	—	575,408	575,408

Balance—December 31, 1999 (Unaudited)	8,000,000	82,500	—	886,654	969,154

Unearned compensation	—	193,320	(193,320)	—	—
Amortization of unearned compensation	—	—	100,688	—	100,688
Stockholder distributions	—	—	—	(250,854)	(250,854)
Net income	—	—	—	1,364,149	1,364,149

Balance—December 31, 2000 (Audited)	8,000,000	$275,820	$(92,632)	$1,999,949	$2,183,137

See accompanying notes to financial statements.

F–46

JAVELIN SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2000 and 1999

	2000 (Audited)	1999 (Unaudited)
Cash flows from operating activities:
Net income	$1,364,149	$575,408

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	366,836	82,833
Bad debt provision	348,807	219,771
Noncash compensation	100,688	—
Changes in operating assets and liabilities:
Accounts receivable	(1,858,217)	(1,122,976)
Prepaid expenses	(71,480)	(25,913)
Accounts payable	100,322	16,233
Accrued and other liabilities	474,485	422,189

Total adjustments	(538,559)	(407,863)

Net cash provided by operating activities	825,590	167,545

Cash flows from investing activities:
Capital expenditures	(690,695)	(139,636)
Deposits made on equipment purchases	—	(104,675)

Net cash used in investing activities	(690,695)	(244,311)

Cash flows from financing activities:
Net increase in short-term note payable	200,000	150,000
Principal payments on long-term debt	(99,996)	(74,997)
Proceeds from long-term debt	—	300,000
Principal payments on capital lease obligations	(84,689)	(8,630)
Distributions to stockholders	(250,854)	(337,500)

Net cash provided by (used in) financing activities	(235,539)	28,873

Net decrease in cash	(100,644)	(47,893)
Cash at beginning of year	119,157	167,050

Cash at end of year	$18,513	$119,157

See accompanying notes to financial statements.

F–47

JAVELIN SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2000

1. Nature of Business and Summary of Significant Accounting Policies

  Business

  Javelin Solutions, Inc. (the "Company") provides a variety of e-business consulting services to businesses primarily in the Midwest. The Company is subject to competition from multiple consulting firms. The Company's office is located in Minneapolis, Minnesota.

  Basis of Financial Statement Presentation

  The accounting and reporting policies conform to generally accepted accounting principles and general practices within the consulting industry in the United States. In preparing the accompanying financial statements, management is required to make certain estimates and assumptions that directly affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

  Revenue Recognition

  Consulting revenues are comprised of revenue from consulting fees recognized on a time and material basis as performed. Reimbursable expenses are included as a component of costs of consulting revenue.

  Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents. Cash accounts are maintained at one financial institution and are insured by the Federal Deposit Insurance Corporation up to $100,000. At times, the Company's bank balance may exceed the insured amounts. Management believes the credit risk to the Company's deposits is minimal due to the Bank's strong credit rating.

  Allowance for Doubtful Accounts

  The allowance for doubtful accounts is established through a provision for bad debts charged to expense. Bad debt incurred is charged against the allowance for doubtful accounts when management believes that the ability to collect the balance is unlikely. Management believes the allowance for doubtful accounts is adequate to cover probable credit losses relating to specifically identified accounts receivable balances, as well as probable credit losses inherent in the balance of the accounts receivable population. The allowance is based on past events and current economic conditions and does not include the effects of expected losses on specific groups of accounts receivables that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. At December 31, 2000 and 1999, the balance in the allowance for doubtful accounts was $568,578 and $219,771 respectively.

F–48

  Intangibles

  Intangibles are capitalized and amortized on a straight-line basis over the terms of the related contracts. In 1997, the Company entered into a noncompete agreement with a former shareholder, which expired in 1999.

  Income Taxes

  The Company has elected to be taxed under the provisions of subchapter "S" of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction). Instead, the stockholders report on their personal income tax returns their proportionate share of the Company's taxable income (or loss) and tax credits.

  Stock Option Plan

  The company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, it has elected only to comply with the disclosure requirements set forth in the Statement, which include disclosing pro forma net income as if the fair value based method of accounting had been applied.

  Advertising Costs

  The Company expenses advertising costs as they are incurred.

  Property, Equipment, and Depreciation

  Property and equipment are valued at cost and includes equipment under leases, which have been capitalized. Maintenance and repair costs are charged to expense as incurred. Gains and losses on disposition of property and equipment are reflected in income. Depreciation and amortization of property and equipment are provided for financial reporting purposes using straight line and accelerated methods for financial reporting purposes over the estimated useful lives of the assets or terms of the lease, whichever is required.

  Net Earnings Per Share

  The Company follows the provisions of Statement of Financial Accounting Standards No. 128 "Earnings Per Share." Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share includes the weighted average number of common shares outstanding and the number of equivalent shares which would be issued related to stock options and warrants, and continently issuable common shares using the treasury method, unless such additional equivalent shares are antidilutive.

F–49

  Segments

  The Company follows the provisions of the Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. Statement No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company operates as a single segment for all periods presented.

2. Investment Receivable

  The Company entered into an agreement with one of its customers whereby the Company would provide certain consulting services in exchange for cash and an equity investment (in the customer). As of December 31, 2000 and 1999, the Company has not received the investment portion of the agreement. As a result, included in accounts receivable is an amount due of $322,540 and $225,602, respectively, that is payable to the Company in the form of an equity investment in the customer. Management has reserved $161,270 and, $112,801 of the December 31, 2000 and 1999 balances respectively, in the allowance for doubtful accounts.

3. Note Payable—Bank

  At December 31, 2000 and 1999, the Company had a line of credit with a Bank in the amount of $1,500,000, of which $350,000 and $150,000, respectively, were in use at those dates, at annual interest rates at the Bank's prime rate plus .5%. The borrowing are secured accounts receivable, property and equipment, general intangibles, and personal guarantees of the shareholders.

4. Long-term Debt

  Long-term debt consisted of the following at December 31, 2000:

	2000 (Audited)	1999 (Unaudited)
Variable rate note payable to a Bank at prime plus 0.5% payable in monthly installments of $8,333 plus interest, secured by accounts receivables, property and equipment, general intangibles, and personal guarantees of the stockholders, due March 31, 2002.	$125,007	$225,003

Less—current maturities	100,000	100,000

Total long-term debt	$25,007	$125,003

F–50

  Required payments of principal on the long-term note payable at December 31, 2000, including current maturities, are summarized as follows:

2001	$100,000
2002	25,007

Total	$125,007

5. Defined Contribution Profit Sharing Plan

  The Company sponsors a defined contribution profit sharing plan covering all eligible employees. Employees are allowed to make voluntary contributions to the plan. The Company may make certain discretionary contributions to the plan on behalf of the employees as determined by the Board of Directors. The Company's contribution to the plan was $183,600 and $90,105 for the year ended December 31, 2000 and 1999, respectively.

6. Balance Sheet Components

  Prepaid expenses and other current assets consisted of the following at December 31:

	2000 (Audited)	2001 (Unaudited)
Prepaid rent	$45,661	$24,428
Prepaid insurance	39,113	—
Interest receivable	2,664	1,485
Prepaid parking	9,955	—

	$97,393	$25,913

  Accrued and other liabilities consisted of the following at December 31:

	2000 (Audited)	1999 (Unaudited)
Accrued payroll and payroll liabilities	$775,069	$431,756
Accrued vacation	267,384	150,575
Accrued defined contribution profit sharing plan	183,600	90,105
Deferred revenue	—	67,000
Other accrued expenses	617	5,084
Sales and use taxes	373	8,038

	$1,227,043	$752,558

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7. Supplemental cash flow information

	2000 (Audited)	1999 (Unaudited)
Cash paid during the year for interest	$89,939	$19,037

  Noncash investing and financing activities:

  During 2000, a capital lease obligation of $681,725 was incurred when the company entered into a lease for computer equipment. The computer equipment's fair market value of $794,831 was recorded in the property and equipment accounts due to $113,106 being applied towards the property and equipment in conjunction with the company incurring the capital lease obligation.

  During 1999, a capital lease obligation of $58,557 was incurred when the company entered into a lease for computer equipment.

  Deposits of $104,675 that were made in 1999 were used toward the purchase of computer equipment in 2000.

8. Net Earnings Per Share

  The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31:

	2000 (Audited)	1999 (Unaudited)
Net income	$1,364,149	$575,408
Denominator for basic earnings per share—weighted average shares	8,000,000	8,000,000
Effect of dilution securities—employee stock options	278,125	—

Denominator for diluted earnings per share—weighted average shares adjusted for dilutive securities	8,278,125	8,000,000

Earnings per share—basic	$0.17	$0.07

Earnings per share—assuming dilution	$0.16	$0.07

9. Leases

  The Company leases its office space and various items of property and equipment. Two of the leases for computer equipment, which are for 3 and 5 years, expiring in 2002 and 2004, are classified as capital leases. The office space and remaining property and equipment leases, expiring during the next six years, are classified as operating leases.

F–52

  Property and equipment includes the following amounts for the leases that have been capitalized:

	2000 (Audited)	1999 (Unaudited)
Computer equipment	$853,388	$58,557

Less—Accumulated amortization	189,415	11,711

Totals	$663,973	$46,846

  Lease amortization is included in depreciation expense.

  Future minimum payments, by year and in aggregate, under the capital and non-cancelable operating leases with initial or remaining terms in excess of one year consisted of the following:

	Capital Leases	Operating Leases
2001	$218,916	$618,074
2002	195,684	395,046
2003	186,888	403,835
2004	186,888	392,992
2005	—	317,781
Thereafter	—	233,751

Total minimum lease payments	788,376	$2,361,479

Amount representing interest	141,413

Present value of net minimum lease payments	646,963
Less—current maturities	153,601

Long-term capital lease obligation	$493,362

  Total rent expense for all operating leases was $528,270 and $214,402 for the years ended December 31, 2000 and 1999, respectively.

10. Stock Option Plan

  In January 2000, the Company adopted a stock option plan designed to attract and retain qualified personnel in key positions. The plan provides for the grant of either incentive stock options (ISO's) or non-statutory stock options (NSO's). In general, ISO's granted under the plan are exercisable at a price equal to the fair value of the stock, as determined by the Board of Directors, on the date of the grant; NSO's granted under the plan are exercisable at a price as determined by the Board of Directors. Furthermore, the options are subject to various graded four-year vesting schedules with a maximum exercise period of ten years. The plan currently authorizes the issuance of 2,000,000 shares, of which 727,750 were unallocated as of December 31, 2000.

  The Company recorded $193,320 in deferred stock compensation in connection with stock options that were granted during 2000, representing the difference between the exercise price and the fair value of common stock on the date of grant. Amortization of stock compensation expense related

F–53

  to these options will be recognized on an allocated straight-line basis for each 25% of the options as they vest over the four-year vesting period. Stock compensation expense for the year ended December 31, 2000 was $100,688.

  Activity in the stock option plan for the year ended December 31, 2000 is summarized as follows:

	NSO's		ISO's		Combined
Stock options:		Weighted Average Exercise Price		Weighted Average Exercise Price		Weighted Average Exercise Price
	Number		Number		Number
At January 1, 2000	—	—	—	—	—	—
Granted	939,000	$0.01	475,750	$2.06	1,414,750	$0.70
Forfeited	(42,500)	0.01	(100,000)	$2.75	(142,500)	$1.93

At December 31, 2000	896,500	$0.01	375,750	$2.24	1,272,250	$0.67

Options vested, December 31, 2000	224,125	$0.01	54,000	$2.75	278,125	$0.54

  As of December 31, 2000, the exercise price of all options outstanding ranged from $.01 to $3.40 and had a weighted-average life remaining life of 9.4 years.

  Pro forma information regarding net income is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options granted under the fair value method prescribed by SFAS 123. The fair value for these options was estimated at the date of grant using the minimum value model with the following weighted average assumptions:

Risk-free interest rate	5.50%
Dividend yield	0.00%
Weighted-average expected life of options	4 years

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

Pro forma compensation expense increase	$1,000
Pro forma net income	$1,363,149
Pro forma net income per share-basic	$0.17
Pro forma net income per share-diluted	$0.16

F–54

11. Major Customers

  During the years ended December 31, 2000 and 1999, revenues from several customers were individually in excess of 10% of total revenues. Aggregate sales information and end of year receivable information for these customers were as follows:

	2000 (Audited)
		% of Total Revenues	Account Receivable Balance
	Revenues
Customer A	$2,641,512	19.69%	$245,526
Customer B	2,427,139	18.09%	870,914
Customer C	2,271,384	16.93%	594,939
Customer D	1,637,350	12.20%	497,790

All Customers	$13,418,123	100.00%	$3,213,319

	1999 (Audited)
		% of Total Revenues	Account Receivable Balance
	Revenues
Customer A	$1,202,365	18.22%	$48,088
Customer B	1,044,867	15.83%	518,475
Customer C	922,407	13.98%	149,446
Customer D	704,169	10.67%	104,067

All Customers	$6,599,658	100.00%	$1,706,499

  Customer D from the 2000 activity and customer B from the 1999 activity are the same customer. None of the remaining customers appear on both the 2000 and 1999 major customer activity.

F–55

JAVELIN SOLUTIONS, INC.

BALANCE SHEET

(UNAUDITED)

September 30, 2001

Assets
Current assets:
Cash	$205,878
Accounts receivable:
Trade	1,576,765
Employees	12,369
Prepaid expenses and other current assets	35,554

Total current assets	1,830,566

Property and equipment:
Computer equipment	1,689,084
Office furniture and equipment	31,848

Totals	1,720,932
Less—Accumulated depreciation	893,967

Net property and equipment	826,965

TOTAL ASSETS	$2,657,531

Liabilities and Stockholders' Equity
Current liabilities:
Note payable—Bank	$100,000
Current maturities of capital lease obligations	157,301
Accounts payable	21,200
Accrued and other liabilities	797,217

Total current liabilities	1,057,718

Long-term liabilities—capital lease obligation, less current portion	375,772

Stockholders' equity:
Common stock—$0.01 par value:
Authorized—50,000,000
Issued and outstanding—8,207,106	82,071
Additional paid in capital	514,354
Unearned stock compensation	(109,407)
Retained earnings	719,023

Total stockholders' equity	1,206,041

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,657,531

See accompanying notes to interim financial statements.

F–56

JAVELIN SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

Nine Month Period Ended September 30, 2000 and 2001

	2000	2001
Consulting revenues	$10,249,922	$5,844,403
Costs of consulting revenues	4,976,620	4,145,231

Gross margin on consulting revenues	5,273,302	1,699,172

Operating expenses:
Human resource	385,560	90,920
Selling	800,926	431,629
Management and administrative	2,306,939	1,889,641
Stock compensation	75,516	53,830

Total operating expenses	3,568,941	2,466,020

Profit from operations	1,704,361	(766,848)

Other income (expense):
Interest income	13,932	45,925
Interest expense	(61,721)	(67,462)
Other financing expenses	(40,750)	(533)
Restructuring	—	(146,349)
Loss on sale of property and equipment	—	(115,037)
Other expenses	(2,776)	(13,886)

Total other income (expense)	(91,315)	(297,362)

Net loss	1,613,046	(1,064,210)
Retained earnings at beginning of period	886,654	1,999,949

Subtotal	2,499,700	935,739
Stockholder distributions	(182,494)	(216,716)

Retained earnings at end of period	$2,317,206	$719,023

Basic and diluted net income per share	$0.20	$(0.13)

    See accompanying notes to interim financial statements.

F–57

JAVELIN SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS
(unaudited)
Nine-month period ended September 30, 2000 and 2001

	2000	2001
Cash flows from operating activities:
Net loss	$1,613,046	$(1,064,210)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	180,000	410,000
Bad debt provision	348,807	4,000
Noncash compensation	75,516	53,380
Changes in operating assets and liabilities:
Accounts receivable	(2,870,169)	1,650,966
Prepaid expenses	(14,314)	61,839
Accounts payable	306,441	(93,355)
Accrued and other liabilities	745,571	(429,826)

Total adjustments	(1,228,148)	1,770,491

Net cash provided by operating activities	384,898	706,281

Cash flows from investing activities:
Capital expenditures	(626,563)	(74,605)
Proceeds from disposal of assets	—	11,302

Net cash used in investing activities	(626,563)	(63,303)

Cash flows from financing activities:
Net decrease in short-term note payable	450,000	(250,000)
Principal payments on long-term debt	(74,997)	(125,007)
Proceeds from stock issuance	—	250,000
Principal payments on capital lease obligations	(48,409)	(113,890)
Distributions to stockholders	(182,494)	(216,716)

Net cash used in financing activities	144,100	(455,613)

Net increase in cash	(97,565)	187,365
Cash at beginning of period	119,157	18,513

Cash at end of period	$21,592	$205,878

See accompanying notes to interim financial statements.

F–58

JAVELIN SOLUTIONS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
September 30, 2001

1.  Nature of Business and Summary of Significant Accounting Policies

Business

    Javelin Solutions, Inc. (the "Company") provides a variety of e-business consulting services to businesses primarily in the Midwest. The Company is subject to competition from multiple consulting firms. The Company's office is located in Minneapolis, Minnesota.

Basis of Financial Statement Presentation

    The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2001 may not be indicative of the results for the full fiscal year ending December 31, 2001. These unaudited financial statements should be read in conjunction with the Company's financial statements for the year ended December 31, 2000 included elsewhere in this filing. In preparing the accompanying financial statements, management is required to make certain estimates and assumptions that directly affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

Net Earnings Per Share

    The Company follows the provisions of Statement of Financial Accounting Standards No. 128 Earnings Per Share. Basic earnings per share are computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share includes the weighted average number of common shares outstanding and the number of equivalent shares which would be issued related to stock options and warrants, and contingently issuable common shares using the treasury method, unless such additional equivalent shares are antidilutive.

Segments

    The Company follows the provisions of the Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. Statement No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company operates as a single segment for all periods presented.

2.  Investment Receivable

    The Company entered into an agreement with one of its customers whereby the Company would provide certain consulting services in exchange for cash and an equity investment (in the customer). As of September 30, 2001 and 2000, the Company has not received the investment portion of the

F–59

agreement. As a result, included in accounts receivable is an amount of $322,540 that is payable to the Company in the form of an equity investment (in the customer). Management has reserved $161,270 of the September 30, 2001 and 2000 balances, respectively, in the allowance for doubtful accounts.

3.  Note Payable—Bank

    At September 30, 2001 the Company had a line of credit with a Bank in the amount of $1,500,000, of which $100,000 was in use at that date, at annual interest rates at the Bank's prime rate plus .5%, due November 30, 2001. The borrowings are secured by accounts receivable, property and equipment, general intangibles, and personal guarantees of the shareholders.

4.  Balance Sheet Components

    Prepaid expenses and other current assets consisted of the following at September 30, 2001:

Prepaid insurance	$30,377
Interest receivable	327
Prepaid parking	4,850

$37,555

    Accrued and other liabilities consisted of the following at September 30, 2001:

Accrued payroll and payroll liabilities	$411,930
Accrued vacation	238,265
Accrued profit sharing plan contribution	112,500
Distribution payable	12,824
Other accrued expenses	21,698

$797,217

5.  Net Income (Loss) Per Share

    The following table sets forth the computation of basic and diluted income (loss) per share for the years ended September 30, 2001 and 2000:

	2000	2001
Net income (loss)	$1,613,046	$(1,064,210)
Denominator for basic net income (loss) per share—weighted average shares	8,000,000	8,103,553
Effect of dilution securities—employee stock Options	N/A	—

Denominator for diluted net income (loss) per share—weighted average shares adjusted for dilutive securities	8,000,000	8,103,553

Net income (loss) per share—basic and diluted	$0.20	$(0.13)

    For the period ending September 30, 2001, the diluted net loss per share is the same as the basic net loss per share as the effect of the assumed exercise of stock options are anti-dilutive due to the Company's net loss for the period presented. Diluted net loss per share excludes common stock equivalents of 278,125.

6.  Restructuring

    During the period ending September 30, 2001, the Company has implemented certain cost reduction initiatives and work force reductions resulting in a charge of $146,349 consisting mostly of

F–60

severance costs to former employees. As part of this restructuring the Company has reduced its workforce by a total of 43 employees.

7.  Major Customers

    During the nine-month period ended and at September 30, 2001, one customer accounted for approximately 23% of revenues and approximately 29% of accounts receivables, and a second customer accounted for approximately 16% of revenues and approximately 14% of accounts receivables. During the nine-month period ended September 30, 2000, one customer accounted for approximately 23% of revenues, a second customer accounted for approximately 18% of revenues, and a third customer accounted for approximately 13%. None of the customers were the same customers for the 2001 and 2000 major customer activity.

F–61

APPENDIX A

AGREEMENT AND PLAN OF MERGER

By and Among

PERFICIENT, INC.,

PERFICIENT VERTECON, INC.,

PRIMARY WEBWORKS, INC. d/b/a VERTECON, INC.

and

CERTAIN SHAREHOLDERS OF VERTECON, INC.

Dated as of September 30, 2001

i

ii

iii

EXHIBIT LIST

EXHIBIT A	RESERVED
EXHIBIT B-1	ESCROW AGREEMENT
EXHIBIT B-2	SELF RETENTION ESCROW AGREEMENT
EXHIBIT C	LIST OF KEY EMPLOYEES (FOR ESCROWED SHARES)
EXHIBIT D-1	LIST OF NON EMPLOYEE SHAREHOLDERS
EXHIBIT D-2	LIST OF SELF-RETENTION SHAREHOLDERS
EXHIBIT E-1	DAVIS EMPLOYMENT AGREEMENT
EXHIBIT E-2	THOMPSON EMPLOYMENT AGREEMENT
EXHIBIT E-3	SILLS SEVERANCE AGREEMENT
EXHIBIT E-4	WINDSOR SEVERANCE AGREEMENT
EXHIBIT F	EMPLOYEE LIST
EXHIBIT G	RESERVED
EXHIBIT H	LETTER AGREEMENT
EXHIBIT I	PARENT'S SHAREHOLDER VOTING AGREEMENT
EXHIBIT J	RESERVED
EXHIBIT K	OPINION OF ARMSTRONG TEASDALE
EXHIBIT L	OPINION OF McCARTER & ENGLISH

iv

AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of September 30, 2001, by and among Perficient, Inc., a Delaware corporation ("Parent"), Perficient Vertecon, Inc., a Delaware corporation ("Sub"), Primary Webworks, Inc. d/b/a Vertecon, Inc., a Missouri corporation (the "Company"), and certain of the holders of shares of the Company Common Stock (as defined herein), set forth on the signature page hereto (each, a "Shareholder" and collectively, the "Shareholders").

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that it is advisable and in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Sub (the "Merger"); and

    WHEREAS, Parent, Sub, the Company and the Shareholders desire to make certain representations, warranties and covenants in connection with the Merger.

    WHEREAS, the Board of Directors of Parent has determined to submit and recommend the Merger and the issuance of Parent Common Stock (as defined herein) (the "Share Issuance") to its shareholders for their approval to the extent such approval is required by law or the rules of The Nasdaq SmallCap Market ("Nasdaq") or the Boston Stock Exchange (the "Boston Exchange");

    WHEREAS, the parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
THE MERGER

    1.01  The Merger.   Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law ("DGCL") and the General and Business Corporation Law of Missouri ("GBCLM"), at the Effective Time (as hereinafter defined), the Company shall merge with and into Sub. Sub shall become the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware and shall continue to be a wholly-owned subsidiary of Parent. The name of the Surviving Corporation shall be "Perficient Vertecon, Inc.", a Delaware corporation. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

    1.02  Plan of Merger.   This Agreement shall constitute an agreement and plan of merger for purposes of the DGCL and the GBCLM.

    1.03  Effective Time.   As promptly as practicable, but in no event later than the third business day after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, the Company and Sub shall duly execute and file certificates/articles of merger (collectively, the "Certificates of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary") in accordance with the DGCL and with the Secretary of State of the State of Missouri (the "Missouri Secretary") in accordance with the GBCLM. The Merger shall become effective on the date (the "Effective Date" or the "Closing Date") and at the later of such time (the "Effective Time") as the Certificates of Merger are filed with the Delaware Secretary and the Missouri Secretary or at such later date and time as is specified in such Certificates of Merger. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall be held at the offices of the Parent, 7600-B. North Capital of Texas Highway, Suite 340, Austin, Texas 78731.

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    1.04  Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided herein and as set forth in Section 259 of the DGCL and Section 351.450 of the GBCLM. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, (ii) all debts, liabilities, obligations, restrictions, disabilities and duties of Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation and (iii) the Surviving Corporation shall become a wholly-owned subsidiary of Parent.

    1.05  Conversion of Company Common Stock.

    (a)

       (i) At the Effective Time, each issued and outstanding share of common stock, no par value per share, of the Company (the "Company Common Stock"), immediately prior to the Effective Time (other than shares of Company Common Stock held in the Company's treasury) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive and be exchangeable for the following (i) such number of shares of common stock, par value $0.001 per share, of Parent (the "Parent Common Stock") as is determined in accordance with the formula set forth below (the "Stock Price") divided by the number of shares of Company Common Stock outstanding (such consideration to be referred to as the "Stock Per Share Price") and, (ii) such amount of cash, if any, determined in accordance with the formula set forth below (the "Cash Price") divided by the sum of the number of shares of Company Common Stock outstanding (such consideration to be referred to as the "Cash Per Share Price" and together with the Stock Per Share Price, the "Per Share Price"). A portion of the Stock Price shall be subject to forfeiture or adjustment as provided in Section 2.02, Article IX hereof and the Escrow Agreement (as defined in Section 1.06 below). The Stock Price and the Cash Price shall be determined as follows:

      (ii) The Stock Price shall equal 6,261,233 multiplied by a fraction, the numerator of which shall be the revenues for the Company ("Company Revenues") for the three months ending December 31, 2001 (as defined below), and the denominator of which shall be revenues for the Parent for the three months ending December 31, 2001 (the "Parent Revenues"), subject to the following: (i) in no event shall the Stock Price be less than 1,100,000 or greater than 2,696,165 shares, (ii) if Company Revenues are less than $1,750,000, then the Stock Price determined above shall be reduced by 10%, and (iii) the Stock Price shall be reduced further by the number of shares of Parent Common Stock equal to the Cash Price, if any, as determined below, divided by $1.50 (the "Stock Factor").

      (iii) Notwithstanding anything herein to the contrary, if Company Revenues are greater than or equal to 30% of the combined amount of the Parent Revenues and the Company Revenues, then the Stock Factor referred to above shall be increased to $2.70.

      (iv) If Company Revenues are greater than or equal to $1,750,000, the Merger Consideration (defined below) shall include a Cash Price equal to the total amount by which Company Revenues exceed $1,750,000 plus 50% of the cash collected by the Company during the three months ended December 31, 2001 on account of the Bridge Receivable referred to in Schedule 3.05(a) hereto, the Cash Price not to exceed $250,000, in the aggregate.

      (v) Company Revenues shall be determined in accordance with GAAP consistently applied and as reviewed by the Company's auditors. Company Revenues shall include only revenues attributable to hours billed by current employees of the Company, recognizable under GAAP during the quarter ending December 31, 2001, after giving effect to adjustments and write downs necessary under GAAP. Parent Revenues shall be determined in accordance with GAAP consistently applied and as reviewed by the Parent's auditors. Parent Revenues shall include only

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  revenues attributable to hours billed by current employees of the Parent, delivered and invoiced during the quarter ending December 31, 2001, after giving effect to adjustments, reserves and write downs and properly recognizable during such quarter. Parent Revenues will not include the revenues of companies acquired by Parent between the date of this Agreement and the Closing Date.

      (vi) The Shareholders' Representative shall have the authority on behalf of the Shareholders to negotiate and resolve any disputes with Parent regarding this Section 1.05(a).

     (vii) On or before January 10, 2002, the Parent and the Company shall present to each other their calculations of the Merger Consideration as well as supporting documents providing their basis for the underlying calculation of the Company Revenues and Parent Revenues. Each Party shall make available to the other such books, records, documents, work papers and personnel necessary to make such calculations. If the calculations of Merger Consideration by each of the parties are identical, then the Merger Consideration payable to the holders of Company Common Stock at the Closing shall be the amount determined by the Parent and the Company.

     (viii) If the Parent and the Company calculations of the Merger Consideration are not identical, Parent and the Company shall thereafter have 5 days to discuss and reach resolution on any items of dispute. Any items of dispute that are not so resolved shall be submitted to Deloitte Touche (the "Arbitrating Accountant"), who shall have no conflict of interest with respect to either party and who shall serve as an arbitrator hereunder, the expenses of which shall be shared one-half by the Shareholders (as a group) and one-half by Parent. In connection with the resolution of any dispute, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The Arbitrating Accountant so selected shall render a written decision as promptly as practicable, but in no event later than fifteen (15) days after submission of the matter to the Arbitrating Accountant. The decision of the arbitrator shall be final and binding upon Parent and the holders of Company Common Stock and the Merger Consideration payable to the holders of the Company Common Stock shall be the amount so determined by the Arbitrating Accountant, and judgment may be entered on such decision in a court of competent jurisdiction.

    (b) Following the Effective Time, each share of Company Common Stock converted shall be null and void without any further action on the part of the holder of the Company Common Stock, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of Company Common Stock shall have the right to receive (i) cash equal to the Cash Per Share Price, if any, multiplied by the number of shares of Company Common Stock owned by such holder; and (ii) shares of Parent Common Stock equal to the Stock Per Share Price multiplied by the number of shares of Company Common Stock owned by such holder (in the aggregate, the "Merger Consideration") subject to the restrictions set forth in Section 1.05(d).

    (c) If, between the date of this Agreement and the Effective Time as to the Stock Per Share Price, the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or exchange of shares or if a stock split, combination, stock dividend, stock rights or dividend thereon shall be declared with a record date within said period, the Stock Per Share Price shall be correspondingly adjusted, as applicable. No fractional shares of Parent Common Stock will be issued, provided, however, that the Company shall provide cash at Closing in an amount equal to the value of such fractional share of Parent Common Stock, based on the average closing price for the Parent's outstanding common stock on the Nasdaq (or, if not traded on the Nasdaq, such exchange that the stock is traded on) for the twenty (20) consecutive trading days ending on the trading day immediately before the Effective Time.

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    (d) By exchanging a Letter of Transmittal (as defined in Section 2.01) for the Merger Consideration, each holder of Company Common Stock will thereby covenant and agree to the following terms and conditions with respect to the shares of Parent Common Stock so received:

       (i) for a period beginning on the Closing Date and ending one (1) year thereafter, such holder will not, directly or indirectly, (x) sell, offer to sell, contract to sell, transfer, dispose of or grant any option to sell any shares of Parent Common Stock received hereunder or securities convertible into or exchangeable for shares of Parent Common Stock; (y) propose, or publicly disclose an intent to propose, any of the foregoing; or (z) assist or advise any other persons or entities in connection with the foregoing; and

      (ii) notwithstanding the above, the prohibitions in subsection (i) shall not apply to sales by the estate of any holder upon the death of a holder but only to the extent of such amounts necessary to satisfy any estate tax liability related to the transfer of the shares upon the death of the holder; and

      (iii) regardless of whether the issuance of the Parent Common Stock in connection with the Merger is subject to a registration statement under the Securities Act, each holder will agree in connection with the issuance thereof, that during the period beginning one year following the Closing Date and ending two years following the Closing Date, he will not sell, pledge, transfer, hypothecate or otherwise dispose of, a number of shares of Parent Common Stock equal to more than 1% of the number of shares of the Parent's Common Stock outstanding at the time of any such disposition, during any 90 day period.

    (e) The shares of Parent Company Stock will bear a legend related to the provisions of Section 1.05(d).

    (f)  The provisions of Section 1.05(d) shall terminate upon a "Corporate Sale" of the Parent. "Corporate Sale" shall mean any of the following events: (1) the Parent sells all or substantially all of its assets; (2) fifty one (51%) percent or more of Parent's capital stock is sold, exchanged, or otherwise disposed of, in a single transaction; (3) the Parent terminates its business and liquidates its assets; or (4) the Parent is involved in a merger or consolidation, pursuant to which the Parent is not the surviving corporation.

    (g) If, at any time after the Closing Date and before the five-year anniversary of the Closing Date, Parent proposes to prepare and file one or more registration statements covering any equity securities of Parent held by any of its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Section, collectively, the "Registration Statement"), it will provide to the Shareholders and those other shareholders listed on Exhibit A hereto (on a pro rata basis, and on terms and conditions no less favorable to such shareholders than those offered to other shareholders of the Parent who are registering their equity securities under the Registration Statement) the right, upon written request, to sell an aggregate amount of their shares of Parent Common Stock pursuant to the proposed Registration Statement, not to exceed the amount determined by multiplying the number of all shares of Parent Common Stock to be sold by all selling shareholders included in the Registration Statement by the fraction (i) the numerator of which is the Stock Price, and (ii) the denominator of which is the number of shares of Parent Company Common Stock outstanding (including the Stock Price shares) at the time of the filing of such Registration Statement. Notwithstanding the provisions above, Parent shall have the right at any time after it shall have given notice pursuant to this Section 1.05(g) (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

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    1.06  Escrowed Consideration.   One half of the shares of Parent Common Stock issued to the key employees listed on Exhibit C (the "Key Employee Shareholders") and one quarter of the shares of Parent Common Stock issued to non-employee Shareholders listed on Exhibit D-1 (collectively, the "Escrowed Shares") shall be held in escrow until the later of (i) the date that is one year from the Closing Date or (ii) in the event that the Employee Calculation Number is less than the Initial Employee Number on the one year anniversary of the Closing Date, the date that is three months from the last date that a New Employee (as hereinafter defined) was hired (the "Escrow Date"), subject to Section 2.02 and subject to Article IX, pursuant to the terms and subject to the conditions set forth in the Escrow Agreement among the parties hereto and Continental Stock Transfer & Trust Company (the "Escrow Agent") in the form attached as Exhibit B-1 hereto (the "Escrow Agreement") with such modifications as may be reasonably acceptable to the Company and Parent, as requested by the Escrow Agent. One half of the shares of Parent Company Common Stock issued to certain holders of Company Common Stock listed on Exhibit D-2 (the "Self-Retention Shareholders") shall be held in escrow in accordance with the Escrow Agreement among Parent, the Self-Retention Shareholders and the Escrow Agent in the form attached as Exhibit B-2 (the "Self-Retention Escrow Agreement") with such modifications as may be reasonably acceptable to the Self-Retention Shareholders and Parent, as requested by the Escrow Agent. The shares contributed to the escrow by the Self-Retention Shareholders under the Self-Retention Escrow Agreement shall be considered "Escrowed Shares" for all purposes under this Agreement other than Article IX.

    1.07  Certificate of Incorporation.   Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation.

    1.08  Bylaws.   Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Bylaws of Sub shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

    1.09  Additional Actions.   If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

    1.10  Tax Treatment.   The parties to this Agreement intend that the Merger shall be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    1.11  Operation of the Business of the Company.   Between the date of this Agreement and the Effective Time, the Company shall begin to integrate its operations into those of Parent. The Parent shall make available to the Company, at no charge, all of its management and administrative resources to assist the Company in enhancing its value and results of operations. The Company agrees to adopt the methods, practices and operational systems of the Parent in anticipation of the Closing of the Merger. Commencing on the date of this Agreement, the Company will obtain the consent of the Parent with respect to all financial matters involving the operation of the business of the Company, and in such regard, will operate in accordance with the provisions of Section 5.01 hereof between the date

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of this Agreement and the Effective Time. Between the date of this Agreement and the Effective Time, the Parent shall not withhold its consent to any action proposed by the Company or its officers, directors or the Shareholders to the extent such action is intended to, avoid (a) any default by the Company under its obligations to Private Bank, (b) any draw under the Letters of Credit, or (c) the breach of a fiduciary duty by a director or officer of the Company. Any consent provided to the Company under this Section 1.11 shall be provided in writing. Notwithstanding the provisions of this Section 1.11 and Section 5.01, in no event shall Parent cause the Company to expend the Company's resources in a manner intended by the parties to not directly or indirectly benefit the Company or the future prospects of the Company.

    1.12  Capital Stock of Sub.   Each of the shares of capital stock of the Sub issued and outstanding as of the Effective Time shall remain issued and outstanding following the Merger as a share of capital stock of the Surviving Corporation.

ARTICLE II

PAYMENT OF MERGER CONSIDERATION

    2.01  Exchange of Shares.

    (a)

       (i) Following the Effective Date, in exchange for the Merger Consideration as provided in clause (a)(ii) below, the Parent and Sub will receive from or for the benefit of each of the holders of Company Common Stock (x) each of the certificates representing shares of Company Common Stock held by such holder or an affidavit of lost stock certificate providing Parent with an indemnity against any claims regarding any shares of Company Common Stock held by such holder for which the holder does not surrender a stock certificate, and (y) a letter of transmittal (each, a "Letter of Transmittal") providing that each stock certificate representing shares of Company Common Stock owned by such holder is null and void, the ratification of the appointment of the Shareholders' Representative to settle disputes on behalf of such holder and such other matters as are agreed upon by the Shareholders' Representative and Parent.

      (ii) At the Closing, Parent (A) will furnish to Continental Stock Transfer and Trust (the "Exchange Agent") stock certificates and cash in the amount of the Merger Consideration; and (B) will deliver the Merger Consideration as instructed to each holder of Company Common Stock upon such holder's delivery of the certificate(s) provided for in clause (a)(i) above and a fully and properly executed Letter of Transmittal to the Exchange Agent.

      (iii) Holders of Company Common Stock that have not exchanged the items required by clause (a)(i) above shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as a general creditor thereof with respect to the Merger Consideration to which such holder is entitled to pursuant to Article I hereof upon surrender of the items required by clause (a)(i) above.

      (iv) Surviving Corporation will not pay any dividend or make any distribution on the capital stock of the Surviving Corporation (with a record date at or after the Effective Time) to any record holder of outstanding Company Common Stock until such holder surrenders the items required by clause (a)(i) above. Surviving Corporation instead will hold the dividend or distribution in trust for the benefit of such holder pending surrender and exchange. In no event will any holder of outstanding Company Common Stock be entitled to any interest or earnings on the dividend or distribution pending receipt.

      (v) Notwithstanding the foregoing, the Surviving Corporation shall at the Effective Time deposit the Escrowed Shares with the Escrow Agent to be held under the terms of the Escrow

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  Agreement or the Self-Retention Escrow Agreement, as applicable, and subject to Section 2.02 and Article IX hereof.

    (b) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time.

    2.02  Forfeiture of Merger Consideration.

    (a) In the event that the employment of any Shareholder (other than Dan Sills or Charles Windsor) or any Self-Retention Shareholder is terminated by such Shareholder or Self-Retention Shareholder for any reason other than his death or Disability (as defined below) prior to the first anniversary of the Closing Date, then the Shareholder or Self-Retention Shareholder shall forfeit to Parent all of his Escrowed Shares, subject to Section 2.02(e) hereof. For purposes of this Agreement, the following terms shall apply:

       (i) "Disability" shall mean a physical or mental disability or infirmity that prevents the material performance by a Shareholder or Self-Retention Shareholder of his duties hereunder lasting for a continuous period of six months or longer and that is confirmed by the reasoned and good faith judgment of Parent's Board of Directors based on such competent medical evidence as shall be presented to it by the Shareholder or Self-Retention Shareholder, as applicable, or by any physician or group of physicians or other competent medical experts employed by the Shareholder or Self-Retention Shareholder, as applicable, or Parent to advise Parent's Board of Directors.

      (ii) Notwithstanding the foregoing, nothing contained in this Agreement shall create a right in any Shareholder, Self-Retention Shareholder or any other employee of the Company to employment with the Surviving Corporation. To the extent that any Shareholder, Self-Retention Shareholder or other employee of the Company is employed by the Surviving Corporation or the Parent, each Shareholder, Self-Retention Shareholder or other employee shall be an at-will employee (other than those Shareholders entering into employment agreements specifically referred to hereunder).

    (b) Immediately prior to the Closing, the Company shall provide the Parent with a list (the "Employee List", and the number of persons on the Employee List, the "Initial Employee Number") of the Company's billing employees as of that date. For purposes of illustration, Exhibit F sets forth what the Employee List would be had the Closing Date occurred on the date hereof.

    (c) A "New Employee" shall be a person hired by any of the Shareholders, Parent, the Surviving Corporation or their affiliates into existing practices of the Company or new practices mutually agreed to by Parent and the Shareholders' Representative whose name does not appear on the Employee List during the period from the Closing Date through the first anniversary of the Closing Date who (i) remains in the employ of the Parent or the Surviving Corporation on the Escrow Date and (ii) has been employed for at least three (3) continuous months. The number equal to (i) the Initial Employee Number plus (ii) the number of New Employees, minus (iii) the number of persons on the Employee List who leave the employ of Parent or the Surviving Corporation (other than termination of employment (x) by Parent or Sub, or (y) as a result of death or Disability) prior to the first anniversary of the Closing shall be known as the "Employee Calculation Number".

    (d) In the event that on the Escrow Date the Employee Calculation Number is equal to or greater than the Initial Employee Number, no adjustment to the Purchase Price shall be made pursuant to this Section 2.02(d). In the event that on the Escrow Date the Employee Calculation Number is less than the Initial Employee Number, the Shareholders shall forfeit (in the aggregate and in the manner set forth in the last section of this clause (d)), such number of Escrowed Shares equal to the product of (i) the number of Escrowed Shares contributed by the Shareholders multiplied by (ii) the fraction, the numerator of which is the Initial Employee Number minus the Employee Calculation Number and the

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denominator of which is the Initial Employee Number. All forfeitures under this Section 2.02(d) shall occur, on a pro rata basis with respect to the Shareholders, through transfer of the Parent Common Stock held in escrow on behalf of the Shareholders pursuant to the terms of the Escrow Agreement.

    (e) Subject to Section 2.02(a) and Section 2.02(d), on the Escrow Date, the Shareholders shall receive in the aggregate and pursuant to the terms of the Escrow Agreement, the Escrowed Shares contributed by the Shareholders that are being held in escrow and that are not subject to any claims under the Escrow Agreement. Subject to Section 2.02(a), on the first anniversary of the Closing Date, the Self-Retention Shareholders shall receive in the aggregate and pursuant to the terms of the Self-Retention Escrow Agreement, the Escrowed Shares contributed by the Self-Retention Shareholders that are being held in escrow and are not subject to any claims under the Self-Retention Escrow Agreement.

    (f)  Any adjustment pursuant to this Section 2.02 shall be treated as an adjustment to the Merger Consideration, specifically to the Stock Per Share Price.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

    The Company and the Shareholders, jointly and severally (and as among the Shareholders severally only to the extent of each Shareholder's Escrowed Shares), hereby represent and warrant to Parent and Sub as follows except for the exceptions noted in the schedule delivered by the Company and the Shareholders to Sub and Parent concurrently herewith and identified by the parties as the "Disclosure Schedule" (and each of the schedules contained in the Disclosure Schedule, a "Schedule"). When used herein, the Company's "knowledge" shall mean the awareness of facts or other information by the officers and Directors of the Company. When used herein, the Shareholder's "knowledge" shall mean only the awareness of facts or other information by that particular Shareholder. Except for representations and warranties made as of a specific date, the representations and warranties contained in this Article 3 are made only as of the date of this Agreement.

    3.01  Corporate Organization and Qualification.

    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary or, if the Company is not so qualified in any such jurisdiction, it can become qualified in such jurisdiction without a material adverse effect on the financial condition of the Company (hereinafter, a "Material Adverse Effect"). The Certificate or Articles of Incorporation and Bylaws of the Company, copies of which have previously been delivered to Parent, are true, accurate and complete copies of such documents as in effect as of the date of this Agreement.

    (b) The Company has never had any direct or indirect Subsidiaries. Except as set forth on Schedule 3.01, the Company does not own, control or hold with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, except for less than five percent (5%) of any equity security registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used in this Agreement, the word "Subsidiary" means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is or was consolidated with such party or with which such party is or was consolidated for financial reporting purposes.

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    (c) The minute books of the Company contain records of all meetings and other corporate actions held or taken by its shareholders and board of directors (including committees thereof) that are true, accurate and complete in all material respects.

    3.02  Capitalization.

    (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock. As of the date of this Agreement, there are 15,130,750 shares of Company Common Stock issued and outstanding all of which are owned by the persons and entities and in the amounts set forth in Schedule 3.02 annexed hereto. Except as set forth on Schedule 3.02, all of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and with the exception of those obligations arising under the Shareholders' Agreement, are free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth in Schedule 3.02 hereto, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company other than as provided for in this Agreement. There are no bonds, debentures, notes, shares of preferred stock or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the Shareholders of the Company may vote.

    (b) Except as disclosed on Schedule 3.02 hereto, there are no agreements or understandings, with respect to the voting of any shares of Company Common Stock or which restrict the transfer of such shares, to which the Company is a party and there are no such agreements or understandings to which the Company is a party with respect to the voting of any such shares or which restrict the transfer of such shares, other than applicable federal and state securities laws.

    (c) All dividends on Company Common Stock which have been declared prior to the date of this Agreement have been paid in full.

    3.03  Authority; No Violation.

    (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action on the part of the Company, and upon the approval of two-thirds of the holders of Company Common Stock will be validly authorized by all corporate action on the part of the Company, except for the requirements of the GBCLM and the filing of the Certificates of Merger, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and each of the Shareholders and (assuming the due authorization, execution and delivery by Parent and Sub) constitutes a valid and binding obligation of the Company and each of the Shareholders, enforceable against the Company and each Shareholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (b) Except as set forth in Schedule 3.03 hereto, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions, hereof, will (i) violate, conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of the

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Company, (ii) assuming that the consents and approvals referred to in the Disclosure Schedule and in Sections 3.03(a) and 3.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, license or injunction applicable to the Company or its properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event, which, with notice or lapse of time, or both would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound or affected, excluding from the foregoing clause (y) such violations, conflicts, breaches, losses, defaults, terminations, accelerations, or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or a material adverse effect on the ability of the Parent and Sub to consummate the Merger.

    3.04  Consents and Approvals.   Except for (a) the filing of the Certificates of Merger with the Delaware Secretary and the Missouri Secretary, respectively, pursuant to the DGCL and the GBCLM, respectively, to effect the Merger, (b) such filings as may be necessary as a result of any facts or circumstances relating solely to Parent or Sub, (c) such filings, authorizations, consents or approvals as may be set forth in the Disclosure Schedule hereto, (d) the consent of two thirds of the holders of Company Common Stock to the Merger, and (e) appropriate compliance with securities laws and the GBCLM in connection therewith, no consents or approvals of, or filings or registrations with, any court, administrative agency, regulatory agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby.

    3.05  Financial Statements.

    (a) Attached to Schedule 3.05(a) are copies of the unaudited balance sheets of the Company as of December 31, 1999 and 2000 and July 31, 2001, and the related statements of income for the fiscal years ended December 31, 1999 and 2000, inclusive and the seven-month period ended July 31, 2001. All such financial statements, along with the notes thereto, if any, delivered under this Section 3.05(a) to Parent shall be collectively referred to herein as the "Financial Statements." The Financial Statements of the Company have been prepared as of their respective dates in accordance with generally accepted accounting principles ("GAAP") and fairly present the financial position of the Company as of the dates thereof and the income for the periods then ended (subject to normally recurring year-end audit adjustments, the absence of footnotes and exceptions stated therein). The Financial Statements are correct and complete and for the fiscal year ended December 31, 2000 are capable of being audited in accordance with GAAP. The audited financial statements of the Company for the fiscal year ended December 31, 2000 will not vary in any significant way from the unaudited financial statements of the Company for the fiscal year ended December 31, 2000 attached as Schedule 3.05(a) except for matters referred to in Schedule 3.05(c).

    (b) Except (i) as set forth in the Schedule 3.05(b), (ii) for liabilities incurred since July 31, 2001 in the ordinary course of business consistent with past practice, (iii) liabilities contemplated herein, or (iv) for liabilities that would not have a Material Adverse Effect, the Company does not have any liabilities or obligations, accrued, contingent or otherwise, that would be required to be disclosed, reflected or reserved against in the a consolidated balance sheet (including the notes thereto, where appropriate) prepared in accordance with GAAP which are not adequately reserved or reflected on the balance sheet of the Company for the year ended July 31, 2001.

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    (c) Schedule 3.05(c)(i) contains the Company's accounts receivable report as of July 31, 2001, which report is true and accurate in all material respects and has been prepared in accordance with the Company's normal practice. The accounts receivable reflected in such report represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business consistent with past practice. Except as set forth on Schedule 3.05(c)(ii), no account receivable has been assigned or pledged to any other person and no defense or set off to any such account receivable has to the knowledge of the Company, been asserted by the account obligor. Except as set forth on Schedule 3.05(c)(i), the allowance for bad debt for the Company's accounts receivable set forth on the July 31, 2001 unaudited consolidated balance sheet is in accordance with the historical accounting practices of the Company.

    (d) Since July 31, 2001 the Company has not declared or paid any dividends, or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed or otherwise acquired any shares of the capital stock of the Company or issued or sold any such shares of capital stock.

    3.06  Absence of Certain Changes or Events.   Except as set forth on Schedule 3.06 hereto, between July 31, 2001 and the date of this Agreement, there has not been any Material Adverse Effect and to the knowledge of the Company or the Shareholders, no fact or condition specific to the Company exists as of the date of this Agreement that will cause such a Material Adverse Effect on the Company in the future.

    3.07  Legal Proceedings.   Except as set forth in Schedule 3.07 hereto, the Company is not a party to any, and there are no pending or, to the knowledge of the Company, threatened, legal, administrative, arbitrable or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any property or asset of the Company before any court, arbitrator, administrative agency or Governmental Entity, domestic or foreign. Neither the Company nor any property or asset of the Company is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct business in any area in which it presently does business.

    3.08  Taxes and Tax Returns.

    (a) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, local, domestic or foreign. The term "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

    (b) The Company has filed all Tax Returns that were required to be filed. All such Tax Returns were when filed, and continue to be, correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid. Except as set forth on Schedule 3.08, the Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens with respect to Taxes on any of the assets or property of the Company.

    (c) The Company has withheld or collected and paid all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, any other third party, or otherwise.

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    (d) There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Company or the directors and officers (and employees responsible for Tax matters) of the Company or the Shareholders has knowledge. There are no proceedings with respect to Taxes pending.

    (e) Schedule 3.08(e) annexed hereto sets forth an accurate, correct and complete list of all federal, state, local, and foreign Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by or on behalf of the Company since December 31, 1997. No other audit or investigation with respect to Taxes is pending or has been threatened.

    (f)  The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

    (g) The Company has not agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

    (h) The Company is not a party to any contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, or the payment of any consideration which would not be deductible by reason of Section 162(m) of the Code.

    (i)  The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

    (j)  The Company is not a party to any agreement, whether written or unwritten, providing for the payment of Tax liabilities, payment for Tax losses, entitlements to refunds or similar Tax matters.

    (k) No ruling with respect to Taxes relating to the Company has been requested by or on behalf of the Company.

    (l)  The Company (A) has never been a member of an affiliated group (within the meaning of Section 1504 of the Code, or any similar group as defined for state, local or foreign tax purposes) filing a consolidated federal (or combined or unitary state, local or foreign) income Tax Return or (B) does not have any liability for the taxes of any Person (other than the Companies) under Reg. §1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

    (m) The unpaid Taxes of the Company did not, as of the most recent fiscal quarter end, exceed the reserves for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on its books at such time to any material extent.

    3.09  Employee Benefit Plans.

    (a) Schedule 3.09 hereto sets forth a true and complete list of all Plans maintained or contributed to by the Company since the incorporation of the Company. The term "Plans" means all employee benefit plans, arrangements or agreements that are maintained or contributed to, or that were maintained or contributed to at any time since inception, by the Company, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    (b) The Company has heretofore delivered to Parent true and complete copies of each of the Plans and all related documents, including but not limited to (i) all required Forms 5500 and all related

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schedules for such Plans (if applicable) for each of the last two (2) years, (ii) the actuarial report for such Plan (if applicable) for each of the last two (2) years, and (iii) the most recent determination letter from the IRS (if applicable) for such plan.

    (c) (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within meaning of Section 401(a) of the Code has been maintained so as to qualify from the effective date of such Plan to the Effective Time, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, based upon the actuarial assumptions currently used by the Plan for IRS funding purposes did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, and there has been no "accumulated funding deficiency" (whether or not waived), (iv) no Plan provides benefits, including without limitation death, medical or other benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) life insurance death benefits payable in the event of the death of a covered employee, (C) disability benefits payable to disabled former employees, (D) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (E) deferred compensation benefits accrued as liabilities on the books of the Company or any ERISA Affiliate or (F) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) with respect to each Plan subject to Title IV of ERISA no liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability to or on account of such Plan, and there has been no "reportable event" (within the meaning of Section 1013 of ERISA and the regulations thereunder), (vi) neither the Company nor any ERISA Affiliate has ever maintained or contributed to a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by the Company as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither the Company nor any ERISA Affiliate has engaged in a transaction in connection with which the Company or any ERISA Affiliate has any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) consummation of the transactions contemplated hereby will not cause any amounts payable under any of the Plans to fail to be deductible for federal income tax purposes under Sections 280G or 162(m) of the Code, and (x) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

    (d) With respect to any Plan that is a welfare plan (within the meaning of Section 3(l) of ERISA) (i) no such Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(a) of the Code, and (ii) each such Plan complies in all material respects with the applicable requirements of Section 4980B(f) of the Code, Part 6 of Subtitle B of Title I of ERISA and any applicable state continuation coverage requirements ("COBRA").

    (e) Except as prohibited by law (including Section 411(d)(6) of the Code), each Plan may be amended, terminated, modified or otherwise revised by the Company or its ERISA Affiliates as of the Effective Time to eliminate, without material effect, any and all future benefit accruals under any Plan (except claims incurred under any welfare plan).

    (f)  Except as set forth on Schedule 3.09, the Company has not entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar

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plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding).

    (g) Other than as specifically set forth herein, the Company has satisfied all requirements under the Primary Webworks, Inc. 2000 Stock Option Plan and has not taken any action or failed to take any action that has resulted in or will result in a breach or default under such Plan, or that would result in the acceleration of vesting of any options under such Plan.

    3.10  Compliance with Applicable Law; Certain Agreements; Licensing.   Except as set forth in Schedule 3.10(i) hereto, or as would not have a Material Adverse Effect:

    (a) Company holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and

    (b) the Company has complied with and is not in conflict with, or in default or violation of any (i) statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree, or to the extent that such conflict, default or violation causes a Material Adverse Effect, published policies and guidelines of any Governmental Entity, applicable to the Company or by which any property or asset of the Company is bound or affected or (ii) except to the extent such conflict, default or violation is specifically disclosed elsewhere in the Disclosure Schedule, any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected; and neither the Company nor any Shareholder knows of, or has received notice of, any violations of any the above. Schedule 3.10(ii) hereto contains a list of all federal and state licenses, franchises, permits and authorizations necessary for the lawful conduct of the Company's business.

    3.11  Certain Contracts.

    (a) Except as set forth in Schedule 3.11(a) hereto, the Company is not a party to or bound by any contract, arrangement, commitment or understanding, whether oral or in writing: (i) with respect to the employment of any director, officer or employee, or with respect to the employment of any consultant which cannot be terminated without payment, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Company to any officer or employee thereof which amounts are specifically described in Schedule 3.11(a), (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission) ("SEC") to be performed after the date of this Agreement, (iv) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on ninety (90) days or less notice, (v) which restricts the conduct of any line of business by the Company, which restriction is specifically referred to in such Schedule 3.11(a), (vi) with or to a labor union or guild (including any collective bargaining agreement), (vii) providing an express warranty to any person or entity with respect to any services or products it provides or delivers or providing for any indemnification payment with respect to any warranty claim, or (viii) any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, any of which are specifically described on Schedule 3.11(a). Other than as specifically set forth herein, no benefits under any of such plans will be increased, or the vesting of the benefits of which, will be accelerated by the occurrence of any of the transactions contemplated by this Agreement. The Company has previously delivered to Parent true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Company is a party. Each contract, arrangement, commitment or understanding of the type referred to in subsections (i) through (vii) of this Section 3.11(a) shall be referred to as a "Company Contract".

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    (b) Except as set forth in Schedule 3.11(b) hereto or as specifically disclosed in other parts of the Disclosure Schedule hereto, (i) each Company Contract is legal, valid and binding upon the Company assuming due authorization of the other party or parties thereto, and in full force and effect, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) the Company has performed all material obligations required to be performed by it to date under each such Company Contract, and (iii) to the Shareholders' and the Company's knowledge, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Company under any such Company Contract.

    3.12  Agreements with Regulatory Agencies.   The Company is not subject to any cease-and-desist or other order issued in writing by, or is a party to any written agreement, consent agreement or memorandum of understanding, commitment letter, suspension order, or similar undertaking (each, a "Regulatory Agreement") with any regulatory agency or any other Governmental Entity, nor has the Company been notified in writing or, to the knowledge of the Company or the Shareholders, otherwise by any regulatory agency or any other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

    3.13  Environmental Matters.

    (a) The Company has not violated any applicable environmental laws or rules, regulations, standards or requirements of the United States Environmental Protection Agency (the "EPA") or of state and local agencies with jurisdiction over pollution or protection of the environment.

    (b) There is no suit, claim, action or proceeding pending or, to the Shareholders' and the Company's knowledge, threatened, before any Governmental Entity or other forum in which the Company has been or, with respect to threatened proceedings, may be named as a defendant, responsible party or potentially responsible party in any way relating to any environmental law, rule, regulation, standard or requirement.

    3.14  Properties.

    (a) The Company does not own any real property.

    (b) The Company has not received any notice of a violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to its operations or its properties and there is no such violation. Except as set forth in Schedule 3.14 hereto, all buildings and structures leased and used by the Company conform in all material respects with all applicable ordinances, codes or regulations, except where such nonconformity would not have a Material Adverse Effect.

    (c) The Disclosure Schedule contains a true, complete and correct list of all leases pursuant to which the Company leases any real or personal property, either as lessee or as lessor which leases call for an annual payment in excess of $10,000 (the "Company Leases"). Assuming due authorization of the other party or parties thereto, each of the Company Leases is valid and binding on the Company, and, to the best of the Company's knowledge, valid and binding on and enforceable against all other respective parties to such leases, in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in Schedule 3.14, under such Company Leases there are not any existing breaches, defaults or events of default by the Company, nor has the Company received notice of, or made a claim with respect to, any breach or

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default by any other party to such Company Leases. The Company enjoys quiet and peaceful possession of all such leased properties occupied by it as lessee.

    3.15  Insurance.   The Company has made available to Parent true and complete copies of all policies of insurance of the Company currently in effect a list of which is attached as Schedule 3.15. All of the policies relating to insurance maintained by the Company with the respect to its properties and the conduct of its business (or any comparable policies entered into as a replacement thereof) are in full force and effect and the Company has not received any notice of cancellation with respect thereto. There are no life insurance policies on the lives of any of the current or former officers of the Company which are maintained by the Company. The Company does not have any liability for unpaid premium or premium adjustments not properly reflected on the Company's July 31, 2001 balance sheet. All claims under any policy or bond have been duly and timely filed.

    3.16  Labor Matters.   The Company is not a party to any collective bargaining or other labor union or guild contract nor has the Company, to the Shareholders' and the Company's knowledge, been approached by any collective bargaining or other labor union or guild seeking to enter into a contract with the Company. There is no pending or, to the Shareholders' and the Company's knowledge, threatened labor dispute, strike or work stoppage against the Company. None of the Company, its representatives or employees has committed any unfair labor practices in connection with the operation of the business of the Company, and there is no pending or, to the Shareholders' and the Company's knowledge, threatened charge or complaint against the Company by the National Labor Relations Board or any comparable state agency. The Company has in place controls designed to prevent the hiring of illegal aliens as employees. The Company has not discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no race, age, sex or other discrimination complaints pending or, to the knowledge of the Company, threatened against the Company by any employee, former or current, before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of the Company, does any basis therefor exist. To the knowledge of the Company and the Shareholders, as of the date hereof, none of the employees of the Company has a present intention to terminate its employment with the Company.

    3.17  Intellectual Property.   Except as set forth on Schedule 3.17, the Company owns or possesses a license and other right to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks, trademarks, domain names, know-how, software and other intellectual property material to the operation of its business as presently conducted (collectively, the "Intellectual Property Rights"). Schedule 3.17 sets forth a list of all patents, pending patent applications, registered copyrights, reported trademarks and service marks and applications for the registration of trademarks and service marks which are owned by the Company as well as all material intellectual property license agreements. Except as set forth on Schedule 3.17, the Company has not received any notice of conflict with the Intellectual Property Rights from any third party. The Company is not in material default under any contract, agreement, arrangement or commitment relating to any of the Intellectual Property Rights. To the Shareholders' and the Company's knowledge, the Intellectual Property Rights do not infringe upon the rights of any third parties and are valid and enforceable.

    3.18  Broker's Fees.   Neither the Company nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

    3.19  Bank Accounts.   The Company has provided or made available to Parent complete and current summaries of information regarding all accounts, lock boxes and safe deposits maintained by the Company at banks, trust companies, securities firms or other brokers or other financial institutions.

    3.20  [Reserved]

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    3.21  Disclosure.   To the knowledge of the Company, neither this Agreement nor any of the schedules or exhibits to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading.

    3.22  No Other Representations.   Except as expressly set forth in this Agreement, the Company makes no representations or warranties, express or implied and any such other representations or warranties are hereby expressed disclaimed. Without limiting the generality of the foregoing, neither the Company, nor any of its agents, representatives or affiliates makes any representation or warranty regarding any projections, estimates or forward looking information heretofore delivered to or made available to the Parent or the Sub regarding projected revenues, expenses or expenditures or future results of operations of the Company.

    3.23  Shareholders' Agreement.   The Shareholders' Agreement, dated March 3, 2000 among the Company and the shareholders signatory thereto (the "Shareholders' Agreement") will automatically terminate upon the consummation of the Merger without further action by the Company or Parent and shall thereafter have no force or effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Parent and Sub hereby, jointly and severally, represent and warrant to the Company and the Shareholders as set forth in this Article IV except for the exceptions contained in the Disclosure Schedule. Except for representations and warranties made as of a specific date, the representations and warranties in this Article IV shall be true and correct as of the date of this Agreement.

    4.01  Corporate Organization and Qualification.   Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and Bylaws of each of Parent and Sub, copies of which have previously been delivered to the Company, are true and complete copies of such documents as in effect as of the date of this Agreement. Except as disclosed on Schedule 4.01, neither Parent nor any of its Subsidiaries owns, controls or holds the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, except for less than five percent (5%) of any equity security registered under the Exchange Act.

    4.02  Capitalization.

    (a) The authorized capital stock of Parent consists of 20,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share ("Parent Preferred Stock"). As of the date hereof, 6,261,233 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding. All terms and conditions of the Parent Preferred Stock are described in the Certificate of Incorporation of the Parent delivered to the Company. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth in Schedule 4.02 hereto, neither Parent nor Sub is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock, any other equity security of Parent, any equity securities of its Subsidiaries, or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or any other equity security of Parent or any of

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its Subsidiaries other than as provided for in this Agreement. There are no bonds, debentures, notes, shares of preferred stock or other indebtedness of Parent or Sub having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the shareholders of Parent or Sub may vote. To Parent's knowledge there are no agreements or understandings, with respect to the voting of any shares of Parent Common Stock or any Subsidiary of Parent or which restrict the transfer of such shares, to which Parent or any of its Subsidiaries is a party and there are no such agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of any such shares or which restrict the transfer of such shares, other than applicable federal and state securities laws. As used in this Agreement, Parent's "knowledge" shall mean the knowledge of Parent's executive officers and directors, as disclosed in its Proxy Statement filed with the SEC on May 17, 2001.

    (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.001 per share ("Sub Common Stock"). As of the date hereof, 1,000 shares of Sub Common Stock are outstanding. All of the issued and outstanding shares of capital stock of Sub are owned by Parent, have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights with no personal liability attaching to the ownership thereof.

    4.03  Authority; No Violations.

    (a) Each of Parent and Sub have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Parent and Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action on the part of the Sub and upon the approval of a majority of the shareholders of Parent will be validly authorized by all corporate action on the part of Parent and, except for the requirements of the DGCL and the filing of Certificates of Merger, no other corporate proceedings on the part of Parent or Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Sub and (assuming the due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (b) Neither the execution and delivery of this Agreement by each of Parent and Sub, nor the consummation by either Parent or Sub, as the case may be, of the transactions contemplated hereby, nor compliance by either Parent or Sub with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Parent, or Sub, as the case may be, or (ii)(x) violate any statute, code, ordinance, rule, regulations, judgment, order, writ, decree or injunction applicable to Parent or Sub or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Parent or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, material agreement or other instrument or obligation to which Parent or Sub is a party, or by which they or any of their respective properties or assets may be bound or affected.

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    4.04  Consents and Approvals.   Except for (a) the filing of the Certificates of Merger with the Delaware Secretary and the Missouri Secretary, respectively, pursuant to the DGCL and the GBCLM, respectively, to effect the Merger, (b) such filings as may be necessary as a result of any facts or circumstances related solely to the Company, (c) the consents and approvals listed on Schedule 4.04 hereto, (d) the consent of a majority of the shareholders of Parent to the issuance of the Parent Common Stock in connection with the Merger, and the filing of a Proxy Statement in connection therewith, (e) the filing, and approval by the SEC, of a Registration Statement on Form S-4, and (f) the approval of the listing of the Parent Company Stock by Nasdaq and the Boston Exchange, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Parent and Sub of this Agreement and the consummation by Parent and Sub of the Merger and the other transactions contemplated hereby.

    4.05  Broker's Fees.   Neither Parent nor Sub, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fee, commission or finder's fee in connection with any of the transactions contemplated by this Agreement, except as set forth in Schedule 4.05 hereto.

    4.06  Voting Requirements.   The affirmative vote of the holders of a majority of the shares of Sub's common stock and a majority of the holders of Parent Common Stock present and entitled to vote at a shareholders' meeting is the only vote of the holders of any class or series of Parent's or Sub's capital stock necessary to approve the Merger and the other transactions contemplated hereby. Those persons and entities that have executed the Parent Shareholder Voting Agreement own of record 3,486,886 shares of Parent Common Stock, which exceeds the number of shares required to approve the Matters (as defined in Section 6.03). The Parent Shareholder Voting Agreement is an irrevocable and binding obligation of each of the parties thereto and is sufficient to secure affirmative approval of the Matters.

    4.07  No Prior Activities.   Sub has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation of this Agreement and consummation of the transactions contemplated hereby none of which (individually or in the aggregate) will have a material adverse effect on the business finances or prospects of the Surviving Corporation. Sub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, or become subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated hereby.

    4.08  Labor Matters.   Neither Parent nor any of its Subsidiaries is a party to any collective bargaining or other labor union or guild contract nor, to Parent's knowledge, has Parent or any of its Subsidiaries been approached by any collective bargaining or other labor union or guild seeking to enter into a contract with Parent or any of its Subsidiaries. There is no pending, or to Parent's knowledge, threatened labor dispute, strike or work stoppage against Parent or any of its Subsidiaries which may interfere with the business activities of Parent or any of its Subsidiaries. None of Parent or any of its Subsidiaries or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the business of Parent or any of its Subsidiaries, and there is no pending or, to Parent's knowledge, threatened charge or complaint against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency.

    4.09  Filings with the SEC.   The Parent has made all filings with the Securities and Exchange Commission (the "SEC") that it has been required to make under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects.

    4.10  Financial Statements.   The Parent has filed Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2001 (the "Most Recent Fiscal Quarter End"), and March 31, 2001 and an

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Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Parent and its Subsidiaries as of the indicated dates and the results of operations of the Parent and its Subsidiaries for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of the Parent and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments and do not contain complete footnotes.

    4.11  Events Subsequent to Most Recent Fiscal Quarter End.   Except as set forth on Schedule 4.11, since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Parent and its Subsidiaries taken as a whole other than those matters that (a) a reasonable investor would anticipate from a review of the Public Reports or (b) are disclosed to the Company by the Parent in writing.

    4.12  Undisclosed Liabilities.   Except (i) for liabilities incurred since the Most Recent Fiscal Quarter End in the ordinary course of business consistent with past practice, (ii) liabilities contemplated herein, or (iii) for liabilities that would not have a material adverse effect on the business or financial condition of Parent and its Subsidiaries, taken as a whole, the Parent does not have any liabilities or obligations, contingent or otherwise, that would be required to be disclosed, reflected or reserved against in a consolidated balance sheet of the Company (including the related notes thereto, where appropriate) prepared in accordance with GAAP which are not adequately reserved or reflected on the balance sheet of the Parent for the Most Recent Fiscal Quarter End.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.01  Covenants of the Company.   During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company shall carry on its business in the ordinary course consistent with past practice. The Company shall use all reasonable efforts to (x) preserve its business organization, (y) keep available the present services of its employees and (z) preserve for itself and Parent the goodwill of the customers of the Company and others with whom business relationships exist, including, but not limited to all material contracts. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not:

    (a) make any payment, withdrawal, deduction or otherwise dispose of or credit any funds from any account;

    (b) enter into any commitment, obligation, arrangement, understanding or agreement with respect to any matter, whether or not in the ordinary course of business;

    (c) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

    (d) (i) split, combine or reclassify any shares of its capital stock; or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement, or (ii) repurchase, redeem or otherwise acquire, any shares of the capital

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stock of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company;

    (e) except for shares issued upon the exercise of stock options listed on Schedule 3.09 hereto, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

    (f)  amend its Articles of Incorporation or Bylaws;

    (g) make any capital expenditures;

    (h) enter into any new line of business;

    (i)  (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a equity interest in or a portion of the assets of or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) otherwise acquire any assets;

    (j)  take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue as of the date of the Agreement, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in breach of any provision of this Agreement except, in every case, as may be required by applicable law;

    (k) change its methods of accounting in effect at December 31, 2000, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

    (l)  (i) enter into, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company and one or more of its current or former directors, officers or employees or (ii) increase in any manner compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); or (iii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Company or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee (whether or not legally binding);

    (m) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

    (n) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its assets, properties or other rights or agreements;

    (o) make any Tax election or settle or compromise any federal, state, local or foreign Tax liability;

    (p) pay, discharge or satisfy any claim, liability or obligation;

    (q) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination, or make any commitment with respect to, regardless of whether consistent with past practices, any lease, contract, agreement or commitment;

    (r) waive any right, whether in equity or at law; or

    (s) agree to do any of the foregoing.

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    5.02  No Solicitation; Non-Disclosure.

    (a) None of the Company, the Shareholders or any of their respective directors, officers, employees, representatives, agents and advisors or other persons controlled by the Company shall solicit or hold discussions or negotiations with, or assist or provide any information to, any person, entity or group (other than Parent, Sub and their affiliates and representatives) concerning (i) any merger, consolidation, business combination, share exchange, or other similar transaction involving the Company; (ii) any sale, lease, exchange, mortgage, pledge, license transfer or other disposition of any shares of Company Common Stock or significant assets of the Company; or (iii) the issuance of any new shares of capital stock of the Company or any options, warrants or other rights to acquire shares of capital stock of the Company. The Company will promptly communicate to Parent, Sub and their affiliates and representatives the terms of any proposal, discussion, negotiation or inquiry relating to a merger or disposition of a significant portion of its capital stock or assets or similar transaction involving the Company and the identity of the party making such proposal or inquiry, which it may receive with respect to any such transaction.

    (b) No party (or its representatives, agents, counsel, accountants or investment bankers) hereto shall disclose to any third party, other than either party's representatives, agents, shareholders, employees, counsel, accountants or investment bankers any confidential or proprietary information about the business, assets or operations of the other parties to this Agreement or the transactions contemplated hereby, except as may be required by applicable law. The parties hereto agree that the remedy at law for any breach of the requirements of this subsection will be inadequate and that any breach would cause such immediate and permanent damage as would be impossible to ascertain, and, therefore, the parties hereto agree and consent that in the event of any breach of this subsection, in addition to any and all other legal and equitable remedies available for such breach, including a recovery of damages, the non-breaching parties shall be entitled to obtain preliminary or permanent injunctive relief without the necessity of proving actual damage by reason of such breach and, to the extent permissible under applicable law, a temporary restraining order may be granted immediately on commencement of such action.

    5.03  Employee Retention.   The Company and the Shareholders agree to immediately notify Parent if they have any knowledge of the intention of an employee of the Company to terminate his employment with the Company. In addition, the Company and the Shareholders agree that from the date of this Agreement and continuing to the Effective Time, they shall not take any action or fail to take any action that will result in the termination of an employee of the Company without first consulting with Parent and providing Parent with an opportunity to provide advice with respect to any such action or inaction.

    5.04  All Necessary Action.   Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction contemplated hereby as soon as practicable. No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto.

    5.05  Notification.   Each party shall promptly give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty herein contained of either party materially untrue or which might reasonable to expected to prevent the consummation of the transactions contemplated hereby.

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ARTICLE VI

ADDITIONAL AGREEMENTS

    6.01  Regulatory Matters.   The Parent, with reasonable cooperation from the Company, shall use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company, Parent or Sub, as the case may be, which appear in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Parent (or Sub as the case may be) and the Company shall promptly furnish each other with copies of written communications received by Parent, Sub or the Company, as the case may be, from or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

    6.02  Preparation of the Proxy Statement and Form S-4.

    (a) Preparation. Parent shall prepare and file with the SEC in accordance with the Securities Act, a registration statement on Form S-4 to be filed in connection with the issuance by Parent of the shares of Parent Common Stock in the Merger (the "Form S-4") on or before the date that is 45 days from the date of this Agreement (the "Filing Deadline"); provided that, Parent receives the audited and reviewed financial statements of the Company described in Section 6.16 (the "Financials") by September 30, 2001. In the event that Parent does not receive the Financials by September 30, 2001, the Filing Deadline and the Termination Date (as defined in Section 8.01(c) hereof) will be extended for a period equal to the number of days after September 30, 2001 that the Financials were delivered. Parent will use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall keep Company advised of the status of the filing and effectiveness of the Form S-4 and offer Company reasonable opportunity to comment thereon.

    (b) Proxy Statement and Form S-4. Parent and, if reasonably requested by Parent, Company, shall jointly prepare for inclusion in the Form S-4 a prospectus/proxy statement (the "Proxy Statement"), in accordance with the Exchange Act and the rules and regulations under the Exchange Act, with respect to the Merger. Parent and Company shall cooperate with each other in the preparation of the Proxy Statement. Parent and Company shall respond promptly to any comments made by the SEC with respect to the Proxy Statement, and use their best efforts to cause the Form S-4 to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC. Parent and Company shall cause the Proxy Statement to be mailed to the shareholders of Company (if applicable) and the shareholders of Parent, as determined by Parent, at the earliest practicable date after the Form S-4 is declared effective by the SEC.

    (c) Parent's Actions. Parent shall, as promptly as practicable, take any action required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Common Stock in connection with the Merger, and Company shall furnish all information concerning Company

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as may be reasonably requested in connection with any such action. Parent shall keep Company advised of the status of any actions taken under any applicable state securities laws.

    (d) Special Corporate Meetings. Company will call a special meeting of its stockholders (the "Special Company Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the GBCLM. Parent shall cause the Sub to call a special meeting of its stockholder in order that the stockholder may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the DGCL and Parent agrees to vote in favor of such actions at such a meeting.

    6.03  Shareholder Approval.

    (a) Parent will (i) call a meeting of its shareholders (the "Meeting") for the purpose of voting upon adoption and authorization of the Merger and approve the issuance of the Parent Common Stock and, if necessary, to approve an amendment to the Parent Stock Option Plan to increase the number of shares of Parent Common Stock reserved for issuance upon exercise of stock options granted thereunder to the shareholders of the Company (collectively, the "Matters"), (ii) hold the Meeting as soon as practicable following the date of this Agreement, (iii) recommend to its shareholders the approval of each of the Matters through its Board of Directors, and (iv) obtain the necessary adoption and authorization of this Agreement by the shareholders of Parent.

    (b) Each party agrees to notify the other of, and to correct, any information contained in the Proxy Statement furnished by such party to the other for inclusion therein, which information shall be, at the time of furnishing, or become, prior to the Meeting, false or misleading in any material respect. If at any time prior to the Meeting or any adjournment thereof there shall occur any event that should be set forth in an amendment to Proxy Statement, Parent will prepare and mail to its stockholders such an amendment or supplement.

    (c) During the period from the date of this Agreement to the date of Closing, Parent will file all reports, schedules and definitive proxy statements (including the Proxy Statement) (the "Parent Filings") required to be filed by Parent with the SEC and will provide copies thereof to the Company promptly upon the filing thereof.

    (d) Each Shareholder acknowledges and agrees that by signing this Agreement, he has agreed to vote all of his shares of Company Common Stock in favor of the approval of this Agreement, the Merger and all aspects of the transactions contemplated hereby, that such agreement is irrevocable and cannot be rescinded and that each such Shareholder irrevocably agrees that he shall vote or cause to be voted (in person or by proxy) all of his shares of Company Common Stock at each meeting in which such matters are considered and subject to a vote in favor of any such other matters that come before such meeting concerning the Agreement, the Merger and the transactions contemplated thereby.

    6.04  Access to Information.   Each of the parties hereto shall afford the other, and shall cause its independent accountants to afford the other and the other's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of such party's assets, properties, books, contracts and records. The party providing access shall permit the other party and its representatives to make abstracts from and copies of such books and records. During such period, each party shall use its reasonable best efforts to furnish promptly to the other party all other information concerning the business, properties and personnel of the such party as the other party may reasonably request. Following the Closing, Parent and the Surviving Corporation shall provide access to the Surviving Corporation books and records for reasonable business purposes including, without limitation, the preparation of the Company's final Tax returns and the Shareholders' Tax returns.

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    6.05  Legal Conditions to Merger.   Each of Parent, Sub and the Company shall use all reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Parent, Sub or the Company in connection with the Merger and the other transactions contemplated by this Agreement.

    6.06  Additional Agreements.   If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the parties hereto direct the proper officers and directors of such party to take all such necessary action as may be reasonably requested by the Company or Parent (without additional cost to them).

    6.07  Disclosure Supplements.   Prior to the Effective Time, each party will supplement or amend the Schedules hereto delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate, as of the date of this Agreement, thereby. Neither party shall assert a claim based on the breach of a warranty or the failure of a condition precedent if such breach or failure is specifically disclosed in the Disclosure Supplement and the transactions contemplated hereby are consummated.

    6.08  No Inconsistent Actions.   Prior to the Effective Time, except as otherwise permitted by this Agreement, no party will enter into any transaction or make any agreement or commitment and will use reasonable efforts not to permit any event to occur, which could reasonably be anticipated to result in a denial of the regulatory approvals referred to in Section 7.01(a) and each of the Company, Parent and Sub shall reasonably cooperate to prevent the imposition of any condition or requirement that would materially adversely affect the economic or business benefits to the Surviving Corporation of the transactions contemplated by this Agreement.

    6.09  Tax Matters.   The parties shall not, before or after the Effective Time, purposefully take any action or fail to take any action that would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization and having each of the parties hereto from being parties to such reorganization within the meaning of Section 368 of the Code.

    6.10  Employment Agreements; Severance Agreements.   Prior to the Closing Date, Parent shall have entered into Employment Agreements with Jeff Davis in the form attached as Exhibit E-1 hereto (the "Davis Employment Agreement") and Tim Thompson in the form attached as Exhibit E-2 hereto (the "Thompson Employment Agreement"). In addition, the Company shall enter into Severance Agreements with Dan Sills in the form attached as Exhibit E-3 and Charles Windsor in the form attached as Exhibit E-4 hereto. The Severance Agreements shall be unconditionally guaranteed by the Parent.

    6.11  [Reserved]

    6.12  Stock Options; Employee Benefits.

    (a) At the Effective Time, the Parent shall assume the Primary Webworks, Inc. 2000 Stock Option Plan (the "Company Stock Option Plan") and the Parent shall assume all outstanding options granted pursuant to the Company Stock Option Plan and each such assumed option shall become and represent an option (an "Adjusted Option") (i) to purchase the number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock originally issuable

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pursuant to the assumed option by the fraction, (A) the numerator of which is the Stock Price, as adjusted, plus that number of shares of Parent Common Stock determined by dividing the Cash Price, if any, by the Stock Factor and (B) the denominator of which is the number of shares of Company Common Stock outstanding as of the date of this Agreement (the "Adjusted Option Fraction"), and (ii) at an exercise price per share of Parent Company Stock equal to the original exercise price under the assumed option divided by the Adjusted Option Fraction; provided, however, that the adjustments with respect to any such assumed option that is an "incentive stock option" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. Each Adjusted Option shall continue to be governed by the Company Stock Option Plan and shall continue to be evidenced by the stock option agreement evidencing the grant of the predecessor assumed option and the Company Stock Option Plan and each such agreement shall be deemed amended to reflect the assumption of that plan by the Parent, the substitution of Parent Common Stock for Company Common Stock pursuant to this Section 6.12. Notwithstanding anything herein to the contrary, the Parent shall not be obligated hereunder to assume the Company Stock Option Plan to the extent that there are options outstanding to purchase more than 1,197,074 shares of Company Common Stock (plus any stock issuable upon the exercise of options provided for in connection with the Davis Employment Agreement and Thompson Employment Agreement) immediately prior to the Closing Date subject to increase by agreement between Parent and the Company.

    (b) Subject to the approval contemplated by 6.03(a)(i), Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the Company Stock Option Plan (as assumed) and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock pursuant to the Company Stock Option Plan (as assumed) or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. As soon as practicable after the Effective Time, Parent shall prepare and file with the Commission a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations with respect to issuance of such shares under this Section 6.12. Such registration statement shall be kept effective and the current status of the prospectus required thereby shall be maintained for at least as long as any Adjusted Option remains outstanding.

    (c) Between the time of the execution of this Agreement and the Closing Date, the Parent may, at its option, solicit all holders of options to agree to the conversion and merger of the Company Stock Option Plan into its stock option plan. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Adjusted Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Option Plan (as assumed).

    6.13  [Reserved]

    6.14  Publicity.   The parties acknowledge that Parent, as a publicly held company, is subject to certain disclosure requirements under federal securities laws. Accordingly, the Company and the Shareholders agree that, except as otherwise required by law, they (a) will make no public comment concerning or announcement regarding the Merger, (b) institute procedures to restrict knowledge of the proposed transaction to those who need to know (which includes all of the holders of the Company Common Stock), and (c) will notify Parent of any external rumor of the Merger received by the Company. Notwithstanding the foregoing, Parent reserves the right to disclose the Merger, including financial information regarding the Company and the status of negotiations, at any time it decides that such disclosure is appropriate under the securities laws or the rules of any stock exchange, provided, however, that Parent shall provide the Company and its counsel a reasonable time to review and comment upon such disclosure.

    Except as otherwise required by law or the rules of Nasdaq or the Boston Exchange and notwithstanding anything in this Agreement to the contrary, so long as this Agreement is in effect, none of Parent, Sub, the Shareholders or the Company shall, or shall permit any of their Subsidiaries,

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if applicable, to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party.

    6.15  Lock-Up.   Each Shareholder who is an officer, director or holder of in excess of five (5%) percent of the outstanding shares of the Company covenants and agrees that in the event of a private or public offering of Parent Common Stock each of them shall be subject to the same restrictions on transferability or lock-up of shares of Parent Common Stock as the underwriter of any such offering or any executive officer of Parent shall require of the executive officers of Parent.

    6.16  Completion of Audit.   The Company covenants and agrees to cause the independent auditors of the Company to complete their audit of the financial statements of the Company for fiscal year ended December 31, 2000 and a review of the financial statements of the Company for the six-month period ended June 30, 2001 as soon as possible, but in no event later than September 30, 2001.

    6.17  Letter Agreement.   The Company acknowledges that the Shareholders have delivered a letter agreement in the form attached hereto as Exhibit H to the Parent, the Sub, and the Company agreeing to vote all of such holder's shares of Company Common Stock in favor of the approval of this Agreement, the Merger and all aspects of the transactions contemplated hereby.

    6.18  Parent's Shareholder Voting Agreement.   Parent acknowledges that it has delivered to the Company an executed copy of the irrevocable agreement of certain of Parent's shareholders to approve the Matters as set forth on Exhibit I hereto ("Parent's Shareholder Voting Agreement").

    6.19  Letters of Credit.

    (a) Letters of Credit. Between the date of this Agreement and the Closing Date, the Company will maintain the credit facility described in Schedule 3.11(a) issued by Private Bank including (i) the revolving credit facility (the "Line of Credit"), (ii) and the letter of credit issued in favor of Creve Coeur Office, LLC (the "Landlord LOC") and (iii) the letter of credit issued in favor of Steelcase, Inc. (the "Steelcase LOC" and, collectively, with the Landlord LOC, the "Letters of Credit"). At Closing, Parent will repay, satisfy and completely discharge the obligations of the Company with respect to the outstanding principal balance not to exceed $800,000 in the aggregate plus interest under the Line of Credit and will replace the Landlord LOC with a new letter of credit issued by a bank other than Private Bank, in such form and issued by a bank acceptable to Creve Coeur Office L.L.C. Parent shall cause the release of Brian Matthews and any other guarantor from any liability under the Line of Credit and the Landlord LOC. By execution of this Agreement, Brian Matthews agrees to continue to guarantee the Steelcase LOC through the Closing Date and for a period of one year following the Closing Date after which date the Steelcase LOC will be the sole responsibility of Parent. Notwithstanding the foregoing, to the extent that the Parent receives gross proceeds from any sale or sales of equity or debt in excess of $2.5 million during the first year following the Closing Date, Parent will reduce the obligations of Brian Matthews under the Steelcase LOC on a dollar-for-dollar basis.

    (b) Parent will pay all fees incurred by Brian Matthews in connection with the Steelcase LOC and will reimburse and indemnify Brian Matthews against any amounts payable by Brian Matthews related to a draw on the Steelcase LOC at any time following the Closing Date. If Brian Matthews is not reimbursed and indemnified as provided within thirty (30) days of such a draw, then Brian Matthews shall be completely released from the restrictions on the sale of his Parent Common Stock as well as any obligations under this Agreement and all of Brian Matthews' Escrowed Shares shall be released free and clear of any obligations thereunder or under this Agreement.

    (c) In the event that the Closing shall not have occurred on or before February 28, 2002 and this Agreement has not been terminated, then, no later than February 28, 2002, the Parent shall provide to, or provide for a third party lender to provide to, the Company a credit facility which shall include (i) a loan to the Company for a term of one year and bearing interest at the same rate as the Line of

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Credit, in an amount sufficient to repay the principal balance (not to exceed $800,000) and accrued interest under the Line of Credit; and (ii) a letter of credit in the amount of $700,000 sufficient to replace the Landlord LOC, in such form and issued by a bank acceptable to Creve Coeur Office LLC. In connection therewith, and as a condition therefor, the Company shall be obligated to obtain the release of any and all security interests from other parties on the assets of the Company, provide cooperation to the Parent in connection with the preparation and execution of appropriate documentation, including if required, providing a security interest in all assets of the Company and providing such other covenants or agreements in favor of and as reasonably requested by lender or by the Parent in connection therewith, except that no shareholder of the Company shall be required to personally guarantee any such credit facility.

    6.20  Steelcase LOC.   The Company agrees that the Steelcase LOC shall remain in effect through the Closing Date and for the one-year period thereafter and that if the Steelcase LOC is not effective on the Closing Date, Parent may, at its option, replace the Steelcase LOC and reduce the Cash Price, if any, dollar-for-dollar to the extent of the amount of the replacement letter of credit. If there is no Cash Price, the effectiveness of the Steelcase LOC shall be a condition to Closing for the Parent and Sub, in accordance with Section 7.02 (c) hereunder.

ARTICLE VII

CONDITIONS PRECEDENT

    7.01  Conditions to Each Party's Obligation to Effect the Merger.   The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

    (a) Regulatory Approvals. All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

    (b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect and no proceeding initiated by any Governmental Entity seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, or any of the other transactions contemplated by this Agreement.

    7.02  Conditions to Obligations of Parent and Sub.   The obligation of Parent and Sub to effect the Merger is also subject to the satisfaction or waiver by Parent or Sub, at or prior to the Effective Time, of the following conditions:

    (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the shareholders of Parent.

    (b) Representations and Warranties. The representations and warranties of the Company and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement. Parent shall receive at Closing a certificate signed on behalf of the Company by an authorized officer to the foregoing effect.

    (c) Performance of Obligations of the Company and the Shareholders. The Company and the Shareholders shall have performed all obligations, agreements and covenants (other than any obligations that have not been performed as a result of the actions of Parent) required to be performed

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by it or them under this Agreement in all material respects at or prior to the Closing Date, and Parent shall receive at Closing a certificate signed on behalf of the Company by an authorized officer to such effect.

    (d) Consents Under Agreements. To the extent necessary to consummate the Merger, the consent, approval, waiver or amendment of each person (other than the Governmental Entities referred to in Section 7.01(a)) set forth on Schedule 3.04 hereto shall have been obtained.

    (e) List of Employees. The Company shall have delivered to Parent a list of employees of the Company as of the date that is ten (10) days before the Closing Date.

    (f)  Stock Option List. The Company shall have delivered to Parent a list containing the holders of Company Options together with the number of such options.

    (g) [Reserved]

    (h) Dissenters' Rights. Dissenters', appraisal or similar rights under the GBCLM (collectively, "Dissenters' Rights") have not been exercised by holders of more than two percent (2%) of Company Common Stock nor has any election with respect to Dissenters' Rights been made by holders of more than two percent (2%) of Company Common Stock.

    (i)  Opinion of Counsel for Company and CDM Ventures. The Parent and Sub shall have received an Opinion of Counsel of the Company in the form attached hereto as Exhibit K and an Opinion of Counsel of CDM Ventures providing that it has duly authorized the execution and delivery of this Agreement.

    (j)  [Reserved]

    (k) [Reserved]

    (l)  Escrow Agreement. The Escrow Agreement previously executed by the Company, Parent, Sub and the Shareholders in the form attached as Exhibit B-1, subject to such revisions as may be requested by the Escrow Agent and that are reasonably acceptable to the parties, has been executed and delivered by the Escrow Agent and remains in full force and effect as of the Closing Date.

    (m) Self-Retention Escrow Agreement. The Self-Retention Escrow Agreement previously executed by Parent and Self-Retention Shareholders, in the form attached as Exhibit B-2, subject to such revisions as may be requested by the Escrow Agent and that are reasonably acceptable to Parent and the Self-Retention Shareholders, has been executed and delivered by the Escrow Agent and remains in full force and effect as of the Closing Date.

    7.03  Conditions to Obligations of the Company.   The obligations of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Closing of the following conditions:

    (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement. The Company shall receive at Closing a certificate signed on behalf of Parent and Sub by an authorized officer of each company to such effect.

    (b) Performance of Obligations of Parent and Sub. Parent and Sub and the shareholders of Parent shall have each performed all obligations, agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall receive at Closing a certificate signed on behalf of Parent and Sub by an authorized officer of each company to such effect.

    (c) Board of Directors of Sub and Parent. Charles Windsor shall be elected to the board of directors of Sub and Parent.

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    (d) Opinion of Counsel for the Parent and Sub. The Company shall have received an opinion of counsel of Parent and Sub in form attached hereto as Exhibit L.

    (e) Payment of Merger Consideration. Parent shall have delivered to the Exchange Agent the non-escrowed Merger Consideration and shall have delivered the Escrowed Shares to the Escrow Agent.

    (f)  Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the shareholders of the Company.

    (g) Employment Agreements. Prior to the Closing Date, Parent shall have entered into the Davis Employment Agreement and the Thompson Employment Agreement. In addition, the Company shall enter into Severance Agreements with Dan Sills in the form attached as Exhibit E-3 and Charles Windsor in the form attached as Exhibit E-4 hereto.

    (h) Tax Free Reorganization. The Company shall have received confirmation from its counsel that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and each of the parties to this Agreement shall be a party to such reorganization and therefore, for federal income tax purposes, the holders of the Company Common Stock shall recognize no income, gain or loss upon the Merger except to the extent of any cash consideration actually received or deemed received.

    (i)  Escrow Agreement. The Company, Parent, Sub, Shareholders and the Escrow Agent shall each have executed and delivered the Escrow Agreement in the form substantially as attached as Exhibit B-1 subject to such revisions as may be requested by the Escrow Agent and that are reasonably acceptable to the parties.

    (j)  Repayment of Private Bank Indebtedness. The Parent or Sub shall have satisfied in full all obligations of the Company under the Line of Credit and the Landlord LOC and taken all other actions described in Section 6.19.

    (k) Consents Under Agreements. To the extent necessary to consummate the Merger, the consent, approval, waiver, removal of the requirement or amendment of each person (other than the Governmental Entities referred to in Section 7.01(a)) set forth on Schedule 3.04 and Schedule 4.04 hereto shall have been obtained.

    (l)  Self-Retention Escrow Agreement. The Self-Retention Escrow Agreement previously executed by Parent and the Self-Retention Shareholders, in the form attached as Exhibit B-2, subject to such revisions as may be requested by the Escrow Agent and that are reasonably acceptable to Parent and the Self-Retention Shareholders, has been executed and delivered by the Escrow Agent and remains in full force and effect as of the Closing Date.

ARTICLE VIII

TERMINATION AND AMENDMENT

    8.01  Termination.   This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

    (a) by mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

    (b) by either Parent or the Company (provided, however, that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur) if there shall have been a material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of the other party; or

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    (c) Subject to extension based on the Company's failure to provide Financials by September 30, 2001 as provided in Section 6.02(a), by the Company if the Closing shall not have occurred by March 31, 2002 (the "Termination Date"), which date may be increased by an additional 30 days at the request of Parent, if the Closing is delayed solely because any Requisite Regulatory Approval or approval by the shareholders of Parent has not been obtained due to issues relating to information in the Proxy Statement and Parent is diligently undertaking such efforts required to obtain the same.

    8.02  Effect of Termination.   In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement become void and have no effect, except that Section 5.02(b), Section 8.03 and Section 8.06 shall survive any termination of this Agreement, and there shall be no further obligation on the part of Parent, Sub, the Company, or their respective officers or directors or the Shareholders except for the obligations under such provisions. Notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its intentional breach of any provision of this Agreement.

    8.03  Expenses.   If the transactions contemplated by this Agreement do not close, each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, regardless of whether or not the Merger is consummated, except as provided in this Section 8.03. Parent will pay up to $25,000 to reimburse the Company for legal fees incurred by it if the Merger is not consummated as a result of Parent's failure to close the Merger other than as a result of breach of this Agreement by the Company or other failure of a condition precedent contained herein. In the event that the Merger is consummated, Parent will reimburse the Company for up to $60,000 in auditing, accounting review and legal fees incurred by the Company in connection with the Merger (collectively, "Merger Fees"); provided that, if Merger Fees are greater than $60,000, Parent shall pay such fees and reduce the Stock Price by the number of shares of Parent Common Stock having an aggregate value (as of the Closing Date) equal to the amount by which Merger Fees are greater than $60,000. In furtherance of Section 1.04 and this Section 8.03, and not by way of limitation, the Company, Sub and Parent, jointly and severally agree to pay on the Closing Date all Merger Fees and accrued, but unpaid, professional services fees due to Armstrong Teasdale LLP by the Company.

    8.04  Amendment.   Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. Notwithstanding the foregoing, non-material amendments to this Agreement may be made without the authorization of the respective Boards of Directors of the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.05  Extension; Waiver.   At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall nor operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    8.06  Break-up Fee.   If either of the Parent or the Company terminates this Agreement for the reasons set forth below, then a $500,000 termination fee, payable in addition to any other remedies available at law or equity (the "Fee") shall be paid as follows:

    (a) the Fee shall be paid by the Company to the Parent, if this Agreement is terminated by Parent under Section 8.01(b);

    (b) the Fee shall be paid by the Parent to the Company, if this Agreement is terminated by Company under Section 8.01(b); and

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    (c) the Fee shall be paid by the Parent to the Company, if this Agreement is terminated by the Company after April 30, 2002 because the Parent has failed to conduct the Closing other than (i) as a result of a material breach by the Company of any representation, warranty, agreement or covenant under this Agreement; or (ii) because Parent is unable to satisfy all of the requirements of the Securities and Exchange Commission required in connection with its obligations under Section 6.02 hereof and it is diligently undertaking efforts to satisfy such requirements.

    In the event that the Fee is payable under this Section 8.06, the Fee shall be due and payable on the tenth (10th) business day following the terminating party's delivery of a notice of termination.

ARTICLE IX

INDEMNIFICATION

    9.01  Agreement to Indemnify.   Following the Closing and subject to the limitations set forth herein,

    (a) the Company and each Shareholder, jointly and severally (and as among the Shareholders severally only to the extent of each Shareholder's Escrowed Shares), shall indemnify and agree to defend and hold harmless Parent and the Surviving Corporation (and their respective affiliates, officers, directors, employees, representatives and agents) ("Purchaser Indemnities" and, singularly, a "Purchaser Indemnitee") against and in respect of any and all Damages, by reason of or otherwise arising out of a breach by the Company of a representation, warranty or covenant contained in this Agreement or in the event of a Third Party Claim (as hereinafter defined) relating to any event occurring prior to the Effective Time. "Damages" shall include, reasonable attorneys' fees and disbursements, reasonable accountants' fees and disbursements, costs of litigation and other expenses incurred by them (or their respective affiliates, officers, directors or employees) in the defense of any claim asserted against them (or their respective affiliates, officers, directors or employees) and any amounts paid in settlement or compromise of any claim asserted against them to the extent that the claim asserted is or would have been subject to the indemnification provisions hereof, subject to the limitations on indemnification set forth in Sections 9.02 and 9.03.

    (b) Parent shall indemnify and agrees to defend and hold harmless the holders of the Company Common Stock (and their respective affiliates, representatives and agents) against and in respect of any and all Damages by reason of or otherwise arising out of a breach by Parent or Sub of a representation, warranty or covenant contained in this Agreement. Parent shall indemnify and agrees to defend and hold harmless the holders of the Company Common Stock and the Company against any and all liabilities (whether contingent or otherwise) of the Company or the Surviving Corporation, to the extent that such liabilities accrued prior to the Closing Date and were disclosed in the Disclosure Schedules.

    9.02  Survival of Indemnity.   The indemnification obligations of each indemnifying party pursuant to Section 9.01 shall survive the Closing for a period of twelve (12) months, except for Damages arising out of a breach of any of the representations or warranties in either Section 3.08 or Section 3.13, which shall survive indefinitely. Upon expiration of such periods, no indemnifying party shall have any liability for Damages under such indemnification obligations unless it has received written notice from an indemnified party claiming indemnification prior to the expiration of the applicable period as required.

    9.03  Additional Provisions.

    (a) Limitations on Indemnified Amounts of the Company and the Shareholders. Except as otherwise provided herein, the Company and the Shareholders shall not have any obligation to indemnify any parties under this Article IX until the Company's and the Shareholders' aggregate indemnity obligations shall exceed $50,000.00 (the "Basket"), whereupon such parties shall be entitled to receive Damages from the first dollar; provided, however, that (i) in no event shall the aggregate indemnity obligations of the Company and the Shareholders hereunder exceed the value of the Escrowed Shares contributed by the Shareholders which value per share for purposes of determining

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the number of shares to be forfeited shall be equal to the average per share closing price of Parent Company Stock on the Nasdaq during the twenty (20) trading days prior to the date on which a Claim is made, (ii) any payment obligations shall be satisfied solely through the delivery of Escrowed Shares, and (iii) each Shareholder's liability shall be limited to his portion of the Escrowed Shares. The liability of the Company and the Shareholders collectively for indemnification under this Article IX by reason of or arising out of any breach by the Company or any Shareholder of any covenant or of any representation or warranty shall not be modified, waived or diminished by any examination or investigation conducted by Parent of the books, records or operations of the Company.

    (b) Limitations on Indemnified Amounts of Parent. Parent shall have no obligation to indemnify the Company or the holders of Company Common Stock under this Article IX until the indemnified parties' aggregate indemnity obligations shall exceed $50,000.00, whereupon such parties shall be entitled to receive Damages from the first dollar; provided, however, that (i) in no event shall Parent's aggregate indemnity obligations hereunder exceed the value of the Escrowed Shares contributed by the Shareholders which value per share for purposes of determining the number of shares to be forfeited shall be equal to the average per share closing price of Parent Company Stock on the Nasdaq during the twenty (20) trading days prior to the date on which a Claim is made, and (ii) any payment obligations shall be satisfied solely through the delivery of shares of Parent Common Stock (which shall be valued in accordance with clause (b)(i) above). The liability of Parent for indemnification under this Article IX by reason of or arising out of any breach by Parent or Sub of any covenant or of any representation or warranty shall not be modified, waived or diminished by any examination or investigation conducted by the Company of the books, records or operations of Parent and Sub. In no event shall the limitations contained in this Section apply to the obligation of the Parent to deliver the Merger Consideration.

    (c) No Limitation in Event of Fraud. Notwithstanding any other provision hereof, nothing in this Article IX (including the provisions of paragraphs (a) and (b) of this Section 9.03) or otherwise shall limit, in any manner, any remedy at law or equity, to which any party may be entitled as a result of fraud by any indemnifying party or its employees, officers or directors or a violation of the federal securities laws.

    (d) Exclusivity of Remedy; Survival of Covenants. Following the Closing, except in respect of claims based upon fraud or violation of the federal securities laws, the indemnification accorded by this Section shall be the sole and exclusive remedy of the parties indemnified under this Article IX in respect of any misrepresentation or inaccuracy in, or breach of, any representation or warranty or any breach or failure in performance of any covenant or agreement made in this Agreement or in any document or certificate delivered pursuant hereto. Notwithstanding the foregoing, in the event of any breach or failure in performance after the Closing of any covenant or agreement, a non-breaching party shall also be entitled to seek specific performance, injunctive or other equitable relief. The covenants of any party shall terminate according to the terms of such covenant and the expiration of the applicable statutes of limitations.

    (e) Subrogation. Upon making any payment to an indemnified party for any indemnification claim pursuant to this Article IX, an indemnifying party shall be subrogated, to the extent of such payment, to any rights that the indemnified party may have against any other persons with respect to the subject matter underlying such indemnification claim and the indemnified party shall take such actions as the indemnifying party may reasonably require to perfect such subrogation or to pursue such rights against such other persons as the indemnified party may have.

    (f)  Parent's Right of Set-Off. Subject to the procedures set forth in the Escrow Agreement, upon written notice to the Company or the Shareholders specifying in detail its good faith justification therefor, for a period of one (1) year from the Closing Date, Parent may set off the amount of any Damages for which the Company or the Shareholders are liable under Section 9.01 against the Escrowed Shares contributed by the Shareholders. Notwithstanding the prior sentence, the Shareholders may at their option through a notice by the Shareholders' Representative to Parent within

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ten (10) days of the final determination of any Damages, satisfy the payment of any Damages through the payment of cash in lieu of Parent Common Stock.

    9.04  Third Party Claim Procedures.

    (a) Definitions. The term "Indemnified Party" shall mean a party (or its successor) who is entitled to indemnification from a party hereto pursuant to this Article IX; The term "Indemnifying Party" shall mean a party (or its successor) hereto who is required to provide indemnification under this Article IX to another party; and the term "Third Party Claim" shall mean any claim, action, suit, proceeding, investigation or like matter which is asserted or threatened by a person or entity other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject.

    (b) Procedure. Within thirty (30) days following the receipt of notice of a Third Party Claim, and in any event within the period necessary to respond to such pleading, if applicable, the party receiving the notice of the Third Party Claim shall (i) notify the other party of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice, and (ii) if the party giving such notice is an Indemnified Party, specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. The failure to deliver the notice described in the preceding sentence within the time frame required shall not relieve any party hereto of any liability under this Agreement. The Indemnified Party may, upon reasonable notice, tender the exclusive defense of a Third Party Claim (subject to the provisions of this Section 9.04(b)) to the Indemnifying Party. If (i) the defense of a Third Party Claim is so tendered and within thirty (30) days thereafter such tender is accepted without qualification (or reservation of rights) by the Indemnifying Party; or (ii) within thirty (30) days after the date on which written notice of a Third Party Claim has been given pursuant to this Section 9.04(b), the Indemnifying Party shall acknowledge in writing to the Indemnified Party and without qualification (or reservation of rights) its indemnification obligations as provided in this Article IX; then, except as hereinafter provided, the Indemnified Party shall not, and the Indemnifying Party shall, have the right to contest, defend, litigate or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to contest, defend, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the right, upon receiving the prior written approval of the Indemnified Party (which shall not be unreasonably withheld unless such settlement does not fulfill the conditions set forth in the following sentence and which shall be deemed automatically given if a response has not been received within the ten (10) day period following a request for such consent), to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable. Notwithstanding anything to the contrary herein contained, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party or Indemnifying Party (as the case may be) that is not controlling the defense and or settlement of the Third Party Claim (the "Non-Control Party") shall be required by an Indemnifying Party or Indemnified Party controlling the litigation to (and no such party shall) (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Non-Control Party of a release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability to the Non-Control Party or which may otherwise have an adverse effect on the Indemnified Party's business, or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. All expenses (including attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. No failure by an Indemnifying Party to

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acknowledge in writing its indemnification obligations under this Article IX shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section IX, or if, in accordance with the foregoing, the Indemnifying Party does not have the right or shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 9.04(b), the Indemnified Party so contests, defends, litigates or settles a Third Party Claim, for which it is entitled to indemnification hereunder as provided herein, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses. The Indemnified Party or the Indemnifying Party, as the case may be, shall furnish such information in reasonable detail as it may have with respect to a Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) to the other party if such other party is assuming defense of such claim, and make available all records and other similar materials which are reasonably required in the defense of such Third Party Claim and shall otherwise cooperate with and assist the defending party in the defense of such Third Party Claim.

ARTICLE X

SHAREHOLDERS' REPRESENTATIVE

    10.01  Appointment of Shareholders' Representative.   The initial Shareholders' Representative shall be Brian Matthews (the "Shareholders' Representative"). The Shareholders' Representative shall be the attorney-in-fact and agent of Shareholders for the limited purposes set forth in Section 10.02. The foregoing power is irrevocable and coupled with an interest and subject to Section 10.03(c), shall not be affected by the death, incapacity, illness, dissolution or other inability to act of any of the Shareholders.

    10.02  Authority.   Each Shareholder hereby grants the Shareholders' Representative full power and authority:

    (a) to execute and deliver, on behalf of such Shareholder, and to accept delivery of, on behalf of such Shareholder, such documents as may be deemed by the Shareholders' Representative, in his sole discretion, to be appropriate to consummate this Agreement;

    (b) [Reserved];

    (c) to, (i) dispute or refrain from disputing, on behalf of such Shareholder, any claim made by Parent or the Surviving Corporation under this Agreement; (ii) negotiate and compromise, on behalf of such Shareholder, any dispute that may arise under, and to exercise or refrain from exercising any remedies available under this Agreement, and (iii) execute, on behalf of such Shareholder, any settlement agreement, release or other document with respect to such dispute or remedy;

    (d) to give or agree to, on behalf of such Shareholder, any and all consents, waivers, amendments or modifications, deemed by the Shareholders' Representative, in his sole discretion, to be necessary or appropriate, under this Agreement, and, in each case, to execute and deliver any documents that may be necessary or appropriate in connection therewith;

    (e) to enforce, on behalf of such Shareholder, any claim against Parent, Sub or the Surviving Corporation arising under this Agreement; and

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    (f)  to give such instructions and to take such action or refrain from taking such action, on behalf of such Shareholders, as the Shareholders' Representative deems, in their sole discretion, necessary or appropriate to carry out the provisions of this Agreement.

    10.03  Reliance.   Each Shareholder hereby agrees that: (a) in all matters in which action by the Shareholders' Representative are required or permitted, the Shareholders' Representative is authorized to act on behalf of such Shareholder, notwithstanding any dispute or disagreement among Shareholders or between any Shareholder and the Shareholders' Representative, and the Purchaser Indemnities shall be entitled to rely on any and all action taken by the Shareholders' Representative, under this Agreement without any liability to, or obligation to inquire of, any of the Shareholders notwithstanding any knowledge on the part of any Purchaser Indemnity of any such dispute or disagreement; (b) the power and authority of the Shareholders' Representative, as described in this Agreement, shall be effective until all rights and obligations of Shareholders under this Agreement have terminated, expired or been fully performed; and (c) if the Shareholders' Representative resigns or otherwise ceases to function in his or her capacity as such for any reason whatsoever, a majority of the Shareholders shall have the right, exercisable upon written notice delivered to the Company to appoint another individual to serve as a new Shareholders' Representative to fill the vacancy caused by the circumstance described above.

    10.04  Indemnification of Parent, Sub and Their Affiliates.   Shareholders jointly and severally, shall indemnify the Purchaser Indemnities against, and agree to hold the Purchaser Indemnities harmless from, any and all Damages incurred or suffered by any Purchaser Indemnitee arising out of, with respect to or incident to the operation of, or any breach of any covenant or agreement pursuant to, this Article X by a Shareholder or a Shareholders' Representative, or the designation, appointment and actions of the Shareholders' Representative pursuant to the provisions hereof, including with respect to (i) actions taken by the Shareholders' Representative, and (ii) reliance in good faith by any Purchaser Indemnitee on, and actions in good faith taken by any Purchaser Indemnitee in response to or in reliance on, the instructions of, notice given by or any other action taken by the Shareholders' Representative.

    10.05  Indemnification of Shareholders' Representative.   Each Shareholder shall severally indemnify and hold the Shareholders' Representative harmless from and against any Damages (except as result from such Person's gross negligence or willful misconduct) that such Person may suffer or incur in connection with any action taken by such Person as the Shareholders' Representative. Each Shareholder shall bear its pro-rata portion of such Damages based on the number of shares of Company Common Stock held by each Shareholder immediately prior to the Effective Time. No Shareholders' Representative shall be liable to any Shareholder with respect to any action or omission taken or omitted to be taken by the Shareholders' Representative pursuant to this Article X, except for such person's gross negligence or willful misconduct. No Shareholders' Representative shall be responsible in any manner whatsoever for any failure or inability of Parent or Sub, or of anyone else, to honor any of the provisions of this Agreement. The Shareholders' Representative shall be fully protected by Shareholders in acting on and relying upon any written notice, direction, request, waiver, notice, consent, receipt or other paper or document which they in good faith believe to be genuine and to have been signed or presented by the proper party or parties. The Shareholders' Representative shall not be liable to the Shareholders for any error of judgment, or any act done or step taken or omitted by him in good faith or for any mistake in fact or law, or for anything which he may do or refrain from doing in connection herewith, except in connection with his own bad faith, willful misconduct or gross negligence. The Shareholders' Representative may seek the advice of legal counsel, engage experts or otherwise incur reasonable expenses in the event of any dispute or question as to the construction of any of the provisions of this Agreement or his duties hereunder, and shall incur no liability to Shareholders with respect to any action taken, omitted or suffered by him in good faith in accordance with the opinion of such counsel. The Shareholders shall severally hold the Shareholders' Representative harmless from and against any and all such expenses, and, in addition to any and all

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other remedies available, the Shareholders' Representative shall have the right to set-off against any amounts due to the Shareholders.

ARTICLE XI

GENERAL PROVISIONS

    11.01  Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or telecopied (with confirmation from recipient) provided that a copy of all telecopies is sent by one of the other delivery methods set forth in this Section 11.01 within one (1) day of being telecopied, three (3) days after mailed by registered or certified mail (return receipt requested) or on the day delivered by an express courier (with confirmation from recipient) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to:

    Perficient, Inc.
    7600-B North Capital of Texas Highway
    Suite 340
    Austin, Texas 78731
    Attn: John T. McDonald, Chief Executive Officer
    Phone: (512) 531-6000
    Facsimile: (512) 531-6011

    with a copy to:

    McCarter & English
    Four Gateway Center
    100 Mulberry Street
    Newark, New Jersey 07101
    Attn: Jeffrey A. Baumel, Esq.
    Phone: (973) 622-4444
    Facsimile: (973) 624-7070

    (b) if to the Company, to:

    Primary Webworks, Inc.
    622 Emerson Road, Suite 400
    Creve Coeur, MO 63141

    with a copy to:

    Armstrong Teasdale LLP
    One Metropolitan Square, Suite 2600
    211 N. Broadway
    St. Louis, Missouri 63102
    Attn: A.J. Chivetta
    Phone: (314) 621-5070
    Facsimile: (314) 621-5065

    11.02  Interpretation.   When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    11.03  Counterparts.   This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been

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signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    11.04  Entire Agreement.   This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    11.05  Governing Law.   This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to any applicable conflicts of law principles thereof.

    11.06  Enforcement of Agreement.   The parties hereto agree that irreparable damage would occur in the event that the provisions contained in Sections 5.02 or 6.04 of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Sections 5.02 or 6.04 of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

    11.07  Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    11.08  Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that the shareholders listed on Exhibit A may enforce the rights granted under Section 1.05(g) and Armstrong Teasdale may enforce its rights under Section 8.03.

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    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PERFICIENT, INC.
By:	/s/ JOHN T. MCDONALD Name: John T. McDonald Title: Chief Executive Officer
PERFICIENT VERTECON, INC.
By:	/s/ JOHN T. MCDONALD Name: John T. McDonald Title: Chief Executive Officer
PRIMARY WEBWORKS, INC. D/B/A VERTECON, INC.
By:	/s/ CHARLES E. WINDSOR Name: Charles E. Windsor Title: CEO/President
SHAREHOLDERS
/s/ CHARLES WINDSOR Charles Windsor
/s/ DAN SILLS Dan Sills
/s/ JEFF DAVIS Jeff Davis
/s/ TIMOTHY THOMPSON Timothy Thompson
/s/ BRIAN MATTHEWS Brian Matthews, in particular as to Section 6.19
/s/ CAROL MATTHEWS Carol Matthews
/s/ WELTON BRISON Welton Brison
/s/ CHARLIE WIEGERT Charlie Wiegert
/s/ BRIAN MATTHEWS CDM Ventures

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APPENDIX B

AGREEMENT AND PLAN OF MERGER

By and Among

PERFICIENT, INC.,

PERFICIENT JAVELIN, INC.,

JAVELIN SOLUTIONS, INC.

and

THE SHAREHOLDERS OF JAVELIN SOLUTIONS, INC.

Dated as of October 26, 2001

i

EXHIBIT LIST

EXHIBIT A Series A Note
EXHIBIT A-1 Series B Note
EXHIBIT B Parent and Sub Tax Free Reps
EXHIBIT C Employment Agreement
EXHIBIT D Escrow Agreement
EXHIBIT F Shareholder Representation Letters
EXHIBIT G-2 Parent Shareholder Consents

v

AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of October 26, 2001, by and among Perficient, Inc., a Delaware corporation ("Parent"), Perficient Javelin, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), Javelin Solutions, Inc., a Minnesota corporation (the "Company"), and all of the holders of shares of the Company Common Stock (as defined herein), set forth on the signature page hereto (each, a "Shareholder" and collectively, the "Shareholders").

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that it is advisable and in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Sub (the "Merger"); and

    WHEREAS, Parent, Sub, the Company and the Shareholders desire to make certain representations, warranties and covenants in connection with the Merger.

    WHEREAS, the Board of Directors of Parent has determined to submit and recommend the Merger and the issuance of Parent Common Stock (as defined herein) (the "Share Issuance") to its shareholders for their approval to the extent such approval is required by law or the rules of The Nasdaq SmallCap Market ("Nasdaq") or the Boston Stock Exchange (the "Boston Exchange");

    WHEREAS, the parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

    1.01  The Merger.   Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law ("DGCL") and the Minnesota Business Corporation Act ("MBCA"), at the Effective Time (as hereinafter defined), the Company shall merge with and into Sub. Sub shall become the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "Perficient Javelin, Inc.", a Delaware corporation. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

    1.02  Plan of Merger.   This Agreement shall constitute an agreement of merger for purposes of the DGCL and the MBCA.

    1.03  Effective Time.   As promptly as practicable, but in no event later than the third business day after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, the Company and Sub shall duly execute and file certificates/articles of merger (collectively, the "Certificates of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary") in accordance with the DGCL and with the Secretary of State of the State of Minnesota (the "Minnesota Secretary") in accordance with the MBCA. The Merger shall become effective on the date (the "Effective Date" or the "Closing Date") and at the later of such time (the "Effective Time") as the Certificates of Merger are filed with the Delaware Secretary and the Minnesota Secretary or at such later date and time as is specified in such Certificates of Merger. Subject to the terms and conditions of this Agreement, the closing of the

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Merger (the "Closing") shall be held at the offices of the Parent, 7600-B. North Capital of Texas Highway, Suite 340, Austin, Texas 78731 or such other location as the parties may mutually agree upon.

    1.04  Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided herein and as set forth in Section 259 of the DGCL and Section 302A.641 of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, (ii) all debts, liabilities, obligations, restrictions, disabilities and duties of Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation and (iii) the Surviving Corporation shall remain a wholly-owned subsidiary of Parent.

    1.05  Conversion of Company Common Stock.

    (a) At the Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), immediately prior to the Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive and be exchangeable for (i) non-interest bearing Promissory Notes in the form attached hereto as Exhibit A (each, a "Series A Note" and collectively, the "Series A Notes") in an aggregate principal amount equal to (x) $1,000,000 less (y) the aggregate final principal amount of the AAA Notes (as defined herein) issued under Section 6.22 hereof and as adjusted as provided therein, divided by the sum of the number of shares of Company Common Stock outstanding (the "Series A Note Per Share Price" and together with the Series B Note Per Share Price, as defined herein, shall constitute the "Note Per Share Price"); (ii) non-interest bearing Promissory Notes in the form attached hereto as Exhibit A-1 (each, a "Series B Note" and collectively the "Series B Notes") in the aggregate principal amount of $500,000 to be divided by the sum of the number of shares of Company Common Stock outstanding (the aggregate principal amounts of the Series A Notes and Series B Notes shall constitute the "Note Price") and (iii) 2,216,255 shares (the "Stock Price") of common stock, par value $0.001 per share, of Parent (the "Parent Common Stock") divided by the number of shares of Company Common Stock outstanding (such consideration to be referred to as the "Stock Per Share Price" and, together with the Note Per Share Price, the "Per Share Price") a portion of which shall be subject to forfeiture or adjustment as provided in Section 1.05(e), Section 2.02 or Section 2.03 and claims for indemnification under Article IX hereof.

    (b) Each share of Company Common Stock converted into the Parent Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate (each a "Certificate," and collectively, the "Certificates") previously representing any such shares of Company Common Stock shall thereafter represent the right to receive (i) a Series A Note and a Series B Note in the amount of the Note Per Share Price multiplied by the number of shares of Company Common Stock represented by such certificate; and (ii) shares of Parent Common Stock equal to the Stock Per Share Price multiplied by the number of shares of Company Common Stock represented by such Certificate (in the aggregate, the "Merger Consideration"), a portion of which shall be subject to forfeiture or adjustment as provided in Section 1.05(e), Section 2.02 or Section 2.03 and subject to claims for indemnification under Article IX hereof.

    (c) If, between the date of this Agreement and the Effective Time as to the Per Share Price, the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or exchange of shares or if a stock split, combination, stock dividend, stock rights or dividend thereon shall be declared with a record date within said period, the Stock Per Share Price shall be correspondingly adjusted, as applicable. No fractional shares of Parent Common Stock will be issued, provided, however, that the Company shall provide cash in an amount equal to the value of such fractional share of Parent Common Stock. As used in this subsection (c), the "value" of a share of Parent Common Stock (solely for the purposes of payment of any fractional share of Parent Common Stock) shall equal, unless otherwise indicated, the average closing

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price for the Parent's outstanding common stock on the Nasdaq (or, if not traded on the Nasdaq, such exchange that the stock is traded on) for the twenty (20) consecutive trading days ending on the trading day immediately before the date of determination.

    (d) Each Series A Note issued pursuant to Section 1.05(a)(i) hereof shall be payable in four equal installments on each of the first, second, third and fourth anniversary of the Closing Date, provided, however, that if the Parent completes a public offering of its common stock pursuant to a registration statement filed with the Securities and Exchange Commission at any time prior to the fourth anniversary of the Closing Date, and such offering results in net proceeds to the Parent in excess of $15 million (a "Public Offering"); all unpaid portions of the Series A Notes shall immediately become due and payable upon the closing thereof, subject to deductions or forfeiture pursuant to Section 2.02 or Section 2.03 hereof, occurring prior to such Public Offering. Notwithstanding the foregoing, Escrow Notes, as hereinafter defined, shall remain in escrow for the period set forth in Section 1.06 hereof.

    (e) Each Series B Note issued pursuant to Section 1.05(a)(ii) hereof shall be payable in eight equal installments ("Installments") on each of the three month, six month, nine month, twelve month, fifteen month, eighteen month, twenty-one month and twenty-four month anniversary of the Closing Date (such twenty-four month period referred to herein as the "Note Period"), provided, however, if an Employee Shareholder is not an employee of the Company on the Closing Date, or if an Employee Shareholder's employment with the Parent is terminated during the Note Period (x) by the Parent for any reason or (y) by the Employee with or without Good Reason (as defined herein), all unpaid Installments that were not yet due and payable on the date of the Employee Shareholder's termination shall be forfeited by such Employee Shareholder.

    (f)  For purposes of calculating any imputed interest only, the Series A Notes and Series B Notes will be deemed to bear interest at the minimum Applicable Federal Rate ("AFR") in effect at Closing, and neither Parent nor any holder of Series A Notes or Series B Notes will take any inconsistent position for such purpose.

    (g) All options to purchase the equity stock of the Company that have been and will be granted by the Company after September 15, 2001 without the prior approval of the Parent will result in a share for share reduction in the Stock Price.

    1.06  Escrowed Consideration.   One half of the shares of Parent Common Stock issued to the Shareholders (the "Escrowed Shares") and a portion of the Series A Notes having an aggregate principal amount of $500,000 (the "Escrowed Notes" and together with the Escrowed Shares the "Escrowed Consideration") issued to the Shareholders at Closing shall be held in escrow for a period of one (1) year from the Closing Date or such shorter period as set forth in this Agreement, subject to the provisions of Section 2.02, Section 2.03 and Article IX hereof, pursuant to the terms and subject to the conditions set forth in an escrow agreement to be entered into among the parties hereto and Continental Stock Transfer & Trust Company, as Escrow Agent, pursuant to Section 7.02(l) hereof in the form attached hereto as Exhibit D, with such modifications as may be reasonably acceptable to the Company and Parent, as requested by the Escrow Agent (the "Escrow Agreement").

    1.07  Certificate of Incorporation.   Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation.

    1.08  Bylaws.   Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Bylaws of Sub shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

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    1.09  Additional Actions.   If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

    1.10  Accounting and Tax Treatment.   The parties to this Agreement intend that the Merger shall be treated as a reorganization under Section 368(a)  of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE II

PAYMENT OF MERGER CONSIDERATION

    2.01  Exchange of Shares.

    (a) At the Effective Time, upon surrender of all the Certificates representing all issued and outstanding shares of Company Common Stock to Parent (or affidavits and bonds relating thereto), Parent shall deliver to each Common Stock Holder a Series A Note, a Series B Note, and Common Stock Holder's pro rata portion of shares of Parent Common Stock that are not placed in escrow under Section 1.06 hereunder, each calculated in the manner set forth in Section 1.05 hereof. Subject to the terms of the Escrow Agreement, the Common Stock Holders shall also receive such person's portion of the Escrowed Consideration, which shall be deposited in escrow in accordance and subject to the conditions contained in Section 1.06, Section 2.02, Section 203 and Article IX hereof and the Escrow Agreement.

    (b) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time.

    (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent will deliver in exchange for such lost, stolen or destroyed Certificate, a replacement stock Certificate.

    2.02  Forfeiture of Merger Consideration.

    (a) In the event that the employment of any Shareholder who is an employee of the Company at the date of this Agreement (each an "Employee Shareholder") is terminated prior to the first anniversary of the Closing Date (as defined below) (i) by the Parent for Termination for Cause (as defined below) or (ii) by such Employee Shareholder for any reason other than his death, Disability (as defined below) or Good Reason (as defined below), then the Employee Shareholder shall forfeit to Parent all of his Escrowed Consideration, subject to Section 2.02(c) hereof. For purposes of this Agreement, the following terms shall apply:

       (i) "Termination for Cause" shall have the meaning set forth in the applicable Employee Shareholder's Employment Agreement.

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      (ii) "Disability" shall have the meaning set forth in the applicable Employee Shareholder's Employment Agreement.

      (iii) "Good Reason" shall have the meaning set forth in the applicable Employee Shareholder's Employment Agreement.

    (b) Subject to Section 2.02(a) and Section 2.03(b), on the first anniversary of the Closing Date, the Employee Shareholders shall receive in the aggregate and pursuant to the terms of the Escrow Agreement, the Escrowed Consideration that is being held in escrow and that is not subject to an unresolved claim under the Escrow Agreement.

    (c) Any adjustment pursuant to this Section 2.02 shall be treated as an adjustment to the Merger Consideration, specifically to the Stock Per Share Price and the Note Per Share Price for the affected Employee Shareholder only.

    2.03  Adjustment of Merger Consideration.

    (a) As soon as practicable but in not event later than forty-five (45) days following the Closing Date, the Shareholders shall cause the preparation of a balance sheet of the Company, as at the close of business on the date immediately prior to the Closing Date (the "Closing Date Balance Sheet"), consistent with the past practice of the Company and in accordance with the same principles and methods followed in preparing the Financial Statements referred to in Section 3.05 hereof. No accrual shall be set forth on the Closing Date Balance Sheet: (i) as a result of income tax liability to the Company or the Surviving Corporation as a result of the change by the Company from a cash basis taxpayer to an accrual basis taxpayer; (ii) for fees payable with respect to the transactions contemplated by this Agreement borne by the Company on behalf of the Shareholders pursuant to this Agreement ("Transaction Fees"); or (iii) any income taxes payable by the Shareholders but not paid for the period between the date hereof and the Closing Date ("Taxes Between Signing and Closing"). The Company's Closing Date Balance Sheet will include adjustments to add back to the Company's cash all amounts paid to third parties with respect to Transaction Fees, up to the amount specified in Section 8.03 for reimbursement by Parent at Closing, and to subtract from the Company's liabilities the final, aggregate principal amount of the AAA Notes. The Company shall also provide to Parent at the time it presents the Closing Date Balance Sheet its calculation of Taxes Between Signing and Closing and Transaction Fees. The cost of preparation of the Closing Date Balance Sheet shall be borne by the Surviving Corporation, subject to the limitations set forth in Section 8.03 hereof. The Company and Parent shall share with each other such detailed calculations and supporting documents as the other shall reasonably require in connection with its review of any calculations made thereunder. Parent shall have the right, in its sole discretion, to cause a review or audit of the Closing Date Balance Sheet, at Parent's expense, by its accountants, provided that such review or audit shall be completed within 30 days following the availability of the Closing Date Balance Sheet. Parent may submit to the Shareholders' Representative (as defined hereinafter) on behalf of the Shareholders, not later than 30 days from the receipt of the Closing Date Balance Sheet from the Shareholders' Representative on behalf of the Shareholders, a list of any components of the Closing Date Balance Sheet, the statement of Taxes Between Signing and Closing (the "Tax Statement") appearing thereon with which Parent disagrees, if any (a "Dispute Notice") within thirty (30) days of its receipt of the Closing Date Balance Sheet. If Parent does not issue a Dispute Notice prior to such date, the Closing Date Balance Sheet, the Tax Statement and/or Transaction Fees, as supplied to Parent, shall be deemed to have been accepted and agreed to by Parent, and shall be final and binding on the parties to this Agreement. The parties shall thereafter have 15 days to discuss and reach resolution on any items of dispute. Any items of dispute regarding the Closing Date Balance Sheet and/or the Tax Statement which are not so resolved shall be submitted to the Minneapolis office of Arthur Andersen (the "Arbitrating Accountant") or if Arthur Andersen is unwilling to serve as Arbitrating Accountant, to another nationally recognized so called "big-five" firm of public accountants mutually acceptable to the

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Shareholders' Representative and Parent, who shall have no conflict of interest with respect to either party and who shall serve as an arbitrator hereunder, the expenses of which shall be shared one-half by the Shareholders and one-half by Parent. If the Surviving Corporation or Parent and the Shareholders' Representative are unable to agree on an Arbitrating Accountant pursuant to the foregoing, each of the (x) Surviving Corporation or Parent and (y) the Shareholders' Representative shall, within forty-five (45) days after delivery of the Dispute Notice select a disinterested arbitrator with relevant experience of its choice, and the two disinterested arbitrators so selected shall select, within ten (10) days of the selection of such arbitrators, an Arbitrating Accountant. In connection with the resolution of any dispute, the arbitrator or arbitrators shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The arbitrator or arbitrators so selected shall render a written decision as promptly as practicable, but in no event later than twenty (20) days after submission of the matter to the Arbitrating Accountant. The decision of the arbitrator shall be final and binding upon the parties, and judgment may be entered on such decision in a court of competent jurisdiction. To the extent not otherwise provided herein, the commercial arbitration rules of the American Arbitration Association as in effect at the time of any arbitration shall govern such arbitration in all respects. The determination of such firm with respect to any and all disputes shall be conclusive and binding upon all parties.

    (b) If, at such time as the Closing Date Balance Sheet is deemed final and binding, the Closing Date Balance Sheet reflects Net Working Capital (as defined below) of less than $300,000, then the aggregate amount to be paid by the Parent to the holders of the Series A Notes on the first anniversary of the Closing shall be reduced on an aggregate dollar-for-dollar basis by the amount of such shortfall (the "Shortfall Amount"). If the aggregate amount to be paid by the Parent to the holders of Series A Notes on the first anniversary of the Closing is insufficient to satisfy the Shortfall Amount, the aggregate amounts to be paid by the Parent to the holders of Series A Notes on the second, third and fourth anniversaries of the Closing shall be similarly reduced, in such order of priority, on an aggregate dollar-for-dollar basis, until the Shortfall Amount is satisfied. For purposes of this Agreement, "Net Working Capital" shall mean the sum of cash plus accounts receivables less current liabilities as reflected on the Closing Date Balance Sheet, calculated consistent with past practice, the Financial Statements referred to in Section 3.05 hereof and Section 2.03(a) above.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

    The Company and Shareholders represent and warrant to Parent and Sub that the statements contained below are true and correct, except as set forth in the disclosure schedule (the "Disclosure Schedule") delivered by the Company and Shareholders to Parent and Sub, on the date hereof and as of the Effective Date. Descriptive headings and cross-references in the Disclosure Schedule are inserted for reference purposes and for convenience of the reader only and disclosure in one section shall constitute disclosure for all sections; provided, however, that the listing of a contract, license, agreement or commitment on the Disclosure Schedule shall not in itself be sufficient to disclose any breach, termination, dispute, investigation or similar matter relating thereto.

    If the disclosure provided by the Company and Shareholders in the Disclosure Schedule is in greater detail than is required by the particular representation and warranty of the Company and Shareholders in Article III of the Agreement, such disclosure is not an admission by the Company and Shareholders that they believe the disclosed information is material. Furthermore, a threshold of materiality being provided by the Company and Shareholders on a particular section of the Disclosure Schedule is not intended to be an indication of the threshold of materiality for any other section of the Disclosure Schedule. Nothing in the Disclosure Schedule constitutes an admission of any liability or obligation of the Company and Shareholders to any third party or an admission against the Company's and Shareholders' interest for any reason other than as set forth in their Agreement. For purposes of

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this Agreement, "Company Material Adverse Effect" shall mean a material, adverse effect on the Company, its business or financial condition, taken as a whole. When used herein, the term "to the knowledge of the Company and the Shareholders" shall mean the actual knowledge of the officers and directors of the Company and the Shareholders.

    3.01  Corporate Organization and Qualification.

    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and where the failure to so license or qualify would have a Company Material Adverse Effect. The Articles of Incorporation and Bylaws of the Company, copies of which have previously been delivered to Parent, are true, accurate and complete copies of such documents as in effect as of the date of this Agreement.

    (b) Except as set forth on Schedule 3.01, the Company has no direct or indirect Subsidiaries. Except as set forth on Schedule 3.01, the Company does not own, control or hold with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, except for less than five percent (5%) of any equity security registered under the Exchange Act. As used in this Agreement, the word "Subsidiary" means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is or was consolidated with such party or with which such party is or was consolidated for financial reporting purposes.

    (c) The minute books of each of the Company and its Subsidiaries contain records of all actions taken at meetings of, and corporate actions or written consents taken by its shareholders and board of directors (including committees thereof), except for the absence of such record as would not have a Company Material Adverse Effect.

    3.02  Capitalization.

    (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock. As of the date of this Agreement, there are 8,207,106 shares of Company Common Stock issued and outstanding all of which are owned by the Shareholders in the amounts as set forth in Schedule 3.02 annexed hereto. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The authorized and issued and outstanding capital stock of each Subsidiary of the Company is set forth on Schedule 3.02. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company are owned by the Company, have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 3.02 hereto, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company or any of its Subsidiaries other than as provided for in this Agreement. There are no bonds, debentures, notes, shares of preferred stock or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the Shareholders of the Company may vote.

    (b) Except as disclosed on Schedule 3.02(b) hereto, there are no agreements or understandings, with respect to the voting of any shares of Company Common Stock or any Subsidiary of the Company

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or which restrict the transfer of such shares, to which the Company or any of its Subsidiaries is a party and there are no such agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of any such shares or which restrict the transfer of such shares, other than applicable federal and state securities laws.

    (c) All dividends on Company Common Stock which have been declared prior to the date of this Agreement have been paid in full.

    3.03  Authority; No Violation.

    (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action on the part of the Company, have been approved by the vote or consent of the Shareholders of the Company required by the Company's Articles of Incorporation and Bylaws and, except for the filing of the Certificates of Merger, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and each of the Shareholders and (assuming the due authorization, execution and delivery by Parent and Sub) constitutes a valid and binding obligation of the Company and each of the Shareholders, enforceable against each of the Company and each Shareholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (b) Except as set forth in Schedule 3.03 hereto, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions, hereof, will (i) violate, conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Company, or (ii) assuming that the consents and approvals referred to in the Disclosure Schedule hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, license or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event, which, with notice or lapse of time, or both would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, material agreement or other material instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, except in the case of Section 3.03(b)(ii) where the violation, conflict, breach, default, termination, cancellation, acceleration or creation of any encumbrance would not individually or in the aggregate have a Company Material Adverse Effect.

    3.04  Consents and Approvals.   Except for (a) the filing of the Certificates of Merger with the Delaware Secretary and the Minnesota Secretary, respectively, pursuant to the DGCL and the MBCA, respectively, to effect the Merger, (b) such filings as may be necessary as a result of any facts or circumstances relating solely to Parent or Sub, and (c) such filings, authorizations, consents or approvals as may be set forth in the Disclosure Schedule hereto, no consents or approvals of, or filings or registrations with, any court, administrative agency, regulatory agency or commission or other

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governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, except where the failure to obtain such consents, approvals, filings or registrations would not individually or in the aggregate have a Company Material Adverse Effect.

    3.05  Financial Statements.

    (a) Attached to Schedule 3.05(a) are copies of the audited balance sheet of the Company as of December 31, 2000, and the related statement of income for the fiscal year ended December 31, 2000, and the reviewed unaudited balance sheet of the Company dated as of September 30, 2001 and the reviewed unaudited statement of income for the nine months ended September 30, 2001. All such financial statements delivered under this Section 3.05(a) to Parent shall be collectively referred to herein as the "Financial Statements." The Financial Statements of the Company and its Subsidiaries have been prepared as of their respective dates in accordance with generally accepted accounting principles ("GAAP") during the periods involved (except as may be indicated therein or in the notes thereto), subject, in the case of unaudited interim financial statements to the absence of notes and to year-end adjustments and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated income and retained earnings and sources and applications of funds for the periods then ended.

    (b) Except (i) as set forth in the Disclosure Schedule hereto, (ii) for liabilities incurred since September 30, 2001 in the ordinary course of business consistent with past practice, or (iii) liabilities contemplated herein or in connection herewith (including, but not limited to, Transaction Fees), the Company does not have any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise) which are not adequately reserved or reflected on the balance sheet of the Company for the quarter ended September 30, 2001 and which would not have a Company Material Adverse Effect.

    (c) Schedule 3.05(c)(i) contains the Company's accounts receivable report as of September 30, 2001, which report is true and accurate in all material respects and has been prepared in accordance with the Company's normal practice. The accounts receivable reflected in the September 30, 2001 report contained in Schedule 3.05(c)(i) and all the accounts receivable arising after such date are, to the knowledge of the Company and the Shareholders, valid, genuine and collectible and arose from bona fide transactions in the ordinary course of the Company's business. Except as set forth on Schedule 3.05(c)(ii), no account receivable has been assigned or pledged to any other person and no defense or set off to any such account receivable has to the knowledge of the Company, been asserted by the account obligor. The allowance for bad debt for the Company's accounts receivable set forth on the September 30, 2001 unaudited consolidated balance sheet is in accordance with GAAP and in accordance with the historical accounting practices of the Company.

    (d) Since September 30, 2001, neither the Company nor its Subsidiaries has declared or paid any dividends, or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed or otherwise acquired any shares of the capital stock of the Company or issued or sold any such shares of capital stock.

    3.06  Absence of Certain Changes or Events.   Except as set forth in the Schedule 3.06 hereto, since September 30, 2001, there has not been any Company Material Adverse Effect on the Company (including without limitation any loss, or event that might result in the loss, of employees or customers) and, to the knowledge of the Company and the Shareholders, no fact or condition specific to the Company exists which is reasonably likely to cause such a Company Material Adverse Effect in the foreseeable future.

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    3.07  Legal Proceedings.   Except as set forth in Schedule 3.07 hereto, the Company is not a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitrable or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries, before any court, arbitrator, administrative agency or Governmental Entity, domestic or foreign. Neither the Company nor any of its Subsidiaries nor any property or asset of the Company is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct business in any area in which it presently does business.

    3.08  Taxes and Tax Returns.

    (a) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, local, domestic or foreign. The term "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

    (b) The Company and its Subsidiaries (collectively, the "Taxpayer") have filed all Tax Returns that were required to be filed. All such Tax Returns were when filed, and continue to be, correct and complete in all material respects. All Taxes owed by the Taxpayer (whether or not shown on any Tax Return) for any taxable period or portion thereof ending on or before the Closing Date have been timely paid or adequate provision has been or will be made therefor in the Closing Date Balance Sheet. The Taxpayer currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Taxpayer does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens with respect to Taxes on any of the assets or property of the Taxpayer. The representations set forth in this Section 3.08(b) are made by Taxpayer and the Shareholders on the basis that the transactions contemplated by this Agreement will qualify for tax-free reorganization treatment under Code Section 368(a)(1) (by reason of Code Section 368(a)(2)(D)) and, accordingly, all assets and liabilities of Company as of the Effective Time will be transferred to the Surviving Corporation by operation of law and the Surviving Corporation will take a carryover federal, state and local adjusted tax basis in such assets by reason of Code Section 362(b) and applicable state or local law. None of the representations set forth herein shall apply to any gain or income arising from the transfer of assets from the Company to the Surviving Corporation pursuant to the Merger by reason of the transaction not qualifying as a tax-free reorganization, or otherwise, and, notwithstanding any other provision hereof, Taxpayer and Shareholders do not undertake any responsibility for any Taxes associated with collecting the Company's accounts receivable transferred in the Merger or the conversion of such assets from a cash basis to an accrual basis method of accounting.

    (c) The Taxpayer has withheld or collected and paid all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, any other third party, or otherwise.

    (d) There is no dispute or claim concerning any Tax Liability of the Taxpayer either (A) claimed or raised by any authority in writing or (B) as to which the Taxpayer or the directors and officers (and employees responsible for Tax matters) of the Taxpayer or the Shareholders has knowledge. To the knowledge of the Company, there are no proceedings with respect to Taxes pending.

    (e) Schedule 3.08(e) annexed hereto sets forth an accurate, correct and complete list of all federal, state, local, and foreign Tax Returns filed with respect to the Taxpayer for taxable periods ended on or

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after December 31, 1997 and prior to the date hereof, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by or on behalf of the Taxpayer since December 31, 1997 and prior to the date hereof. No other audit or investigation with respect to Taxes is pending or, to the knowledge of the Company, has been threatened.

    (f)  The Taxpayer has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

    (g) The Taxpayer has not agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

    (h) The Taxpayer is not a party to any contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

    (i)  The Taxpayer has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

    (j)  The Taxpayer is not a party to any agreement, whether written or unwritten, providing for the payment of Tax liabilities, payment for Tax losses, entitlements to refunds or similar Tax matters.

    (k) No ruling with respect to Taxes relating to the Taxpayer has been requested by or on behalf of the Taxpayer.

    (l)  The Taxpayer (A) has never been a member of an affiliated group (within the meaning of Section 1504 of the Code, or any similar group as defined for state, local or foreign tax purposes) filing a consolidated federal (or combined or unitary state, local or foreign) income Tax Return or (B) does not have any liability for the taxes of any Person (other than the Taxpayers) under Reg. §1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

    (m) The unpaid Taxes of the Taxpayer (A) did not, as of the most recent fiscal quarter end, exceed the reserves for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on its books at such time and (B) do not exceed the reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Taxpayer in filing its Tax Returns.

    (n) The Taxpayer has not redeemed and will not redeem, and persons related to the Taxpayer (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) have not acquired and will not acquire, any Taxpayer stock, and Taxpayer has not made any distributions (other than distributions of the Company's accumulated adjustments account balance) with respect to its stock, prior to and in connection with the Merger, that would be treated as other property or money received within the meaning of Treasury Regulations Section 1.368-1(e)(1)(ii).

    (o) Except for Parent Common Stock that may be reacquired pursuant to the Escrow Agreement, to the Taxpayer's and the Shareholders' knowledge, there is no plan or intention on the part of any stockholder of the Company, directly or indirectly, to sell, exchange, transfer, or otherwise dispose of, to Parent, Sub, or any persons related to Parent or Sub within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations, any shares of Parent Common Stock received in the Merger.

    (p) In the Merger, Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Taxpayer immediately prior to the Merger. For the purposes of this representation, the following assets will be treated as

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property held by the Taxpayer immediately prior to the Merger but not acquired in the Merger: (i) assets disposed of by Taxpayer (other than assets transferred by the Company to Sub in the Merger) prior or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by the Company to pay dissenters, to pay stockholders who receive cash or other property in the Merger, or to pay other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distributions (other than distributions of the Taxpayer's accumulated adjustments account balance), redemptions or other payments in respect of the Taxpayer capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

    (q) The Taxpayer has made no transfer of any of its assets in contemplation of the Merger or during the Pre-Merger Period, other than in the ordinary course of business except for distributions of its accumulated adjustments account balance.

    (r) The Taxpayer and its stockholders will each pay separately its or their own expenses relating to the Merger, other than the Taxpayer expenses solely and directly related to the Merger in accordance with Rev. Rul. 73-54, 1973-1 C.B. 187.

    (s) The Taxpayer is not and will not be at the Effective Time an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

    (t)  At the Effective Time, the fair market value of the assets of the Taxpayer will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

    (u) The Taxpayer is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    (v) The liabilities of the Company assumed by Sub and the liabilities to which the Company assets transferred to Sub in the Merger are subject have been incurred by the Company in the ordinary course of its business.

    (w) The Company is participating in the Merger for valid business purposes and not for the purpose of tax avoidance, and the terms of the Merger are the product of arm's length negotiations.

    3.09  Employee Benefit Plans.

    (a) Schedule 3.09 hereto sets forth a true and complete list of all Plans maintained or contributed to by the Company or any of its Subsidiaries during the five (5) years preceding this Agreement. The term "Plans" for purposes of this Article III means all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and each other plan, arrangement, agreement or policy relating to employment, bonus, deferred compensation, retirement, profit sharing, 401(k), stock option, stock purchase, employee stock ownership, stock appreciation rights, savings, severance, termination, collective bargaining, group insurance, fringe benefit, and other employee benefit, incentive and welfare plans, written or oral, and all trusts related thereto, that are maintained or contributed to, or that were maintained or contributed to at any time during the five (5) years preceding the date of this Agreement, by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

    (b) The Company has heretofore delivered to Parent true and complete copies of each of the Plans and all related documents, including but not limited to (i) all required Forms 5500 and all related schedules for such Plans (if applicable) for each of the last two (2) years, (ii) the actuarial report for

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such Plan (if applicable) for each of the last two (2) years, and (iii) the most recent determination letter from the IRS (if applicable) for such plan.

    (c) Except as set forth in Schedule 3.09 (i) each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within meaning of Section 401(a) of the Code has been maintained so as to qualify from the effective date of such Plan to the Effective Time, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, based upon the actuarial assumptions currently used by the Plan for IRS funding purposes did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, and there has been no "accumulated funding deficiency" (whether or not waived), (iv) no Plan provides benefits, including without limitation death, medical or other benefits (whether or not insured), with respect to current or former employees of the Company, any of its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) life insurance death benefits payable in the event of the death of a covered employee, (C) disability benefits payable to disabled former employees, (D) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (E) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or any ERISA Affiliate or (F) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) with respect to each Plan subject to Title IV of ERISA no liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, no condition exists that presents a material risk to the Company, any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of such Plan, and there has been no "reportable event" (within the meaning of Section 1013 of ERISA and the regulations thereunder), (vi) none of the Company, any of its Subsidiaries or any ERISA Affiliate has ever maintained or contributed to a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by the Company as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of the Company, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate has any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) consummation of the transactions contemplated hereby will not cause any amounts payable under any of the Plans to fail to be deductible for federal income tax purposes under Sections 280G or 162(m) of the Code, and (x) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, and to the knowledge of the Company and the Shareholders, no Plan is under governmental investigation or audit or under consideration with the Internal Revenue Service under the Employee Plans Compliance Resolution System.

    (d) With respect to any Plan that is a welfare plan (within the meaning of Section 3(l) of ERISA) (i) no such Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(a) of the Code, and (ii) each such Plan complies in all material respects with the applicable requirements of Section 4980B(f) of the Code, Part 6 of Subtitle B of Title I of ERISA and any applicable state continuation coverage requirements ("COBRA").

    (e) Except as prohibited by law (including Section 411(d)(6) of the Code), each Plan may be amended, terminated, modified or otherwise revised by the Company, any of its Subsidiaries or its ERISA Affiliates as of the Effective Time to eliminate, without material effect, any and all future benefit accruals under any Plan (except claims incurred under any welfare plan).

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    (f)  Except as set forth on Schedule 3.09, neither the Company nor any of its Subsidiaries has entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding).

    (g) Other than as specifically set forth herein, the Company has satisfied all requirements under the Javelin Solutions, Inc. 2000 Stock Option Plan and has not taken any action or failed to take any action that has resulted in or will result in a breach or default under such Plan, or that would result in the acceleration of vesting of any options under such Plan.

    (h) The consummation of the transaction contemplated herein will not (i) entitle any current or former employee of the Company or any Subsidiary to severance benefits or any other compensation (including, without limitation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

    (i)  The Company and its Subsidiaries have no material unfunded liabilities for benefits or claims accrued pursuant to any Plan, which Plan is not intended to be qualified under Section 401(a) of the Code.

    3.10  Compliance with Applicable Law; Certain Agreements; Licensing.   Except as set forth in Schedule 3.10(i) hereto, each of the Company and its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied with and is not in conflict with, or in default or violation of any (a) statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree, published policies and guidelines of any Governmental Entity, applicable to the Company or any Subsidiary or by which any property or asset of the Company or Subsidiary is bound or affected or (b) any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any Subsidiary or any property or asset of the Company or Subsidiary is bound or affected, excluding, however any conflict, default, or violation of any of the foregoing that would not result in a Company Material Adverse Effect; and neither of the Company, any Subsidiary or any Shareholder knows of, or has received notice of, any violations of any the above. Schedule 3.10(ii) hereto contains a list of all federal and state licenses, franchises, permits and authorizations necessary for the lawful conduct of the Company's or any of its Subsidiaries' respective businesses.

    3.11  Certain Contracts.

    (a) Except as set forth in Schedule 3.11(a) hereto, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any director, officer or employee, or with respect to the employment of any consultant which cannot be terminated without payment, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission) ("SEC") to be performed after the date of this Agreement, (iv) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on ninety (90) days or less notice, (v) which restricts the conduct of any line of business by the Company or any of its Subsidiaries, (vi) with or to a labor union or guild (including any collective bargaining agreement), or (vii) with respect to any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the

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basis of any of the transactions contemplated by this Agreement. Other than as set forth in the Disclosure Schedule or in this Agreement, no benefits under any of such plans will be increased, or the vesting of the benefits of which, will be accelerated by the occurrence of any of the transactions contemplated by this Agreement. The Company has previously delivered to Parent true and complete copies of all such employment, consulting and deferred compensation agreements which are in writing and to which the Company is a party. Each contract, arrangement, commitment or understanding of the type described in this section is referred to herein as a "Company Contract".

    (b) Except as set forth in Schedule 3.11(b) hereto, (i) each Company Contract is legal, valid and binding upon the Company or any of its Subsidiaries, as the case may be, assuming due authorization of the other party or parties thereto, and in full force and effect, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) the Company has performed all material obligations required to be performed by it to date under each such Company Contract, and (iii) to the Shareholders' and the Company's knowledge no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Company or Subsidiary, as the case may be, under any such Company Contract other than any default or potential default which would not result in a Company Material Adverse Effect.

    3.12  Agreements with Regulatory Agencies.   To the knowledge of the Company neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued in writing by, or is a party to any written agreement, consent agreement or memorandum of understanding, commitment letter, suspension order, or similar undertaking (each, a "Regulatory Agreement") with any regulatory agency or any other Governmental Entity, nor has the Company been notified in writing or, to the knowledge of the Company or the Shareholders, otherwise by any regulatory agency or any other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement, in each case other than a Regulatory Agreement that would not have a Company Material Adverse Effect.

    3.13  Environmental Matters.

    (a) The Company and its Subsidiaries are, and have been, in material compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment.

    (b) There is no suit, claim, action or proceeding pending or, to the Shareholders' and the Company's knowledge, threatened, before any Governmental Entity or other forum in which the Company or any of its Subsidiaries has been or, with respect to threatened proceedings, may be named as a defendant, responsible party or potentially responsible party in any way relating to any environmental law, rule, regulation, standard or requirement.

    3.14  Properties.

    (a) The Company does not own nor have any ownership interest in any real property.

    (b) Except as set forth in Schedule 3.14 hereto, to the knowledge of the Company, all buildings and structures leased and used by the Company or any of its Subsidiaries conform in all material respects with all applicable ordinances, codes or regulations, except where such nonconformity would not have a Company Material Adverse Effect.

    (c) Schedule 3.14 contains a true, complete and correct list of all leases pursuant to which the Company or any of its Subsidiaries leases any real or personal property, either as lessee or as lessor

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which leases call for an annual payment in excess of $10,000 (the "Company Leases"). Assuming due authorization of the other party or parties thereto, each of the Company Leases is valid and binding on the Company or Subsidiary, and, to the Company's knowledge, valid and binding on and enforceable against all other respective parties to such leases, in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). There are not under such Company Leases any existing breaches, defaults or events of default by the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries received notice of, or made a claim with respect to, any breach or default by any other party to such Company Leases except where the existence of a default or breach would not have Company Material Adverse Effect. Each of the Company and its Subsidiaries enjoys quiet and peaceful possession of all such leased properties occupied by it as lessee.

    3.15  Insurance.   The Company has made available to Parent true and complete copies of all policies of insurance of the Company or any of its Subsidiaries currently in effect a list of which is attached as Schedule 3.15. All of the policies relating to insurance maintained by the Company with the respect to its properties and the conduct of its business (or any comparable policies entered into as a replacement thereof) are in full force and effect and the Company has not received any notice of cancellation with respect thereto. All life insurance policies on the lives of any of the current and former officers of the Company which are maintained by the Company or any of its Subsidiaries or which are otherwise included as assets on the books of the Company are, or will at the Effective Time be, owned by the Company or any of its Subsidiaries, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Company agrees that there will not be an amendment prior to the Effective Time without the consent of Parent. The Company does not have any liability for unpaid premium or premium adjustments not properly reflected on the Company's September 30, 2001 balance sheet. All claims under any policy or bond have been duly and timely filed.

    3.16  Labor Matters.   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union or guild contract nor has the Company or any of its Subsidiaries, to the Shareholders' and the Company's knowledge, been approached by any collective bargaining or other labor union or guild seeking to enter into a contract with the Company or any of its Subsidiaries. There is no pending or, to the Shareholders' and the Company's knowledge, threatened, labor dispute, strike or work stoppage against the Company or any of its Subsidiaries. To the knowledge of the Company, none of the Company or any of its Subsidiaries or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the business of the Company or any of its Subsidiaries, and there is no pending or, to the Shareholders' and the Company's knowledge, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency. To the knowledge of the Company, neither the Company nor its Subsidiaries has hired any illegal aliens as employees. To the knowledge of the Company, neither the Company nor its Subsidiaries has discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no race, age, sex or other discrimination complaints pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by any employee, former or current, before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of the Company, does any basis therefor exist.

    3.17  Intellectual Property.   The Company and its Subsidiaries own or possess a license and other right to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks, trademarks, domain names, know-how, software and other intellectual

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property material to the operation of its business as presently conducted (collectively, the "Intellectual Property Rights"). Schedule 3.17 sets forth a list of all patents, pending patent applications, registered copyrights, registered trademarks and service marks and applications for the registration of trademarks and service marks which are owned by the Company as well as all material intellectual property license agreements. Neither the Company nor any of its Subsidiaries has received any notice of conflict with the Intellectual Property Rights from any third party. The Company and its Subsidiaries are not in material default under any contract, agreement, arrangement or commitment relating to any of the Intellectual Property Rights, except where the existence of a default would not have a Company Material Adverse Effect. To the Shareholders' and the Company's knowledge, the Intellectual Property Rights do not infringe upon the rights of any third parties and are valid and enforceable.

    3.18  Broker's Fees.   Neither the Company nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

    3.19  Bank Accounts.   The Company has provided or made available to Parent complete and current summaries of information regarding all accounts, lock boxes and safe deposits maintained by the Company at banks, trust companies, securities firms or other brokers or other financial institutions.

    3.20  Disclosure.   No representation or warranty contained in this Agreement or any schedule to this Agreement contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Parent and Sub hereby, jointly and severally, represent and warrant to the Company as follows:

    4.01  Corporate Organization and Qualification.   Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and Bylaws of each of Parent and Sub, copies of which have previously been delivered to the Company, are true and complete copies of such documents as in effect as of the date of this Agreement. Schedule 4.01 sets forth the name and address of all of the Parent's Subsidiaries. Neither Parent nor any of its Subsidiaries owns, controls or holds the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, except for less than five percent (5%) of any equity security registered under the Exchange Act.

    4.02  Capitalization.

    (a) The authorized capital stock of Parent consists of 20,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share ("Parent Preferred Stock"). As of the date hereof, 6,261,233 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Schedule 4.02 hereto, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity security of Parent or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any

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shares of Parent Common Stock or any other equity security of Parent or any of its Subsidiaries other than as provided for in this Agreement. There are no bonds, debentures, notes, shares of preferred stock or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the Shareholders of Parent may vote. To Parent's knowledge there are no agreements or understandings, with respect to the voting of any shares of Parent Common Stock or any Subsidiary of Parent or which restrict the transfer of such shares, to which Parent or any of its Subsidiaries is a party and there are no such agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of any such shares or which restrict the transfer of such shares, other than applicable federal and state securities laws. As used in this Agreement, Parent's "knowledge" shall mean the knowledge of Parent's executive officers and directors.

    (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.001 per share ("Sub Common Stock"). As of the date hereof, 1,000 shares of Sub Common Stock are outstanding. All of the issued and outstanding shares of capital stock of Sub are owned by Parent, have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights.

    4.03  Authority; No Violations.

    (a) Each of Parent and Sub have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of each of Parent and Sub. Except for the filing of the Certificates of Merger and the approval of the shareholders of Parent, no other corporate proceedings on the part of Parent or Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Sub and (assuming the due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (b) Neither the execution and delivery of this Agreement by each of Parent and Sub, nor the consummation by either Parent or Sub, as the case may be, of the transactions contemplated hereby, nor compliance by either Parent or Sub with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Parent, or Sub, as the case may be, or (ii)(x) violate any statute, code, ordinance, rule, regulations, judgment, order, writ, decree or injunction applicable to Parent or Sub or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, material agreement or other instrument or obligation to which Parent or Sub is a party, or by which they or any of their respective properties or assets may be bound or affected.

    4.04  Consents and Approvals.   Except for (a) the filing of the Certificates of Merger with the Delaware Secretary and the Minnesota Secretary, respectively, pursuant to the DGCL and the MBCA, respectively, to effect the Merger, (b) such filings as may be necessary as a result of any facts or

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circumstances related solely to the Company, (c) the consents and approvals listed on Schedule 4.04 hereto, and (d) the consent of the shareholders of Parent to the Merger and the filing of a Proxy Statement in connection therewith, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Parent and Sub of this Agreement and the consummation by Parent and Sub of the Merger and the other transactions contemplated hereby.

    4.05  Broker's Fees.   Neither Parent nor Sub, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fee, commission or finder's fee in connection with any of the transactions contemplated by this Agreement, except as set forth in Schedule 4.05 hereto.

    4.06  Voting Requirements.   The affirmative vote of the holders of a majority of the shares of Parent Common Stock present and entitled to vote at the Shareholders Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Merger and the other transactions contemplated hereby.

    4.07  No Prior Activities.   Sub has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation of this Agreement and consummation of the transactions contemplated hereby. Sub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, or become subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated hereby.

    4.08  Labor Matters.   Neither Parent nor any of its Subsidiaries is a party to any collective bargaining or other labor union or guild contract nor, to Parent's knowledge, has Parent or any of its Subsidiaries been approached by any collective bargaining or other labor union or guild seeking to enter into a contract with Parent or any of its Subsidiaries. There is no pending, or to Parent's knowledge, threatened labor dispute, strike or work stoppage against Parent or any of its Subsidiaries which may interfere with the business activities of Parent or any of its Subsidiaries. None of Parent or any of its Subsidiaries or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the business of Parent or any of its Subsidiaries, and there is no pending or, to Parent's knowledge, threatened charge or complaint against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency.

    4.09  Reports; Financial Statements.

    (a) Parent has filed all forms, reports, registration statements and documents required to be filed by it with the United States Securities and Exchange Commission (the "SEC") since January 1, 1999 (such forms, reports, registration statements and documents, together with any amendments thereto, the "Parent SEC Filings"). As of their respective dates, the Parent SEC Filings (i) comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, as the case may be, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    (b) The audited financial statements and unaudited interim financial statements included or incorporated by reference in the Parent SEC Filings (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present the consolidated financial position of Parent as of the dates thereof and the income, cash flows, and changes in shareholder's equity for the periods involved.

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    4.10  Legal Proceedings.   The Parent is not a party to any, and there are no pending or to the knowledge of Parent threatened, legal, administrative, arbitrable or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Parent or any of its Subsidiaries or any property or asset of the Parent or any of its Subsidiaries, before any court, arbitrator, administrative agency or Governmental Entity, domestic or foreign which would have a material adverse effect on the Parent.

    4.11  Continued Listing of Stock.   Parent's Common Stock is listed for trading on the Nasdaq SmallCap Market and the Boston Stock Exchange and meets all maintenance criteria for continued listing thereon, respectively. The Parent has not received any notices or correspondences in writing from either the Nasdaq SmallCap Market or the Boston Stock Exchange regarding any investigation or inquiry or providing any notice of a proceeding with respect to the delisting of the Parent's securities.

    4.12  Registration Statement.   The Registration Statement (as defined in Section 6.02(b) hereof) and any amendments or supplements thereto will comply in all material respects as to form with the Securities Act, and none of the information relating to Parent or its affiliates included or incorporated therein or in any amendments or supplements thereto, or any schedules required to be filed with the SEC in connection therewith, will, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent with respect to information relating to the Company or any affiliate of the Company.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.01  Covenants of the Company.   During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company shall (and shall cause its Subsidiaries to) carry on its business in the ordinary course consistent with past practice. The Company shall (and shall cause its Subsidiaries to) use all reasonable efforts to (w) preserve its business organization, (x) keep available the present services of its employees, (y) continue to make regularly scheduled payments on all of its existing debt and (z) preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist, including, but not limited to all material contracts. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not (and shall cause its Subsidiaries not to):

    (a) except as specifically provided in the Disclosure Schedule with regard to Section 3.05(d) or in Section 6.22 hereof, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

    (b) (i) split, combine or reclassify any shares of its capital stock; or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement, or (ii) repurchase, redeem or otherwise acquire, any shares of the capital stock of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company;

    (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

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    (d) amend its Articles of Incorporation or Bylaws;

    (e) make any capital expenditures in excess of $25,000;

    (f)  enter into any new line of business;

    (g) (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a equity interest in or a portion of the assets of or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) otherwise acquire any assets other than in the ordinary course of business;

    (h) Intentionally Deleted.

    (i)  change its methods of accounting in effect at December 31, 2000, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

    (j)  (i) enter into, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries and one or more of its current or former directors, officers or employees or (ii) increase in any manner compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), excluding, however, any increase in compensation or benefits for any employees in the ordinary course of business and specifically approved in writing by Parent; or (iii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee (whether or not legally binding);

    (k) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity except in the ordinary course of business consistent with past practices of the Company;

    (l)  sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its assets, properties or other rights or agreements other than the ordinary course of business;

    (m) make any Tax election or settle or compromise any federal, state, local or foreign Tax liability;

    (n) pay, discharge or satisfy any claim, liability or obligation other than the payment or satisfaction in the ordinary course of business and consistent with past practices or as incurred in connection with the Merger and the transactions expressly contemplated hereby, or liabilities reflected or reserved against in the balance sheet date December 31, 2001, or subsequently incurred in the ordinary course of business and consistent with past practices of the Company;

    (o) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination, or make any commitment with respect to, regardless of whether consistent with past practices, any lease, contract, agreement or commitment having a term of one year or more from the time of execution or outside the ordinary course of business consistent with past practices other than computer leases in an amount not to exceed $20,000 individually or $100,000 in the aggregate;

    (p) waive any right, whether in equity or at law; or

    (q) agree to do any of the foregoing.

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    5.02  No Solicitation; Non-Disclosure.

    (a) None of the Company, any of its Subsidiaries, the Shareholders or any of their respective directors, officers, employees, representatives, agents and advisors or other persons controlled by the Company shall solicit or hold discussions or negotiations with, or assist or provide any information to, any person, entity or group (other than Parent, Sub and their affiliates and representatives) concerning (i) any merger, consolidation, business combination, share exchange, or other similar transaction involving the Company; (ii) any sale, lease, exchange, mortgage, pledge, license transfer or other disposition of any shares of Company Common Stock or significant assets of the Company; or (iii) the issuance of any new shares of capital stock of the Company or any options, warrants or other rights to acquire shares of capital stock of the Company. The Company will promptly communicate to Parent, Sub and their affiliates and representatives the terms of any proposal, discussion, negotiation or inquiry relating to a merger or disposition of a significant portion of its capital stock or assets or similar transaction involving the Company and the identity of the party making such proposal or inquiry, which it may receive with respect to any such transaction.

    (b) No party (or its representatives, agents, counsel, accountants or investment bankers) hereto shall disclose to any third party, other than either party's representatives, agents, counsel, accountants or investment bankers any confidential or proprietary information about the business, assets or operations of the other parties to this Agreement or the transactions contemplated hereby, except as may be required by applicable law. The parties hereto agree that the remedy at law for any breach of the requirements of this subsection will be inadequate and that any breach would cause such immediate and permanent damage as would be impossible to ascertain, and, therefore, the parties hereto agree and consent that in the event of any breach of this subsection, in addition to any and all other legal and equitable remedies available for such breach, including a recovery of damages, the non-breaching parties shall be entitled to obtain preliminary or permanent injunctive relief without the necessity of proving actual damage by reason of such breach and, to the extent permissible under applicable law, a temporary restraining order may be granted immediately on commencement of such action.

    5.03  Covenants of Parent and Sub.   During the period from the date of this Agreement and continuing until the Effective Time, Parent and its Subsidiaries shall not:

    (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

    (b) (i) split, combine or reclassify any shares of its capital stock; or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement, or (ii) repurchase, redeem or otherwise acquire, any shares of the capital stock of Parent or its Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of Parent or its Subsidiaries, except, in all circumstances, if an appropriate adjustment is made to the Stock Price to reflect the effect on the Stock Price of any such event;

    (c) other than as set forth on Schedule 4.02 hereof, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing except as permitted pursuant to Parent's employee benefit plans;

    (d) amend its Certificate of Incorporation or Bylaws;

    (e) Intentionally Deleted;

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    (f)  change its methods of accounting in effect at December 31, 2000, except as required by changes in GAAP or regulatory accounting principles as concurred to by Parent and its Subsidiaries' independent auditors;

    (g) except in connection with the equity or convertible debt financing contemplated in Section 7.03(h) or under the Parent's credit facility or any equipment or capital lease facilities, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity except in the ordinary course of business consistent with past practice of Parent and its Subsidiaries and except for indebtedness in an amount less than $100,000; or

    (h) agree to do any of the foregoing.

    5.04  All Necessary Action.   Each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction contemplated hereby as soon as practicable. No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of such party being untrue in any material respect as if originally made on and as of the Closing Date.

    5.05  Notification.   Each party shall promptly give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty herein contained of either party untrue or which might reasonable to expected to prevent the consummation of the transactions contemplated hereby.

    5.06  Board Seat.   The Parent covenants and agrees that the Board of Directors of the Parent shall (i) elect one of the Employee Shareholders, as selected by the Shareholders and reasonably agreed to by the Parent (" Company Nominee") to serve as a member of the Parent's Board of Directors, effective on or prior to Closing, and (ii) nominate the Company Nominee for re-election to the Parents Board of Directors at the Parent's 2002 Annual Meeting of Shareholders. In addition, after serving on the Parent's Board of Directors for one year the Company Nominee shall be transitioned to a seat on the Parent's Executive Committee.

ARTICLE VI

ADDITIONAL AGREEMENTS

    6.01  Regulatory Matters.   The parties hereto shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company, Parent or Sub, as the case may be, which appear in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Parent (or Sub as the case may be) and the Company shall promptly furnish each other with copies of

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written communications received by Parent, Sub or the Company, as the case may be, from or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

    6.02  Securities Matters.

    (a) During the two-year period following the Closing Date, Parent shall use its best efforts to make current public information available in accordance with Rule 144(c) under the Securities Act and to maintain the continued listing of its shares of Common Stock for trading on the Nasdaq SmallCap Market and the Boston Stock Exchange.

    (b) As of the Closing Date, the Parent Common Stock issued in connection with the Merger to the Shareholders will be registered pursuant to a registration statement ("Registration Statement") under the Securities Act. Parent shall also take such reasonable action as it deems to appropriate under state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant to the Merger, and shall prepare and submit to the Nasdaq SmallCap Market and the Boston Stock Exchange listing applications for the Parent Common Stock to be issued in the Merger pursuant to Article I of this Agreement. Notwithstanding the foregoing each Shareholder covenants and agrees that for a period of one year from the Closing (the "First Period"), he will not sell any of the Parent Common Stock (including securities convertible into or exchangeable for shares of Parent Common Stock) granted hereunder and that after the expiration of the First Period, for a period ending on the second anniversary of the Closing (the "Second Period"), he shall not sell, pledge, transfer or otherwise dispose of, in any 90 day period, a number of shares of Parent Common Stock (including securities convertible into or exchangeable for shares of Parent Common Stock) that in the aggregate constitute more than 1% of the Parent's outstanding shares. After the end of the Second Period there shall be no restrictions on Shareholders' sale, pledge or transfer of Parent Common Stock under this Agreement. The restrictions on transferability of Parent Common Stock set forth in this Section 6.02 shall survive any change of control of the Parent. Each share of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend stating the above restrictions.

    (c) Notwithstanding the restrictions set forth in Section 6.02(b) hereof, if, at any time following the Closing Date and ending on the five-year anniversary of such Closing Date, the Parent proposes to prepare and file one or more registration statements covering equity securities of the Parent held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Section 6.02(c), collectively, the " Secondary Registration Statement"), it will provide to the Shareholders, on a pro rata basis, the right to include in the proposed Secondary Registration Statement an aggregate amount of their shares of Parent Common Stock (including the Escrowed Shares, provided, however, that the resulting proceeds shall be placed in escrow and shall only be released from escrow pursuant to the terms and conditions set forth in the Escrow Agreement), not to exceed such percentage equal to the Stock Price divided by the total number of shares of Parent Common Stock outstanding at the time of filing of the Secondary Registration Statement. Notwithstanding the above, the Parent shall have the right at any time after it shall have given notice pursuant to this Section 6.02(c) (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Secondary Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof, without prejudice to Shareholders' right to include their shares of Parent Common Stock in a future Secondary Registration Statement pursuant to this Section 6.02(c).

    6.03  Shareholder Approval.

    (a) Parent will (i) call a meeting of its shareholders (the "Meeting") for the purpose of approving the issuance of the Parent Common Stock and, if necessary, to approve an amendment to the Parent Stock Option Plan to increase the number of shares of Parent Common Stock reserved for issuance upon exercise of stock options granted thereunder to the Shareholders of the Company (collectively,

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the "Matters"), (ii) hold the Meeting as soon as practicable following the date of this Agreement, (iii) recommend to its shareholders the approval of each of the Matters through its Board of Directors, and (iv) use its best efforts to obtain the necessary adoption and authorization of this Agreement by the shareholders of Parent.

    (b) Parent will (i) as soon as practicable following the date of this Agreement, prepare in correct and appropriate form and file with the SEC a preliminary Proxy Statement and (ii) use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company and the Shareholders shall supply to Parent on a timely basis in connection with the preparation of the Proxy Statement and Registration Statement all financial and other information necessary to be included therein with respect to the Company and the Shareholders. Parent will notify the Company of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement and Registration Statement. Parent shall give the Company and its counsel the opportunity to review the Proxy Statement and Registration Statement prior to being filed with the SEC and shall give the Company and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and Registration Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Parent and the Company agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, Parent shall mail the Proxy Statement to the stockholders of Parent.

    (c) Each party agrees to notify the other of, and to correct, any information contained in the Proxy Statement and Registration Statement furnished by such party to the other for inclusion therein, which information shall be, at the time of furnishing, or become, prior to the Meeting, false or misleading in any material respect. If at any time prior to the Meeting or any adjournment thereof there shall occur any event that should be set forth in an amendment to Proxy Statement, Parent will prepare and mail to its stockholders such an amendment or supplement.

    (d) During the period from the date of this Agreement to the date of Closing, Parent will file all reports, schedules and definitive proxy statements (including the Proxy Statement) (the "Parent Filings") required to be filed by Parent with the SEC and will provide copies thereof to the Company promptly upon the filing thereof.

    (e) Each Shareholder acknowledges and agrees that by signing this Agreement, he has voted all of his shares of Company Common Stock in favor of the approval of this Agreement, the Merger and all aspects of the transactions contemplated hereby, that such approval is irrevocable and cannot be rescinded and that each such Shareholder irrevocably agrees that he shall vote or cause to be voted (in person or by proxy) all of his shares of Company Common Stock at each meeting in which such matters are considered and subject to a vote in favor of any such other matters that come before such meeting concerning the Agreement, the Merger and the transactions contemplated thereby.

    6.04  Access to Information.   Subject to Section 5.02, the Company shall afford to Parent, and shall cause its independent accountants to afford to Parent and Parent's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the Company's assets, properties, books, Company Contracts and records. Subject to Section 5.02, the Company shall permit Parent and its representatives to make abstracts from and copies of such books and records. During such period, the Company shall use its reasonable best efforts to furnish promptly to Parent all other information concerning the business, properties and personnel of the Company as Parent may reasonably request. Subject to Section 5.02, following the

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Closing, Parent and the Surviving Corporation shall provide access to the Surviving Corporation books and records for reasonable business purposes including, without limitation, the preparation of the Company's final Tax returns and the Shareholders' Tax returns.

    6.05  Legal Conditions to Merger.   Each of Parent, Sub and the Company shall use all reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Parent, Sub or the Company in connection with the Merger and the other transactions contemplated by this Agreement.

    6.06  Additional Agreements.   If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by the Company or Parent.

    6.07  Disclosure Supplements.   Prior to the Effective Time, each party will supplement or amend the Schedules hereto delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(b) hereof or the compliance by the Company with the covenants set forth in Section 5.01 hereof (unless Parent consents in writing to such satisfaction of conditions or compliance or elects to waive such matter by closing the transactions contemplated hereby) or for the purposes of determining satisfaction of the conditions set forth in Sections 7.03(a) hereof or the compliance by Parent with the covenants set forth in Section 5.03 hereof (unless the Company consents to such satisfaction of conditions or elects to waive such matter by closing the transactions contemplated hereby).

    6.08  No Inconsistent Actions.   Prior to the Effective Time, except as otherwise permitted by this Agreement, no party will enter into any transaction or make any agreement or commitment and will use reasonable efforts not to permit any event to occur, which could reasonably be anticipated to result in (x) a denial of the regulatory approvals referred to in Section 7.01(a) or (y) the imposition of any condition or requirement that would materially adversely affect the economic or business benefits to the Surviving Corporation of the transactions contemplated by this Agreement.

    6.09  Tax Matters.

    (a) Reorganization Issues. The parties shall not, before or after the Effective Time, purposefully take any action or fail to take any action that would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization and having each of the parties hereto from being parties to such reorganization within the meaning of Section 368 of the Code. In furtherance of the parties position that the Merger is a tax-free reorganization pursuant to Code Section 368(a), Parent, Sub and Surviving Corporation make the representations and covenants set forth in Exhibit B hereto to the Company and the Shareholders. Neither Parent, Surviving Corporation nor their affiliates shall file any refund or similar claims for Taxes or amended Tax Returns related to the Company for any taxable period of portion thereof ending on or prior to the Closing Date without the express written consent of the Shareholders or the Shareholders' Representative.

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    (b) Tax Refunds. In the event that, after the Closing Date, Parent, any affiliate of Parent, the Company or Surviving Corporation receives (or, on a separate return basis, would receive) a refund or a credit in respect of any Taxes attributable to the business, property or operations of the Company with respect to any taxable period or portion thereof ending on or prior to the Closing Date, such refund or credit shall be the property of Shareholders and any portion thereof paid to Parent, any affiliate of Parent, the Company or Surviving Corporation shall promptly be paid over to Shareholders.

    (c) Audits. Each party hereto agrees to notify the other party or parties promptly or any audits, investigations, or examinations of or having a potential impact on the Taxes of the Company or Shareholders, by any federal, state or local taxing authority with regard to any taxable periods or portions thereof ending up to and including the Closing Date, if the audit, investigation, or examination could affect the Taxes of the Company or any parties' indemnification obligations hereunder. In the event of such an audit, investigation, or examination, Parent or Sub shall control such proceedings and each such party agrees to (a) allow the other party and its attorneys and accountants to participate in said audit, investigation or examination in respect to items which may affect the Company or Shareholders, at such other party's expense, and (b) provide the other party and its agents, accountants, and attorneys, with reasonable access to such books and records as they reasonably deem necessary to determine the validity of the items under audit, investigation, or examination by said federal, state or local taxing authority. The parties agree to either (x) obtain the written consent of the other party prior to agreeing to any audit adjustment which would adversely affect such other party or its affiliates or (y) waive their right to seek reimbursement from such other party or its affiliates with respect to such audit adjustment. Notwithstanding anything to the contrary herein, a party hereto other than the Parent or Sub can control such proceedings concerning an audit, investigation, or examination if and only if such party expressly agrees to fully and totally indemnify and hold harmless the Parent and the Sub for any tax liability attributable to periods prior to the Closing Date.

    (d) Inspection of Tax Records. Following the Closing Date, Parent, affiliates of Parent, the Company, and Surviving Corporation shall, upon reasonable request, afford to the Shareholders and their Shareholder Representative reasonable access during normal business hours to the books, records and other data of or relating to the Company and Surviving Corporation (and permit the Shareholders and their Shareholder Representative to make copies thereof at their own expense) with respect to taxable periods or portions thereof ending prior to the Closing Date, to the extent that such access may be reasonably required by the Shareholders for the Company or Surviving Corporation to prepare their individual federal, state and local tax returns with respect to all taxable periods ending on or including the Closing Date, and to defend an audit or other investigation or examination of any of their personal federal, state or local Tax Returns for all taxable periods or portions thereof ending on or including the Closing Date.

    (e) Retention of Tax Records. The Company, Surviving Corporation, Parent and Parent's affiliates agree to retain all books and records with respect to Tax matters pertinent to the Company until the expiration of three months after the relevant statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

    (f)  Preparation of Tax Returns. (i) The Company shall file at Company's expense, on or prior to the due date thereof, all Tax Returns required to be filed by the Company on or before the Closing Date, with a copy thereof provided to Parent promptly after such filing; (ii) For federal and state income Tax Returns of the Company for the taxable period ending on the Closing Date, which Tax Returns will be filed after the Closing Date, Shareholders shall bear the cost and expense of preparing such Tax Returns to the extent such expense is not accrued in the Closing Date Balance Sheet, but a liability for Taxes due with such Tax Returns shall be paid by the Surviving Corporation to the extent such amount is accrued as a liability for Taxes owing on the Closing Date Balance Sheet. Such Tax Returns shall be prepared at the direction of the Shareholder Representative and shall be signed by an officer of the Company who was an officer prior to the Merger, subject to prior review and approval by

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the appropriate tax officer(s) of the Parent and/or Surviving Corporation which approval shall not be unreasonably withheld; and (iii) Parent, Surviving Corporation or their affiliates will file (or cause to be filed) all Tax Returns of the Company or Surviving Corporation due after the Closing Date for taxable periods ending after the Closing Date. The Company will pay all expenses related to the preparation of such Tax Returns.

    6.10  Employment Agreements.   On the Closing Date, Parent shall enter into Employment Agreements with each Employee Shareholder in substantially the form attached as Exhibit C hereto or as such agreement is made between the Parent and such Employee Shareholder.

    6.11  Company Shareholder Representation Letters.   On the Closing Date, each Employee Shareholder shall execute and deliver to Parent the Representation Letters in the form attached hereto as Exhibit F (the "Representation Letters").

    6.12  Stock Options; Employee Benefits.   (a) At the Effective Time, the Parent shall assume the Javelin Solutions, Inc. 2000 Stock Option Plan (the "Company Stock Option Plan") and the Parent shall assume all outstanding options granted pursuant to the Company Stock Option Plan and each such assumed option shall become and represent an option (an "Adjusted Option") (i) to purchase the number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock originally issuable pursuant to the assumed option by the fraction, (A) the numerator of which is the Stock Price, as adjusted in accordance with subsection 1.05(g), plus that number of shares of Parent Common Stock determined by dividing the Note Price and the aggregate amount of the AAA Notes by the Effective Stock Price (as defined in Section 9.03 hereof) and (B) the denominator of which is the number of shares of Company Common Stock outstanding as of the date of this Agreement (the "Adjusted Option Fraction"), and (ii) at an exercise price per share of Parent Common Stock equal to the original exercise price under the assumed option divided by the Adjusted Option Fraction; provided, however, that the adjustments with respect to any such assumed option that is an "incentive stock option" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. Each Adjusted Option shall continue to be governed by the Company Stock Option Plan and shall continue to be evidenced by the stock option agreement evidencing the grant of the predecessor assumed option and the Company Stock Option Plan and each such agreement shall be deemed amended to reflect the assumption of that plan by the Parent and the substitution of Parent Common Stock for Company Common Stock pursuant to this Section 6.12.

    (b) Subject to the approval of the shareholders of Parent if such approval is required, Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the Company Stock Option Plan (as assumed) and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock pursuant to the Company Stock Option Plan (as assumed) or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. As soon as practicable after the Effective Time, Parent shall prepare and file with the Commission a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations with respect to issuance of such shares under this Section 6.12. Such registration statement shall be kept effective and the current status of the prospectus required thereby shall be maintained for at least as long as any Adjusted Option remains outstanding.

    6.13  Benefit Plans and Employee Matters.   From and after the Effective Time, Parent shall use its best efforts to cause the Surviving Corporation to provide employee benefits and programs to the Company's employees that, in the aggregate, are substantially comparable or more favorable than the Parent's current employee benefits and programs, all of which are set forth on Schedule 6.13 hereto; provided, however, that except as otherwise provided in this Agreement or in the Employment Agreements with the Employee Shareholders, nothing in this Section 6.13 shall confer upon Parent any

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obligation to continue the employment of any of the Company's employees. Contrary to Parent's policy on vacation accrual, all employees of the Company employed through the Closing may retain accrued vacation through the calendar year 2002.

    6.14  Publicity.   The parties acknowledge that Parent, as a publicly held company, is subject to certain disclosure requirements under federal securities laws. Accordingly, the Company and the Shareholders agree that, except as otherwise required by law, they (a) will make no public comment concerning or announcement regarding the Merger and (b) institute procedures to restrict knowledge of the proposed transaction to those who need to know. Notwithstanding the foregoing, Parent reserves the right to disclose the Merger, including financial information regarding the Company and the status of negotiations, at any time it decides that such disclosure is appropriate under the securities laws or the rules of any stock exchange, provided, however, that Parent shall provide the Company and its counsel a reasonable time to review and comment upon such disclosure.

    Except as otherwise required by law or the rules of The Nasdaq SmallCap Market System or the Boston Stock Exchange, Inc. and notwithstanding anything in this Agreement to the contrary, so long as this Agreement is in effect, none of Parent, Sub, the Shareholders or the Company shall, or shall permit any of their Subsidiaries, if applicable, to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party.

    6.15  Lock-Up.   Each Shareholder covenants and agrees that in the event of a private or public offering of Parent Common Stock such Shareholder shall be subject to the same restrictions on transferability or lock-up of shares of Parent Common Stock as the underwriter or placement agent of any such offering or placement shall require of all of the executive officers and directors of Parent; provided however, that this covenant shall expire upon the first to occur of (i) the third anniversary of the Closing Date or (ii) any Change in Control of Parent. For purposes of this Agreement, a "Change in Control" shall mean (i) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Parent (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Parent; (ii) the approval by the shareholders of the Parent of any plan or proposal for the liquidation or dissolution of the Parent; (iii) a merger or consolidation to which the Parent is a party if the shareholders of the Parent immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors; (iv) any person becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Parent's outstanding securities ordinarily having the right to vote at elections of directors other than in connection with a Public Offering of the Parent's securities; or (v) any other change in control of the Parent of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Parent is then subject to such reporting requirements.

    6.16  Completion of Audit.   The Shareholders covenant and agree to use reasonable efforts to cause the independent auditors of the Company to complete their audit of the business, financial condition and results of operations of the Company for fiscal year ending December 31, 2000 and on a reviewed basis for the nine months ended September 30, 2001 as soon as possible, but in no event later than October 31, 2001.

    6.17  Parent's Shareholder Consent.   Parent acknowledges that it has delivered to the Company an executed copy of the irrevocable agreement of certain of Parent's shareholders to (i) approve the Matters as set forth on Exhibit G-2 hereto ("Parent's Shareholder Consent"). Parent represents and

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warrants that each person signing Parent's Shareholder Consent has full power and authority, if an entity, and full power and capacity, if an individual, to execute and deliver Parent's Shareholder Consent and that such Parent's Shareholder Consent has been duly and validly executed and delivered constitutes a valid and binding obligation of the parties executing Parent's Shareholder Consent.

    6.18  Payment of Taxes.   The Shareholders agree that they shall be jointly and severally liable for the payment of all of the Company's Taxes which became due and payable prior to the Closing, and that the payment of such Taxes shall be made promptly following the Closing. The Parent agrees to be liable for any deferred Tax liability resulting from the Company's conversion from a cash basis taxpayer to an accrual basis taxpayer.

    6.19  Indemnification.   Parent agrees that it will, after the Effective Time, provide to those individuals who have served as directors or officers of the Company or its Subsidiaries indemnification equivalent to that provided by the Articles of Incorporation and Bylaws of the Company with respect to matters occurring prior to the Effective Time, including without limitation the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time (or, in the case of mattes occurring prior to the Effective Time which, have not been resolved prior to the sixth anniversary, until such matters are finally resolved), To the extent permitted by law, Parent will advance expenses in connection with the foregoing indemnification. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and the Surviving Corporation shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets or any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.19.

    6.20  Agribusiness Vertical Focus.   Following the Closing, Parent agrees to establish and support the growth of a national commodities marketplace practice to be headed by one of the Employee Shareholders.

    6.21  Best Efforts Concerning Assumption of Personal Guarantees.   The Shareholders agree to use their best efforts in assisting the Parent in assuming and Parent shall use its best efforts in assuming, the personal guarantees set forth in Schedule 7.03(l) hereto.

    6.22  Estimated Financial Statements; Subchapter S Distribution.   (a) As soon as practicable, but in no event later than five (5) days prior to the expected Closing Date determined by the parties, the Shareholders shall cause the preparation of estimated balance sheets and related statements of income for the fiscal year ended December 31, 2001 and the short tax year commencing on January 1, 2002 and ending on the expected Closing Date (the "Estimated Closing Financial Statements"), including a statement of the Company's accumulated adjustments account for purposes of Subchapter S under the Code ("AAA"), as estimated at such time. The Estimated Closing Financial Statements will be prepared consistent with the past practice of the Company and in accordance with the same principles and methods followed in preparing the Financial Statements referred to in Section 3.05 hereof. The Estimated Closing Financial Statements shall be delivered to, and shall be in form and substance reasonably satisfactory to, Parent.

    (b) Following preparation of the Estimated Closing Financial Statements and prior to the Closing, the Company shall:

       (i) make a cash distribution to the Shareholders in an aggregate amount equal to the greater of: (x) forty-five percent (45%) of the Company's net income for each of the periods covered by the Estimated Closing Financial Statements to cover the income tax liability to the Shareholders attributable to the operations of the business of the Company (but not relating to any salary of the Shareholder) for the fiscal year ended December 31, 2001 and the period from January 1, 2002 to the Closing Date, less amounts previously distributed on account thereof; and (y) $250,000;

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  provided, however, that the Company may distribute up to $250,000 of such amount prior to the preparation of the Estimated Closing Financial Statements in order to fund Shareholder tax liability; and

      (ii) make a further distribution to the Shareholders in the form of promissory notes, having the same terms and conditions as the Series A Notes, in an aggregate principal amount initially equal to $500,000 but subject to adjustment to a principal amount sufficient to result in the present value of such note (grossed up at the then-current minimum AFR to take into account the non-payment of interest thereon) equaling the excess of (x) the Company's final AAA balance over (y) the aggregate amount of the distribution made under clause (i), above (such promissory notes referred to herein as the "AAA Notes").

    6.23  Subordination Agreements.   Between the date of this Agreement and the Closing, the Company and the Shareholders will cooperate with the Parent and its lending bank, other financial institution or investors in the financing transaction referred to in Section 7.03(h) in obtaining consent therefrom for this transaction. In accordance therewith, the Shareholders agree that they will execute such subordination agreements with respect to the Series A Notes, Series B Notes and the AAA Notes as shall be reasonably requested by any such lenders.

ARTICLE VII

CONDITIONS PRECEDENT

    7.01  Conditions to Each Party's Obligation to Effect the Merger.   The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

    (a) Regulatory Approvals. All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

    (b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect and no proceeding initiated by any Governmental Entity seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, or any of the other transactions contemplated by this Agreement.

    7.02  Conditions to Obligations of Parent and Sub.   The obligation of Parent and Sub to effect the Merger is also subject to the satisfaction or waiver by Parent or Sub, at or prior to the Effective Time, of the following conditions:

    (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the shareholders of Parent.

    (b) Representations and Warranties. The representations and warranties of the Company and the Shareholders set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date except for inaccuracies that, individually or in the aggregate, have not had, and would not have a Company Material Adverse Effect. Parent shall receive at Closing a certificate signed on behalf of the Company by an authorized officer to the foregoing effect.

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    (c) Performance of Obligations of the Company and the Shareholders. The Company and the Shareholders shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall receive at Closing a certificate signed on behalf of the Company by an authorized officer to such effect.

    (d) Consents Under Agreements. The consent, approval, waiver or amendment of each person (other than the Governmental Entities referred to in Section 7.01(a)) set forth on Schedule 3.03 hereto shall have been obtained and shall be reasonably satisfactory to Parent.

    (e) List of Employees. The Company shall have delivered to Parent a list of employees who will become employees of Parent or the Surviving Corporation immediately following the Closing.

    (f)  Intentionally Deleted

    (g) Employment Agreements. Parent shall have executed Employment Agreements with each of the Employee Shareholders in substantially the form attached hereto as Exhibit C hereto, or as such agreement is made between the Parent and such Employee Shareholder.

    (h) Dissenters' Rights. The Shareholders of the Company shall not have any right to exercise dissenters', appraisal or similar rights under the MBCA by virtue of the Merger.

    (i)  Opinion of Counsel for Company and the Shareholders. The Parent and Sub shall have received an Opinion of Counsel of the Company and the Shareholders in form and substance reasonably acceptable to the parties.

    (j)  Authorization to Conduct Business. The Company shall have been licensed, qualified or authorized to conduct business in all jurisdictions in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and shall have satisfied and paid all expenses, taxes, assessments, fines, penalties and other payments to such jurisdictions in connection therewith.

    (k) Termination of Stockholders' Agreement. The Company and the Shareholders shall have entered into a Termination Agreement pursuant to which they shall affirmatively terminate the Shareholders' Agreement dated June 5, 1997 and all amendments thereto.

    (l)  Escrow Agreement. The Company, Parent, Sub, Shareholders and the Escrow Agent shall each have executed and delivered the Escrow Agreement.

    (m) No Material Adverse Changes. During the period between the execution of this Agreement and the Closing Date, there shall not have been any Company Material Adverse Effect and no fact or condition specific to the Company may exist which would have or would reasonably likely cause such a Company Material Adverse Effect after the Closing.

    (n) Audited Financial Statements. The Company shall deliver to the Parent at the Closing audited financial statements for no less than the last two fiscal years, prepared in accordance with GAAP.

    7.03  Conditions to Obligations of the Company.   The obligations of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Closing of the following conditions:

    (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Company shall receive at Closing a certificate signed on behalf of Parent and Sub by an authorized officer of each company to the foregoing effect.

    (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have each performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date,

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and the Company shall receive at Closing a certificate signed on behalf of Parent and Sub by an authorized officer of each company to such effect.

    (c) Promissory Notes. Parent shall have executed and delivered to each Shareholder a Series A Note and a Series B Note.

    (d) Opinion of Counsel for the Parent and Sub. The Company shall have received an opinion of counsel of Parent and Sub in form and substance reasonably acceptable to the parties.

    (e) Payment of Non-Escrowed Portion of Merger Consideration. Parent shall have paid each Shareholder such Shareholder's pro rata portion of the non-escrowed Merger Consideration.

    (f)  Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the shareholders of the Company.

    (g) Employment Agreements. Parent shall have executed Employment Agreements with each of the Employee Shareholders in substantially the form attached as Exhibit C hereto, or as such agreement is made between the Parent and such Employee Shareholder.

    (h) Additional Equity. Parent shall complete a financing transaction pursuant to which it will receive gross proceeds of not less than $1.5 million in equity or debt financing (less (i) $250,000 less any cash paid to the shareholder of Primary Webworks, Inc. dba Vertecon, Inc. ("Vertecon") in connection with the merger referred to in Subsection (k) and (ii) the amount of any transaction fees related to such financing, the transaction with Vertecon or the transaction with the Company, that are paid in equity, up to a total of $150,000, involving terms that are reasonably acceptable to the Company. It is expressly agreed that financing terms substantially as set forth in Schedule 7.03(h) are acceptable to the parties hereto.

    (i)  Escrow Agreement. The Company, Parent, Sub, Shareholders and the Escrow Agent shall each have executed and delivered the Escrow Agreement.

    (j)  No Material Adverse Changes. During the period between the execution of this Agreement and the Closing Date, there shall not have been any material adverse effect on the Parent or Sub and no fact or condition specific to the Parent or Sub may exist which is reasonably likely to cause a Material Adverse Effect on the Parent or Sub after the Closing.

    (k) Vertecon Agreement. Parent's Agreement and Plan of Merger with among others, Vertecon, shall have been executed and delivered by all parties thereto and shall be in full force and effect and no facts or circumstances shall exist which would lead, or be reasonably likely to lead to termination of, or entitle a party thereto to any right to terminate, such agreement.

    (l)  Release and Discharge of Personal Guarantees; Guarantee of AAA Notes. Subject to Section 6.21 hereof, Parent shall have caused those personal guarantees of the Shareholders specified in Schedule 7.03(l) hereto to have been fully released and discharged by the beneficiaries thereof. Parent shall have guaranteed the AAA Notes issued by the Company to the Shareholders.

    (m) Board of Directors of Parent. The Company Nominee shall be elected to the Board of Directors of the Parent.

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ARTICLE VIII

TERMINATION AND AMENDMENT

    8.01  Termination.   This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

    (a) by mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

    (b) by either Parent or the Company (provided, however, that the right to terminate this Agreement under this clause shall not be available to any party who's breach or failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur) if there shall have been a breach of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of the other party such that the provisions of Section 7.02(b) and (c) or Section 7.03 (a) and (b), as the case may be, would not be satisfied and such breach has not been cured within ten (10) days after notice thereof to the breaching party; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

    (c) by either Parent or the Company if the Closing shall not have occurred by (i) March 31, 2002 if the Proxy Statement is subject to review by the SEC ("SEC Review") or (ii) January 31, 2001 if the Proxy Statement is not subject to SEC Review; provided, however, that the dates set forth in Section 8.01(c) (i) and (ii) may be increased by an additional 30 days at the request of the Parent if the Closing is delayed solely because any Requisite Regulatory Approval or approval by the shareholders of Parent has not been obtained and Parent is diligently undertaking such efforts required to obtain the same; provided, further, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose actions or failure to act has been a primary cause of, or resulted in, the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

    8.02  Effect of Termination.   In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, except Section 5.02 shall survive any termination of this Agreement for a period of two years following such termination and Section 8.06 shall survive any termination of this Agreement, and there shall be no further obligation on the part of Parent, Sub, the Company, or their respective officers or directors or the Shareholders except for the obligations under such provisions. Notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its intentional breach of any provision of this Agreement.

    8.03  Expenses.   If the transactions contemplated by this Agreement do not close, each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, regardless of whether or not the Merger is consummated, except as provided in this Section 8.03. At Closing, Parent will pay up to $50,000 of the Company's costs in connection with the Merger upon the Closing, less any amount previously paid and added to the cash balance on the Company's final Closing Date Balance Sheet pursuant to Section 2.03.

    8.04  Amendment.   Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. Notwithstanding the foregoing, non- material amendments to this Agreement may be made without the authorization of the respective Boards of Directors of the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.05  Extension; Waiver.   At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties

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hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall nor operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    8.06  Break-up Fee.   If either of the Parent or the Company terminates this Agreement for the reasons set forth below, then liquidated damages, in the amount of $500,000 termination fee shall be paid in lieu of any other remedies available at law with regard to such termination (the "Fee") as follows:

    (a) no Fee shall be paid by either party if this Agreement is terminated pursuant to Section 8.01(a);

    (b) the Fee shall be paid by the Company to the Parent, if this Agreement is terminated by the Company other than pursuant to Section 8.01(b) or (c) provided however, that the fee shall be paid by Parent to Company if Company's termination of this Agreement under Section 8.01(c) was caused by Parent's failure to satisfy the conditions of Sections 7.03(c), (e), (g), or (m), or if Parent terminates this Agreement due to its failure to satisfy the conditions of Section 7.02(a) (but only if due to a default by any Parent Shareholder under their respective Parent's Shareholder Consent); and

    (c) the Fee shall be paid by the Parent to the Company, if this Agreement is terminated by Parent other than pursuant to Section 8.01(b) or (c) provided however, that the fee shall be paid by Company to Parent if Parent's termination of this Agreement under Section 8.01(c) was caused by Company's failure to satisfy the conditions of Section 7.02(g) (but only to the extent such failure relates to the failure of a majority of the five Employee Shareholders to enter into the Employment Agreements other than due to death or Disability prior to the Effective Time), (h) or (k), or if Company terminates this Agreement due to its failure to satisfy the conditions of Section 7.03(f).

    In the event that the Fee is payable under this Section 8.06, the Fee shall be due and payable on the tenth (10th) business day following the terminating party's delivery of a notice of termination. The parties expressly acknowledge and agree that the Fee is intended as liquidated damages only and not a penalty, and is provided for herein due to the difficulty of ascertaining actual damages, the time required to do so, and the further harm that would result to the aggrieved party's business pending the collection of money damages through legal remedies.

ARTICLE IX
INDEMNIFICATION

    9.01  Agreement to Indemnify.   Following the Closing and subject to the limitations set forth herein,

    (a) the Company and each Shareholder, jointly and severally, shall indemnify and agree to defend and hold harmless Parent and the Surviving Corporation (and their respective affiliates, officers, directors, employees, representatives and agents) ("Purchaser Indemnities" and, singularly, a "Purchaser Indemnitee") against and in respect of any and all Damages, by reason of or otherwise arising out of a breach by the Company of a representation, warranty or covenant contained in this Agreement or in the event of a Third Party Claim (as hereinafter defined) relating to any event occurring prior to the Effective Time. "Damages" shall be limited to actual, out of pocket costs and expenses (and not consequential damages) and will include, reasonable attorneys' fees and disbursements, reasonable accountants' fees and disbursements, costs of litigation and other expenses incurred by them (or their respective affiliates, officers, directors or employees) in the defense of any claim asserted against them (or their respective affiliates, officers, directors or employees) and any amounts paid in settlement or compromise of any claim asserted against them to the extent that the

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claim asserted is or would have been subject to the indemnification provisions hereof, subject to the limitations on indemnification set forth in Sections 9.02 and 9.03. "Damages" shall not include any amount for which reimbursement is received by Parent, the Surviving Corporation or the Company, as the case may be, pursuant to insurance policies or third-party payments by virtue of indemnification or subrogation received by such party which the Parent, the Company and the Surviving Corporation shall use their best efforts to pursue, and shall be determined net of any tax benefit actually realized by the Indemnified Party as a result of the claim.

    (b) Parent shall indemnify and agrees to defend and hold harmless the Shareholders (and their respective affiliates, representatives and agents) against and in respect of any and all Damages by reason of or otherwise arising out of a breach by Parent or Sub of a representation, warranty or covenant contained in this Agreement.

    9.02  Survival of Indemnity.   The representations and warranties and indemnification obligations of each Indemnifying Party pursuant to Section 9.01 shall survive the Closing for a period of fifteen (15) months, except for Damages arising out of a breach of any of the representations or warranties in either Section 3.08 or Section 3.13, which shall survive for a period equal to the applicable statute of limitations on any claim relating thereto, and any claims for indemnification in accordance with this Article IX with respect to any representation or warranty must be made (and will be null and void unless made) prior to the end of the applicable survival period. Upon expiration of such periods, no Indemnifying Party shall have any liability for Damages under such indemnification obligations unless it has received written notice from an Indemnified Party claiming indemnification prior to the expiration of the applicable period as required.

    9.03  Additional Provisions.

    (a) Limitations on Indemnified Amounts of the Company and the Shareholders. Except as otherwise provided herein, the Company and the Shareholders shall not have any obligation to indemnify any parties under this Article IX until the Company's and the Shareholders' aggregate indemnity obligations shall exceed $50,000.00, whereupon such parties shall be entitled to receive Damages from the first dollar; provided, however, that in no event shall the Company's and the Shareholders' aggregate indemnity obligations exceed an amount equal to (i) 50% of the value of the Series A Notes and (ii) 50% of the Parent Common Stock issued pursuant to this Agreement. Subject to the Shareholders' option to pay cash under Section 9.03(f), in the event of any Claim for indemnification against a Shareholder as an Indemnifying Party, such Claim shall be satisfied as follows: (x) 50% of any such Claim shall be satisfy by the Escrowed Notes and (y) 50% of any such Claim shall be satisfied by the Escrowed Shares. Any shares of Parent Common Stock used to satisfy such Claim shall be valued at the average per share closing price for the Parent's outstanding common stock on the Nasdaq (or, if not traded on the Nasdaq, such exchange that the stock is traded on) for the twenty (20) consecutive trading days ending on the trading day immediately before the Closing Date ("Effective Stock Price"). The liability of the Company and the Shareholders collectively for indemnification under this Article IX by reason of or arising out of any breach by the Company or any Shareholder of any covenant or of any representation or warranty shall not be modified, waived or diminished by any examination or investigation conducted by Parent of the books, records or operations of the Company.

    (b) Limitations on Indemnified Amounts of Parent. Parent shall have no obligation to indemnify the Company under this Article IX until the Indemnified Parties' aggregate indemnity obligations hereunder shall exceed $50,000.00, whereupon such parties shall be entitled to receive Damages from the first dollar, provided however, that in no event shall the Parent's and Sub's aggregate indemnity obligations exceed an amount equal to the maximum potential indemnification obligation of the Company and the Shareholders as provided in Subsection 9.03(a). The liability of Parent for indemnification under this Article IX by reason of or arising out of any breach by Parent or Sub of any

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covenant or of any representation or warranty shall not be modified, waived or diminished by any examination or investigation conducted by the Company of the books, records or operations of Parent and Sub.

    (c) No Limitation in Event of Fraud. Notwithstanding any other provision hereof, nothing in this Article IX (including the provisions of paragraphs (a) and (b) of this Section 9.03) or otherwise shall limit, in any manner, any remedy at law or equity, to which any party may be entitled as a result of fraud by any Indemnifying Party or its employees, officers or directors or a violation of the federal securities laws.

    (d) Exclusivity of Remedy; Survival of Covenants. Following the Closing, except in respect of claims based upon fraud or violation of the federal securities laws, the indemnification accorded by this Section shall be the sole and exclusive remedy of the parties indemnified under this Article IX in respect of any misrepresentation or inaccuracy in, or breach of, any representation or warranty or any breach or failure in performance of any covenant or agreement made in this Agreement or in any document or certificate delivered pursuant hereto other than the Series A Notes, Series B Notes and the Employment Agreements. Notwithstanding the foregoing, in the event of any breach or failure in performance after the Closing of any covenant or agreement, a non-breaching party shall also be entitled to seek specific performance, injunctive or other equitable relief. The covenants of any party shall terminate according to the terms of such covenant and the expiration of the applicable statutes of limitations.

    (e) Subrogation. Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Article IX, an Indemnifying Party shall be subrogated, to the extent of such payment, to any rights that the Indemnified Party may have against any other persons with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall take such actions as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other persons as the Indemnified Party may have.

    (f)  Parent's Right of Set-Off. Subject to the procedures set forth in the Escrow Agreement, for a period of one (1) year from the Closing Date, Parent may set off the amount of any Damages for which the Company or the Shareholders are liable under this Article IX against the Escrowed Consideration. Notwithstanding the prior sentence, the Shareholders may at their option through a notice by the Shareholders' Representative to Parent within ten (10) days of the final determination of any Damages, satisfy the payment of any Damages through the payment of cash in lieu of the Escrowed Consideration.

    9.04  Claim Notice; Definitions; Third Party Claim Procedures

    (a) Claim Notice. An Indemnified Party shall give each Indemnifying Party from whom indemnification is sought prompt written notice (a "Claim Notice") of any claim, demand, action, suit, proceeding or discovery of fact upon which the Indemnified Party intends to base the claim for indemnification under this Article IX, which shall contain (i) a description and the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article IX for such Damages, and (iii) a demand for payment, provided, however, that no failure to give such Claim Notice shall excuse any Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is materially and actually prejudiced by such failure.

    (b) Definitions. The term "Indemnified Party" shall mean a party (or its successor) who is entitled to indemnification from a party hereto pursuant to this Article IX; The term "Indemnifying Party" shall mean a party (or its successor) hereto who is required to provide indemnification under this Article IX to another party; and the term "Third Party Claim" shall mean any claim, action, suit, proceeding, investigation or like matter which is asserted or threatened by a party other than the parties hereto,

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their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject.

    (c) Procedure. The Indemnified Party may, upon reasonable notice, tender the exclusive defense of a Third Party Claim (subject to the provisions of this Section 9.04(c)) to the Indemnifying Party. If (i) the defense of a Third Party Claim is so tendered and within thirty (30) days thereafter such tender is accepted without qualification (or reservation of rights) by the Indemnifying Party; or (ii) within thirty (30) days after the date on which written notice of a Third Party Claim has been given pursuant to this Section 9.04(c), the Indemnifying Party shall acknowledge in writing to the Indemnified Party and without qualification (or reservation of rights) its indemnification obligations as provided in this Article IX; then, except as hereinafter provided, the Indemnified Party shall not, and the Indemnifying Party shall, have the right to contest, defend, litigate or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest, defend, litigate and settle the Third Party Claim as provided herein. So long as the Indemnifying Party has not lost its right, defend, litigate and settle and/or obligation to contest, defend, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the right, upon receiving the prior written approval of the Indemnified Party (which shall not be unreasonably withheld unless such settlement does not fulfill the conditions set forth in the following sentence and which shall be deemed automatically given if a response has not been received within the ten (10) day period following a request for such consent), to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable. Notwithstanding anything to the contrary herein contained, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party or Indemnifying Party (as the case may be) that is not controlling the defense and or settlement of the Third Party Claim (the "Non- Control Party") shall be required by an Indemnifying Party or Indemnified Party controlling the litigation to (and no such party shall) (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Non-Control Party of a release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability to the Non-Control Party or which may otherwise have an adverse effect on the Indemnified Party's business, or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. All expenses (including attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article IX shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Article IX, or if, in accordance with the foregoing, the Indemnifying Party does not have the right or shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 9.04(c), the Indemnified Party so contests, defends, litigates or settles a Third Party Claim, for which it is entitled to indemnification hereunder as provided herein, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the

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Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses. The Indemnified Party or the Indemnifying Party, as the case may be, shall furnish such information in reasonable detail as it may have with respect to a Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) to the other party if such other party is assuming defense of such claim, and make available all records and other similar materials which are reasonably required in the defense of such Third Party Claim and shall otherwise cooperate with and assist the defending party in the defense of such Third Party Claim.

ARTICLE X

SHAREHOLDERS' REPRESENTATIVE

    10.01  Appointment of Shareholders' Representative.   The initial Shareholders' Representative shall be Dale Klein (the "Shareholders' Representative"). The Shareholders' Representative shall be the attorney-in-fact and agent of Shareholders with respect to the matters set forth in this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the Shareholders' Representative shall have no duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Shareholder shall otherwise exist against the Shareholders' Representative. The foregoing power is irrevocable and coupled with an interest, and shall not be affected by the death, incapacity, illness, dissolution or other inability to act of any of the Shareholders.

    10.02  Authority.   Each Shareholder hereby grants the Shareholders' Representative full power and authority:

    (a) to execute and deliver, on behalf of such Shareholder, and to accept delivery of, on behalf of such Shareholder, such documents as may be deemed by the Shareholders' Representative, in his sole discretion, to be appropriate to consummate this Agreement; provided, however, that the Shareholders' Representative will have no authority to amend the terms and conditions of this Agreement, which amendment shall be subject to Section 11.09 hereof.

    (b) to certify, on behalf of such Shareholder, as to the accuracy of the representations and warranties of such Shareholder under, or pursuant to the terms of, this Agreement;

    (c) to, (i) dispute or refrain from disputing, on behalf of such Shareholder, any claim made by Parent or the Surviving Corporation under this Agreement; (ii) negotiate and compromise, on behalf of such Shareholder, any dispute that may arise under, and to exercise or refrain from exercising any remedies available under this Agreement, and (iii) execute, on behalf of such Shareholder, any settlement agreement, release or other document with respect to such dispute or remedy;

    (d) to give or agree to, on behalf of such Shareholder, any and all consents, waivers, amendments or modifications, deemed by the Shareholders' Representative, in his sole discretion, to be necessary or appropriate, under this Agreement, and, in each case, to execute and deliver any documents that may be necessary or appropriate in connection therewith;

    (e) to enforce, on behalf of such Shareholder, any claim against Parent, Sub or the Surviving Corporation arising under this Agreement; and

    (f)  to give such instructions and to take such action or refrain from taking such action, on behalf of such Shareholders, as the Shareholders' Representative deems, in their sole discretion, necessary or appropriate to carry out the provisions of this Agreement.

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    10.03  Reliance.   Each Shareholder hereby agrees that: (a) in all matters in which action by the Shareholders' Representative are required or permitted, the Shareholders' Representative is authorized to act on behalf of such Shareholder, notwithstanding any dispute or disagreement among Shareholders or between any Shareholder and the Shareholders' Representative, and Parent, Sub and the Surviving Corporation shall be entitled to rely on any and all action taken by the Shareholders' Representative, under this Agreement without any liability to, or obligation to inquire of, any of the Shareholders notwithstanding any knowledge on the part of the Parent of any such dispute or disagreement; (b) the power and authority of the Shareholders' Representative, as described in this Agreement, shall be effective until all rights and obligations of Shareholders under this Agreement have terminated, expired or been fully performed; and (c) if the Shareholders' Representative resigns or otherwise ceases to function in his or her capacity as such for any reason whatsoever, a majority of the Shareholders shall have the right, exercisable upon written notice delivered to Purchaser to appoint another individual to serve as a new Shareholders' Representative to fill the vacancy caused by the circumstance described above.

    10.04  Indemnification of Parent, Sub and Their Affiliates.   Shareholders jointly and severally, shall indemnify the Purchaser Indemnities against, and agree to hold the Purchaser Indemnities harmless from, any and all Damages incurred or suffered by any Purchaser Indemnitee arising out of, with respect to or incident to the operation of, or any breach of any covenant or agreement pursuant to, this Article X by a Shareholder or a Shareholders' Representative, or the designation, appointment and actions of the Shareholders' Representative pursuant to the provisions hereof, including with respect to (i) actions taken by the Shareholders' Representative, and (ii) reliance in good faith by any Purchaser Indemnitee on, and actions in good faith taken by any Purchaser Indemnitee in response to or in reliance on, the instructions of, notice given by or any other action taken by the Shareholders' Representative.

    10.05  Indemnification of Shareholders' Representative.   Each Shareholder shall severally indemnify and hold any Person serving as the Shareholders' Representative harmless from and against any Damages (except as result from such Person's bad faith, gross negligence or willful misconduct) that such Person may suffer or incur in connection with any action taken by such Person as the Shareholders' Representative. Each Shareholder shall bear its pro-rata portion of such Damages. No Person serving as Shareholders' Representative shall be liable to any Shareholder with respect to any action or omission taken or omitted to be taken by the Shareholders' Representative pursuant to this Article X, except for such Person's gross negligence or willful misconduct. No Shareholders' Representative shall be responsible in any manner whatsoever for any failure or inability of Parent or Sub, or of anyone else, to honor any of the provisions of this Agreement. The Shareholders' Representative shall be fully protected by Shareholders in acting on and relying upon any written notice, direction, request, waiver, notice, consent, receipt or other paper or document which they in good faith believe to be genuine and to have been signed or presented by the proper party or parties. The Shareholders' Representative shall not be liable to the Shareholders for any error of judgment, or any act done or step taken or omitted by any of them in good faith or for any mistake in fact or law, or for anything which any of them may do or refrain from doing in connection herewith, except for their own bad faith, willful misconduct or gross negligence. The Shareholders' Representative may seek the advice of legal counsel, engage experts or otherwise incur reasonable expenses in the event of any dispute or question as to the construction of any of the provisions of this Agreement or their duties hereunder, and they shall incur no liability to Shareholders with respect to any action taken, omitted or suffered by them in good faith in accordance with the opinion of such counsel or experts. The Shareholders shall severally hold the Shareholders' Representative harmless from and against any and all such expenses, and, in addition to any and all other remedies available, the Shareholders' Representative shall have the right to set-off against any amounts due to the Shareholders.

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ARTICLE XI

GENERAL PROVISIONS

    11.01  Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or telecopied (with confirmation from recipient) provided that a copy of all telecopies is sent by one of the other delivery methods set forth in this Section 11.01 within one (1) day of being telecopied, three (3) days after mailed by registered or certified mail (return receipt requested) or on the day delivered by an express courier (with confirmation from recipient) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to:

    Perficient, Inc.
    7600-B North Capital of Texas Highway
    Suite 340
    Austin, Texas 78731
    Attn: John T. McDonald, Chief Executive Officer
    Phone: (512) 531-6000
    Facsimile: (512) 531-6011

    with a copy to:

    McCarter & English
    Four Gateway Center
    100 Mulberry Street
    Newark, New Jersey 07101
    Attn: Jeffrey A. Baumel, Esq.
    Phone: (973) 622-4444
    Facsimile: (973) 624-7070

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    (b) if to the Company, to:

    Javelin Solutions, Inc.
    100 North 6th Street, Suite 935C
    Minneapolis, MN 55403
    Attn: Dale Klein
    Phone: (612) 752-1553
    Facsimile: (612) 524-2000

    with a copy to:

    Oppenheimer Wolff & Donnelly, LLP
    Plaza VII, Suite 3400
    45 South 7th Street
    Minneapolis, MN 55402
    Attn: Michael J. Kolar, Esq.
    Phone: (612) 607-7205
    Facsimile: (612) 607-7100

    (c) if the Shareholders' Representative, to:

    Javelin Solutions, Inc.
    100 North 6th Street, Suite 935C
    Minneapolis, MN 55403
    Attn: Dale Klein
    Phone: (612) 752-1553
    Facsimile: (612) 524-2000

    With a copy to:

    Oppenheimer Wolff & Donnelly, LLP
    Plaza VII, Suite 3400
    45 South 7th Street
    Minneapolis, MN 55402
    Attn: Michael J. Kolar, Esq.
    Phone: (612) 607-7205
    Facsimile: (612) 607-7100

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    11.02  Interpretation.   When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    11.03  Counterparts.   This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    11.04  Entire Agreement.   This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    11.05  Governing Law.   This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to any applicable conflicts of law principles thereof.

    11.06  Enforcement of Agreement.   The parties hereto agree that irreparable damage would occur in the event that the provisions contained in Sections 5.02 or 6.14 of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Sections 5.02 or 6.14 of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any court located in the city of Chicago in the State of Illinois, this being in addition to any other remedy to which they are entitled at law or in equity.

    11.07  Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    11.08  Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    11.09  Amendment.   This Agreement may be amended with respect to any of the terms contained herein only by written agreement, signed by each of the parties hereto.

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    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PERFICIENT, INC.
By:	/s/ JOHN T. MCDONALD Name: John T. McDonald Title: Chief Executive Officer
PERFICIENT JAVELIN, INC.
By:	/s/ JOHN T. MCDONALD Name: John T. McDonald Title: Chief Executive Officer
JAVELIN SOLUTIONS, INC.
By:	/s/ DALE S. KLEIN Name: Dale S. Klein Title: CEO
SHAREHOLDERS
/s/ DALE KLEIN Dale Klein
/s/ KEN FAANES Ken Faanes
/s/ WARREN GOLLA Warren Golla
/s/ DAVID ROSETTE David Rosette
/s/ JON WADDELL Jon Waddell
/s/ TIM HUENEMANN Tim Huenemann

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides, in effect, that we may, and in certain cases must, indemnify any person made a party to any action by reason of the fact that he is or was one of our directors, officers, employees or agents against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

    Article 6 of our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

    Article 11 of our bylaws provide that we shall indemnify, to the fullest extent permitted by Delaware law, any and all of our directors and officers, or former directors and officers, or any person who may have served at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

    We have entered into Indemnity Agreements with each of our directors and officers. Under these agreements, we are obligated, to the extent permitted by Delaware Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they served as directors or officers or assumed certain responsibilities at our direction. We have purchased directors and officers liability insurance in order to limit our exposure to liability for indemnification of directors and officers.

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ITEM 21. EXHIBITS.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of September 30, 2001, by and among Perficient, Inc., Perficient Vertecon, Inc., Primary Webworks, Inc. d/b/a Vertecon, Inc., and certain shareholders of Vertecon, Inc. Included as Appendix A hereto.
2.2	Agreement and Plan of Merger, dated as of October 26, 2001, by and among Perficient, Inc., Perficient Javelin, Inc., Javelin Solutions, Inc. and the shareholders of Javelin Solutions, Inc. Included as Appendix B hereto.
3.1+	Certificate of Incorporation of Perficient, Inc.
3.2+	Bylaws of Perficient Inc.
4.1+	Specimen Certificate for shares of common stock.
4.2+	Warrant granted to Gilford Securities Incorporated.
5.1##	Opinion of McCarter & English, LLP.
10.1##	1999 Stock Option/Stock Issuance Plan, including all amendments thereto.
10.2##	Employment Agreement between the Company and John T. McDonald.
10.3+	Form of Indemnity Agreement between the Company and its directors and officers.
10.4+	Contractor Service Agreement, dated December 31, 1998, between Registrant and Vignette Corporation.
10.5*	Agreement and Plan of Merger, dated as of December 10, 1999, by and among the Registrant, Perficient Acquisition Corp., LoreData, Inc. and John Gillespie (including amendments thereto).
10.6**	Agreement and Plan of Merger, dated as of February 16, 2000 by and among the Registrant, Perficient Compete, Inc., Compete Inc., and the Shareholders of Compete, Inc.
10.7***	Registration Rights Agreement, dated as of January 3, 2000 between the Registrant and John Gillespie.
10.8***	Form of Registration Rights Agreement between the Registrant and certain purchasers of common stock.
10.9***	Subcontract Agreement, dated as of November 4, 1999 between the Registrant and Plumtree, Inc.
10.10++	Lease by and between HUB Properties Trust and the Registrant.
10.11#	Agreement dated October 10, 2000 between the Registrant and International Business Machines, Inc.
10.12##	Employment Agreement of Sam J. Fatigato
10.13##	Employment Agreement with Jeffrey Davis
10.14##	Employment Agreement with Dale Klein
21.1##	Subsidiaries.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Wipfli Ullrich Bertelson LLP.
23.4##	Consent of McCarter & English, LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on signature page to this Registration Statement).

+
Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Securities and Exchange Commission and incorporated herein by reference.

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++
Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-35948) declared effective on July 6, 2000 by the Securities and Exchange Commission and incorporated herein by reference.

*
Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K filed on January 14, 2000 and incorporated herein by reference.

**
Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Preliminary Proxy Statement filed on March 16, 2000 and incorporated herein by reference.

***
Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-KSB filed on March 30, 2000 and incorporated herein by reference.

#
Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-KSB filed on April 2, 2001 and incorporated herein by reference.

##
To be filed by amendment.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment described in the preceding paragraph immediately shall be deemed to be a

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new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

    (5) That for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 15, 2001.

PERFICIENT, INC.
By:	/s/ JOHN T. MCDONALD John T. McDonald Chief Executive Officer

POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints John T. McDonald and Matthew Clark, or either of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ JOHN T. MCDONALD John T. McDonald	Chief Executive Officer and Chairman of the Board of Directors (principle executive officer)	November 15, 2001
/s/ SAM J. FATIGATO Sam J. Fatigato	President, Chief Operating Officer and Director	November 15, 2001
/s/ MATTHEW CLARK Matthew Clark	Chief Financial Officer and Vice President (principal financial and accounting officer)	November 15, 2001
/s/ DAVID S. LUNDEEN David S. Lundeen	Director	November 15, 2001
/s/ DR. W. FRANK KING Dr. W. Frank King	Director	November 15, 2001
/s/ PHILIP J. ROSENBAUM Philip J. Rosenbaum	Director	November 15, 2001
/s/ STEVEN G. PAPERMASTER Steven G. Papermaster	Director	November 15, 2001

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